Execution Version

NINETEENTH AMENDMENT
TO CREDIT AGREEMENT

This NINETEENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is entered into as of December 23, 2025, among Loar Holdings Inc., a Delaware corporation (f/k/a Loar Holdings, LLC, “Holdings”), the other Guarantors party hereto, Loar Group Inc., a Delaware corporation (as successor by merger to Loar Merger Sub, Inc., the “Borrower”), the Additional Lenders (as defined below), and First Eagle Alternative Credit, LLC (as successor by merger to First Eagle Private Credit, LLC (f/k/a NewStar Financial, Inc.)), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent” and, together with the Administrative Agent, the “Specified Agents”).

WITNESSETH:

WHEREAS, Holdings, the Borrower, the Guarantors party thereto from time to time, the Lenders party thereto from time to time, the Specified Agents and Citibank, N.A., as administrative agent for the Revolving Lenders and as an Issuing Bank, are parties to that certain Credit Agreement, dated as of October 2, 2017 (as amended by the First Amendment to Credit Agreement, dated as of August 10, 2018, the Second Amendment to Credit Agreement, dated as of October 26, 2018, the Third Amendment to Credit Agreement, dated as of December 21, 2018, the Fourth Amendment to Credit Agreement, dated as of May 17, 2019, the Fifth Amendment to Credit Agreement, dated as of October 16, 2019, the Sixth Amendment to Credit Agreement, dated as of April 2, 2020, the Seventh Amendment to Credit Agreement, dated as of April 17, 2020, the Eighth Amendment to Credit Agreement, dated as of December 28, 2020, the Ninth Amendment to Credit Agreement, dated as of April 1, 2022, the Tenth Amendment to Credit Agreement, dated as of May 20, 2022, the Eleventh Amendment to Credit Agreement, dated as of July 28, 2022, the Twelfth Amendment to Credit Agreement, dated as of June 30, 2023, the Thirteenth Amendment to Credit Agreement, dated as of March 26, 2024, the Fourteenth Amendment to Credit Agreement, dated as of April 10, 2024, the Fifteenth Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of May 10, 2024, the Sixteenth Amendment to Credit Agreement, dated as of August 26, 2024, the Seventeenth Amendment to Credit Agreement, dated as of August 1, 2025, the Eighteenth Amendment to Credit Agreement, dated as of November 25, 2025 and as otherwise amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”; capitalized terms used herein (including in the preamble hereto) that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Amended Credit Agreement);

WHEREAS, the Loan Parties intend to consummate the LMB Acquisition and the other transactions contemplated by the LMB Acquisition Agreement;

WHEREAS, pursuant to Section 2.17 of the Credit Agreement, the Borrower has requested Incremental Term Loans in an aggregate principal amount equal to $445,000,000 (collectively, the “Nineteenth Amendment Incremental Term Loans”, and each, a “Nineteenth Amendment Incremental Term Loan”) under the Ratio-Based Incremental Basket, and each Person party hereto and listed on the signature pages hereto as an “Additional Lender” (each, an “Additional Lender”) is willing to provide a Nineteenth Amendment Incremental Term Loan on the Nineteenth Amendment Effective Date (as defined below) equal to the amount set forth opposite such Additional Lender’s name in the column titled “Nineteenth Amendment Incremental Term Loan Commitment” on Annex A hereto (collectively, the “Nineteenth Amendment Incremental Term Commitment”), subject to the terms and conditions of this Amendment and the Amended Credit Agreement, and, if not an existing Lender under the Credit Agreement, to become a Lender under the Credit Agreement;

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WHEREAS, the proceeds of the Nineteenth Amendment Incremental Term Loans will be used, directly or indirectly, to (i) pay a portion of the consideration for the LMB Acquisition pursuant to the terms and conditions of the LMB Acquisition Agreement, and make other payments contemplated by the LMB Acquisition Agreement, (ii) to finance the LMB Debt Refinancing (as defined below), (iii) pay fees and expenses incurred in connection with the foregoing and the transactions related thereto and (iv) otherwise fund working capital and general corporate purposes;

WHEREAS, the LMB Acquisition is a Limited Condition Transaction; and

WHEREAS, the Additional Lenders and the Specified Agents are willing to amend the Credit Agreement as set forth in Section 2 of this Amendment subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1.
Nineteenth Amendment Incremental Term Loans. Pursuant to Section 2.17 of the Credit Agreement, subject to the satisfaction (or waiver by the Additional Lenders) of the conditions set forth in Section 3 hereof, and relying upon the representations and warranties set forth herein:

(a) Each Additional Lender agrees to make a Nineteenth Amendment Incremental Term Loan to the Borrower in Dollars on the Nineteenth Amendment Effective Date in an aggregate principal amount not to exceed its Nineteenth Amendment Incremental Term Loan Commitment.

(b) The Nineteenth Amendment Incremental Term Loan Commitment shall automatically and irrevocably terminate on the Nineteenth Amendment Effective Date after the funding of the Nineteenth Amendment Incremental Term Loans. Amounts paid or prepaid in respect of the Nineteenth Amendment Incremental Term Loans may not be reborrowed.

(c) Each party hereto acknowledges and agrees that (i) the Nineteenth Amendment Incremental Term Loan Commitment shall constitute “Incremental Term Loan Commitments” under the Credit Agreement and (ii) the Nineteenth Amendment Incremental Term Loans shall, immediately upon the incurrence thereof, constitute “Incremental Term Loans” under the Amended Credit Agreement and, except as specifically provided for otherwise in this Amendment or the Amended Credit Agreement, the terms and provisions applicable thereto shall be identical to those of the Initial Term Loans (after giving effect to this Amendment and the Amended Credit Agreement), and in connection therewith shall be subject to all of the terms and provisions of the Amended Credit Agreement and the other Loan Documents pertaining thereto. Without limiting the foregoing, the Nineteenth Amendment Incremental Term Loans (and all interest and other amounts payable thereon or with respect thereto) (w) shall constitute “Obligations” under and as defined in the Amended Credit Agreement, (x) shall be guaranteed in the same manner and to the same extent by the Guarantors as the Initial Term Loans, (y) shall be secured on a pari passu basis by the Liens granted pursuant to the Security Documents to secure the Obligations and (z) shall share ratably in right of prepayment with the Initial Term Loans pursuant to Section 2.09(b) of the Amended Credit Agreement.

(d) Each Additional Lender that is not an existing Lender acknowledges and agrees that (i) from and after the Nineteenth Amendment Effective Date, it shall be bound by the provisions of the Amended Credit Agreement as a Lender thereunder and, to the extent of its Nineteenth Amendment Incremental Term Loan Commitment (or the outstanding principal amount of its Nineteenth Amendment Incremental Term Loans in respect thereof), shall have the

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obligations of a Lender thereunder, (ii)(x) it has received a copy of the Credit Agreement and has received or been afforded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, (y) it has agreed to provide its portion of the Nineteenth Amendment Incremental Term Loan Commitment and Nineteenth Amendment Incremental Term Loans in respect thereof and (z) it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (iii) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (iv) it will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

(e) Each party hereto hereby agrees that this Amendment shall constitute the notice to elect to request the establishment of new Term Loan Commitments under the existing term facility required by Section 2.17 of the Credit Agreement and hereby waives any advance notice requirement required thereby.

2.
Amendments to Credit Agreement. Upon satisfaction (or waiver by the Additional Lenders) of the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

(a) the Credit Agreement (except as expressly referenced in this Amendment, excluding the annexes, schedules and exhibits thereto, which shall remain in full force and effect) is hereby amended as set forth in Annex B attached hereto such that all of the newly inserted double underlined text (indicated textually in the same manner as the following example: double-underlined text) and any formatting changes attached hereto shall be deemed to be inserted and all stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom.

(b) Schedule 2.01 of the Credit Agreement is hereby amended and restated in its entirety as set forth on Annex A hereto.

3.
Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Nineteenth Amendment Effective Date”) by which there shall have occurred, and the obligation of each Additional Lender to make its Nineteenth Amendment Incremental Term Loan to the Borrower in accordance with Section 1 hereof shall be subject to, the prior or concurrent fulfillment of each of the conditions precedent set forth in this Section 3.

(a) Amendment Documents. There shall have been delivered to the Specified Agents, a counterpart of this Amendment, duly executed by the Borrower, each Additional Lender and each other person contemplated to be a party hereto.

(b) LMB Acquisition. The LMB Acquisition shall have been consummated, or shall be consummated substantially concurrently with the Borrowing of the Nineteenth Amendment Incremental Term Loans on the Nineteenth Amendment Effective Date, in all material respects in accordance with the terms of the LMB Acquisition Agreement.

(c) Corporate Documents. There shall have been delivered to the Specified Agents: (i) customary certificates of the secretary or assistant secretary of each Loan Party organized in the United States dated the Nineteenth Amendment Effective Date, certifying: (1) that attached thereto

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is a true, correct and complete copy of each Organizational Document of such Loan Party, certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization (or other applicable Governmental Authority of its jurisdiction of organization) (or, with respect to any Loan Party, certifying that there has been no change since the most recent Organizational Document of such Loan Party delivered to the Administrative Agent); (2) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of this Amendment, and that such resolutions have not been modified, rescinded or amended and are in full force and effect; and (3) as to the incumbency and specimen signature of each officer executing this Amendment or any other document delivered in connection therewith on behalf of such Loan Party; and (ii) a certificate as to the good standing of each Loan Party(other than a Loan Party organized under the laws of Germany) as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of the jurisdiction of its organization.

(d) Borrowing Request. There shall have been delivered to the Administrative Agent a Borrowing Request requesting the borrowing of the Nineteenth Amendment Incremental Term Loans in accordance with the requirements of Section 2.03 of the Amended Credit Agreement.

(e) Opinions of Counsel. There shall have been delivered to the Specified Agents, a customary written opinion of each of (i) Ropes & Gray LLP, counsel to the Loan Parties; (ii) Benesch, Friedlander, Coplan & Aronoff, Ohio counsel and (iii) Cozen O’Connor, Pennsylvania counsel, in each case, in form and substance reasonably satisfactory to the Specified Agents.

(f) Fees & Expenses. All fees, costs and expenses (in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Nineteenth Amendment Effective Date (except as otherwise reasonably agreed by the Borrower)), required to be paid to Blackstone and the Specified Agents on the Nineteenth Amendment Effective Date (including without limitation, such fees payable on the Nineteenth Amendment Effective Date pursuant to the Nineteenth Amendment Fee Letter) shall have been paid, or shall be paid substantially concurrently with the Borrowing of the Nineteenth Amendment Incremental Term Loans on the Nineteenth Amendment Effective Date.

(g) Solvency Certificate. There shall have been delivered to the Specified Agents a solvency certificate substantially in the form of Exhibit I to the Credit Agreement, mutatis mutandis, dated the Nineteenth Amendment Effective Date and signed by a Financial Officer of Holdings.

(h) Officer’s Certificate. There shall have been delivered to the Specified Agents an Officer’s Certificate, dated as of the Nineteenth Amendment Effective Date, (w) attaching a true and complete copy of the LMB Acquisition Agreement, (x) confirming compliance with the conditions precedent set forth in clauses (b) and (i) of this Section 3 and (y) confirming that, as of LMB Limited Conditionality Test Date, on a Pro Forma Basis determined on the basis of the financial statements then most recently required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b) of the Credit Agreement, as the case may be, and after giving effect to the incurrence of the Nineteenth Amendment Incremental Term Loans and the use of proceeds thereof, the Total Net Leverage Ratio did not exceed 5.50:1.00.

(i) Specified LMB representations. The Specified LMB Representations shall be true and correct in all material respects on the LMB Limited Conditionality Test Date (unless such Specified LMB Representations relate to an earlier date, in which case, such Specified LMB Representations shall be true and correct in all material respects as of such earlier date).

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(j) USA Patriot Act. The Specified Agents shall have received all documentation and other information about the Loan Parties required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) at least three (3) Business Days prior to the Nineteenth Amendment Effective Date (to the extent such documentation and information has been requested by any Specified Agent and/or Additional Lender (as applicable) not less than eight (8) Business Days prior to the Nineteenth Amendment Effective Date).

4.
Representations and Warranties. On and as of the Nineteenth Amendment Effective Date, each Loan Party represents and warrants to each of the Specified Agents and each of the Additional Lenders:

(a) Authorization; Enforceability. The entering into of the Amendment by each Loan Party is within such Loan Party’s powers and has been duly authorized by all necessary limited liability company, partnership or corporate action on the part of such Loan Party. The Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) No Conflicts. The entering into of the Amendment by each Loan Party (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (1) such as have been obtained or made and are in full force and effect, (2) filings necessary to perfect Liens created by the Loan Documents and (3) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) will not violate the Organizational Documents of any Loan Party; (iii) will not violate any Requirement of Law; (iv) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company; (v) will not violate any order, judgment or decree of any court or other agency of government binding on any Company and (vi) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens; except in the case of clauses (i), (iii), (iv), and (v) to the extent such violation, conflict, breach or default could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.
Post-Closing Covenants. Each of the Loan Parties party hereto hereby covenants and agree that

(a) within two (2) Business Days following the Nineteenth Amendment Effective Date, the Loan Parties and theirfoll Subsidiaries shall repay (or cause to have repaid) in full all Existing Indebtedness (as defined in the LMB Acquisition Agreement) (it being understood and agreed that the provision of a wire confirmation to the Administrative Agent in respect of the payment of such Existing Indebtedness shall satisfy this covenant); and

(b) the Loan Parties and their Subsidiaries shall use commercially reasonable efforts to deliver to the Administrative Agent within five (5) Business Days following the Nineteenth Amendment Effective Date, a confirmation letter (or other form of written notice including via email confirmation) from the lenders (or agent in respect thereof) in respect of the Existing Indebtedness

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confirming that all Existing Indebtedness (as defined in the LMB Acquisition Agreement) has repaid in full, all commitments to lend under the Existing Facilities (as defined in the Acquisition Agreement) and all guarantees and security in connection therewith have been terminated and/or released (as applicable) (the “LMB Debt Refinancing”).

6.
Ratification of Liability. As of the Nineteenth Amendment Effective Date, the Borrower and the other Loan Parties, as debtors, grantors, pledgors, guarantors, assignors, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties or guarantors, as the case may be, under the Loan Documents to which they are a party, hereby ratify and reaffirm all of their payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which they are a party, and ratify and reaffirm their grants of liens on or security interests in their properties pursuant to such Loan Documents to which they are a party, respectively, as security for the Obligations, and as of the Nineteenth Amendment Effective Date, each such Person hereby confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with the Amendment, the Amended Credit Agreement or any other Loan Document. As of the Nineteenth Amendment Effective Date, the Borrower and the other Loan Parties further agree and reaffirm that the Loan Documents to which they are parties now apply to all Obligations as defined in the Amended Credit Agreement (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Amendment, the Amended Credit Agreement or any other Loan Document). As of the Nineteenth Amendment Effective Date, the Borrower and the other Loan Parties (a) further acknowledge receipt of a copy of the Amendment, (b) consent to the terms and conditions of same, and (c) agree and acknowledge that each of the Loan Documents to which they are a party remain in full force and effect and is hereby ratified and confirmed.
7.
Reference to and Effect upon the Credit Agreement.

(a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Amended Credit Agreement and other Loan Documents, and all rights of the Secured Parties and all of the Obligations, shall remain in full force and effect. As of the Nineteenth Amendment Effective Date, the Borrower and the other Loan Parties hereby confirm that the Amended Credit Agreement and the other Loan Documents are in full force and effect and that neither the Borrower nor any other Loan Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Amended Credit Agreement or any other Loan Document.

(b) Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Loan Documents or (ii) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument.

(c) From and after the Nineteenth Amendment Effective Date, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any other Loan Document, shall mean the Credit Agreement, as amended by this Amendment, (ii) the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, the Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith and (iii) this Amendment shall for all purposes constitute an “Incremental Amendment” under and as defined in the Amended Credit Agreement.

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(d) This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

8.
Governing Law; Jurisdiction; Consent to Service of Process. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 10.09(b), (c) and (d) OF THE AMENDED CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS, AS IF FULLY SET FORTH HEREIN.
9.
Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and any separate letter agreements with respect to fees payable to the Specified Agents or the Lenders listed on the signature pages hereto, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.
10.
Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
11.
Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
12.
Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Amended Credit Agreement.
13.
Expenses. The Borrower agrees to pay all reasonable documented out-of-pocket expenses of Paul Hastings LLP, counsel to the Administrative Agent and the Collateral Agent, and Willkie Farr & Gallagher LLP, counsel to Blackstone, in connection with the negotiation, preparation, execution and delivery of this Amendment, as well as ongoing reasonable documented out-of-pocket expenses incurred after the Nineteenth Amendment Effective Date in connection herewith, in each case in accordance with Section 10.03 of the Amended Credit Agreement.
14.
Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14.

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15.
Agent Authorization. Each of the undersigned Lenders hereby authorizes the Specified Agents to execute and deliver this Amendment and the other documents entered into in connection herewith on its behalf, and by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment and such other documents.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LOAR GROUP INC.,

as Borrower

By: /s/ Glenn D’Alessandro

Name: Glenn D’Alessandro
Title: Treasurer and Chief Financial Officer

LOAR HOLDINGS INC.,
as Holdings

By: /s/ Glenn D’Alessandro

Name: Glenn D’Alessandro
Title: Treasurer and Chief Financial Officer

AGC ACQUISITION LLC
FREEMAN COMPOSITES COMPANY LLC
AVIATION MANUFACTURING GROUP, LLC
SAF INDUSTRIES LLC
TERRY’S PRECISION PRODUCTS LLC
GENERAL ECOLOGY, INC.
APPLIED ENGINEERING, INC.
MAVERICK MOLDING CO.
SMR ACQUISITION LLC

BAM INC.

HYDRA-ELECTRIC COMPANY

PACIFIC PISTON RING CO., INC.

SAFE FLIGHT INSTRUMENT, LLC

DAC ENGINEERED PRODUCTS, LLC

AOG-SEGINUS HOLDING COMPANY LLC

SEGINUS AEROSPACE LLC

AOG AVIATION SPARES LLC

CAV ICE PROTECTION, INC.

APPLIED AVIONICS, LLC,
as Guarantors

By: /s/ Glenn D’Alessandro

Name: Glenn D’Alessandro
Title: Treasurer and Chief Financial Officer

[Signature Page to Nineteenth Amendment to Credit Agreement]

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ST. JULIAN MATERIALS, LLC, as a Guarantor

By: /s/ Glenn D’Alessandro

Name: Glenn D’Alessandro

Title: Manager

SCHROTH ACQUISITION GMBH, as a Guarantor

By: /s/ Martin Nadol

Name: Martin Nadol

Title: Managing Director

SCHROTH SAFETY PRODUCTS GMBH, as a Guarantor

By: /s/ Martin Nadol

Name: Martin Nadol

Title: Managing Director

SCHROTH SAFETY PRODUCTS LLC, as a Guarantor

By: /s/ Glenn D’Alessandro

Name: Glenn D’Alessandro

Title: Chief Financial Officer

[Signature Page to Nineteenth Amendment to Credit Agreement]

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First Eagle ALTernative Credit, LLC (as successor by merger to FIRST EAGLE PRIVATE CREDIT, LLC (f/k/a NEWSTAR FINANCIAL, INC.)), as Administrative Agent and Collateral Agent

By: /s/ Renee Cedorchuk

Name: Renee Cedorchuk
Title: Authorized Signor

[Signature Page to Nineteenth Amendment to Credit Agreement]

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BLACKSTONE PRIVATE CREDIT FUND

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED BARD PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED BISON PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED BUSHNELL PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

[Signature Page to Nineteenth Amendment to Credit Agreement]

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BCRED CASTLE PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED DENALI PEAK FUNDING LLC

By: Blackstone Private Credit Fund, its sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED GRANITE PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED MIDDLE PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

[Signature Page to Nineteenth Amendment to Credit Agreement]

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BCRED MONARCH PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC, as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED SUMMIT PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

BCRED WINDOM PEAK FUNDING LLC

By: Blackstone Private Credit Fund, as sole member

By: Blackstone Private Credit Strategies LLC,

as Investment Advisor

By: Blackstone Credit BDC Advisors LLC,

as Sub-Investment Advisor

By: /s/ Marisa Beeney

Name: Marisa Beeney

Title: Authorized Signatory

[Signature Page to Nineteenth Amendment to Credit Agreement]

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Annex B

Conformed through the ~~Sixteenth~~Nineteenth Amendment to Credit Agreement, dated as of ~~August 26~~December 23, ~~2024~~2025

CREDIT AGREEMENT

dated as of October 2, 2017

among

LOAR HOLDINGS INC.,

as Holdings,

Loar Merger Sub, Inc.,

as the Initial Borrower,

(to be merged with and into LOAR GROUP INC. pursuant to the Closing Date Merger, with LOAR GROUP INC. as the surviving person and the Borrower hereunder upon and following the consummation of the Closing Date Merger),

THE GUARANTORS PARTY HERETO,
as Guarantors,

THE LENDERS PARTY HERETO,

FIRST EAGLE ALTERNATIVE CREDIT, LLC (as successor by merger to FIRST EAGLE PRIVATE CREDIT, LLC (f/k/a NEWSTAR FINANCIAL, INC.)),
as Administrative Agent and Collateral Agent,

and

CITIBANK, N.A.,
as Revolving Administrative Agent

[Signature Page to First Amendment to Credit Agreement]

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TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 8

SECTION 1.01 Defined Terms 8

SECTION 1.02 Classification of Loans ~~69~~74

SECTION 1.03 Terms Generally ~~69~~74

SECTION 1.04 Accounting Terms; GAAP ~~70~~74

SECTION 1.05 Time Reference ~~70~~75

SECTION 1.06 Limited Condition Transactions ~~70~~75

SECTION 1.07 Resolution of Drafting Ambiguities ~~71~~75

SECTION 1.08 German Terms ~~71~~75

SECTION 1.09 Calculations ~~72~~76

SECTION 1.10 Agents ~~72~~77

SECTION 1.11 Revolver Payment Priority Principles ~~73~~77

ARTICLE II THE CREDITS ~~75~~79

SECTION 2.01 Commitments ~~75~~79

SECTION 2.02 Letters of Credit ~~75~~80

SECTION 2.03 Borrowing Procedure ~~82~~87

SECTION 2.04 Evidence of Debt; Repayment of Loans ~~83~~88

SECTION 2.05 Fees ~~84~~88

SECTION 2.06 Interest on Loans ~~84~~89

SECTION 2.07 Termination and Reduction of Commitments ~~86~~92

SECTION 2.08 Scheduled Repayment of Loans ~~87~~92

SECTION 2.09 Prepayments of Loans ~~88~~93

SECTION 2.10 Alternate Rate of Interest ~~91~~97

SECTION 2.11 Yield Protection ~~93~~98

SECTION 2.12 Breakage Payments ~~94~~100

SECTION 2.13 Payments Generally; Pro Rata Treatment; Sharing of Setoffs ~~94~~100

SECTION 2.14 Taxes ~~96~~102

SECTION 2.15 Mitigation Obligations; Replacement of Lenders ~~99~~105

SECTION 2.16 Extension Amendments ~~100~~106

SECTION 2.17 Incremental Credit Extensions ~~102~~108

SECTION 2.18 Defaulting Lenders ~~106~~112

ARTICLE III REPRESENTATIONS AND WARRANTIES ~~108~~115

SECTION 3.01 Organization; Powers ~~108~~115

SECTION 3.02 Authorization; Enforceability ~~109~~115

SECTION 3.03 No Conflicts ~~109~~115

SECTION 3.04 Financial Statements; Projections ~~109~~115

SECTION 3.05 Properties ~~110~~116

SECTION 3.06 Intellectual Property ~~110~~117

SECTION 3.07 Equity Interests and Subsidiaries ~~111~~117

SECTION 3.08 Litigation; Compliance with Laws ~~111~~118

SECTION 3.09 Federal Reserve Regulations ~~112~~118

SECTION 3.10 Investment Company Act ~~112~~118

[Signature Page to Nineteenth Amendment to Credit Agreement]

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SECTION 3.11 Use of Proceeds ~~112~~118

SECTION 3.12 Taxes ~~112~~119

SECTION 3.13 No Material Misstatements ~~112~~119

SECTION 3.14 Labor Matters ~~113~~119

SECTION 3.15 Solvency ~~113~~120

SECTION 3.16 Employee Benefit Plans ~~113~~120

SECTION 3.17 Environmental Matters ~~113~~120

SECTION 3.18 Insurance ~~114~~121

SECTION 3.19 Security Documents ~~115~~121

SECTION 3.20 USA PATRIOT Act and Sanctions ~~115~~122

SECTION 3.21 Anti-Corruption Laws ~~115~~122

ARTICLE IV CONDITIONS TO CLOSING ~~116~~123

SECTION 4.01 Conditions to Closing ~~116~~123

SECTION 4.02 Conditions to each Delayed Draw Term Loan Funding Date ~~119~~126

SECTION 4.03 Conditions to Revolving Credit Extensions ~~120~~127

ARTICLE V AFFIRMATIVE COVENANTS ~~120~~127

SECTION 5.01 Financial Statements, Reports, etc ~~120~~128

SECTION 5.02 Notices ~~122~~130

SECTION 5.03 Existence; Properties and Intellectual Properties ~~123~~130

SECTION 5.04 Insurance ~~123~~130

SECTION 5.05 Taxes ~~124~~131

SECTION 5.06 Employee Benefits ~~124~~131

SECTION 5.07 Maintaining Records; Access to Properties and Inspections ~~124~~131

SECTION 5.08 Use of Proceeds ~~124~~132

SECTION 5.09 Compliance with Environmental Laws ~~124~~132

SECTION 5.10 Additional Collateral; Additional Guarantors ~~125~~132

SECTION 5.11 Security Interests; Further Assurances ~~126~~134

SECTION 5.12 Information Regarding Collateral ~~127~~134

SECTION 5.13 Compliance with Law; Regulations; Etc ~~127~~134

SECTION 5.14 [Reserved] ~~127~~134

SECTION 5.15 Post-Closing Matters ~~127~~134

SECTION 5.16 [Reserved] ~~127~~135

SECTION 5.17 Post-Schroth Acquisition Requirements Regarding the Schroth German Subsidiaries ~~127~~135

ARTICLE VI NEGATIVE COVENANTS ~~127~~135

SECTION 6.01 Indebtedness ~~127~~135

SECTION 6.02 Liens ~~131~~139

SECTION 6.03 Restrictions on Fundamental Changes ~~133~~141

SECTION 6.04 Disposal of Assets ~~134~~142

SECTION 6.05 Nature of Business ~~135~~143

SECTION 6.06 Amendments ~~135~~143

SECTION 6.07 Restricted Payments; Investments ~~135~~143

SECTION 6.08 Limitation on Certain Restrictive Agreements ~~137~~145

SECTION 6.09 Financial Covenants ~~139~~146

SECTION 6.10 Change in Fiscal Year ~~139~~147

[Signature Page to Nineteenth Amendment to Credit Agreement]

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SECTION 6.11 Transactions with Affiliates ~~139~~147

SECTION 6.12 Holdings ~~140~~148

SECTION 6.13 Compliance with Anti-Terrorism Laws; Anti-Corruption Laws; OFAC ~~141~~149

ARTICLE VII GUARANTEE ~~142~~150

SECTION 7.01 The Guarantee ~~142~~150

SECTION 7.02 Obligations Unconditional ~~143~~151

SECTION 7.03 Reinstatement ~~144~~152

SECTION 7.04 Subrogation; Subordination ~~144~~152

SECTION 7.05 Remedies ~~144~~152

SECTION 7.06 [Reserved] ~~145~~152

SECTION 7.07 Continuing Guarantee ~~145~~153

SECTION 7.08 General Limitation on Guarantee Obligations ~~145~~153

SECTION 7.09 Release of Guarantors ~~145~~153

SECTION 7.10 Keepwell ~~145~~153

SECTION 7.11 Right of Contribution ~~145~~153

SECTION 7.12 German Guarantee Limitation ~~146~~154

ARTICLE VIII EVENTS OF DEFAULT ~~148~~156

SECTION 8.01 Events of Default ~~148~~156

SECTION 8.02 Rescission ~~151~~159

SECTION 8.03 Application of Proceeds ~~152~~160

SECTION 8.04 Right to Cure ~~153~~161

ARTICLE IX THE REVOLVING ADMINISTRATIVE AGENT, ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT ~~154~~163

SECTION 9.01 Appointment and Authority ~~154~~163

SECTION 9.02 Rights as a Lender or the Issuing Bank ~~156~~164

SECTION 9.03 Exculpatory Provisions ~~156~~164

SECTION 9.04 Reliance by Agent ~~157~~165

SECTION 9.05 Delegation of Duties ~~157~~165

SECTION 9.06 Replacement or Resignation of Agent ~~157~~166

SECTION 9.07 Non-Reliance on Agent and Other Lenders ~~158~~167

SECTION 9.08 No Reliance on Administrative Agent’s Customer Identification Program ~~158~~167

SECTION 9.09 Withholding Tax ~~159~~167

SECTION 9.10 Enforcement ~~159~~167

SECTION 9.11 Collateral Matters ~~159~~168

SECTION 9.12 Agency for Perfection ~~161~~169

SECTION 9.13 [Reserved] ~~161~~169

SECTION 9.14 Collateral Agent May File Proofs of Claim ~~161~~169

SECTION 9.15 Knowledge ~~162~~170

SECTION 9.16 Reliance ~~162~~170

SECTION 9.17 Parallel Debt ~~162~~170

SECTION 9.18 Intercreditor Agreements ~~163~~171

SECTION 9.19 Erroneous Payments ~~163~~172

[Signature Page to Nineteenth Amendment to Credit Agreement]

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ARTICLE X MISCELLANEOUS ~~165~~174

SECTION 10.01 Notices ~~165~~174

SECTION 10.02 Waivers; Amendment ~~168~~177

SECTION 10.03 Expenses; Indemnity; Damage Waiver ~~171~~180

SECTION 10.04 Successors and Assigns ~~173~~182

SECTION 10.05 Survival of Agreement ~~177~~186

SECTION 10.06 Counterparts; Integration; Effectiveness; Electronic Execution ~~177~~186

SECTION 10.07 Severability ~~178~~187

SECTION 10.08 Right of Setoff ~~178~~187

SECTION 10.09 Governing Law; Jurisdiction; Consent to Service of Process ~~178~~187

SECTION 10.10 Waiver of Jury Trial ~~179~~188

SECTION 10.11 Headings ~~179~~188

SECTION 10.12 Treatment of Certain Information; Confidentiality ~~179~~188

SECTION 10.13 USA PATRIOT Act Notice and Customer Verification ~~180~~189

SECTION 10.14 Interest Rate Limitation ~~180~~189

SECTION 10.15 Requirement for Further Actions ~~180~~190

SECTION 10.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions ~~181~~190

SECTION 10.17 Acknowledgement Regarding Any Supported QFCs ~~181~~190

[Signature Page to Nineteenth Amendment to Credit Agreement]

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SCHEDULES

Schedule 1.01(a) Subsidiary Guarantors

Schedule 2.01 Lender Commitments

Schedule 3.05 Real Property

Schedule 3.06(b) Intellectual Property - Registrations

Schedule 3.06(c) Intellectual Property - No Violations or Proceedings

Schedule 3.07(a) Equity Interests

Schedule 3.07(b) Organizational Chart

Schedule 3.17 Environmental Matters

Schedule 3.18 Insurance

Schedule 3.19 Filing Offices

Schedule 5.15 Post-Closing Matters

Schedule 5.17 Post-Schroth Acquisition Requirements Regarding the
Schroth German Subsidiaries

Schedule 6.01(b) Existing Indebtedness

Schedule 6.02(c) Existing Liens

Schedule 6.07(a) Existing Investments
Schedule 6.11 Affiliate Transactions

EXHIBITS

Exhibit A Form of Assignment and Assumption

Exhibit B Form of Borrowing Request

Exhibit C Form of Compliance Certificate

Exhibit D Form of Interest Election Request

Exhibit E Form of Joinder Agreement

Exhibit F Form of Note

Exhibit G-1 Form of Perfection Certificate

Exhibit G-2 Form of Perfection Certificate Supplement

Exhibit H Form of U.S. Tax Compliance Certificate

Exhibit I Form of Solvency Certificate

Exhibit J Agreed Security Principles

Exhibit K Form of LC Request

[Signature Page to Nineteenth Amendment to Credit Agreement]

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CREDIT AGREEMENT

CREDIT AGREEMENT (this “Agreement”) dated as of October 2, 2017 among LOAR MERGER SUB, INC., a Delaware corporation (the “Initial Borrower”) (to be merged with and into LOAR GROUP INC., a Delaware corporation (“Loar Group”), pursuant to the Closing Date Merger (such term and each other capitalized term used but not defined herein or in the Recitals below having the meaning given to it in Article I), with Loar Group as the survivor of such Closing Date Merger; the Initial Borrower or Loar Group, as applicable, in its capacity as the borrower hereunder being referred to herein as the “Borrower”), Loar Holdings, INC., a Delaware corporation and the direct parent of the Borrower (“Holdings”), the other Guarantors party hereto from time to time, the lending institutions party hereto from time to time as lenders (the “Lenders”), FIRST EAGLE ALTERNATIVE CREDIT, LLC (as successor by merger to FIRST EAGLE PRIVATE CREDIT, LLC (f/k/a NEWSTAR FINANCIAL, INC.), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”) and CITIBANK, N.A. (“Citibank”), as administrative agent for the Revolving Lenders (in such capacity, the “Revolving Administrative Agent”) and as an Issuing Bank.

WITNESSETH:

WHEREAS, the Closing Date Investors acquired indirectly all of the issued and outstanding Equity Interests of each of Loar Group and Xpedition Holdings, Inc., a Delaware corporation (“Xpedition” and, together with Loar Group, the “Loar Target”), pursuant to the Stock Purchase Agreement and Agreement and Plan of Merger, dated as of September 8, 2017 (the “Loar Acquisition Agreement”), among the Initial Borrower, Holdings, Loar Group and the Seller;

WHEREAS, pursuant to the Loar Acquisition Agreement, prior to the Closing Date, (a) the Seller and its direct and indirect parents distributed shares of capital stock of Loar Group (the “Distributed Shares”) to the Rollover Investors, (b) the Rollover Investors contributed the Distributed Shares to Parent in exchange for equity interests of Parent and (c) Parent contributed the Distributed Shares to Holdings (the “Contribution”);

WHEREAS, pursuant to the Loar Acquisition Agreement, Holdings acquired (together with the Contribution, the “Loar Acquisition”) all of the issued and outstanding Equity Interests of the Loar Target that are not Distributed Shares by (a) the merger (the “Closing Date Merger”) of the Initial Borrower with and into Loar Group with Loar Group as the surviving person and (b) the acquisition by Holdings of the issued and outstanding Equity Interests of Xpedition;

WHEREAS, to fund, in part, the Loar Acquisition, the Closing Date Investors provided an equity investment (the “Equity Contribution”) in Holdings or its direct or indirect parent company of at least 50% of an amount equal to the sum of (a) the Equity Contribution and (b) the aggregate principal amount of the Initial Term Loans incurred on the Closing Date, with all of such equity investment to be made in cash in exchange for common Equity Interests (or, solely in the case of the Rollover Investors, rollover into common Equity Interests), the cash proceeds of which were applied to consummate the Transactions or, to the extent not so applied, contributed to the Borrower in cash in respect of common Equity Interests;

WHEREAS, to also fund, in part, the Loar Acquisition and for the other purposes set forth in Section 3.11, the Borrower requested the Lenders to extend credit to the Borrower, in each case on the Closing Date, in the form of (a) Initial Term Loans in an aggregate principal amount of $160,000,000, (b) Delayed Draw Term Loan Commitments in an aggregate principal amount of $40,000,000, and (c) Revolving Credit Commitments in an aggregate principal amount of $20,000,000; and

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WHEREAS, (a) the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of its assets pursuant to the Security Documents (subject to exceptions noted herein and therein) and (b) the Guarantors have agreed to guarantee the Obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a Lien on substantially all of their respective assets pursuant to the Security Documents (subject to exceptions noted herein and therein).

NOW, THEREFORE, on the basis of the foregoing and the mutual covenants and other agreements set forth herein, the Lenders are willing to extend such credit to the Borrower and each Issuing Bank is willing to issue letters of credit for the account of the Borrower and its Subsidiaries, in each case, on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS
SECTION 1.01
Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acceptable Intercreditor Agreement” means an intercreditor agreement, the terms of which are reasonably satisfactory to the Collateral Agent and the Borrower; provided, however, that no intercreditor agreement shall be an Acceptable Intercreditor Agreement unless the terms thereof satisfy the Revolver Payment Priority Principles.

“Account” shall mean an account (as that term is defined in the UCC).

“Acquired EBITDA” shall mean, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to Holdings and the Subsidiaries in the definition of “Consolidated EBITDA” were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” shall have the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Acquisition” shall mean any transaction or series of related transactions, consummated on or after the Closing Date, by which the Borrower directly, or indirectly through one or more Subsidiaries, (a) acquires any business, division thereof or line of business, or all or substantially all of the assets, of any person, whether through purchase of assets, merger or otherwise, or (b) acquires Equity Interests of any person having at least a majority of the ordinary voting power of the then outstanding Equity Interests of such person (any such business, division, line of business, assets or person so acquired, a “Target”).

“Additional Lenders” shall have the meaning assigned to such term in Section 2.17(b).

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor thereof pursuant to Article IX.

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“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form provided by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified. Notwithstanding the foregoing, in no event shall Blackstone, any Blackstone Designees or any Affiliate of Blackstone or of any Blackstone Designee constitute an Affiliate of Holdings and its Subsidiaries for purposes of this Agreement and the other Loan Documents.

“Affiliated Lender” shall mean a Lender that is a Closing Date Investor pursuant to any of clauses (a), (b), (c) or (d) of the definition thereof, or any Affiliate of the foregoing. In no event shall Blackstone, any Blackstone Designees or any Affiliate of Blackstone or any Blackstone Designee constitute an Affiliated Lender for purposes of this Agreement and the other Loan Documents.

“Affiliate Transaction” shall have the meaning assigned to such term in Section 6.11(a).

“Agency Fee Letter” shall mean that certain Fee Letter, dated as of even date herewith, by and between the Borrower, the Administrative Agent and the Collateral Agent.

“Agents” shall mean the Revolving Administrative Agent, the Administrative Agent and the Collateral Agent; and “Agent” shall mean either of them, in each case, as the context may require.

“Aggregate Commitments” shall mean the Commitments of all the Lenders.

“Agreement” shall have the meaning assigned to such term in the preamble hereto.

“Agreed Security Principles” shall mean the security principles set forth on Exhibit J.

“All-In Yield” shall mean, with respect to any Indebtedness, the effective yield on such Indebtedness determined in a manner consistent with generally accepted financial practices, taking into account the applicable interest rate margins, any interest rate floors (the effect of which floors shall be determined in a manner set forth in the proviso below), or similar devices and upfront or similar fees or original issue discount (amortized over the shorter of (i) the remaining weighted average life to maturity of such Indebtedness and (ii) the four years following the date of incurrence thereof) payable generally to Lenders or other institutions providing such Indebtedness, but excluding any arrangement, underwriting, structuring, ticking, commitment or other fees payable in connection therewith that are not generally shared with the relevant lenders providing such Indebtedness and, if applicable, consent fees for an amendment paid generally to consenting Lenders; provided that with respect to any Indebtedness that includes an interest rate floor, (a) to the extent that Term SOFR (with an Interest Period of three months) (without giving effect to any floors in such definitions) on the date that the All-In Yield is being calculated is less than such floor, the amount of such difference shall be deemed added to the interest rate margin for such Indebtedness for the purpose of calculating the All-In Yield, and (b) to the extent that Term SOFR (with an Interest Period of three months) (without giving effect to any floors in such definitions) on the date that the All-In Yield is being calculated is greater than such floor, then the floor shall be disregarded in calculating the All-In Yield.

“Alternate Base Rate” shall mean, for any day, a fluctuating rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the greatest of (a) the Base Rate in effect on

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such day, (b) the Federal Funds Effective Rate in effect on such day, plus 0.50% and (c) Term SOFR for an Interest Period of one (1) month commencing on such day, plus 1.00%, in each instance, as of such date of determination. If the Revolving Administrative Agent or Administrative Agent, as applicable, shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of such Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

“Anti-Corruption Laws” shall mean any and all Requirements of Law concerning or relating to bribery or corruption applicable to Holdings or its Subsidiaries by virtue of such Person being organized or operating in any applicable jurisdiction.

“Anti-Terrorism Laws” shall mean any and all Requirements of Law related to terrorism financing or money laundering issued or promulgated by a Governmental Authority that are applicable to Holdings or its Subsidiaries by virtue of such Person being organized or operating in the applicable jurisdiction of such Governmental Authority, including OFAC and the Trading with the Enemy Act.

“Applicable Loan Margin” shall mean, as of any day:

(I) until but not including the Seventeenth Amendment Effective Date, with respect to Initial Term Loans (including, for the avoidance of doubt, the Sixteenth Amendment Incremental Term Loans), and Delayed Draw Term Loans, (a) until delivery of a Compliance Certificate with respect to the first full fiscal quarter ending after the Fifteenth Amendment Effective Date pursuant to Section 5.01(d), (i) 4.75% per annum for Term SOFR Loans and (ii) 3.75% per annum for ABR Loans and (b) thereafter, the following percentages per annum, based upon the Total Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d):

Pricing Level	Total Net Leverage Ratio	Term SOFR Loans	ABR Loans
1	> 6.25:1.00	5.25%	4.25%
2	< 6.25:1.00 and > 5.50:1.00	5.00%	4.00%
3	< 5.50:1.00	4.75%	3.75%

(II) from and after the Seventeenth Amendment Effective Date, with respect to Initial Term Loans (including, for the avoidance of doubt, the Sixteenth Amendment Incremental Term Loans), the Nineteenth Amendment Incremental Term Loans and Delayed Draw Term Loans, the following

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percentages per annum, based upon the Total Net Leverage Ratio as specified in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(d):

Pricing Level	Total Net Leverage Ratio	Term SOFR Loans	ABR Loans
1	> 5.50:1.00	4.50%	3.50%
2	< 5.50:1.00	4.25%	3.25%

(~~II~~III) with respect to Revolving Credit Loans and unused Revolving Credit Commitments under the Revolving Facility and Letter of Credit fees, 2.75% per annum for Term SOFR Loans and Letter of Credit fees, (ii) 1.75% per annum for Base Rate Loans and (iii) 0.375% per annum for the Commitment Fee Rate for unused Revolving Credit Commitments.

Any increase or decrease in the Applicable Loan Margin resulting from a change in the Total Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(d)); provided that, in the case of ~~clause~~clauses (I) and (II) above, “Pricing Level 1” (as set forth in the applicable table above) shall automatically apply to the applicable Class as of (x) the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the pricing level otherwise determined in accordance with this definition shall apply) or (y) the first Business Day after an Event of Default under Section 8.01(a) or (b) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the pricing level otherwise determined in accordance with this definition shall apply); provided, however, that notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Loan Margin for any period shall be subject to Section 2.06(f).

Notwithstanding the foregoing, (x) the Applicable Loan Margin in respect of any Class of (I) Extended Revolving Credit Loans and Extended Revolving Credit Commitments or (II) Extended Term Loans, in each case, established pursuant to an Extension Amendment, shall be the applicable percentages per annum set forth in the relevant Extension Amendment, (y) the Applicable Loan Margin in respect of any Class of Incremental Term Loans or any Class of Incremental Revolving Credit Commitments (and the Incremental Revolving Credit Loans in respect thereof) shall be the applicable percentages per annum set forth in the relevant Incremental Amendment and (z) in the case of the Initial Term Loans, the Nineteenth Amendment Incremental Term Loans and the Delayed Draw Term Loans, the Applicable Loan Margin shall be increased as, and to the extent, necessary to comply with the provisions of Section 2.17(d)(i)(E).

“Applied Avionics Acquisition” shall mean the acquisition by the Borrower, directly or indirectly, of 100% of the Equity Interests of Applied Avionics, LLC, a Delaware limited liability company, formerly Applied Avionics, Inc., a Texas corporation) pursuant to the Applied Avionics Acquisition Agreement and the transactions related thereto.

“Applied Avionics Acquisition Agreement” shall mean that certain Purchase Agreement, dated as of July 18, 2024, by and among AAI Holdings, Inc., Shareholder Representative Services LLC, Applied Avionics, Inc. and the Borrower (as amended, supplemented or otherwise modified from time to time).

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“Approved Fund” shall mean, with respect to any Lender, any person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is managed, administered, advised or sub-advised by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

“Asset Sale” shall mean any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, excluding (a) sales of inventory and dispositions of cash and Cash Equivalents, in each case, in the ordinary course of business, by Holdings or any of its Subsidiaries and in a manner not otherwise prohibited hereunder; (b) fundamental changes permitted by Section 6.03(a), (b) and (d)(ii); (c) dispositions of obsolete, worn out or permanently retired assets or the disposition in the ordinary course of business of assets no longer used or useful in the conduct of the Companies’ business; (d) Equity Issuances by Holdings; (e) any conveyance, sale, lease, sublease, assignment, transfer, or other disposition by (i) any Loan Party to any other Loan Party or (ii) any Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary that is not a Loan Party; (f) any trade-in of an asset in the ordinary course of business, or sale or other disposition of property to the extent exchanged for credit against the purchase price of similar replacement property or the proceeds of such sale or disposition are promptly applied to the purchase price of similar replacement property; (g) the incurrence of Permitted Liens, (h) the making of Permitted Investments; (i) the making of Restricted Payments permitted hereunder; (j) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for other property used or useful in the conduct of the Companies’ business; (k) (i) the lease, assignment or sublease, license or sublicense of any real or personal property in the ordinary course of business and (ii) the exercise of termination rights with respect to any lease, sublease, license or sublicense or other agreement in the ordinary course of business; (l) improvements made to leased real property disposed of to landlords pursuant to customary terms of leases entered into in the ordinary course of business; (m) any disposition of Receivables Assets in connection with any Receivables Facility permitted hereunder; (n) the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in the ordinary course of business in connection with the collection thereof; (o) the unwinding of any Hedging Obligations; (p) the intentional lapse or abandonment of intellectual property rights in the ordinary course of business or consistent with past practice, which in the reasonable good faith determination of the Borrower, are not material to the conduct of the business of Holdings and its Subsidiaries taken as a whole; and (q) any other conveyance, sale, lease, sublease, assignment, transfer or other disposition for an aggregate fair market value not to exceed the greater of (I) $12.0 million and (II) 10.0% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period per fiscal year.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee in substantially the form of Exhibit A or such other form as may be reasonably acceptable to the applicable Agent, in each case, that is provided to the applicable Agent.

“Auction” shall have the meaning assigned to such term in Section 10.04(f)(ii).

“Auction Manager” shall mean (a) the Administrative Agent or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent), reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders), to act as an arranger in connection with any Auction pursuant to Section 10.04(f)(ii); provided, that the Administrative Agent shall not be designated as the Auction Manager without the written consent of the Administrative Agent (it being understood and agreed that the Administrative Agent shall be under no

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obligation to agree to act as the Auction Manager); provided, further, that none of Holdings or its Subsidiaries or Affiliates or any Affiliated Lender may act as the Auction Manager.

“Auditors’ Determination” shall have the meaning assigned to such term in Section 7.12(b)(vi)(F).

“Auto-Renewal Letter of Credit” shall have the meaning assigned to such term in Section 2.02(c)(ii).

“Available Incremental Amount” shall mean, at any time from and after the Fifteenth Amendment Effective Date, the sum of (A) the greater of $116,000,000 and 100% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) (the “Incremental Starter Basket”), plus (B) the aggregate amount of all voluntary prepayments and repurchases of the Initial Term Loans, other Term Loans, Incremental Equivalent Debt and any other Indebtedness, in each case, to the extent (x) incurred in reliance on clause (A) above or this clause (B) or (y) secured on a pari passu basis with the Initial Term Loans (including, in each case, repurchases at or below par), in each case, in the principal amount of indebtedness prepaid or repurchased, and voluntary reductions of Revolving Credit Commitments, Incremental Revolving Credit Commitments and Incremental Equivalent Debt in the form of revolving credit commitments, in each case, to the extent (x) incurred in reliance on clause (A) above or this clause (B) or (y) secured on a pari passu basis with the Initial Term Loans and, in each case, made prior to the date of any such incurrence; provided that the relevant prepayment or assignment and purchase is not funded with long-term indebtedness (other than revolving indebtedness) (the “Prepayment Basket”) plus (C) an unlimited amount (the “Ratio-Based Incremental Basket”) so long as, on a Pro Forma Basis determined on the basis of the financial statements most recently required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be (and assuming in the case of any Incremental Revolving Credit Commitment that is then being established, that any such Incremental Revolving Credit Commitments are drawn in full) and after giving effect to the use of proceeds thereof, (1) in the case of Incremental Revolving Credit Commitments and Incremental Term Loan Commitments secured on a pari passu or junior lien basis with the Term Loans, the Total Net Leverage Ratio shall not exceed 5.50:1.00 and (2) in the case of Incremental Revolving Credit Commitments and Incremental Term Loan Commitments that are unsecured, the Total Net Leverage Ratio shall not exceed 6.50:1.00 (provided that to the extent the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Transaction, the Total Net Leverage Ratio shall be tested as of the applicable Limited Conditionality Test Date), plus (D) in each case without duplication of the replaced or refinanced Loan or terminated Commitment (1) in the case of an Incremental Facility that serves to effectively extend the maturity of any Term Loans (or the Revolving Credit Loans and/or Revolving Credit Commitments) that are secured on a pari passu basis with the Initial Term Loans (or Revolving Loans), an amount equal to the portion of such Term Loans (or Revolving Credit Loans and/or Revolving Credit Commitments) to be concurrently replaced with such Incremental Facility and (2) in the case of any Incremental Facility that effectively replaces any Revolving Credit Commitment terminated pursuant to Section 2.15, an amount equal to the portion of the relevant Revolving Credit Commitments being concurrently terminated plus (E) the amount of Incremental Revolving Credit Commitments established on the Fifteenth Amendment Effective Date in a committed amount of $50,000,000 plus (F) $100,000,000 to establish Delayed Draw Term Loan Commitments on the Fifteenth Amendment Effective Date; provided, that, (w) the Borrower shall not be required to comply with the applicable Total Net Leverage Ratio in connection with the establishment of any Incremental Facility in the form of a delayed draw term loan facility under the Ratio-Based Incremental Basket as long as compliance with such Total Net Leverage Ratio, as applicable, is required in connection with any borrowing thereunder, (x) any Incremental Facility may be incurred under the Ratio-Based Incremental Basket regardless of whether there is capacity under the Incremental Starter Basket or the Prepayment Basket, (y) any substantially concurrent utilization of the Incremental Starter Basket or the Prepayment Basket (or any Revolving Credit Loans) shall be disregarded

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in calculating the Total Net Leverage Ratio for purposes of the Ratio-Based Incremental Basket and (z) any portion of any Incremental Facilities incurred in reliance on clause (A) or (B) shall automatically be reclassified as incurred under clause (C) at any time the Borrower satisfies the applicable Total Net Leverage Ratio under clause (C) on a Pro Forma Basis.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(f) or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for interest calculated with reference to such Benchmark pursuant to this Agreement as of such date.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” shall mean, for any day, a rate per annum equal to (x) in the case of the Revolving Credit Loans, the rate of interest in effect for such day as announced from time to time by the Revolving Administrative Agent as its “prime rate” and (y) in the case of any Term Loans, the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 70% of the nation’s largest banks” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent (which determination shall be conclusive absent manifest error)) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent (which determination shall be conclusive absent manifest error)). Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the base rate for corporate loans or the “bank prime loan” rate, as the case may be.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Basket” means any amount, threshold, exception or value (including by reference to the First Lien Net Leverage Ratio, Total Net Leverage Ratio, Consolidated EBITDA or Consolidated Total Assets) permitted or prescribed with respect to any Lien, Indebtedness, Asset Sale, Investment, Restricted Payment, transaction, action, judgment or amount under any provision in this Agreement or any other Loan Document.

“Benchmark” shall mean initially, Term SOFR Reference Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark

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Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(b) or (c).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event or an Early Opt-in Election, as applicable, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent (at the direction of the Required Lenders) and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that in no event shall Benchmark Replacement be less than the Floor.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (at the direction of the Required Lenders) and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the regulatory supervisor for the administrator of such Benchmark (or such component), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.

“Blackstone” shall mean Blackstone Alternative Credit Advisors LP.

“Blackstone Designees” shall mean (a) Blackstone Holdings Finance Co. LLC and (b) any fund or account managed, advised, or sub-advised by Blackstone or its Affiliates.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean, with respect to any person, (a) in the case of any corporation, the board of directors of such person, (b) in the case of any limited liability company, the board of managers, board of directors, sole member or managing member, as applicable, of such person, (c) in

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the case of any partnership, the board of directors (or equivalent governing body) of the general partner of such person, and (d) in any other case, the functional equivalent of the foregoing.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Borrowing” shall mean a borrowing consisting of simultaneous Loans of the same Class and of the same Type and, in the case of Term SOFR Loans, having the same Interest Period.

“Borrowing Request” shall mean a request by the Borrower for a Borrowing of Loans in accordance with Section 2.03, substantially in the form of Exhibit B or such other form as is reasonably acceptable to the applicable Agent.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Term SOFR Loan, the term “Business Day” shall be a day which is a U.S. Securities Business Day.

“Capital Expenditures” shall mean all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of Holdings and its Subsidiaries, but excluding expenditures made in connection with the purchase, replacement, substitution or restoration of assets to the extent (a) financed from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored, (b) financed with cash awards of compensation arising from Casualty Events, (c) made as a tenant in leasehold improvements to the extent reimbursed by a landlord or reimbursed by a third party, (d) constituting a trade-in of an asset in the ordinary course of business to the extent no cash expenditure was made in connection therewith or (e) purchases of replacement property to the extent financed with a credit from the sale or other disposition of similar property or otherwise paid for with the proceeds of a sale or disposition of similar property that are promptly applied to such purchase price.

“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a finance lease on the balance sheet of that Person (for the avoidance of doubt, subject to Section 1.04).

“Capital Lease Obligations” shall mean, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP (for the avoidance of doubt, subject to Section 1.04); provided that Capital Lease Obligations shall, for the avoidance of doubt, exclude all Non-Finance Lease Obligations.

“Cash Equivalents” shall mean, as to any person, (a) (i) Dollars, (ii) Euros, Yen, Canadian Dollars, Sterling or any national currency of any participating member state of the EMU, and (iii) in the case of any Foreign Subsidiary or any jurisdiction in which the Borrower or any Subsidiary conducts business, such other local currencies held by it from time to time in the ordinary course of business; (b) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (c) marketable direct obligations issued or fully guaranteed by any state of the United States or any political subdivision of such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Service or Moody’s Investors Service Inc.; (d) time deposits, overnight

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bank deposits and certificates of deposit of any Lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 with maturities of not more than one year from the date of acquisition by such person; (e) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (b) above entered into with any bank meeting the qualifications specified in clause (d) above; (f) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor’s Rating Service or at least P-1 or the equivalent thereof by Moody’s Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (g) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (f) above; and (h) demand deposit accounts maintained in the ordinary course of business.

“Cash Management Agreement” shall mean any agreement entered into from time to time by Holdings or any Subsidiary in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any person that enters into a Cash Management Agreement with Holdings or any Subsidiary; provided that, in the case of any Secured Cash Management Agreement, if such person is not a Lender, (a) such person and the Secured Cash Management Agreement between such person and Holdings or its relevant Subsidiary are reasonably acceptable to the Administrative Agent and Collateral Agent (in each case, acting at the direction of the Required Lenders) and (b) such person executes and delivers to the Agents a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Collateral Agent (in each case, acting at the direction of the Required Lenders) and the Borrower pursuant to which such person (i) appoints such Agents as its agents under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX and Section 8.03 of this Agreement and corresponding or similar provisions in any Security Document, in each case, as if it were a Lender.

“Cash Management Obligations” shall mean obligations owed by Holdings or any Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services; (b) treasury management services (including controlled disbursement, overdraft, automatic clearing house fund transfer services, return items and interstate depository network services); (c) foreign exchange, netting and currency management services and (d) any other demand deposit or operating account relationships or other cash management services, including under any Cash Management Agreements.

“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any equipment, fixed assets, or real property of Holdings or any of its Subsidiaries. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

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“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq., and all implementing regulations.

“CFC” shall mean a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” shall mean a direct or indirect Subsidiary that (i) has no material assets other than the capital stock and, if applicable, indebtedness of one or more subsidiaries that are Foreign Subsidiaries that are CFCs or other CFC Holdcos or (ii) is treated as a disregarded entity for U.S. federal income tax purposes and owns capital stock of one or more Foreign Subsidiaries that are CFCs or other CFC Holdcos.

“Change in Control” shall be deemed to have occurred if:

(a)
any Person (other than a Permitted Holder) or (2) Persons (other than one or more Permitted Holders) constituting a “group” (as such term is used in Section 13(d) and Section 14(d) of the Exchange Act), but excluding any employee benefit plan of such Person or “group” and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 35% of the aggregate voting power of the outstanding Voting Stock of Holdings and the percentage of aggregate voting power so held is greater than the percentage of the aggregate voting power represented by the Voting Stock of Holdings beneficially owned, directly or indirectly, in the aggregate by the Permitted Holders, unless the Permitted Holders have, at such time, the right or the ability by voting power, contract, or otherwise to elect or designate for election at least a majority of the board of directors (or analogous governing body) of Holdings; or
(b)
Holdings fails to directly legally own 100% of the outstanding Equity Interests of the Borrower.

Notwithstanding anything to the contrary in this definition or any provision of the Exchange Act, (A) if any group includes one or more Permitted Holders, the issued and outstanding Capital Stock of Holdings directly or indirectly owned by the Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of this definition, (B) a Person or group shall be deemed not to beneficially own securities subject to an equity or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the securities in connection with the transactions contemplated by such agreement and (C) a Person or group will be deemed not to beneficially own the Capital Stock of another Person as a result of its ownership of Capital Stock or other securities of such other Person’s parent (or related contractual rights) unless it owns 50% or more of the Voting Stock of such Person’s parent.

“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or effectiveness of any law, treaty, order, policy, rule or regulation; (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation, implementation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar

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authority) or the United States or foreign regulatory authorities pursuant to Basel III, in each case, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 10.14.

“CIP Regulations” shall have the meaning assigned to such term in Section 9.08.

“Class” shall mean, with respect to the Loans and Commitments hereunder, the nature of such Loans and Commitments as (a) Initial Term Loans (including, for the avoidance of doubt, the Sixteenth Amendment Incremental Term Loans) and Initial Term Loan Commitments (including, for the avoidance of doubt, the Sixteenth Amendment Incremental Term Commitments), (b) Delayed Draw Term Loans and Delayed Draw Term Loan Commitments, (c) Extended Revolving Credit Loans and Extended Revolving Credit Commitments established pursuant to an Extension Amendment, (d) the Nineteenth Amendment Incremental Term Loans and Nineteenth Amendment Incremental Term Commitments, (e) Incremental Term Loans and Incremental Term Loan Commitments, in each case, funded on the same date pursuant to the same terms and conditions, (e) Extended Term Loans established pursuant to an Extension Amendment, (f) Revolving Credit Loans and Revolving Credit Commitments or (g) Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, in each case, funded on the same date pursuant to the same terms and conditions.

“Closing Date” shall mean the date on which the Initial Term Loans were funded pursuant to Section 2.01 hereunder.

“Closing Date Investors” shall mean (a) the Sponsor and its Controlled Investment Affiliates; (b) Dirkson Charles and Brett Milgrim; (c) Glenn D’Alessandro, Mike Manella, Jim Mullen, Debra Wick, Doris Harms, Jonathan Mark Green, James M. Graham and Timothy S. Rozema; (d) Great Point Ventures, LLC (an investment vehicle of Paul Levy) and (e) Blackstone and/or certain Blackstone Designees designated by Blackstone.

“Closing Date Material Adverse Effect” shall have the meaning assigned to “Material Adverse Effect” in the Loar Acquisition Agreement.

“Closing Date Merger” shall have the meaning assigned to such term in the third recital hereto.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean, collectively, all of the Security Agreement Collateral, the Mortgaged Property and all other real and personal property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Security Document.

“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor thereof pursuant to Article X.

“Commercial Tort Claims” shall have the meaning assigned to such term in the UCC.

“Commitment Fee” shall have the meaning assigned to such term in the Section 2.05(b).

“Commitments” shall mean Initial Term Loan Commitments, Delayed Draw Term Loan Commitments, Sixteenth Amendment Incremental Term Loan Commitments, Nineteenth Amendment

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Incremental Term Loan Commitments, Incremental Term Loan Commitments, Incremental Revolving Credit Commitments, Term Commitments or Revolving Credit Commitments, as the context may require.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. Section 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 10.01(b).

“Companies” shall mean Holdings and its Subsidiaries, including the Borrower; and “Company” shall mean any one of them.

“Compliance Certificate” shall mean a certificate of a Financial Officer of Holdings, substantially in the form of Exhibit C or such other form as may be reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders).

“Conforming Changes” shall mean, with respect to the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Revolving Administrative Agent and the Administrative Agent, as applicable, decides, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the applicable Agent in a manner substantially consistent with market practice (or, if the applicable Agent decides that adoption of any portion of such market practice is not administratively feasible or if the applicable Agent determines, in consultation with the Borrower, that no market practice for the administration of any such rate exists, in such other manner of administration as such Agent decides, in consultation with the Borrower, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Depreciation and Amortization Expense” shall mean, for any Test Period, all depreciation and amortization expense of Holdings and its Subsidiaries and amortization of capitalized software expenditures, all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” shall mean, for any Test Period, Consolidated Net Income for such Test Period, plus (without duplication), in each case (other than in the case of clauses (i) and (s) below), to the extent deducted in the calculation of Consolidated Net Income for such Test Period:

(a) the sum of the amounts for such Test Period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, and (iii) Consolidated Depreciation and Amortization Expense;

(b) any non-cash charges or losses; provided, that any non-cash charges or losses shall be treated as cash charges or losses in any subsequent Test Period during which cash disbursements attributable thereto are made;

(c) any extraordinary, unusual, non-recurring or exceptional expenses, losses or charges;

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(d) reasonable and documented expenses paid to non-Affiliates (or, solely in the case of clauses (i)(x) and (iii) below, Affiliated Lenders in their capacities as Lenders hereunder) relating to (i) (x) the execution, delivery and performance of the Loan Documents and the borrowings of the Initial Term Loans hereunder or (y) the other Transactions, in each case, solely to the extent paid or accrued on or prior to December 31, 2017, (ii) [reserved], (iii) refinancing transactions or amendments or other modifications of the Indebtedness under this Agreement (in each case, whether or not completed) or (iv) Permitted Acquisitions and, to the extent not prohibited hereunder, Investments, recapitalizations, dispositions, issuances or repayments of Indebtedness, issuances of Equity Interests (including, for the avoidance of doubt, the IPO), sale processes, refinancing transactions or amendments or other modifications of any Indebtedness (other than any such refinancing transactions or amendments or other modifications of Indebtedness to the extent covered by clause (iii) above) (in each case, whether or not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(e) any integration expenses, business optimization expenses, operating improvement expenses and other restructuring charges, accruals or reserves (including, for the avoidance of doubt, retention costs, severance costs, systems development and establishment costs, costs associated with office and facility openings, closings and consolidations, and relocation costs, conversion costs, excess pension charges, curtailments and modifications to pension and post-employment employee benefit plan costs or charges, contract termination costs, expenses attributable to the implementation of cost savings initiatives and professional and consulting fees incurred in connection with any of the foregoing) incurred during such Test Period, which costs and expenses are specified in reasonable detail in a certificate signed by a Financial Officer and delivered to the Administrative Agent;

(f) any losses incurred at “de novo” facilities, including certain non-capitalized start-up costs, which losses are directly associated with the opening of any such “de novo” facility and incurred within the twelve-month period following the opening of such “de novo” facility, in an aggregate amount pursuant to this clause (f) not to exceed $7,500,000 in any Test Period;

(g) Board of Directors fees, indemnities and related expenses paid or reimbursed to the extent permitted to be paid or reimbursed in accordance with this Agreement;

(h) any costs and expenses incurred in connection with the Borrower or any Subsidiary making a borrowing pursuant to the Paycheck Protection Program;

(i) proceeds from business interruption insurance (to the extent not reflected as revenue or income in such statement of Consolidated Net Income);

(j) (i) any loss, expense or charge (including all reasonable fees and expenses or charges relating thereto) from abandoned, closed, disposed or discontinued operations and (ii) any losses on disposal of abandoned, closed or discontinued operations;

(k) any loss, expense or charge (including all reasonable fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions, other than in the ordinary course of business, as determined in good faith by a Financial Officer;

(l) any non-cash loss attributable to the mark-to-market movement in the valuation of hedging obligations (including hedging obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) or other derivative instruments pursuant

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to Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Hedging Instruments”;

(m) any costs or expenses incurred in connection with Restricted Payments made pursuant to Section 6.07(b)(i) or (viii);

(n) except to the extent such Subsidiary income has been paid or otherwise distributed in cash to the relevant third parties, minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back in such period to Consolidated Net Income);

(o) all non-cash expenses resulting from any employee retention plan, employee benefit or management compensation plan or the grant of equity and equity options to employees of such Person or any of its Subsidiaries pursuant to a written plan or agreement (including expenses arising from the grant of equity and equity options prior to the Closing Date or relating to the implementation thereof) or the treatment of such options under variable plan accounting;

(p) any costs or expenses incurred pursuant to any management equity plan or share option plan or any other management or employee benefit plan or agreement or share subscription or shareholder agreement, to the extent such costs or expenses are funded with cash proceeds contributed to the common capital of such Person or the Net Cash Proceeds of any issuance of Equity Interests not constituting Disqualified Capital Stock;

(q) charges, losses, lost profits, expenses (including litigation expenses, fees and charges) or write-offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other Investment, disposition or any Casualty Event, in each case, to the extent not prohibited hereunder and to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within twelve months after the related amount is first added to Consolidated EBITDA pursuant to this clause (r) (and if not so reimbursed within twelve months, such amount shall be deducted from Consolidated EBITDA during the next measurement period);

(r) cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in Consolidated EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of Consolidated EBITDA pursuant to clauses (v) through (y) below for any previous Test Period and not added back;

(s) the amount of “run‑rate” cost savings, synergies and operating expense reductions resulting from, or related to, mergers and other business combinations, acquisitions, investments, divestitures, dispositions, discontinuance of activities or operations or other Specified Transactions, restructurings, cost savings initiatives, operational changes and other similar initiatives (including, for the avoidance of doubt, acquisitions occurring prior to the Fifteenth Amendment Effective Date) that are reasonably identifiable and projected by the Borrower in good faith to result from actions either taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 24 months after such merger or other business combination, acquisition, investment, divestiture, disposition, discontinuance of activities or operations or other Specified Transaction, restructuring, cost savings initiative, operational change or other similar initiative is consummated (or undertaken or implemented prior to consummation of the acquisition or other applicable transaction (including any actions taken on or prior to the Fifteenth Amendment Effective Date)); provided that such “run‑rate” cost savings,

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synergies and operating expense reductions added back pursuant to this clause (s) are net of the amount of actual benefits realized from such actions during such period (it is understood and agreed that “run‑rate” means the full recurring benefit that is associated with any action taken or with respect to which substantial steps have been taken or are expected to be taken, whether prior to or following the Fifteenth Amendment Effective Date) (which adjustments may be incremental to (but not duplicative of) pro forma cost savings, synergies or operating expense reduction adjustments made pursuant to the definition of Pro Forma Basis); provided, further that the aggregate amount added back pursuant to this clause (s) in any Test Period, when aggregated with the amount of any increase for such period in Consolidated EBITDA as a result of any “run-rate” cost savings, synergies and operating expense reductions pursuant to the definition of “Pro Forma Basis” in such Test Period, shall not exceed 30.0% of Consolidated EBITDA of Holdings and its Subsidiaries for such Test Period (calculated after giving effect to amounts added back under this clause (s) and all other applicable addbacks);

(t) Public Company Costs; and

(u) adjustments, exclusions and add-backs consistent with Regulation S-X (as in effect immediately prior to giving effect to the amendments thereto that became effective on January 1, 2021) of the Securities and Exchange Commission (or any successor agency);

minus (without duplication), in each case, to the extent included in the calculation of Consolidated Net Income for such Test Period:

(v) non-cash gains or income; provided that any non-cash gains or income shall be treated as cash gains or income in any subsequent Test Period during which cash receipts attributable thereto are received;

(w) any extraordinary or non-recurring income or gain;

(x) any gain (including all fees and expenses or income relating thereto) attributable to business dispositions or asset dispositions, other than in the ordinary course of business, as determined in good faith by a Financial Officer; and

(y) (i) subject to the proviso in subclause (ii) of the succeeding paragraph, any gain or income (including all reasonable fees and expenses or charges relating thereto) from abandoned, closed, disposed or discontinued operations and (ii) any gains on disposal of abandoned, closed or discontinued operations;

in each case, as determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP; provided, however, that Consolidated EBITDA, subject to the succeeding paragraph, (a) for the fiscal quarter ended June 30, 2023, shall be deemed to be $29,492,000, (b) for the fiscal quarter ended September 30, 2023, shall be deemed to be $29,741,000, (c) for the fiscal quarter ended December 31, 2023, shall be deemed to be $29,492,000, and (d) for the fiscal quarter ended March 31, 2024, shall be deemed to be $33,030,000.

For the avoidance of doubt:

(i)
there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by Holdings or any of its Subsidiaries during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any

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assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed of by Holdings or such Subsidiary (each such Person, business, property or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Effect with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition); and
(ii)
to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period (A) the Disposed EBITDA of any Person, property, business or asset sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations (subject to the proviso of this clause (ii)) by Holdings or any Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Disposed Entity or Business”) based on the Disposed EBITDA of such Disposed Entity or Business for such period and (B) an adjustment in respect of each Disposed Entity or Business equal to the amount of the Pro Forma Effect with respect to such Disposed Entity or Business for such period (including the portion thereof occurring prior to such disposition); provided that, for the avoidance of doubt, notwithstanding any classification under GAAP of any Person or business as discontinued operations as a result of the entry into a definitive agreement for the disposition thereof or as a result of constituting assets held for sale, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this clause (ii) until such disposition has been consummated.

Unless the context otherwise requires, if no applicable Person is referenced, “Consolidated EBITDA” shall be deemed to refer to Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis.

“Consolidated Income Tax Expense” shall mean, for any Test Period, all provisions for taxes based on the net income, profits or capital, including federal, provincial, territorial, foreign, state, local, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes), in each case, of Holdings or any of its Subsidiaries (including, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated Indebtedness” shall mean, as at any date of determination, the aggregate amount, without duplication, of all funded Indebtedness pursuant to clauses (a), (b), (c), (d), (f) and (i) of the definition of “Indebtedness” (in the case of clause (i) of the definition of “Indebtedness”, solely to the extent of any unpaid reimbursement obligations in respect of any drawn letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions) of Holdings and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” shall mean, with respect to Holdings and its Subsidiaries on a consolidated basis, for any Test Period, interest expense determined in accordance with GAAP, adjusted, (i) to the extent not included, to include, without duplication, (a) interest income; (b) interest expense attributable to Capital Lease Obligations; (c) gains and losses on hedging or other derivatives to hedge interest rate risk; (d) fees and costs related to letters of credit, bankers’ acceptance financing, surety bonds and similar financings and (e) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses; and (ii) to the extent included, to exclude, without duplication, any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program.

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“Consolidated Net Income” shall mean, for any Test Period, the net income (or loss) of any Person on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding without duplication:

(a) any net after-tax gains or losses (and all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;

(b) (i) the net income of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referenced person or a subsidiary thereof in respect of such period and (ii) the net income shall include any ordinary course dividend distribution or other payment in cash received from any Person in excess of the amounts included in clause (b)(i); provided, however, that Holdings’ equity in net loss of any such Person for such period shall be included in determining Consolidated Net Income solely to the extent that Holdings or any other Subsidiary has funded such loss;

(c) solely for the purpose of determining clause (b) of the Cumulative Amount, the net income of any Subsidiary of Holdings that is not a Loan Party during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income (i) is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to such Subsidiary during such period, or (ii) would result in material adverse tax consequences to Holdings and its Subsidiaries, taken as a whole; provided, however, that the net income excluded from Consolidated Net Income pursuant to clause (c)(ii) shall be limited to the amount of any Tax liability that would be incurred upon payment of such dividend or similar distribution;

(d) the cumulative effect of a change in accounting principles during such period to the extent included in net income;

(e) any increase in amortization or depreciation or any one-time non-cash charges or other effects resulting from purchase accounting (including in the inventory, property and equipment, software, goodwill, intangible assets, in process research and development, deferred revenue and debt line items) in connection with the Transactions, any acquisition or Investment consummated prior to or after the Closing Date;

(f) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, which, without limiting the foregoing, shall include any impairment charges resulting from the application of Financial Accounting Standards Board Statements No. 142 and 144, and the amortization of intangibles arising pursuant to No. 141;

(g) any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such Person or any of its Subsidiaries;

(h) any unrealized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP; and

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(i) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments, in each case in connection with Acquisitions consummated prior to the Closing Date and Permitted Acquisitions or, to the extent permitted hereunder, other Investments.

There shall be included in Consolidated Net Income, without duplication, the amount of any cash tax benefits related to the tax amortization of intangible assets in such period. Unless the context otherwise requires, if no applicable Person is referenced, “Consolidated Net Income” shall be deemed to refer to Consolidated Net Income of Holdings and its Subsidiaries on a consolidated basis.

“Consolidated Total Assets” shall mean, as of any date of determination, the consolidated total assets of Holdings and its Subsidiaries on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Specified Transaction, on a pro forma basis including any property or assets being acquired in connection therewith).

“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

“Contract Consideration” shall have the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Contribution” shall have the meaning assigned to such term in the second recital hereto.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Controlled Investment Affiliate” shall mean, as to any person, any other person which directly or indirectly is in Control of, is Controlled by, or is under common Control with, such person and is organized by such person (or any person Controlling such person) primarily for making equity or debt investments in Holdings or other portfolio companies.

“Corresponding Debt” shall have the meaning assigned to such term in Section 9.17(b).

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“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Extension” shall mean, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the amendment, extension or renewal of any existing Letter of Credit, by the Issuing Bank.

“Cumulative Amount” shall mean, on any date of determination (the “Reference Date”), the sum of (without duplication):

(c)
the greater of (i) $50,000,000 and (ii) 40.0% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis); plus
(d)
100% of the amount of Excess Cash Flow of Holdings and its Subsidiaries, determined on a cumulative basis, for all fiscal years of Holdings ending after the Fifteenth Amendment Effective Date (commencing with the fiscal year ending December 31, 2024) that is not required to be applied in accordance with Section 2.09(b)(iv) (which amount shall not be less than zero for any fiscal year); plus
(e)
the cumulative amount of cash and Cash Equivalent proceeds and the fair market value of marketable securities or other property received from (i) the sale of Equity Interests (other than any Disqualified Capital Stock) of Holdings or Equity Interests (other than any Disqualified Capital Stock) of any direct or indirect parent of Holdings, in each case, after the Fifteenth Amendment Effective Date and on or prior to such time (including upon exercise of warrants or options) (other than (x) any Cure Amount, (y) any other amount which has been (or is substantially concurrently being) applied to make Restricted Payments pursuant to Section 6.07(b)(x)) which proceeds have been contributed as common equity to the capital of the Borrower and (ii) the Equity Interests (other than any Disqualified Capital Stock) of Holdings (or Equity Interests (other than any Disqualified Capital Stock) of any direct or indirect parent of Holdings) (other than (x) any Cure Amount, (y) any other amount which has been (or is substantially concurrently being) applied to make Restricted Payments pursuant to Section 6.07(b)(x)) issued upon conversion of Indebtedness (other than Indebtedness that is contractually subordinated to the Obligations) of Holdings or any Subsidiary of Holdings owed to a Person other than a Loan Party or a Subsidiary of a Loan Party; plus
(f)
an amount equal to the Declined Proceeds; plus
(g)
to the extent not already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to the definition thereof or any provision of Section 6.07, the aggregate amount of all cash dividends and other cash distributions received by any Company from any Investment made with the Cumulative Amount during the period from the Business Day immediately following the Fifteenth Amendment Effective Date through and including the Reference Date; provided that any such amount shall not exceed the amount of the Investment originally made with the Cumulative Amount; plus
(h)
to the extent not already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to the definition thereof or any provision of Section 6.07, the aggregate amount of all Net Cash Proceeds received by any Company in connection with the sale, transfer or other disposition of its ownership interest in any Investment made with the Cumulative Amount during the period from the Business Day immediately following the Fifteenth Amendment Effective Date through and including the Reference Date; provided that any such amount shall not exceed the amount of the Investment originally made with the Cumulative Amount; minus

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(i)
(i) the aggregate amount of Investments made pursuant to clause (r) of the definition of “Permitted Investment” using the Cumulative Amount and (ii) the aggregate amount of Restricted Payments made pursuant to Section 6.07(b)(xii) using the Cumulative Amount, in each case during the period from and including the Business Day immediately following the Fifteenth Amendment Effective Date through and including the Reference Date (without taking account of the intended usage of the Cumulative Amount on such Reference Date).

“Cure Amount” shall have the meaning assigned to such term in Section 8.04.

“Cure Expiration Date” shall have the meaning assigned to such term in Section 8.04.

“Cure Quarter” shall have the meaning assigned to such term in Section 8.04.

“DDTL Fee Letter” shall mean that certain Fee Letter, dated as of the Fifteenth Amendment Effective Date, by and between the Borrower and Blackstone.

“Debt Issuance” shall mean the Incurrence by Holdings or any of its Subsidiaries of Indebtedness on or after the Closing Date or the issuance of any Disqualified Capital Stock by the Borrower or any of its Subsidiaries after the Closing Date, in each case not permitted by Section 6.01.

“Declined Proceeds” shall have the meaning assigned to such term in Section 2.09(c).

“Default” shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

“Default Excess” shall mean, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Percentage of the aggregate outstanding principal amount of Loans of all Revolving Lenders (calculated as if all Defaulting Lenders (including such Defaulting Lender) had funded all of their respective defaulted Loans) over the aggregate outstanding principal amount of Revolving Credit Loans of such Defaulting Lender.

“Defaulting Lender” shall mean any Lender, as reasonably determined by the applicable Agent in a manner consistent with similar determinations by the applicable Agent in respect of other Lenders, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has notified the applicable Agent, the Issuing Bank, any Lender and/or the Borrower in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it committed to extend credit, (c) has failed, within three (3) Business Days after request by the applicable Agent or the Borrower, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit, (d) has otherwise failed to pay over to the applicable Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless such payment is the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment, or LC Exposure outstanding at such time, shall take, or is the Subsidiary of any Person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 8.01(g) or Section 8.01(h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such Person). For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its parent by a Governmental Authority.

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“Delayed Draw Term Loan” shall mean the loans made from time to time after the Closing Date on any Delayed Draw Term Loan Funding Date pursuant to Section 2.01(b).

“Delayed Draw Term Loan Commitment” shall mean, with respect to any Lender, its obligation to make Delayed Draw Term Loans to the Borrower on any applicable Delayed Draw Term Loan Funding Date pursuant to Section 2.01(b) in the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Delayed Draw Term Loan Commitment”. The aggregate amount of the Delayed Draw Term Loan Commitments (i) on the Fifteenth Amendment Effective Date ~~is~~was $100,000,000 and (ii) on the Eighteenth Amendment Effective Date, after giving effect to the Eighteenth Amendment Delayed Draw Term Loan Commitment Increase, is $275,000,000.

“Delayed Draw Term Loan Funding Date” shall mean one or more dates on which Delayed Draw Term Loans are made.

“Delayed Draw Termination Date” shall mean the earlier to occur of (a) the date on which the Delayed Draw Term Loan Commitments have been reduced to $0 as a result of the funding thereof in full or the termination thereof in accordance with Section 2.07 and (b) ~~May 10~~September 30, 2026.

“Designated Noncash Consideration” shall mean the fair market value at the time received (as determined in good faith by the Borrower) of any non-cash consideration received by the Borrower or any Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Noncash Consideration. A particular item of Designated Noncash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.04.

“Disposed EBITDA” shall mean, with respect to any Disposed Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Disposed Entity or Business (determined as if references to Holdings and the Subsidiaries in the definition of Consolidated EBITDA were references to such Disposed Entity or Business and its respective Subsidiaries), all as determined on a consolidated basis for such Disposed Entity or Business.

“Disposed Entity or Business” shall have the meaning assigned to such term in the definition of “Consolidated EBITDA.”

“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date 91 days after the earlier of the Maturity Date or the date the Loans are no longer outstanding, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to the date 91 days after the earlier of the Maturity Date or the date the Loans are no longer outstanding, or (c) contains any repurchase obligation which may come into effect prior to Payment in Full of all Obligations; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale shall not constitute Disqualified Capital Stock if such Equity Interests provide that

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the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the Payment in Full of the Obligations; and provided, further, that any Equity Interest issued to or by any plan for the benefit of former, current or future employees, directors, officers, members of management or consultants shall not constitute Disqualified Capital Stock solely because it is required to be repurchased in order to satisfy applicable statutory or regulatory obligations or as a result of the termination, death or disability of any such employee, director, officer, member of management or consultant.

“Disqualified Lenders” shall mean those banks, financial institutions, and other institutional lenders and investors (a) that have been identified by name in writing by Borrower to the Agents on or prior to the Fifteenth Amendment Effective Date; (b) those persons who are competitors of the Loan Parties or their Subsidiaries that are identified by name in writing by Borrower to the Lender Representative (as defined in this Agreement as in effect prior to the Fifteenth Amendment Effective Date), or, if after the Fifteenth Amendment Effective Date, by the Borrower to the Agents from time to time (which shall not apply to retroactively disqualify any person who (i) previously acquired, and continues to hold, any loans, Commitments or participations in respect of any Loans or Commitments, or (ii) is a party to a pending trade as of the date of such identification); (c) that have been identified by name in writing by Borrower after the Fifteenth Amendment Effective Date and mutually agreed by the Agents (acting at the direction of the Required Lenders); and (d) in the case of each of clauses (a), (b), and (c), any of their Affiliates (excluding bona fide debt fund affiliates in the case of competitors only) that are either (i) identified by name in writing by the Borrower to the Agents from time to time, which shall not apply retroactively to disqualify any person who (x) previously acquired, and continues to hold, any Loans, Commitments, or participations in respect of any Loans or Commitments or (y) is party to a pending trade as of the date of such identification) or (ii) readily identifiable solely on the basis of such Affiliate’s name.

“Distributed Shares” shall have the meaning assigned to such term in the second recital hereto.

“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or made any other distribution, payment or delivery of property (other than Equity Interests of such person) or cash to the holders of its Equity Interests in their capacity as such.

“Division” shall mean the division of a limited liability company into two or more limited liability companies in accordance with the Requirements of Law in the applicable jurisdiction of organization or formation, and the term “Divide” shall have the meaning correlative thereto.

“Dollars” or “dollars” or “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Early Opt-in Election” shall mean the delivery of a notification by the applicable Agent (at the request of the Borrower) to each of the other parties hereto that (a) U.S. dollar-denominated syndicated credit facilities are being executed or amended, as applicable, at such time, to incorporate or adopt a new benchmark interest rate to replace Term SOFR (and such syndicated credit facilities are identified in such notice and are publicly available for review) and (b) the joint election by the applicable Agent and the Borrower to trigger a fallback from Term SOFR; provided that upon such joint election to trigger a fallback from Term SOFR, the applicable Agent shall deliver a written notice of such election to the applicable Lenders.

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“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighteenth Amendment” shall mean that certain Eighteenth Amendment to Credit Agreement, dated as of the Eighteenth Amendment Effective Date, by and among the Borrower, Holdings, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Eighteenth Amendment Delayed Draw Term Loan Commitment Increase” shall have the meaning assigned to such term in the Eighteenth Amendment.

“Eighteenth Amendment Effective Date” shall mean November 25, 2025.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund of a Lender, (d) each of Holdings and the Borrower, solely in the case of an assignment of Term Loans to Holdings or the Borrower (as applicable) in accordance with Section 10.04(g) and (e) any other Person that, in the case of an assignment of Loans or Commitments pursuant to Section 10.04(a), has been consented to by the applicable Agent and, to the extent required by Section 10.04(a), the Borrower, in each case, in accordance with Section 10.04(a); other than, in each case, (i) a Disqualified Lender, (ii) a Sanctioned Person, (iii) a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person, other than any holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, any Closing Date Investor, (iv) Holdings and its Subsidiaries, except with respect to assignment of Terms Loans to Holdings and/or the Borrower in accordance with Section 10.04(g), (v) Affiliates of Holdings and its Subsidiaries, except for Affiliated Lenders in accordance with Section 10.04(f) and (vi) a Defaulting Lender.

“EMU” means the economic and monetary union as contemplated in the Treaty on European Union.

“Environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written claim, written notice, written demand, order, action, suit, proceeding alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (a) the presence, Release or threatened Release of Hazardous Material at any location or (b) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material.

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“Environmental Law” shall mean any and all present and future applicable treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other legally binding requirements, in each case having the force and effect of law, and the common law, relating to protection of public health as it relates to exposure to Hazardous Materials or the protection of the Environment, the Release or threatened Release of Hazardous Material, the protection of natural resources or natural resource damages, or occupational safety or health as it relates to exposure to Hazardous Materials, and any and all applicable Environmental Permits.

“Environmental Lien” shall mean any Lien in favor of any Governmental Authority pursuant to any Environmental Law.

“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

“Equity Contribution” shall have the meaning assigned to such term in the fourth recital hereto.

“Equity Cure Contribution” shall have the meaning assigned to such term in Section 8.04.

“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on, or issued after, the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

“Equity Issuance” shall mean, without duplication, (a) any issuance or sale by Holdings after the Closing Date of any Equity Interests (including any Equity Interests issued upon exercise of any warrant or option (or any warrants or options to purchase Equity Interests)) or (b) any contribution to the capital of Holdings.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean, with respect to any person, any entity, trade or business (whether or not incorporated) that, together with such person, is, or at the relevant time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes or included such person, or that is, or was at the relevant time, a member of the same “controlled group” as such person pursuant to Section 4001(a)(14) of ERISA.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation), (b) the failure of any Plan to satisfy the minimum funding standard applicable to such Plan within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by Holdings, the Borrower, any other Subsidiary, or any of their ERISA Affiliates of any liability under Title IV of ERISA (other than for PBGC premiums due but not delinquent under Section 4007 of ERISA) with respect to the termination of

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any Plan or the withdrawal or partial withdrawal of Holdings, the Borrower, any other Subsidiary, or any of their ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by Holdings, the Borrower, any other Subsidiary, or any of their ERISA Affiliates from the PBGC or the administrator of any Plan or Multiemployer Plan of any written notice of intent to terminate any such Plan or Multiemployer Plan under Sections 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to appoint a trustee to administer any Plan under Section 4042 of ERISA, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 436(f) of the Code or Section 206(g) of ERISA, (g) a complete or partial withdrawal by Holdings, the Borrower, any other Subsidiary, or any ERISA Affiliate, from a Multiemployer Plan or written notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), (h) the occurrence of a non-exempt “prohibited transaction” with respect to which Holdings, the Borrower, any other Subsidiary, or any of their ERISA Affiliates is a “disqualified person” (within the meaning of Section 4975 of the Code) and with respect to which any of the Loan Parties or any of their ERISA Affiliates could reasonably be expected to have any liability, (i) a written determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (j) the failure by Holdings, the Borrower, any other Subsidiary, or any of their ERISA Affiliates to make by its due date, after the expiration of any applicable grace period, a required installment under Section 430(j) of the Code with respect to any Plan, or (k) the failure by Holdings, the Borrower, any other Subsidiary, or any of their ERISA Affiliates to make any required contribution to a Multiemployer Plan, after the expiration of any applicable grace period.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Events of Default” shall have the meaning assigned to such term in Section 8.01.

“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, (a) Consolidated EBITDA for such period (calculated without giving Pro Forma Effect to any Specified Transaction and without giving effect to clauses (j)(i), (s), (u) and (y)(i) of the definition of Consolidated EBITDA), plus (b) any decrease in Working Capital for such period, minus, (c) in each case, without duplication:

(i)
scheduled principal payments (including the principal component of payments under Capital Lease Obligations) in respect of Indebtedness of Holdings or any of its Subsidiaries made during such Excess Cash Flow Period to the extent not funded with the proceeds of Indebtedness (other than revolving Indebtedness); minus
(ii)
without duplication of amounts deducted pursuant to clause (xvi) below in any prior Excess Cash Flow Period, the sum of (A) Capital Expenditures made during such Excess Cash Flow Period to the extent not funded with the proceeds of Equity Issuances or Indebtedness (other than revolving Indebtedness) and (B) expenditures made during such Excess Cash Flow Period from proceeds of Asset Sales and Casualty Events to the extent such proceeds are included in Consolidated EBITDA; minus
(iii)
cash payments in respect of Consolidated Interest Expense made during such Excess Cash Flow Period; minus
(iv)
amounts added back to Consolidated EBITDA pursuant to clauses (d), (e), (g), (m) and (t) of the definition thereof during such Excess Cash Flow Period, in each case to the extent paid in cash during such Excess Cash Flow Period and not funded with the proceeds of Equity Issuances or Indebtedness (other than revolving Indebtedness); minus

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(v)
amounts added back to Consolidated EBITDA pursuant to clauses (b), (c), (f), (i), (j), (k), (n) and (q) of the definition thereof during such Excess Cash Flow Period, in each case (other than with respect to clauses (b) and (n) of the definition of Consolidated EBITDA) solely to the extent the underlying charge, expense or loss does not constitute a non-cash charge, expense or loss;
(vi)
any increase in Working Capital for such period; minus
(vii)
amounts paid in cash for such period in respect of long-term liabilities (other than Indebtedness), to the extent not funded with the proceeds of Indebtedness (other than revolving Indebtedness); minus
(viii)
[reserved];
(ix)
the aggregate amount of any premium, make-whole or penalty payments actually paid in cash during such period that are made in connection with any repayment, early extinguishment or conversion of Indebtedness or hedging obligations or other derivative instruments to the extent such payments are not (x) expensed during such period or are not deducted in calculating Consolidated Net Income or (y) funded with the proceeds of Indebtedness (other than revolving Indebtedness); minus
(x)
Restricted Payments paid in cash during such period to the extent permitted pursuant to Section 6.07(b)(i), (ii), (viii), (ix), (xi), (xii) and (xiii)); minus
(xi)
[reserved];
(xii)
without duplication of the amounts deducted pursuant to clause (xvi) below in any prior Excess Cash Flow Period, the aggregate consideration paid in cash (including Restricted Payments paid in cash during such period to the extent permitted pursuant to Section 6.07(b)(vii) and representing a portion of such consideration) for any Acquisitions consummated prior to the Closing Date, Permitted Acquisitions and other Investments not funded with the proceeds of Equity Issuances or Indebtedness (other than revolving Indebtedness); minus
(xiii)
the amount of Permitted Tax Distributions and cash payments in respect of Consolidated Income Tax Expense of Holdings and its Subsidiaries with respect to such period to the extent added back to Consolidated EBITDA in accordance with this Agreement; minus
(xiv)
cash expenses in respect of Hedging Agreements during such period; minus
(xv)
financing fees, acquisition and development of software and other Intellectual Property and any other cash expenditures, in each case, that are capitalized in accordance with GAAP; minus
(xvi)
the aggregate consideration required to be paid in cash by Holdings or any of its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period; provided that to the extent (i) the aggregate amount of cash payments actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration or (ii) such cash payments are funded with the proceeds of Equity Issuances or Indebtedness (other than revolving Indebtedness), the amount of such shortfall or such portion funded with the proceeds of Equity Issuances or Indebtedness (other than revolving Indebtedness) shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; minus

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(xvii)
[reserved];
(xviii)
at the option of the Borrower, any amounts in respect of investments (including Permitted Acquisitions, Investments constituting Permitted Investments and Investments made pursuant to Section 6.07) and Restricted Payments which could have been deducted pursuant to clauses (x), (xii) and (xiii) above if made in such period, but which are made after the end of such period and prior to the date upon which a mandatory prepayment for such period would be required under Section 2.09(b)(i) (which amounts, if so deducted in accordance with this clause (xviii), shall not affect the calculation of Excess Cash Flow in any future period).

Notwithstanding anything herein or in the definition of any term used in the definition of Excess Cash Flow to the contrary, all components of Excess Cash Flow shall be computed for Holdings and its Subsidiaries on a consolidated basis.

“Excess Cash Flow Percentage” shall mean, with respect to an Excess Cash Flow Period, 50%; provided that (a) if the Total Net Leverage Ratio at the end of the applicable Excess Cash Flow Period is greater than 3.40:1.00 but less than or equal to 4.25:1.00, such percentage shall be 25% and (b) if the Total Net Leverage Ratio at the end of the applicable Excess Cash Flow Period is less than or equal to 3.40:1.00, such percentage shall be 0%.

“Excess Cash Flow Period” shall mean each fiscal year of Holdings starting with the fiscal year ending December 31, 2024.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Account” shall mean any deposit account, securities account or commodities account (a) used solely for payroll, payroll taxes and other employee wage and benefits payments, (b) constitutes a trust, fiduciary, escrow or tax payment account, including sales tax accounts, (c) constitutes a zero balance deposit account, (d) that is designated as an escrow account or that holds funds for the benefit of third parties, (e) [reserved], (f) used primarily for deposits of governmental receivables or (g) that is maintained solely to hold the proceeds of any Receivables Facility that is permitted hereunder (other than any Existing Receivables Facility), is subject to the Lien of the counterparty with respect to such Receivables Facility and is prohibited by the terms of the definitive agreements with respect to such Receivables Facility from being subject to the Lien of the Collateral Agent.

“Excluded Collateral” shall mean (a) any fee-owned real property with a fair market value (as reasonably determined in good faith by the Borrower as of the Closing Date, or, if such real property is acquired after the Closing Date, as of the date of acquisition thereof) of less than $12,500,000, any fee-owned real property located in a special flood hazard area and all leasehold interests in real property (it being understood that there shall be no requirement to obtain any landlord waivers, estoppels or collateral access letters); (b) motor vehicles, aircrafts, and other assets subject to certificates of title, but only to the extent a Lien thereon cannot be perfected by the filing of a financing statement (or equivalent); (c) Letter-of-Credit Rights with an individual value of less than $5,000,000, except to the extent constituting Supporting Obligations in respect of other Collateral which may be perfected by the filing of a financing statement (or equivalent) and Commercial Tort Claims with an individual value of less than $5,000,000; (d) Equity Interests of any CFC or CFC Holdco other than 65% of the outstanding Equity Interests of any first-tier CFC or first-tier CFC Holdco, and all direct or indirect assets of any CFC or CFC Holdco; (e) (i) Equity Interests constituting Margin Stock and (ii) any Equity Interests in any person not constituting a Wholly Owned Subsidiary to the extent that (x) such Equity Interests cannot be pledged without the consent of one or more third parties and which consent has not been obtained or to the extent prohibited by such person’s Organizational Documents (to the extent such consent requirement or prohibition exists on the

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Closing Date or on the date of acquisition of such Equity Interests and was not entered into in contemplation of such acquisition) or (y) the pledge of such Equity Interests (including any exercise of remedies) would result in a change of control, repurchase obligation or other material adverse consequence to any of the Loan Parties or such person not constituting a Wholly Owned Subsidiary; (f) any contract, lease, permit, license, or license agreement covering real or personal property or any rights or interest in any contract, lease, permit, license, or license agreement covering real or personal property of any Loan Party, in each case, to the extent permitted by this Agreement, if under the terms of such contract, lease, permit, license, or license agreement, or applicable law (including rules or regulations of any Governmental Authority) with respect thereto, the grant of a security interest or Lien therein does or would violate or invalidate such contract, lease, permit, license, or license agreement or create a right of termination in favor of any other party thereto (other than in favor of a Loan Party or a Subsidiary thereof); (g) any asset owned by any Loan Party on the Closing Date or hereafter acquired by a Loan Party that is subject to a Lien securing a Purchase Money Obligation (including any Capital Lease Obligations) or similar obligation to the extent such obligation is of the same type as a Purchase Money Obligation (including any Capital Lease Obligations) or similar obligations, only to the extent and for so long as the contract or other agreement pursuant to which such Lien is granted (or the documentation providing for such Purchase Money Obligation (or such Capital Lease Obligation)) prohibits the creation of any other Lien on such asset and its proceeds or such Lien would violate or invalidate such contract or other agreement or create a right of termination in favor of any other party thereto (other than in favor of a Loan Party or a Subsidiary thereof); (h) governmental licenses, state or local franchises, charters and authorizations or any other particular asset or right under contract, to the extent that the grant of a security interest or Lien therein is prohibited under applicable law (including rules or regulations of any Governmental Authority) or the pledge or creation of a security interest in which would require governmental consent, approval, license or authorization (it being agreed that there shall be no requirement to comply with the Federal Assignment of Claims Act or any similar statute) or the consent of a third party (to the extent such consent requirement or prohibition exists on the Closing Date or on the date of acquisition of such license, franchise, charter, authorization or other asset or right under contract and was not entered into in contemplation of such acquisition); (i) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall be considered Collateral; (j) Excluded Accounts and the funds or other property held therein; (k) assets as to which the Collateral Agent and the Borrower reasonably agree in writing that the cost and/or burden of obtaining such a security interest or perfection thereof (including the cost of title insurance, surveys or flood insurance (if necessary)) are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; or (l) any property or assets for which the creation or perfection of pledges of, or security interests in, such property or assets in favor of the Collateral Agent would result in material adverse tax consequences to Holdings and its Subsidiaries, taken as a whole (as reasonably determined in good faith by the Borrower); provided that (A) the foregoing exclusions of clause (f) through (h) shall in no way be construed (1) to apply to the extent that any described prohibition or restriction is ineffective under Section 9-406, 9-407, 9-408, or 9-409 of the New York UCC or other applicable law or (2) to apply to the extent that any consent or waiver has been obtained that would permit Collateral Agent’s security interest or Lien to attach notwithstanding the prohibition or restriction on the pledge of such contract, lease, permit, license, or license agreement or governmental licenses, state or local franchises, charters or authorizations, as applicable; and (B) the foregoing exclusions of clauses (a) through (h) shall in no way be construed to limit, impair, or otherwise affect any of Collateral Agent’s continuing security interests in and Liens upon any rights or interests of any Loan Party in or to any proceeds or receivables therefrom, including from the sale, license, lease, or other dispositions of any such contract, lease, permit, license, license agreement, governmental license, state or local franchise, charter or authorization, Accounts or Equity Interests.

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“Excluded Subsidiary” shall mean, with respect to Holdings (provided, that in no event shall the Borrower constitute an Excluded Subsidiary):

(a) any Immaterial Subsidiary that does not own any Material Intellectual Property (provided that, to the extent any such Subsidiary no longer qualifies as an Immaterial Subsidiary, such Subsidiary shall cease to be an Excluded Subsidiary by virtue of this clause (a));

(b) each CFC Holdco (provided that, to the extent any such Subsidiary shall cease to be a CFC Holdco, such Subsidiary shall cease to be an Excluded Subsidiary by virtue of this clause (b));

(c) each Foreign Subsidiary other than the Schroth German Subsidiaries (provided that, to the extent any such Subsidiary shall become a Domestic Subsidiary, it shall cease to be an Excluded Subsidiary by virtue of this clause (c));

(d) each Subsidiary that is not a Wholly Owned Subsidiary (provided that in the case of a Subsidiary that ceases to be a Wholly Owned Subsidiary after the Fifteenth Amendment Effective Date, such Subsidiary qualifies as such as a result of a bona fide transaction with a Person that is not an Affiliate of Holdings; provided, further, that, to the extent any such Subsidiary shall become a Wholly Owned Subsidiary, such Subsidiary shall cease to be an Excluded Subsidiary by virtue of this clause (d));

(e) any Subsidiary existing on or acquired after the Closing Date to the extent that, and for so long as, such Subsidiary is prohibited by any Requirements of Law from guaranteeing the Obligations;

(f) any Subsidiary existing on or acquired after the Closing Date, to the extent and for so long as (but only so long as) (i) the guarantee of the Obligations by such Subsidiary would require the consent, approval, license or authorization of a Governmental Authority which has not been obtained or (ii) solely in the case of Subsidiaries acquired after the Closing Date pursuant to a Permitted Acquisition, by any restriction of contract (to the extent such restriction was not entered into or did not arise in contemplation of such acquisition) (including any requirement to obtain third party consent which has not been obtained);

(g) each Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary (other than any Schroth German Subsidiary) or a CFC Holdco;

(h) any not-for-profit Subsidiaries;

(i) any special purposes entities;

(j) any Subsidiary to the extent that the Collateral Agent and the Borrower reasonably agree in writing that the cost and/or burden of obtaining a guarantee are excessive in relation to the benefit to the Lenders;

(k) any Subsidiary to the extent the provision of a guarantee by such Subsidiary would result in material adverse tax consequences to Holdings and its Subsidiaries, taken as a whole (as reasonably determined in good faith by the Borrower);

(l) captive insurance companies;

(m) any direct or indirect Subsidiary of a Subsidiary that is excluded pursuant to clauses (a) through (l) above; and

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(n) solely in the case of any Hedging Obligations that would otherwise be secured by Collateral, any Subsidiary that is not an “eligible contract participant” as defined in the Commodity Exchange Act;

provided that, notwithstanding the foregoing, “Excluded Subsidiary” shall not include any of the Schroth German Subsidiaries. Upon any such Subsidiary ceasing to be an Excluded Subsidiary pursuant to clauses (a) through (n) above, such Subsidiary shall comply with Section 5.10, to the extent applicable.

“Excluded Swap Obligation” shall mean with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of or the grant of such security interest by such Guarantor would otherwise have become effective with respect to such related Swap Obligation or (b) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interests is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its net income, gross income, net profits or gross profits (in each case, however denominated) and franchise or capital Taxes imposed on it, by a jurisdiction (or any political subdivision thereof) (i) as a result of such recipient being organized or having its principal office (or, in the case of any Lender, applicable lending office) in, such jurisdiction, or (ii) as a result of any other present or former connection between the jurisdiction imposing such Tax and such recipient other than a connection solely as a result of having executed or delivered, become a party to, performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document or sold or assigned an interest in any Loan or any Loan Document, (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax by any jurisdiction described in clause (a), (c) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new lending office), except (x) to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.14(a) or (y) if such Lender is an assignee pursuant to a request by the Borrower under Section 2.15, (d) Taxes attributable to a Lender’s failure to comply with Section 2.14(e), and (e) any U.S. federal withholding Tax imposed under FATCA.

“Exercise of Remedies” shall have the meaning assigned to such term in Section 1.11.

“Existing Receivables Facilities” shall mean (a) the Receivables Facility of AGC Acquisition LLC pursuant to the Supplier Agreement, dated as of May 28, 2013, with Citibank, N.A. and (b) the Receivables Facility of Applied Engineering, Inc. pursuant to the Supplier Agreement, dated as of May 11, 2004, with Citibank, N.A., in each case, as amended, supplemented, modified or restated from

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time to time in a manner not materially adverse to the Lenders (it being agreed that any amendment, supplement, modification or restatement to any Existing Receivables Facility with the effect of adding or replacing the Buyer (as defined in the applicable Existing Receivables Facility) named therein (other than any replacement of such Buyer with its successors by operation of law) shall be deemed to be materially adverse to the Lenders).

“Existing Revolving Tranche” shall have the meaning assigned to it in Section 2.16(b).

“Extended Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.16(b).

“Extended Revolving Credit Loans” means one or more Classes of Revolving Credit Loans that result from an Extension Amendment.

“Existing Term Loan Tranche” shall have the meaning assigned to it in Section 2.16(a).

“Extended Term Loan” shall have the meaning assigned to such term in Section 2.16(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.16(c).

“Extension” means the establishment of an Extension Series by amending a Loan or Commitment pursuant to Section 2.16 and the applicable Extension Amendment.

“Extension Amendment” shall have the meaning assigned to it in Section 2.16(d).

“Extension Election” shall have the meaning assigned to it in Section 2.16(c).

“Extension Request” shall have the meaning assigned to it in Section 2.16(b).

“Extension Series” shall have the meaning assigned to it in Section 2.16(b).

“Fair Market Value” shall mean with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as determined in good faith by the Borrower.

“FATCA” shall mean (a) Sections 1471 through 1474 (including, for the avoidance of doubt, any agreement entered into pursuant to Section 1471(b)(1)) of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and the U.S. Treasury Regulations and official published guidance with respect thereto, whether in existence on the date hereof or promulgated thereafter and (b) any intergovernmental agreement implementing (a) above and including any rules or guidance implementing such intergovernmental agreements.

“FCPA” shall mean the United States Foreign Corrupt Practices Act 1977, 18 U.S.C. 78dd-1 et seq., as amended.

“Federal Funds Effective Rate” shall mean, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next

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succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the applicable Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” shall mean that certain Fee Letter, dated as of September 8, 2017, by and between the Borrower and Blackstone.

“Fifteenth Amendment” shall mean that certain Fifteenth Amendment to Credit Agreement and First Amendment to Security Agreement dated as of the Fifteenth Amendment Effective Date by and among the Borrower, Holdings, the Guarantors party thereto and the Lenders party thereto.

“Fifteenth Amendment Effective Date” shall mean May 10, 2024.

“Financial Officer” of any person shall mean the chief executive, chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such person or such other person reasonably acceptable to the Administrative Agent.

“First Lien Net Leverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Indebtedness that is secured by a Lien on the Collateral (other than Consolidated Indebtedness that is secured by a Lien on the Collateral that is junior in priority to the Liens securing the Obligations), net of unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries, in each case, at such time, to (b) Consolidated EBITDA for the Test Period then most recently ended.

“Floor” shall mean (x) with respect to Initial Term Loans, Nineteenth Amendment Incremental Term Loans and Delayed Draw Term Loans, 1.00% per annum and (y) with respect to Revolving Credit Loans, 0% per annum.

“Foreign Lender” shall mean any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“Foreign Plan” shall mean, except for each plan, scheme or arrangement to which contributions are mandated by a government or governmental authority other than the United States, any employee benefit plan maintained or contributed to by any Company primarily to provide defined benefit pension benefits to employees employed outside the United States.

“Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary.

“Fronting Fee” shall have the meaning assigned to it in Section 2.05(d).

“GAAP” shall mean generally accepted accounting principles in the United States, applied in accordance with Section 1.04.

“GE Capital Lease” shall mean the Real Property lease pursuant to the Lease Agreement, dated as of April 12, 2017, by and between 151 Sheree Boulevard Partners, LLC and General Ecology, Inc., as amended, restated, supplemented or otherwise modified from time to time.

“GE Earn-out” shall mean the future payment(s) of existing earn-out obligations incurred in connection with the acquisition of General Ecology, Inc., a Pennsylvania corporation.

“German Security Documents” means, subject to the Agreed Security Principles, the following German law governed security agreements: (a) a share or interest pledge agreement over the

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shares or partnership interests in any Schroth German Subsidiary; (b) account pledge agreements in respect of all bank accounts held by any Schroth German Subsidiary; (c) an assignment of German law intercompany receivables and third party trade receivables owed to any Schroth German Subsidiary and (d) a pledge agreement over any intellectual property rights owned by any Schroth German Subsidiary.

“GmbH Guarantee” shall have the meaning assigned to it in Section 7.12(a).

“GmbH Guarantee Obligations” shall have the meaning assigned to it in Section 7.12(a).

“GmbH Guarantor” shall have the meaning assigned to it in Section 7.12(a).

“GmbHG” shall mean the German Limited Liability Companies Act (Gesetz betreffend Gesellschaften mit beschränkter Haftung).

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.

“Guarantees” shall mean the guarantees issued pursuant to Article VII by the Guarantors.

“Guarantors” shall mean (a) Holdings and each Subsidiary of Holdings listed on Schedule 1.01(a) on the Fifteenth Amendment Effective Date and (b) each other Subsidiary that is or becomes a party to this Agreement pursuant to Section 5.10(b).

“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, regulated under any Environmental Laws.

“Hedge Bank” shall mean any person that enters into a Hedging Agreement with Holdings or any Subsidiary; provided that, in the case of any Secured Hedging Agreement, if such person is not a Lender, (a) such person and the Secured Hedging Agreement between such person and Holdings or its relevant Subsidiary are reasonably acceptable to the Administrative Agent and Collateral Agent (in each case, acting at the direction of the Required Lenders) and (b) such person executes and delivers to the Agents a letter agreement in form and substance reasonably acceptable to the Administrative Agent and Collateral Agent (in each case, acting at the direction of the Required Lenders) and the Borrower pursuant to which such person (i) appoints such Agents as its agents under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article IX and Section 8.03 of this Agreement and corresponding or similar provisions in any Security Document, in each case, as if it were a Lender.

“Hedging Agreement” shall mean (i) any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies, whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master

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Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.

“Holdings” shall have the meaning assigned to such term in the preamble hereto.

“Immaterial Subsidiary” shall mean any Subsidiary of Holdings (provided, that in no event shall the Borrower constitute an Immaterial Subsidiary) that (a) did not, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable (or, as of the Closing Date, the most recent financial statements delivered prior to the Closing Date), have assets (on an individual basis) with a value in excess of 5.0% of Consolidated Total Assets (for Holdings and its Subsidiaries on a consolidated basis) or Consolidated EBITDA (on an individual basis) representing in excess of 5.0% of Consolidated EBITDA (for Holdings and its Subsidiaries on a consolidated basis and calculated on a Pro Forma Basis) as of such date for the Test Period most recently ended, and (b) taken together with all Immaterial Subsidiaries as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable (or, as of the Closing Date, the most recent financial statements delivered prior to the Closing Date), did not have assets with a value in excess of 10.0% of Consolidated Total Assets or Consolidated EBITDA representing in excess of 10.0% of Consolidated EBITDA (for Holdings and its Subsidiaries on a consolidated basis and calculated on a Pro Forma Basis) as of such date for the Test Period most recently ended (or as of the Closing Date, as applicable); provided that if, as of the last day of the fiscal quarter of Holdings most recently ended for which financial statements are required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable (or, as of the Closing Date, the most recent financial statements delivered prior to the Closing Date), the Consolidated Total Assets or Consolidated EBITDA of all Subsidiaries so designated by the Borrower as “Immaterial Subsidiaries” shall have, as of the last day of such Test Period, exceeded the limits set forth in clauses (a) or (b) above, then within ten (10) Business Days after the date such financial statements are so delivered (or so required to be delivered), the Borrower shall redesignate one or more Immaterial Subsidiaries in a written notice to the Administrative Agent, such that, as a result thereof, the Consolidated Total Assets and Consolidated EBITDA of all Subsidiaries that are still designated as “Immaterial Subsidiaries” do not exceed such limits. Upon any such Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such Subsidiary shall comply with Section 5.10, to the extent applicable.

“Increase Effective Date” shall have the meaning assigned to such term in Section 2.17(b).

“Incremental Amendment” shall have the meaning assigned to such term in Section 2.17(f).

“Incremental Amendment Date” shall have the meaning assigned to such term in Section 2.17(d).

“Incremental Equivalent Debt” means Indebtedness of a Loan Party in the form of senior secured, junior lien, senior unsecured or subordinated loans or notes, or in each case, any bridge financing in lieu of the foregoing, or secured or unsecured “mezzanine” debt or commitments in respect of any of the foregoing issued, incurred or implemented in lieu of loans which would otherwise be permitted to be incurred under an Incremental Facility; provided, that:

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(a)
the aggregate outstanding amount thereof incurred after the Fifteenth Amendment Effective Date shall not exceed the Available Incremental Amount (excluding any amount pursuant to clause (E) or (F) of the definition thereof) at the time of such incurrence;
(b)
the Weighted Average Life to Maturity applicable to such Incremental Equivalent Debt is no shorter than the Weighted Average Life to Maturity of the then existing Term Loans; provided, that this requirement shall not apply to Incremental Equivalent Debt in the form of bridge financings, escrow or similar arrangements that automatically extend or are convertible or exchangeable into other instruments meeting the requirements of this clause (b);
(c)
the final maturity date with respect to such Incremental Equivalent Debt is no earlier than the Latest Maturity Date at the time of such incurrence, or if secured on a junior lien basis or unsecured, ninety-one (91) days after the Latest Maturity Date at the time of such incurrence; provided, that this requirement shall not apply to Incremental Equivalent Debt in the form of bridge financings, escrow or similar arrangements that automatically extend or are convertible or exchangeable into other instruments meeting the requirements of this clause (c);
(d)
any Incremental Equivalent Debt shall be secured only by the Collateral (or a portion thereof) on a pari passu or junior lien basis to the then existing Initial Term Loans and shall only be guaranteed by the Guarantors (or a subset thereof) and any such Incremental Equivalent Debt that is secured shall be subject to an Acceptable Intercreditor Agreement; provided, that any Incremental Equivalent Debt may be secured by assets other than the Collateral or guaranteed by a Subsidiary other than the Guarantors, so long as such assets are contemporaneously included as Collateral and such Subsidiary contemporaneously becomes a Guarantor; provided, further, that for the avoidance of doubt, any Incremental Equivalent Debt may also be unsecured;
(e)
any Incremental Equivalent Debt (other than underwritten or syndicated “high yield” notes) that is pari passu in right of payment and secured by a Lien on the Collateral that is pari passu with the Lien securing the Initial Term Loans shall be subject to the MFN Adjustment (as though such Incremental Equivalent Debt were Incremental Term Loans);
(f)
no Event of Default shall have occurred and be continuing at the time of funding or shall immediately result from the incurrence of any Incremental Equivalent Debt; provided, that, with respect to any Incremental Equivalent Debt incurred in connection with a Limited Condition Transaction, the foregoing condition shall not be required to be satisfied and instead (x) no Specified Event of Default shall have occurred and be continuing or would immediately thereafter result therefrom as of the date of such Credit Extension and (y) no Event of Default shall exist on the Limited Conditionality Test Date; and
(g)
the terms and provisions of any Incremental Equivalent Debt shall, except as otherwise set forth herein, at the election of the Borrower (x) be substantially consistent with the terms and provisions applicable to the Term Loans existing on the date of incurrence of such Incremental Equivalent Debt or (y) not be materially more favorable (taken as a whole) to the lenders or investors providing such Incremental Equivalent Debt than those applicable to the then-existing Term Loans on such date of incurrence, taken as a whole, unless such terms and provisions are either (1) applicable after the Latest Maturity Date at the time of such incurrence or (2) included in this Agreement for the benefit of the existing Lenders (but excluding any terms and provisions applicable after the final maturity date of the then existing Term Loans in which case no such consent shall be required).

“Incremental Facility” shall have the meaning assigned to such term in Section 2.17(a).

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“Incremental Facility Closing Date” shall have the meaning assigned to such term in Section 2.17(b).

“Incremental Loans” shall have the meaning assigned to such term in Section 2.17(d).

“Incremental Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.17(a).

“Incremental Revolving Credit Loan” shall have the meaning assigned to such term in Section 2.17(d).

“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.17(a).

“Incremental Term Loan Commitments” shall have the meaning assigned to such term in Section 2.17(a).

“Incur” shall mean issue, assume, guarantee, incur or otherwise become directly, indirectly or contingently liable for any Indebtedness, including by a guaranty, put, purchase agreement or other agreement, contingent or otherwise, to purchase, redeem, retire, defease or otherwise acquire for value such Indebtedness; provided, however, that any Indebtedness of a person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 6.01, (a) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security, (b) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms and (c) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or prepayment or making of a mandatory offer to purchase such Indebtedness, in each case shall be deemed not to be the Incurrence of Indebtedness.

“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding (i) trade and other ordinary course accounts payable, similar obligations to trade creditors and accruals for payroll and similar liabilities, in each case, incurred or accrued in the ordinary course of business and any reimbursement obligations under any trade or commercial letters of credit and (ii) any earn-out obligation or similar contingent payment obligation, except to the extent that such obligation is not paid when earned and due and payable); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations and Purchase Money Obligations; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) [reserved]; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions (other than any reimbursement obligations in respect of trade or commercial letters of credit); (j) any Disqualified Capital Stock of such Person; and (k) all Contingent Obligations of such person in respect of Indebtedness of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such

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person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

“Indemnified Taxes” shall mean all Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” shall have the meaning assigned to such term in Section 10.03(b).

“Independent Assets or Operations” shall be deemed to exist with respect to any Parent Company if such Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in Holdings and its Subsidiaries), determined in accordance with GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 5.0% of such Parent Company’s corresponding consolidated amount.

“Information” shall have the meaning assigned to such term in Section 10.12.

“Initial Borrower” shall have the meaning assigned to such term in the preamble hereto.

“IPO” shall mean any transaction or series of related transactions (including any merger with any special purpose acquisition company or a Subsidiary thereof) after which the common Equity Interests of Holdings or any Parent Company constitutes publicly traded Equity Interests on any U.S. securities exchange.

“Initial Term Loan” shall mean the loans made on the Closing Date pursuant to Section 2.01(a) and all other “Extended Term Loans” (as defined in the Fifteenth Amendment) under and pursuant to the Fifteenth Amendment. The aggregate principal amount of the Initial Term Loans on the Fifteenth Amendment Effective Date is $252,898,598.45.

“Initial Term Loan Commitment” shall mean, with respect to any Lender, its obligation to make Initial Term Loans to the Borrower on the Closing Date pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 (as in effect on the Closing Date) under the caption “Initial Term Loan Commitment”. The aggregate principal amount of the Initial Term Loan Commitments on the Closing Date (prior to giving effect to the making of the Initial Term Loans on the Closing Date) was $160,000,000.00.

“Intellectual Property” shall have the meaning assigned to such term in the Security Agreement.

“Intercompany Note” shall mean a promissory note by and among Holdings and each of its Subsidiaries in form and substance reasonably satisfactory to the Collateral Agent.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Loan in accordance with Section 2.06, substantially in the form of Exhibit D or such other form as is reasonably acceptable to the applicable Agent.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, commencing December 31, 2017, (b) with respect to any Term SOFR Loan, the last day of the

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Interest Period applicable to the Loan and, in the case of a Term SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (c) with respect to any Loan, the Maturity Date applicable hereto.

“Interest Period” shall mean, with respect to any Term SOFR Loans, the period commencing on the date of the issuance of such Loans and ending on the numerically corresponding day in the calendar month that is one, three or six months (or, if agreed by all Lenders, twelve months or less than one month) thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) no Interest Period shall extend beyond the Maturity Date and (d) at any one time there shall be no more than five different Interest Periods in effect. For purposes hereof, the date of the issuance of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Investment” shall mean, with respect to any person, any investment by such person in any other person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such person made in the ordinary course of business for bona fide business purposes, and (b) bona fide Accounts arising in the ordinary course of business), purchases or other acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other person (or of any division or business line of such other person).

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment, or other amount received by Holdings or a Subsidiary in respect of such Investment (provided that, with respect to amounts received other than in the form of cash or Cash Equivalents, such amount shall be equal to the Fair Market Value of such consideration). An Investment will be deemed to have been made at the time of making any such loans, advance or capital contribution, purchase or other acquisition for consideration of Indebtedness, Equity Interests or other securities.

“Investment Property” shall have the meaning assigned to such term in the Security Agreement.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” shall mean, as the context may require, (a) Citibank, N.A. and Royal Bank of Canada; (b) any other Lender that may become an Issuing Bank pursuant to Sections 2.02(j) and (k) with respect to Letters of Credit issued by such Lender; and/or (c) collectively, all of the foregoing. Any Issuing Bank may, at its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Bank (and each such Affiliate shall be deemed to be an “Issuing Bank” for all purposes of the Loan Documents). In the event that there is more than one Issuing Bank at any time, references herein and in the other Loan Documents to the Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires.

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“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit E or such other form as is reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders).

“Latest Maturity Date” shall mean, at any time, the latest Maturity Date applicable to any Loan hereunder at such time, including the latest maturity date of any Extended Term Loan, as extended in accordance with this Agreement from time to time.

“LC Commitment” shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.02.

“LC Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Extension” shall have the meaning assigned to such term in Section 2.02(c)(i).

“LC Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit (including any and all Letters of Credit for which documents have been presented that have not been honored or dishonored) plus the aggregate of all Unreimbursed Amounts, including all L/C Disbursements. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.13 and Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time.

“LC Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).

“LC Request” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Issuing Bank in accordance with the terms of Section 2.02(b).

“LC Sublimit” shall mean $25,000,000.

“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lenders” shall have the meaning assigned to such term in the preamble hereto.

“Letter of Credit” shall mean any Standby Letter of Credit in each case issued or to be issued by an Issuing Bank for the account of the Borrower or any Subsidiary thereof pursuant to Section 2.02.

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“Letter-of-Credit Rights” shall mean “letter of credit rights” as such term is defined in the UCC.

“Letter of Credit Expiration Date” shall mean the date which is not less than five (5) Business Days prior to the Revolving Maturity Date (or, if such date is not a Business Day, the next succeeding Business Day), or such later date to the extent such Letter of Credit has been cash collateralized in an amount equal to 103% of the LC Exposure or backstopped with another letter of credit for the period after the Revolving Maturity Date in a manner to be mutually and reasonably agreed between the applicable Issuing Bank and the Borrower.

“Lien” shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, collateral assignment, hypothecation, security interest or encumbrance of any kind or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than filings or similar notices which do not evidence a valid lien or which have been filed without authorization), including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law; and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property.

“Limited Condition Transactions” means (1) any Permitted Acquisition or other Investment or similar transaction (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Equity Interests or otherwise), in each case, permitted hereunder by Holdings or one or more of its Subsidiaries whose consummation is not conditioned upon the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance thereof (which notice, for the avoidance of doubt, may be conditioned upon the occurrence of refinancing or any other transaction), (3) any Restricted Payment and (4) any Asset Sale or other disposition permitted hereunder by Holdings or one or more of its Subsidiaries.

“Limited Conditionality Election” shall have the meaning assigned to such term in Section 1.06.

“Limited Conditionality Test Date” shall mean with respect to any Limited Condition Transaction, the date of the execution of the agreement, giving of irrevocable notice or declaration with respect to such Limited Condition Transaction.

“LMB Acquisition” shall mean the acquisition by the Borrower, directly or indirectly (including by one or more acquisitions of direct or indirect equity interests, mergers and/or other means), of the Transferred Securities (as defined in the LMB Acquisition Agreement) of (i) ASC3 LMB TopCo, a société par actions simplifiée organized under the laws of France and (ii) ASC3 LMB FinCo, a société par actions simplifiée organized under the laws of France, pursuant to the LMB Acquisition Agreement and the transactions related thereto.

“LMB Acquisition Agreement” shall mean that certain Securities Purchase Agreement, by and among the Borrower, Holdings and the Sellers (as defined therein), together with the schedules and exhibits thereto (as amended, supplemented or otherwise modified from time to time), as attached as Exhibit 2 to that certain Put Option, dated as of February 20, 2025, by and among Loar Group, Ace Aèro Partenaires, a société de libre partenariat organized under the laws of France, Ace LMB Fund, a fund represented by its management company bringing investors from Credit Agricole Group as IDIA Capital Investissement, Tikehau Investment Management, a société par actions simplifiée organized under the laws of France,

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Thomas Bernard, a French citizen, Amundi Private equity Funds and certain other persons set forth in a schedule therein (in each case, together with the schedules and exhibits thereto and as amended, supplemented or otherwise modified from time to time).

“LMB Debt Refinancing” shall have the meaning assigned to such term in the Nineteenth Amendment.

“LMB Limited Conditionality Test Date” means February 20, 2025.

“Loan Documents” shall mean this Agreement, the Fifteenth Amendment, the Sixteenth Amendment, the Seventeenth Amendment, the Eighteenth Amendment, the Nineteenth Amendment, the Notes, the Agency Fee Letter, the Fee Letter, the Revolving Agency Fee Letter, the DDTL Fee Letter, the Sixteenth Amendment Fee Letter, the Nineteenth Amendment Fee Letter and the Security Documents.

“Loan Parties” shall mean the Borrower and the Guarantors.

“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Loar Acquisition” shall have the meaning assigned to such term in the third recital hereto.

“Loar Acquisition Agreement” shall have the meaning assigned to such term in the first recital hereto.

“Loar Group” shall have the meaning assigned to such term in the preamble hereto.

“Loar Target” shall have the meaning assigned to such term in the first recital hereto.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Holdings or any direct or indirect parent of Holdings on the date of declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing price per share of such common Equity Interests on the applicable exchange for the 30 consecutive trading days immediately preceding the date of declaration of such dividend

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Agreement” shall have the meaning assigned to such term in the definition of “Hedging Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, financial condition or results of operations, in each case, of Holdings and its Subsidiaries, taken as a whole; (b) the ability of the Loan Parties (taken as a whole) to perform any of their payment obligations under any Loan Document; or (c) the rights of or benefits or remedies (taken as a whole) available to the Lenders or the Collateral Agent under the Loan Documents (taken as a whole).

“Material Indebtedness” shall mean any Indebtedness (other than the Loans or Hedging Obligations) of Holdings or any of its Subsidiaries in an aggregate outstanding principal amount exceeding the greater of (i) $24,000,000 and (ii) 20.0% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis); provided that the Indebtedness under the GE Capital Lease shall not constitute Material Indebtedness hereunder to the extent the early termination of the GE Capital Lease could not reasonably be expected to result in a Material Adverse Effect.

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“Material Intellectual Property” means any Intellectual Property that (a) is owned by Holdings or any of its Subsidiaries that is not an Excluded Subsidiary and (b) is material to the business of Holdings and its Subsidiaries (taken as a whole).

“Maturity Date” shall mean, (a) with respect to the Initial Term Loans (including, for the avoidance of doubt, the Sixteenth Amendment Incremental Term Loans), the Nineteenth Amendment Incremental Term Loans and any Delayed Draw Term Loans (other than Extended Term Loans), May 10, 2030 (the “Term Loan Maturity Date”); (b) with respect to the Revolving Credit Commitments and any Revolving Credit Loans, May 10, 2029 (the “Revolving Maturity Date”); (c) with respect to any Incremental Term Loans, Incremental Revolving Credit Commitments and Incremental Revolving Credit Loans the final maturity date as specified in the applicable Incremental Amendment; and (d) with respect to any Extended Term Loans and Extended Revolving Credit Commitments, the final maturity date as specified in the applicable Extension Amendment; provided that, in each case, if such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maverick Earn-out” shall mean the future payment(s) of existing earn-out obligations incurred in connection with the acquisition of Maverick Molding Co., an Ohio corporation.

“Maximum Rate” shall have the meaning assigned to such term in Section 10.14.

“Minimum Borrowing Amount” shall mean:

(a) in the case of Term SOFR Loans that are Initial Term Loans and Nineteenth Amendment Incremental Term Loans, $500,000;

(b) in the case of Term SOFR Loans that are Revolving Credit Loans, $100,000;

(c) in the case of Term SOFR Loans that are Delayed Draw Term Loans, $1,000,000;

(d) in the case of ABR Loans that are Initial Term Loans and Nineteenth Amendment Incremental Term Loans, $500,000;

(e) in the case of ABR Loans that are Revolving Credit Loans, the lesser of $100,000 and the Revolving Credit Commitment at such time; and

(f) in the case of ABR Loans that are Delayed Draw Term Loans, $1,000,000.

“Mortgage” shall mean an agreement, including a mortgage, deed of trust, assignment of leases and rents or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or as shall be customary under applicable local law.

“Mortgaged Property” shall mean (a) each owned Real Property identified as a Mortgaged Property on Schedule 3(b) to the Perfection Certificate dated as of the Closing Date and (b) each owned Real Property located in the United States, if any, which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 5.10.

“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions; or (b) to which any Loan Party or any ERISA Affiliate has

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within the preceding six plan years made contributions and with respect to which any Loan Party or any ERISA Affiliate has any ongoing obligation or could reasonably be expected to incur liability.

“Net Asset Determination” shall have the meaning assigned to such term in Section 7.12(b)(vi)(F).

“Net Cash Proceeds” shall mean an amount equal to:

(j)
with respect to any Asset Sale, the cash proceeds received by Holdings or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by Holdings or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) (A) reasonable and customary expenses paid or payable in connection with such sale by Holdings, any of its Subsidiaries or any of its direct or indirect parent companies to third parties who are not Affiliates of Holdings, including brokers’ fees or commissions, legal, accounting and other professional and transactional fees and (B) transfer and similar Taxes and Holdings’ good faith estimate of Taxes paid or payable in connection with such sale by Holdings, any of its Subsidiaries or any of its direct or indirect parent companies (and, without duplication, any Permitted Tax Distributions, pursuant to Section 6.07(b)(vi) to the extent paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) Holdings’ good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within one (1) year of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within one (1) year of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than (A) any such Indebtedness assumed by the purchaser of such properties and (B) the Loans); (v) in the case of any Asset Sale by a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of Holdings or a Wholly-Owned Subsidiary as a result thereof and (vi) that are not applied or invested as provided in Section 2.09(b)(vi); provided that (a) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed the greater of (I) $12,000,000 and (ii) 10.0% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) and (b) no net cash proceeds with respect to any other Asset Sale or Casualty Event not excluded from the requirements of this proviso shall constitute Net Cash Proceeds under this proviso in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed the greater of (I) $24,000,000 and (ii) 20.0% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this proviso);
(k)
with respect to any issuance or sale of Equity Interests or Debt Issuance by Holdings or any of its Subsidiaries, the cash proceeds thereof, net of reasonable and customary fees, commissions, costs and other expenses incurred in connection therewith to third parties who are not Affiliates of Holdings; and
(l)
with respect to any Casualty Event, the cash insurance proceeds, cash condemnation awards and other cash compensation received in respect thereof, net of (i) all reasonable and customary costs and expenses incurred in connection with the collection of such proceeds, awards or other

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compensation in respect of such Casualty Event; and (ii) in the case of any Casualty Event of a non-Wholly-Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (ii)) attributable to minority interests and not available for distribution to or for the account of Holdings or a Wholly-Owned Subsidiary as a result thereof.

“Nineteenth Amendment” shall mean that certain Nineteenth Amendment to Credit Agreement, dated as of the Nineteenth Amendment Effective Date, by and among the Borrower, Holdings, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Nineteenth Amendment Effective Date” shall mean December 23, 2025.

“Nineteenth Amendment Fee Letter” shall mean that certain Amended and Restated Fee Letter, dated as of November 10, 2025, by and among the Borrower and Blackstone.

“Nineteenth Amendment Incremental Term Loan” shall have the meaning assigned to such term in the Nineteenth Amendment.

“Nineteenth Amendment Incremental Term Loan Commitment” shall have the meaning assigned to such term in the Nineteenth Amendment.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all or all affected Lenders of the applicable Class or Classes in accordance with the terms of Section 10.02 and (b) has been approved by the Required Lenders.

“Non-Finance Lease Obligation” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP (for the avoidance of doubt, subject to Section 1.04), is not and is not required to be accounted for as a capital lease or finance lease on the balance sheet of that Person. For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Notes” shall mean any notes evidencing the Commitments under, or the Loans issued pursuant to, this Agreement, substantially in the form of Exhibit F or such other form as is reasonably acceptable to the applicable Agent.

“NYFRB” shall mean the Federal Reserve Bank of New York.

“Obligations” shall mean (a) obligations of Holdings, the Borrower and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, each payment required to be made by the Borrower and the other Loan Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of Reimbursement Obligations with respect to Letters of Credit, interest thereon and obligations to provide cash collateral with respect thereto and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Holdings, the Borrower and the other Loan Parties under this Agreement, the other Loan Documents, Secured Cash Management Agreements and Secured Hedging Agreements, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Holdings, the Borrower and the other Loan Parties

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under or pursuant to this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Obligations shall not include the Excluded Swap Obligations.

“OFAC” shall mean the United States Department of Treasury’s Office of Foreign Assets Control.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer in his or her official (and not individual) capacity.

“Open Market Purchase Expiry Date” has the meaning assigned to such term in Section 10.04(g).

“Organizational Documents” shall mean, with respect to any person, (a) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (b) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (c) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (d) in the case of any general partnership, the partnership agreement (or similar document) of such person and (e) in any other case, the functional equivalent of the foregoing, including, in the case of any entity incorporated or established in Germany, a commercial register extract (Handelsregisterauszug), its articles of association or partnership agreement (Satzung oder Gesellschaftsvertrag), any by-laws (Geschäftsordnung) and a list of shareholders (Gesellschafterliste).

“Other Taxes” shall mean all present or future stamp, court or documentary Taxes or any other excise, intangible, recording, filing, property or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are described in clause (a)(ii) of the definition of Excluded Taxes imposed with respect to an assignment, grant of a participation, designation of a different lending office or other transfer (other than an assignment, grant of a participation, designation of a different lending office or other transfer made pursuant to Section 2.15).

“Paid in Full” shall mean the payment in full in cash of (x) the Obligations (other than obligations pursuant to Secured Hedging Agreements and Secured Cash Management Agreements and inchoate or contingent or reimbursable obligations for which no claim has been asserted), (y) the Guaranteed Obligations (other than obligations pursuant to Secured Hedging Agreements and Secured Cash Management Agreements, except to the extent an event of default has occurred thereunder and Section 8.03 is then applicable, and inchoate or contingent or reimbursable obligations for which no claim has been asserted) or (z) the Secured Obligations (as defined in the Security Agreement) (other than obligations pursuant to Secured Hedging Agreements and Secured Cash Management Agreements, except to the extent an event of default has occurred thereunder and Section 8.03 is then applicable, and inchoate or contingent or reimbursable obligations for which no claim has been asserted), as applicable. “Payment in Full” shall have a meaning correlative thereto.

“Parallel Debt” shall have the meaning assigned to such term in Section 9.17(b).

“Parent” shall mean Loar Acquisition 13, LLC, a Delaware limited liability company and parent company of Holdings.

“Parent Company” shall mean any Person of which the Borrower is a direct or indirect Subsidiary.

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“Participant” shall have the meaning assigned to such term in Section 10.04(c).

“Participant Register” shall have the meaning assigned to such term in Section 10.04(c).

“Paycheck Protection Program” shall mean the Paycheck Protection Program, Section 1102 of Title I of the Coronavirus Aid, Relief, and Economic Security Act, as the same may be amended from time to time, and the rules and regulations promulgated thereunder.

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PCBs” shall have the meaning assigned to such term in the definition of “Hazardous Materials.”

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit G-1 or any other form approved by the Collateral Agent, executed by the Borrower and each Guarantor, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Perfection Certificate Supplement” shall mean a certificate supplement substantially in the form of Exhibit G-2 or any other form approved by the Collateral Agent.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean any Acquisition to the extent that:

(i)
no Event of Default under Sections 8.01(a) or (b) or, with respect to the Borrower, Sections 8.01(g) or (h) shall have occurred and be continuing;
(ii)
the aggregate amount of Investments made by Loan Parties in connection with Targets that do not become, and assets that will not be held by, Loan Parties shall not exceed, for all Acquisitions in the aggregate, the greater of $60,000,000 and 50.0% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis); and
(iii)
with respect to such Acquisition, the Loan Parties shall comply with the requirements of Section 5.10, to the extent applicable; provided that, notwithstanding the foregoing provisions of this definition, the Schroth Acquisition shall be deemed to be a Permitted Acquisition.

“Permitted Holder” shall mean any of the Closing Date Investors and any of their respective Affiliates (other than any portfolio companies).

“Permitted Investment” shall mean any of the following Investments by Holdings or any of its Subsidiaries:

(m)
Investments (i) in Holdings or any Subsidiary that is a Loan Party, (ii) by a Subsidiary that is not a Loan Party in a Subsidiary that is not a Loan Party and (iii) by a Loan Party in a Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments by Loan Parties in Subsidiaries that are not Loan Parties shall not exceed the greater of $60,000,000 and 50.0% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) outstanding at any time;

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(n)
a Permitted Acquisition;
(o)
cash and Cash Equivalents;
(p)
extensions of trade credit or accounts receivable credit in the ordinary course of business;
(q)
payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(r)
loans and advances in the ordinary course of business to the employees, officers and members of management of Holdings or any of its Subsidiaries, so long as the aggregate principal amount of all such loans and advances not repaid in cash at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed the greater of $12,000,000 and 10% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis);
(s)
any person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale as permitted pursuant to Section 6.04 or any other asset disposition not otherwise prohibited hereunder;
(t)
Investments in the form of notes issued by officers, directors and employees of Holdings or any Subsidiary for the sole purpose of purchasing Equity Interests of Holdings or any parent entity thereof;
(u)
Investments arising from Hedging Agreements entered into in the ordinary course of business by Holdings or any of its Subsidiaries and not for the purpose of speculation;
(v)
any Investment listed on Schedule 6.07(a) and any extension, modification, replacement or renewal of any such Investments existing on the Fifteenth Amendment Effective Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Fifteenth Amendment Effective Date;
(w)
guarantees of Indebtedness permitted under Section 6.01 and performance guarantees and Contingent Obligations incurred in the ordinary course of business;
(x)
(i) bank deposits in the ordinary course of business; and (ii) the endorsement of instruments for collection or deposit in the ordinary course of business;
(y)
increases in Investments reflecting an increase in the value of the Investments;
(z)
any Loan Party may capitalize or forgive any debt owed to it by any other Loan Party;
(aa)
Investments in an aggregate amount not exceeding at any time outstanding the greater of $60,000,000 and 50% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis);
(bb)
Investments in the form of intercompany Indebtedness permitted pursuant to Section 6.01(k);

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(cc)
Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations, of and other disputes with, customers and suppliers arising in the ordinary course of business;
(dd)
Investments in an aggregate amount not to exceed the Cumulative Amount, so long as in respect of Investments made using clause (b) of the Cumulative Amount only, no Specified Event of Default shall have occurred and be continuing or would otherwise result therefrom; and
(ee)
any Investments if (x) no Specified Event of Default shall have occurred and be continuing or would otherwise result therefrom and (y) on a Pro Forma Basis after giving effect to such Investment, the Total Net Leverage Ratio would be equal to or less than 5.50 to 1.00 as of the last day of the most recently ended Test Period.

“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.

“Permitted Tax Distributions” shall mean, for any taxable period (or portion thereof) that Holdings (or any other person of which Borrower is a direct or indirect wholly owned Subsidiary) is treated as a corporation for U.S. federal income tax purposes and for which Borrower and/or any of its Subsidiaries are members (or are pass-through entities of such members) of a consolidated, combined, unitary or similar income Tax group for U.S. federal, state, local or foreign income Tax purposes for which Holdings (or such other person of which Borrower is a direct or indirect wholly owned Subsidiary) is the common parent, the Borrower may make Restricted Payments to, or on behalf of, Holdings (or such other person) to pay the portion of any U.S. federal, state, local or foreign income Taxes (as applicable) of Holdings (or such other person) shown to be due (or estimated to be due) on the applicable consolidated, combined, unitary or similar income Tax Return for such taxable period that are attributable to the income of the Borrower and/or its applicable Subsidiaries; provided that the aggregate amount of such distributions shall not exceed the aggregate Taxes the Borrower and/or its Subsidiaries, as applicable, would be required to pay in respect of such U.S. federal, state, local and foreign Taxes as a stand-alone consolidated, combined, unitary or similar Tax group for such taxable period. After the end of each taxable year, if the distributions paid to Holdings (or such other person) pursuant to this definition for such taxable year exceeds the amount of distributions permitted pursuant to this definition for such taxable year, any such excess shall reduce any Permitted Tax Distributions paid to Holdings (or such other person) by the Borrower in the following taxable year.

“Person” or “person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any “employee pension benefit plan” (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code which is maintained, sponsored, contributed to, or required to be contributed to by any Loan Party or its ERISA Affiliate or with respect to which any Loan Party could reasonably be expected to incur liability.

“Premises” shall have the meaning assigned thereto in the applicable Mortgage.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” shall mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation will give pro forma effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the “Reference Period”): (a) in making any determination of Consolidated EBITDA or any component thereof, effect shall be given to (i) any Specified Transaction or restructurings of the business of Holdings or any of the Subsidiaries and (ii) the amount of “run‑rate” cost savings, operating expense

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reductions and synergies projected by the Borrower in good faith to result from, or relating to, any Specified Transaction (including, for the avoidance of doubt, acquisitions and investments occurring prior to the Fifteenth Amendment Effective Date) which is being given pro forma effect that have been realized or are expected to be realized and for which the actions necessary to realize such cost savings, operating expense reductions and synergies are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized in full on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized in full during the entirety of such period and “run‑rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), whether prior to or following the Fifteenth Amendment Effective Date , net of the amount of actual benefits realized during such period from such actions, and any such adjustments shall be included in the initial pro forma calculations of such financial ratios or tests and during any subsequent Test Period in which the effects thereof are expected to be realized) relating to such Specified Transaction; provided that (a) such amounts are reasonably identifiable, (b) such actions are taken, committed to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) no later than twenty-four (24) months after the date of such Specified Transaction (or actions undertaken or implemented prior to the consummation of such Specified Transaction), (c) no amounts shall be added to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period; provided that such “run-rate” cost savings, synergies and operating expense reductions added back pursuant to this clause (ii) in any Test Period, when aggregated with the amount of any increase for such period in Consolidated EBITDA as a result of any “run-rate” cost savings, synergies and operating expense reductions pursuant to clause (s) of the definition of “Consolidated EBITDA”, shall not exceed in the aggregate 30.0% of Consolidated EBITDA for such period (as calculated after giving effect to any such “run rate” adjustments); (b) in making any determination on a Pro Forma Basis, or Pro Forma Compliance or of Pro Forma Effect, (i) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or repaid (in each case, other than Indebtedness incurred or repaid under any revolving credit facility or line of credit in the ordinary course of business for working capital purposes) during the Reference Period (or with respect to Indebtedness repaid, during the Reference Period or subsequent to the end of the Reference Period and prior to, or simultaneously with, the event for which the calculation of any such ratio is made) shall be deemed to have been issued, incurred, assumed or repaid at the beginning of such period and (ii) interest expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (i), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, and (c) notwithstanding anything to the contrary in this definition or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to the classification thereof as discontinued operations (and the Consolidated EBITDA or any component thereof attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated. If since the beginning of any applicable Reference Period any Person that subsequently became a Subsidiary of Holdings, or was merged, or consolidated with or into a Subsidiary of Holdings since the beginning of such Reference Period, shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then such financial ratio or test shall be calculated to give pro forma effect thereto in accordance with this definition.

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“Projections” shall have the meaning assigned to such term in Section 3.04(c).

“Properties” shall have the meaning assigned to such term in Section 3.17(a)(i).

“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the total Revolving Credit Commitments of all Revolving Lenders represented by such Lender’s Revolving Credit Commitment; provided that for purposes of Section 2.02(d), “Pro Rata Percentage” shall mean the percentage of the total Revolving Credit Commitments (disregarding the Revolving Credit Commitment of any Defaulting Lender to the extent its LC Exposure is reallocated to the non-Defaulting Lenders) represented by such Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Pro Rata Percentage shall be determined based upon the Revolving Credit Commitments most recently in effect, after giving effect to any assignments.

“Public Company Costs” shall mean, as to any Person, reasonable costs associated with compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as applicable to companies with equity securities held by the public, the rules of national securities exchange companies with listed equity, as to directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange.

“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (a) such Indebtedness is incurred no later than 270 days after such acquisition, installation, construction or improvement of such property by such person and (b) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratio Debt” shall have the meaning assigned to such term in Section 6.01(x).

“Real Property” shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

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“Receivables Assets” shall mean (a) any accounts receivable owed to Holdings or any Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable, any deposit accounts into which payments of such accounts receivable are made by counterparties and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged in connection with a Receivables Facility.

“Receivables Facility” shall mean any of one or more receivables financing facilities (and any guarantee of such financing facility), the obligations of which are non-recourse (except for customary representations, warranties, covenants, and indemnities made in connection with such facilities) to Holdings and the Subsidiaries pursuant to which Holdings or any Subsidiary sells, directly or indirectly, grants a security interest in or otherwise transfers its Receivables Assets to a Person that is not Holdings or a Subsidiary.

“Refinancing Indebtedness” shall mean refinancings, renewals, or extensions of Indebtedness so long as: (a) the terms and conditions (other than pricing and premiums, so long as such pricing and premiums (including related fees) are on market terms consistent with financings of that nature) of such refinancings, renewals, or extensions (taken as a whole) are not materially more onerous to Holdings and its Subsidiaries taken as a whole than the terms and conditions of the Indebtedness being refinanced; (b) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, plus the amount of any unused commitments under the refinanced Indebtedness and any accrued interest, fees, defeasance costs and premium (including call and tender premiums), if any, under the refinanced Indebtedness, and underwriting discounts, fees, commissions and expenses (including original issue discount, upfront fees and similar items) in connection with the refinancing of the applicable Indebtedness and the incurrence or issuance of the applicable Refinancing Indebtedness; (c) such refinancings, renewals, or extensions (other than any refinancing, renewal or extension of any Purchase Money Obligations or Capital Lease Obligations) do not have a shorter Weighted Average Life to Maturity than the Weighted Average Life to Maturity of the Indebtedness so refinanced, renewed, or extended; (d) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are, taken as a whole, at least as favorable to the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness; and (e) the refinancing, renewal or extension is nonrecourse to any Loan Party other than any Loan Parties which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” shall have the meaning assigned to such term in Section 10.04(b).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

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“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reimbursement Obligations” shall mean the Borrower’s obligations under Section 2.02(e) to reimburse LC Disbursements.

“Reinvestment Notice” shall mean a written notice executed by a Responsible Officer of the Borrower stating (a) that no Event of Default has occurred and is continuing at the time of delivery of such Reinvestment Notice and (b) that Holdings (through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds subject to such notice to make Capital Expenditures or to acquire replacement assets or assets that will be useful in the business of Holdings or any Subsidiary thereof.

“Rejection Notice” shall have the meaning assigned to such term in Section 2.09)(d).

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, controlling persons, advisors and sub-advisors of such person and of such person’s Affiliates.

“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

“Relevant Governmental Body” shall mean the Board or the NYFRB, or a committee officially endorsed or convened by the Board or the NYFRB, or any successor thereto.

“Representatives” shall have the meaning assigned to such term in Section 10.12.

“Required Class Lenders” shall mean, on any date of determination, with respect to any Class, Lenders having Loans and unfunded Commitments in an aggregate principal amount of more than 50% of the aggregate principal amount of all Loans outstanding, and unfunded Commitments existing, with respect to such Class on such date; provided that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Class Lenders.

“Required Lenders” shall mean, on any date of determination, Lenders having Loans and unfunded Commitments in an aggregate principal amount of more than 50% of the aggregate principal amount of all Loans outstanding, and unfunded Commitments existing, on such date; provided that the Loans, LC Exposure and unused Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” shall mean Lenders having more than 50% of all Revolving Credit Commitments or, after the Revolving Credit Commitments have terminated, more than 50% of all Revolving Exposure; provided that the Revolving Credit Commitments held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

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“Resolution Authority” means an with respect to any EEA Financial Institution, a EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority under Environmental Law to (i) clean up, remove, treat or abate any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof, so long as and to the extent such officer or official has been duly authorized by the Board of Directors of such person to be responsible for the administration of the obligations of such person in respect of this Agreement.

“Restricted Payments” shall have the meaning assigned to such term in Section 6.07(a).

“Revolver Payment Priority Principles” means the requirement that (a) with respect to any Loans (other than Revolving Credit Loans), the provisions of Section 8.03 shall at all times be applicable to such Loans and (b) with respect to any other Indebtedness that is secured by Liens on any Collateral, such other Indebtedness shall at all times be subject to an Acceptable Intercreditor Agreement that provides the holders of Revolving Exposure with the right to receive proceeds of, and distributions and payments in respect of, the Collateral (including distributions from any source whatsoever in connection with any insolvency or liquidation proceeding) before the holders of such other Indebtedness receive any of such proceeds, distributions and payments, with such right in favor of the holders of Revolving Exposure being equivalent to the rights of such holders of Revolving Exposure to receive such proceeds, distributions and payments prior to the holders of the Term Loans in accordance with Section 8.03.

“Revolver Payment Priority Trigger Event” shall have the meaning assigned to such term in Section 1.11.

“Revolving Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor thereof pursuant to Article IX.

“Revolving Agency Fee Letter” shall mean that certain Fee Letter, dated as of the Fifteenth Amendment Effective Date, by and between the Borrower and the Revolving Administrative Agent.

“Revolving Credit Commitment” shall mean, with respect to any Lender, its obligation to make Revolving Credit Loans to the Borrower from time to time after the Closing Date pursuant to Section 2.01(c) in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment”, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The aggregate principal amount of the Revolving Credit Commitments on the Fifteenth Amendment Effective Date is $50,000,000.00.

“Revolving Credit Loans” shall mean the loans made from time to time after the Closing Date pursuant to Section 2.01(c), including, unless the context shall otherwise require, any Incremental Revolving Credit Loans made pursuant to Section 2.17 after the Fifteenth Amendment Effective Date.

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“Revolving Exposure” shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Credit Loans of such Lender, plus the aggregate amount of such Lender’s LC Exposure at such time.

“Revolving Extension Request” shall have the meaning assigned to it in Section 2.16(b).

“Revolving Extension Series” shall have the meaning assigned to it in Section 2.16(b).

“Revolving Facility” shall mean, at any time, the aggregate amount of Revolving Credit Commitments at such time.

“Revolving Lender” shall mean a Lender with a Revolving Credit Commitment or who holds a Revolving Credit Loan.

“Revolving SOFR Loans” shall mean any Revolving Credit Loan bearing interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Rollover Investors” shall mean each of the Closing Date Investors specified in clauses (b) through (d) of the definition thereof.

“Safe Flight” means Safe Flight Instrument Corporation, a New York corporation.

“Safe Flight Escrow Account” shall have the meaning assigned to the term “Escrow Account” in the Safe Flight Escrow Agreement.

“Safe Flight Escrow Agreement” means that certain Escrow Agreement, dated as of December 28, 2020, by and among Safe Flight, the Safe Flight Seller and the Escrow Agent (as defined in the Safe Flight Purchase Agreement), as amended, supplemented, modified or restated from time to time.

“Safe Flight PPP Indebtedness” means Indebtedness of Safe Flight incurred under, or pursuant to, the Paycheck Protection Program.

“Safe Flight Purchase Agreement” means that certain Membership Interest Purchase Agreement, dated as of December 18, 2020, by and among the Borrower, SFIC Holdings, Inc. and Safe Flight, as amended, supplemented, modified or restated from time to time.

“Sale and Leaseback Transaction” shall mean an arrangement, directly or indirectly, with any person relating to property, real or personal or mixed, used or useful in the business of Holdings or any of its Subsidiaries, whether now owned or acquired after the Closing Date, whereby Holdings or any Subsidiary thereof sells or transfers such property to a person and thereafter rents or leases such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the European Union or Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Country” shall mean, at any time, a country, region or territory which is the subject or target of any comprehensive, country-based Sanctions.

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“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any other Person located, organized or ordinarily resident in a Sanctioned Country or (c) any Person 50% or more of the Equity Interests of which are owned by one or more Persons referenced in clause (a) or (b).

“Schroth Acquisition” means the acquisition by the Borrower, directly or indirectly, of 100% of the Equity Interests of each of (i) SSP International GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, and (ii) SSP Management GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany, in each case, pursuant to the Schroth Acquisition Agreement and the transactions related thereto pursuant to the Schroth Acquisition Agreement.

“Schroth Acquisition Agreement” means that certain Sale and Purchase Agreement, dated as of May 20, 2022, by and among Schroth Buyer, the Sellers (as defined therein) and the Borrower, as amended, supplemented, modified or restated from time to time; provided that no provision thereof shall be amended or waived, nor shall any consents thereunder be given by the Borrower or any of its Affiliates, in each case in a manner materially adverse to Blackstone (in its capacity as such) without the consent of Blackstone (such consent not to be unreasonably withheld, delayed or conditioned; provided, further, that Blackstone shall be deemed to have consented to such waiver, amendment or consent unless it shall object thereto within 5 business days after receipt of written notice of such waiver, amendment or consent); provided further that (a) any amendment, waiver or consent which results in a reduction in the purchase price for the Schroth Acquisition of less than 15% of the purchase price shall not be deemed to be materially adverse to Blackstone to the extent it is applied to reduce, first, the amount of cash on hand of the Borrower and its Subsidiaries being used to finance the Schroth Acquisition (if any) to $0, and second, the amount of any Incremental Term Loan Commitments incurred to consummate the Schroth Acquisition and (b) any amendment, waiver or consent which results in an increase in purchase price for the Schroth Acquisition shall not be deemed to be materially adverse to Blackstone so long as such increase is funded with an increase in such cash contribution by the Borrower and its Subsidiaries, any equity contribution or borrowings of Revolving Credit Loans.

“Schroth Buyer” shall mean Stellar Acquisition GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany and registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Frankfurt am Main, Germany, under registration number HRB 126723.

“Schroth German Subsidiaries” means Schroth Buyer and SCHROTH Safety Products GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) under the laws of Germany and registered with the commercial register (Handelsregister) at the local court (Amtsgericht) of Arnsberg, Germany under registration number 888.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between Holdings or any Subsidiary and any Cash Management Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Cash Management Agreement” hereunder and with respect to which the requirements of the proviso set forth in the definition of “Cash Management Agreement” have been satisfied.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between Holdings or any Subsidiary and any Hedge Bank, which is specified in writing by the Borrower to the Administrative Agent as constituting a “Secured Hedging Agreement” hereunder and with respect to which the requirements of the proviso set forth in the definition of “Hedging Agreement” have

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been satisfied. For purposes of the preceding sentence, the Borrower may deliver one notice designating all Hedging Agreements entered into pursuant to a specified Master Agreement as “Secured Hedging Agreements”.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, each Hedge Bank in respect of Secured Hedging Agreements, each Cash Management Bank in respect of Secured Cash Management Agreements and the Lenders.

“Securities Account” shall have the meaning assigned to such term under the UCC.

“Securities Act” shall mean the Securities Act of 1933.

“Security Agreement” shall mean that certain Security Agreement among the Loan Parties and Collateral Agent for the benefit of the Secured Parties dated as of the Closing Date.

“Security Agreement Collateral” shall mean all property pledged or granted as collateral (a) pursuant to the Security Agreement on the Closing Date or (b) thereafter pursuant to the Security Agreement, the German Security Documents or Section 5.10.

“Security Documents” shall mean the Security Agreement, the German Security Documents, the Mortgages and each other security document or pledge agreement delivered in accordance with applicable law to grant a valid, perfected security interest in any property as collateral for the Obligations, and all UCC financing statements or instruments of perfection required by this Agreement, the Security Agreement, any German Security Document, any Mortgage or any other such security document or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to the Security Agreement, any German Security Document or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as collateral for the Obligations.

“Seller” shall mean Loar Group Acquisition LLC, a Delaware limited liability company.

“Seventeenth Amendment” shall mean that certain Seventeenth Amendment to Credit Agreement, dated as of the Seventeenth Amendment Effective Date, by and among the Borrower, Holdings, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Seventeenth Amendment Effective Date” shall mean August 1, 2025.

“Share Capital Impairment” shall have the meaning assigned to such term in Section 7.12(b)(i).

“Sixteenth Amendment” shall mean that certain Sixteenth Amendment to Credit Agreement, dated as of the Sixteenth Amendment Effective Date, by and among the Borrower, Holdings, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

“Sixteenth Amendment Effective Date” shall mean August 26, 2024.

“Sixteenth Amendment Fee Letter” shall mean that certain Fee Letter, dated as of the Sixteenth Amendment Effective Date, by and among the Borrower and Blackstone.

“Sixteenth Amendment Incremental Term Loan” shall have the meaning assigned to such term in the Sixteenth Amendment.

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“Sixteenth Amendment Incremental Term Loan Commitment” shall have the meaning assigned to such term in the Sixteenth Amendment.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Specified Acquisition Agreement Representations” shall mean the representations and warranties made with respect to the Loar Target and its Subsidiaries in the Loar Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or Holdings has the right pursuant to the Loar Acquisition Agreement to terminate its or their obligations to consummate the Loar Acquisition (or the right pursuant to the Loar Acquisition Agreement not to consummate the Loar Acquisition) as a result of a breach of such representations and warranties.

“Specified Credit Agreement Representations” shall mean the representations and warranties made in (a) Section 3.01(a) solely with respect to the Loan Parties, (b) Section 3.02 solely with respect to the Loan Parties and the Loan Documents entered into by the Loan Parties, (c) Section 3.03(b) solely with respect to the Loan Parties and with respect to the execution, delivery and performance of the Loan Documents, the incurrence of the Loans hereunder by the Borrower, the Guarantees of the Guarantors under Article VII hereof and the granting of the security interests in the Collateral pursuant to the Security Agreement, (d) Section 3.09, (e) Section 3.10, (f) Section 3.15, (g) Section 3.19 solely with respect to Collateral required to be perfected on the Closing Date (subject to Section 5.15) and (h) Section 3.20 and Section 3.21, in each case, solely with respect to the use of the proceeds of the Loans on the Closing Date not violating FCPA, OFAC and the USA PATRIOT Act.

“Specified Earn-outs” shall mean the Maverick Earn-Out and the GE Earn-out, collectively.

“Specified Earn-Out Account” shall mean a segregated account of the Borrower, established on or prior to the Closing Date, into which proceeds of the Initial Term Loans in an amount not less than the Specified Earn-Out Amount will be deposited on the Closing Date.

“Specified Earn-Out Amount” shall mean an amount equal to the lesser of (a) $4,000,000 and (b) the amount of reserves set aside on the books of the relevant Loan Party in accordance with GAAP to fund obligations in respect of the Maverick Earn-Out.

“Specified Event of Default” shall mean an Event of Default arising under Section 8.01(a), Section 8.01(b), Section 8.01(g) or Section 8.01(h).

“Specified LMB Representations” shall mean the representations and warranties made in (a) Section 3.01(a) solely with respect to the Loan Parties, (b) Section 3.02 solely with respect to the Loan Parties and the Loan Documents entered into by the Loan Parties, (c) Section 3.03(b) solely with respect to the Loan Parties and with respect to the execution, delivery and performance of the Loan Documents, the incurrence of the Nineteenth Amendment Incremental Terms Loans hereunder by the Borrower, the Guarantees of the Guarantors under Article VII hereof and the granting of the security interests in the

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Collateral pursuant to the Security Agreement, (d) Section 3.09, (e) Section 3.10, (f) Section 3.15, (g) Section 3.19 solely with respect to Collateral required to be perfected on the LMB Limited Conditionality Test Date (subject to Section 5.15) and (h) Section 3.20 and Section 3.21, in each case, solely with respect to the use of the proceeds of the Nineteenth Amendment Incremental Terms on the LMB Limited Conditionality Test Date not violating FCPA, OFAC and the USA PATRIOT Act.

“Specified Schroth Representations” shall mean the representations and warranties made in (a) Section 3.01(a) solely with respect to the Loan Parties, (b) Section 3.02 solely with respect to the Loan Parties and the Loan Documents entered into by the Loan Parties, (c) Section 3.03(b) solely with respect to the Loan Parties and with respect to the execution, delivery and performance of the Loan Documents, the incurrence of the applicable Incremental Terms Loans hereunder by the Borrower, the Guarantees of the Guarantors under Article VII hereof and the granting of the security interests in the Collateral pursuant to the Security Agreement, (d) Section 3.09, (e) Section 3.10, (f) Section 3.15, (g) Section 3.19 solely with respect to Collateral required to be perfected on the date of funding of the applicable Incremental Term Loans (subject to Section 5.15) and (h) Section 3.20 and Section 3.21, in each case, solely with respect to the use of the proceeds of the applicable Incremental Term Loans on the date of funding thereof not violating FCPA, OFAC and the USA PATRIOT Act.

“Specified Transaction” shall mean, with respect to any period, any (a) Permitted Acquisition, Investment, sale, transfer or other disposition of assets or property other than in the ordinary course, (b) any merger or consolidation, or any similar transaction, (c) any incurrence, issuance or repayment of Indebtedness, (d) any Restricted Payment or (e) any other event, in each case with respect to which the terms of the Loan Documents permitting such transaction require “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or to be given “Pro Forma Effect.”

“Sponsor” shall mean Abrams Capital Management, L.P., a Delaware limited partnership.

“Springing Covenant” shall have the meaning assigned to such term in Section 6.09(c)(i).

“Springing Covenant Cross Default” shall have the meaning assigned to such term in Section 8.01(d).

“Springing Covenant Event of Default” shall have the meaning assigned to such term in Section 8.01(d).

“Standby Letter of Credit” shall mean any standby letter of credit or similar instrument.

“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (a) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent and (b) any partnership (i) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (ii) the only general partners of which are the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings.

“Supporting Obligation” shall mean a supporting obligation (as that term is defined in the UCC).

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“Swap Obligations” shall mean with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Target” shall have the meaning set forth in the definition of “Acquisition”.

“Tax Return” shall mean all returns, statements, filings, reports, attachments and other documents or certifications required to be filed in respect of Taxes.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments or other similar fees or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” shall mean, with respect to any Lender, its Initial Term Loan Commitment, Delayed Draw Term Loan Commitment, Sixteenth Amendment Incremental Term Loan Commitment, Nineteenth Amendment Incremental Term Loan Commitment or Incremental Term Loan Commitment, as applicable.

“Term Lender” shall mean a Lender with a Term Commitment or who holds a Term Loan.

“Term Loan” shall mean the Initial Term Loans (including, for the avoidance of doubt, the Sixteenth Amendment Incremental Term Loans), the Nineteenth Amendment Incremental Term Loans, each Delayed Draw Term Loan, each Incremental Term Loan and each Extended Term Loan.

“Term Loan Extension Request” shall have the meaning assigned to it in Section 2.16(a).

“Term Loan Extension Series” shall have the meaning assigned to it in Section 2.16(a).

~~“Termination Value” shall mean, in respect of any Hedging Obligation, after taking into account the effect of any legally enforceable netting agreement related thereto (a) for any date on or after the date such Hedging Agreement has been closed out and the termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a) above, the amount determined as the mark-to-market value for such Hedging Obligation, as determined based upon one or more mid-market or other readily available quotations provided by any nationally recognized dealer in Hedging Agreements).~~

“Term SOFR” shall mean:

(1) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided however that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(2) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided however that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that, in no event shall Term SOFR be less than the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the Term SOFR Reference Rate (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion and in consultation with the Borrower).

“Term SOFR Loan” shall mean any Loan bearing interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Alternate Base Rate”.

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Value” shall mean, in respect of any Hedging Obligation, after taking into account the effect of any legally enforceable netting agreement related thereto (a) for any date on or after the date such Hedging Agreement has been closed out and the termination value determined in accordance therewith, such termination value, and (b) for any date prior to the date referenced in clause (a) above, the amount determined as the mark-to-market value for such Hedging Obligation, as determined based upon one or more mid-market or other readily available quotations provided by any nationally recognized dealer in Hedging Agreements).

“Test Period” shall mean, at any time, the four consecutive fiscal quarters of Holdings then most recently ended (in each case taken as one accounting period) for which financial statements have been delivered (or were required to be delivered) pursuant to Section 5.01(a) or (b).

“Third Amendment” shall mean that certain Third Amendment to Credit Agreement dated as of the Third Amendment Effective Date by and among the Borrower, Holdings, the Guarantors party thereto and the Lenders party thereto.

“Third Amendment Effective Date” shall mean December 21, 2018.

“Title Policy” shall mean a policy of title insurance (or marked up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such Mortgage described therein.

“Total Net Leverage Ratio” shall mean, at any date of determination, the ratio of (a) Consolidated Indebtedness, net of unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries, in each case, at such time, to (b) Consolidated EBITDA for the Test Period then most recently ended.

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“Trading with the Enemy Act” shall mean the Trading with the Enemy Act (50 U.S.C. § 1 et seq., as amended).

“Transactions” shall mean, collectively, the transactions to occur on or immediately prior to or after the Closing Date pursuant to the Loan Documents, including (a) the Loar Acquisition, (b) the execution, delivery and performance of the Loan Documents and the borrowings of the Initial Term Loans hereunder, (c) the refinancing of certain existing Indebtedness of Holdings and its Subsidiaries, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.

“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.

“Type,” when used in reference to any Loans refers to whether the rate of interest on such Loans is determined by reference to Term SOFR or the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time (except as otherwise specified) in any applicable state or jurisdiction.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” or “U.S.” shall mean the United States of America.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.02(d).

“Up-stream and/or Cross-stream Guarantee” shall have the meaning assigned to such term in Section 7.12(a).

“U.S. Government Securities Business Days” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” shall have the meaning assigned to such term in Section 2.14(e)(ii)(B)(III).

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act.

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“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect members of the Board of Directors (or analogous governing body) of such person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one‑twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness; provided that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any amortization or prepayments made on such Indebtedness prior to the date of such determination will be disregarded.

“Wholly Owned Domestic Subsidiary” shall mean a Domestic Subsidiary that is a Wholly Owned Subsidiary.

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than (x) directors’ qualifying shares and (y) Equity Interests of Foreign Subsidiaries issued to foreign nationals in accordance with Requirements of Law) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Working Capital” shall mean, at any date, the excess of (i) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date excluding the current portion of current and deferred income taxes over (ii) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries on such date, but excluding, without duplication, (a) the current portion of any Indebtedness of Holdings and its Subsidiaries outstanding on such date on the consolidated balance sheet of Holdings, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition or other Permitted Investment) consisting only of (x) Indebtedness for borrowed money, (y) the principal component of all Capital Lease Obligations and (z) debt obligations evidenced by bonds, promissory notes, debentures or debt securities; (b) all Indebtedness consisting of Loans, reimbursement obligations under any letters of credit and Capital Lease Obligations to the extent otherwise included therein; (c) the current portion of interest; (d) the current portion of current and deferred income taxes; (e) any liabilities that are not Indebtedness and will not be settled in cash or Cash Equivalents during the next succeeding twelve-month period after such date; (f) the effects from applying purchase accounting; (g) any accrued professional liability risks; (h) restricted marketable securities and (i) the current portion of deferred revenue.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been

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exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Xpedition” shall have the meaning assigned to such term in the first recital hereto.

SECTION 1.02
Classification of Loans. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term SOFR Loan”).
SECTION 1.03
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and permitted assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.” Except as otherwise expressly provided herein, in the event that performance of any obligation is due on a day that is not a Business Day, then the time for such performance shall be extended to the next Business Day.
SECTION 1.04
Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP; provided, however, that notwithstanding the foregoing, if at any time any change occurs after the Closing Date in GAAP or in the application thereof on the computation of any financial ratio or financial requirement, or compliance with any covenant, set forth in any Loan Document, and Holdings shall so request (regardless of whether any such request is given before or after such change), the Required Lenders, Holdings and the Borrower will negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP; provided, further, that until so amended, such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. It is hereby understood and agreed by the Loan Parties, Agents and the Lenders that any forgiveness of any loan incurred pursuant to the Paycheck Protection Program shall not result in any increase to Consolidated Net Income or Consolidated EBITDA under the Loan Documents. Notwithstanding anything in this Agreement to the contrary, unless the Borrower has notified the Administrative Agent in writing that this sentence shall not apply with respect to an applicable Test Period on or prior to the delivery of financial statements for such Test Period pursuant to Section 5.01, the determination of whether a lease is a Capital Lease or a Non-Finance Lease, shall, in each case, be

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determined without giving effect to ASC 842 (Leases), except that financial statements delivered pursuant to Section 5.01 may be prepared in accordance with GAAP (including giving effect to ASC 842 (Leases)) as in effect at the time of such delivery).
SECTION 1.05
Time Reference. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.06
Limited Condition Transactions. Notwithstanding anything herein to the contrary, for purposes of determining compliance with (i) any provision of this Agreement (other than actual compliance with the financial covenants set forth in Section 6.09(a) and (c)) which requires the calculation of any financial ratio, test or basket (including the Total Net Leverage Ratio, the First Lien Net Leverage Ratio and baskets with respect to the incurrence of any Indebtedness (including any Incremental Facilities), Liens or the Cumulative Amount or the making of any acquisitions or other Investments, Restricted Payments, Asset Sales or fundamental changes) or (ii) any representations and warranties or the occurrence of any Default or Event of Default, in each case, in connection with any Limited Condition Transaction, at the option of the Borrower (the Borrower’s election to exercise such option, a “Limited Conditionality Election”), the date of determination of whether any such action is permitted hereunder shall be the Limited Conditionality Test Date, and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the Limited Conditionality Test Date, the Borrower could have taken such action on the relevant Limited Conditionality Test Date in compliance with such ratio, test, basket, representation or warranty, such ratio, test, basket, representation or warranty shall be deemed to have been complied with. For the avoidance of doubt, (i) if, following the Limited Conditionality Test Date, any of such ratios, tests or amounts are not satisfied as a result of fluctuations in such ratio, test or amount (including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Transaction), at or prior to the consummation of the relevant transaction or action, such ratios, tests and amounts will be deemed to not have been unsatisfied as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; provided that if the Borrower makes such election, then in connection with any calculation of any ratio, test or basket availability with respect to any transaction following the relevant Limited Conditionality Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such subsequent transaction is permitted under the Loan Documents, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions or actions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated and (ii) such financial ratios, tests or baskets shall not be tested at the time of consummation of such Limited Condition Transaction, unless the Borrower elects in its sole discretion to test such ratio, test or basket on the date such Limited Condition Transaction is consummated instead of the Limited Conditionality Test Date.
SECTION 1.07
Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
SECTION 1.08
German Terms.

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In this Agreement, where a translation of a word or phrase into the German language appears in the text of this Agreement, such translation of a word or phrase shall prevail and, furthermore, where it relates to a German entity or other applicable term, a reference to:

(a)
a compulsory manager, receiver, administrator includes an Insolvenzverwalter, a Vorläufiger Insolvenzverwalter, a Zwangsverwalter or a custodian or creditor's trustee (Sachwalter);
(b)
secretary or director includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand);
(c)
a disposal includes a Verfügung;
(d)
filing for insolvency or to file for insolvency includes the meaning Antrag auf Eröffnung des Insolvenzverfahrens; and
(e)
a winding up, administration or dissolution (and each of those terms) includes insolvency proceedings (Insolvenzverfahren).
SECTION 1.09
Calculations.
(a)
Notwithstanding anything in this Agreement or any Loan Document to the contrary, in the event any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments or Incremental Equivalent Debt) (but excluding Indebtedness incurred in reliance on clauses (E) or (F) of the Available Incremental Amount), Disqualified Capital Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any of the foregoing in concurrent transactions, a single transaction or a series of related transactions) meets the criteria of one or more than one of the categories of Baskets under this Agreement (including within any defined terms), including any Fixed Basket or Non-Fixed Basket, as applicable, the Borrower shall be permitted, in its sole discretion, to divide and classify and to later, at any time and from time to time, re-divide and re-classify (including to re-classify utilization of any Fixed Basket as being incurred under any Non-Fixed Basket or other Fixed Basket or utilization of any Non-Fixed Basket as being incurred under any Fixed Basket or other Non-Fixed Basket), on one or more occasions (based on circumstances existing on the date of any such re-division and re-classification), any such Lien, Indebtedness, Disqualified Capital Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount, in whole or in part, among one or more than one applicable Baskets under this Agreement. For the avoidance of doubt, the amount of any Lien, Indebtedness, Disqualified Capital Stock, Asset Sale, Investment, Restricted Payment or other transaction, action, judgment or amount that shall be allocated to each such Basket shall be determined by the Borrower at the time of such division, classification, re-division or re-classification, as applicable. If any Lien, Indebtedness (including any Incremental Loans, Incremental Commitments or Incremental Equivalent Debt) (but excluding Indebtedness incurred in reliance on clauses (E) or (F) of the Available Incremental Amount), Disqualified Capital Stock, Asset Sale, Investment, Restricted Payment, or other transaction, action, judgment or amount incurred under any provision in this Agreement or any other Loan Document (or any portion of the foregoing) previously divided and classified (or re-divided and re-classified) as set forth above under any Fixed Basket, could subsequently be re-divided and re-classified under a Non-Fixed Basket, such re-division and re-classification shall be deemed to occur automatically, in each case, unless otherwise elected by the Borrower. For all purposes hereunder, (x) “Fixed Basket” shall mean any Basket that is subject to a fixed-dollar limit (including Baskets based on a percentage of Consolidated EBITDA or Consolidated Total Assets) and (y) “Non-Fixed Basket” shall mean any Basket that is subject to compliance with a

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financial ratio or test (including the Total Net Leverage Ratio and the First Lien Net Leverage Ratio) (any such ratio or test, a “Financial Incurrence Test”).
(b)
Notwithstanding anything in this Agreement or any Loan Document to the contrary, in calculating any Non-Fixed Basket, (a) any amounts incurred under the Revolving Facility (or any other revolving facility) funded at or substantially concurrently at the time of such calculation and (b) any amounts incurred, or transactions entered into or consummated, in reliance on a Fixed Basket in a concurrent transaction, a single transaction or a series of related transactions with the amount incurred, or transaction entered into or consummated, under an applicable Non-Fixed Basket, in each case of the foregoing clauses (a) and (b), shall be disregarded in the calculation of such Non-Fixed Basket; provided that full pro forma effect shall be given to all applicable and related transactions (including the use of proceeds of all applicable Indebtedness incurred and any repayments, repurchases and redemptions of Indebtedness) and all other adjustments as to which pro forma effect may be given on a Pro Forma Basis.
SECTION 1.10
Agents. Each Lender, Agent, Issuing Bank and any other party hereto agree that (i) the Administrative Agent shall be the administrative agent with respect to the Term Loans and the Term Lenders and shall exercise such duties, rights and responsibilities set forth herein applicable to the Term Loans and the Term Lender, unless this Agreement or any other Loan Document provides that the Administrative Agent is exercising duties, rights and responsibilities with respect to the Revolving Credit Commitments and Revolving Credit Loans and (ii) the Revolving Administrative Agent shall be the administrative agent with respect to Revolving Credit Loans, Revolving Credit Commitments, Revolving Lenders, Letters of Credit and Issuing Banks and shall exercise such duties, rights and responsibilities set forth herein applicable to the Revolving Credit Loans, Revolving Credit Commitments, Revolving Lenders, Letters of Credit and Issuing Banks. References to “applicable” Administrative Agent shall mean, when referring to a Term Loan or Term Lender, the Administrative Agent and when referring to the Revolving Credit Loans, Revolving Credit Commitments, Revolving Lenders, Letters of Credit and Issuing Banks, the Revolving Administrative Agent.
SECTION 1.11
Revolver Payment Priority Principles.
(a)
Notwithstanding anything to the contrary herein or in any other Loan Document, without the prior written consent of the Required Revolving Lenders (and, solely with respect to Sections 1.11(a)(i) and (c), the Required Term Lenders): (i) the Revolving Facility may not at any time exceed $100,000,000 (even if the other provisions of this Agreement would permit a larger Revolving Facility at such time and, for the avoidance of doubt, subject to Section 2.17(a)), (ii) no Loan Party may incur any Indebtedness that is secured by Liens on any Collateral unless, with respect to such Indebtedness, the Revolver Payment Priority Principles are satisfied, (iii) no party hereto may enter into any Incremental Amendment, any Extension Amendment or any other amendment or instrument modifying this Agreement or any other Loan Document that is inconsistent with the Revolver Payment Priority Principles, (iv) if, prior to any Exercise of Remedies, a Revolver Payment Priority Trigger Event has occurred and is continuing and any Revolving Exposure is then outstanding, Holdings, any direct or indirect parent company of Holdings and any direct or indirect Subsidiary of any such parent company may not, directly or indirectly, voluntarily prepay any Term Loans or purchase or otherwise acquire by any means any Term Loans; provided, however, that this clause (iv) shall not limit any such prepayment, purchase or acquisition with the proceeds of Refinancing Indebtedness (or with such Refinancing Indebtedness) or Indebtedness incurred pursuant to any Extension Amendment, Incremental Amendment or other similar amendment the proceeds of which are (or the applicable Indebtedness is) used to prepay, purchase or acquire such Term Loans, (v) the earliest Maturity Date applicable to any Term Loan shall be no earlier than ninety-one (91) days after the Revolving Maturity Date (as in effect on the Fifteenth Amendment Effective Date) and (vi) except as otherwise set forth herein on the Fifteenth Amendment Effective Date, the schedule of amortization payments applicable to any Term Loan shall not be amended in any way to increase any amortization payment applicable to such Term Loan.

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(b)
Each Lender acknowledges and agrees that the Obligations in respect of the Revolving Facility are entitled to first priority distributions of proceeds of Collateral subject to and in accordance with this Section 1.11 and Section 8.03 (including distributions from any source whatsoever in connection with any insolvency or liquidation proceeding) prior to any such distributions being applied to the obligations of any other outstanding Loans. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Term Lenders shall be entitled to receive and retain reorganization securities of Holdings (or any direct or indirect Parent Company), the Borrower or its Subsidiaries in any insolvency or liquidation proceeding; provided that any payments received pursuant to any such debt reorganization securities shall be subject to the payment priorities set forth herein.
(c)
If, prior to any Exercise of Remedies, a Revolver Payment Priority Trigger Event has occurred and is continuing and any Revolving Exposure is then outstanding, the Borrower shall apply any amount that would otherwise be required to prepay Term Loans pursuant to Section 2.09(b) to first repay in full the Obligations in respect of the Revolving Facility (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted).
(d)
If any Lender collects or receives any amounts received on account of the Obligations to which it is not entitled as a result of the application of this Section 1.11, such Lender shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Revolving Administrative Agent, for the account of the applicable Secured Parties, to be applied in accordance with this Section 1.11.
(e)
If any Revolving Exposure is then outstanding, neither the Administrative Agent nor any Term Lender may, directly or indirectly, provide, offer to provide, support or participate in any debtor in possession financing that the Revolving Credit Lenders have not provided or otherwise participated in under Section 364 of the Bankruptcy Code secured by a Lien senior to or pari passu with the Liens securing the Obligations in respect of the Revolving Facility, in each case unless either (i) the proceeds of such debtor in possession financing are not used to refinance, repay or “roll-up” any Term Loans unless all Obligations in respect of any such Revolving Exposure are repaid or refinanced in the same priority of payment as set forth herein or (ii) the initial borrowings from such financing are used to repay in full the Obligations in respect of the Revolving Facility (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted).
(f)
Notwithstanding anything in this Agreement or the Security Agreement to the contrary, if any Revolving Exposure is then outstanding, in connection with any sale, disposition or enforcement action with respect to the Collateral (whether in or outside of any insolvency or liquidation proceeding), neither the Administrative Agent nor any Term Lender may “credit bid” (pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code or similar statutory provision) and offset against the purchase price for all or any portion of the Collateral unless the Obligations in respect of the Revolving Facility are paid in full in cash (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted) in connection with the initial closing of such sale, disposition or enforcement action.
(g)
Notwithstanding anything in this Agreement to the contrary, neither the Administrative Agent nor any Term Lender shall propose, vote in favor of, or otherwise support any plan of reorganization, arrangement, adjustment or composition in respect of Holdings, the Borrower or any other Loan Party in contravention of the payment priorities set forth in Section 8.03 and this Section 1.11 unless, prior to making any such proposal, so voting in favor of or otherwise supporting, more than two-thirds in amount and more than one-half in number of all claims held by the Revolving Administrative Agent and the Revolving Lenders have agreed in writing to vote in favor of or otherwise support any such plan.

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(h)
Without limiting the generality of the foregoing provisions of this Section 1.11, this Section 1.11 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

In this Section 1.11:

“Exercise of Remedies” means, subject to any Acceptable Intercreditor Agreement, the exercise of remedies hereunder or under any other Loan Document by any Agent (or after the Loans (or any portion thereof) or any other Obligations have automatically become due and payable in accordance with Section 8.01).

“Revolver Payment Priority Trigger Event” means an Event of Default pursuant to Sections 8.01(a), (b), (d) (solely with respect to a failure to comply with the Springing Covenant), (e) (solely with respect to a failure to deliver financial statements pursuant to Sections 5.01(a) or (b)), (f)(i)(A), (g), (h) or (i) has occurred and is continuing).

ARTICLE II

THE CREDITS
SECTION 2.01
Commitments.
(a)
The Initial Term Loans. Subject to the satisfaction (or waiver in accordance with the terms hereof) of the conditions set forth in Section 4.01 and subject to the other terms hereof, and relying upon the representations and warranties set forth herein, each Lender with an Initial Term Loan Commitment agrees to make an Initial Term Loan to the Borrower in Dollars on the Closing Date in a principal amount not to exceed its Initial Term Loan Commitment. The Initial Term Loan Commitments shall automatically and irrevocably terminate on the Closing Date after the funding of the Initial Term Loans. Amounts paid or prepaid in respect of Initial Term Loans may not be reborrowed.
(b)
The Delayed Draw Term Loans. Subject to the satisfaction (or waiver in accordance with the terms hereof) of the conditions set forth in Section 4.02 at the time of the required funding thereof, and subject to the other terms hereof, and relying upon the representations and warranties set forth herein, each Lender with a Delayed Draw Term Loan Commitment agrees to make one or more Delayed Draw Term Loans to the Borrower in Dollars from time to time from the Business Day immediately following the Closing Date until the Delayed Draw Termination Date, with a principal amount for all Delayed Draw Term Loans in the aggregate not to exceed its Delayed Draw Term Loan Commitment. The Delayed Draw Term Loan Commitments shall automatically and irrevocably terminate on the Delayed Draw Termination Date after the funding of any Delayed Draw Term Loans to the extent the Delayed Draw Termination Date occurs pursuant to clause (a) of the definition thereof and shall otherwise terminate as provided for in clauses (b) and (c) of the definition thereof. Amounts paid or prepaid in respect of Delayed Draw Term Loans may not be reborrowed.
(c)
The Revolving Credit Loans. Subject to the satisfaction (or waiver in accordance with the terms hereof) of the conditions set forth in Section 4.03 at the time of the required funding thereof and subject to the other terms hereof, and relying upon the representations and warranties set forth herein, each Lender with a Revolving Credit Commitment agrees to make one or more Revolving Credit Loans to the Borrower in Dollars from time to time from the Business Day immediately following Closing Date until and including the Business Day immediately preceding the applicable Maturity Date in an aggregate principal amount such that its Revolving Exposure at any time does not exceed its Revolving Credit

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Commitment. The Revolving Credit Commitments shall automatically and irrevocably terminate on the applicable Maturity Date. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms hereof, the Borrower may borrow under this Section 2.01(c), prepay under Section 2.09 and reborrow under this Section 2.01(c), from time to time until the applicable Maturity Date.
(d)
Sixteenth Amendment Incremental Term Loans. On the Sixteenth Amendment Effective Date, the Sixteenth Amendment Incremental Term Loans shall be made to the Borrower in accordance with the Sixteenth Amendment.
(e)
Nineteenth Amendment Incremental Term Loans. On the Nineteenth Amendment Effective Date, the Nineteenth Amendment Incremental Term Loans shall be made to the Borrower in accordance with the Nineteenth Amendment. Amounts paid or prepaid in respect of the Nineteenth Amendment Incremental Term Loans may not be reborrowed.

SECTION 2.02
Letters of Credit.
(a)
General. Subject to the terms and conditions set forth herein, the Borrower may request the Issuing Bank, and the Issuing Bank agrees, to issue Letters of Credit denominated in Dollars for the account of the Borrower or any Subsidiary of the Borrower (provided that the Borrower shall be a co‑applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of any Subsidiary of the Borrower) upon delivery to the relevant Issuing Bank and the Revolving Administrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) of an LC Request requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the requested date of issuance of such Letter of Credit (which shall be a Business Day) and, as applicable, specifying the date of amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. The Issuing Bank shall have no obligation to issue, and the Borrower shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance the LC Exposure would exceed the LC Sublimit or the total Revolving Exposure would exceed the total Revolving Credit Commitments. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that in the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)
Request for Issuance, Amendment, Renewal, Extension; Certain Conditions and Notices. To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the Borrower shall deliver (by hand, email or other electronic transmission (including “.pdf” or “.tif”)) an LC Request to the Issuing Bank and the Revolving Administrative Agent not later than 1:00 p.m. (New York, New York time) three (3) Business Days preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify, in form and detail reasonably satisfactory to the Issuing Bank:

(i)
the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

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(ii)
the stated or “face” amount thereof;
(iii)
the expiry date thereof (which shall be determined in accordance with Section 2.02(c) below);
(iv)
the name and address of the beneficiary thereof;
(v)
whether the Letter of Credit is to be issued for the account of the Borrower or for the account of one of the Borrower’s Subsidiaries (provided that the Borrower shall be a co-applicant with respect to each Letter of Credit issued for the account of any of the Borrower’s Subsidiaries);
(vi)
the documents to be presented by such beneficiary in connection with any drawing thereunder;
(vii)
the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and
(viii)
such other matters as the Issuing Bank may reasonably require.

A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank:

(ix)
the Letter of Credit to be amended, renewed or extended;
(x)
the proposed date of amendment, renewal or extension thereof (which shall be a Business Day);
(xi)
the nature of the proposed amendment, renewal or extension; and
(xii)
such other matters as the Issuing Bank reasonably may require.

A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed the LC Sublimit, (ii) the total Revolving Exposures shall not exceed the total Revolving Credit Commitments and (iii) the conditions set forth in Section 4.03 in respect of such issuance, amendment, renewal or extension shall have been satisfied. Unless the Issuing Bank shall agree otherwise, no Letter of Credit shall be in an initial amount less than $25,000 (or such lesser amount as approved by the Issuing Bank).

Upon the issuance of any Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit, the Issuing Bank shall promptly notify the Revolving Administrative Agent (and in the case of an issuance of a new Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the Revolving Administrative Agent shall promptly notify each Revolving Lender, thereof), which notice shall be accompanied by a copy of such Letter of Credit or amendment, renewal, extension or modification to a Letter of Credit (and in the case of an issuance of a new Letter of Credit, or an increase or decrease in the stated amount of an existing Letter of Credit, the notice to each Revolving Lender shall include a copy of such Letter of Credit also and the amount of each such Revolving Lender’s respective participation in such Letter of Credit pursuant to Section 2.02(d)).

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(c)
Expiration Date.
(i)
Each Letter of Credit shall expire on the Business Day that is the earlier of (x) the date specified in the applicable LC Request (which shall not be more than one (1) year after the date of the issuance of such Standby Letter of Credit (or, in the case of any renewal or extension thereof, one (1) year after such renewal or extension)) and (y) the Letter of Credit Expiration Date; provided, however, the Issuing Bank, in its sole discretion, may agree to extend such Letter of Credit beyond such date (the “LC Extension”) upon the Borrower either (i) providing the Issuing Bank funds equal to 103% of the LC Exposure with respect to such Letter of Credit for deposit in a cash collateral account which cash collateral account will be held by the Issuing Bank as a pledged cash collateral account and applied to reimbursement of all drafts submitted under such outstanding Letter of Credit or (ii) delivering to the Issuing Bank one or more letters of credit for the benefit of the Issuing Bank, issued by a bank reasonably acceptable to the Issuing Bank in its sole discretion, each in form and substance reasonably acceptable to the Issuing Bank in its sole discretion.
(ii)
If the Borrower so requests in any LC Request for a Standby Letter of Credit, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Standby Letter of Credit that has automatic renewal provisions (each, an “Auto‑Renewal Letter of Credit”); provided that any such Auto‑Renewal Letter of Credit must permit the Issuing Bank to prevent any such renewal at least once in each twelve (12) month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve (12) month period to be agreed upon at the time such Standby Letter of Credit is issued. Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such renewal. Once an Auto‑Renewal Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the renewal of such Standby Letter of Credit at any time to an expiry date not later than the earlier of (i) one (1) year from the date of such renewal and (ii) the Letter of Credit Expiration Date, unless otherwise extended pursuant to the LC Extension; provided that the Issuing Bank shall not permit any such renewal if (x) the Issuing Bank has determined that it would have no obligation at such time to issue such Standby Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.02(m) or otherwise), or (y) it has received notice on or before the day that is two (2) Business Days before the date which has been agreed upon pursuant to the proviso of the first sentence of this paragraph from the Revolving Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.03 are not then satisfied.
(d)
Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Revolving Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.02(e) (the “Unreimbursed Amount”), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance

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whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralization of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)
Reimbursement.
(i)
If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement in Dollars not later than 1:00 p.m. (New York, New York time) on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, subject to the conditions to Borrowing set forth herein, request in accordance with Section 2.01 that such payment be financed with Revolving Credit Loans that are ABR Loans in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Loans that are ABR Loans.
(ii)
If the Borrower fails to make such payment when due, the Issuing Bank shall notify the Revolving Administrative Agent and the Revolving Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds to the Revolving Administrative Agent not later than 2:00 p.m. (New York, New York time) on such date (or, if such Revolving Lender shall have received such notice later than 1:00 p.m. (New York, New York time) on any day, not later than 2:00 p.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement in the same manner as provided in Section 2.01 with respect to Revolving Credit Loans made by such Revolving Lender, and the Revolving Administrative Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Revolving Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to the above paragraph prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Revolving Administrative Agent from the Borrower thereafter will be promptly remitted by the Revolving Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate.
(iii)
If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Revolving Administrative Agent as provided above, each of such Revolving Lender and the Borrower agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Revolving Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrower, the rate per annum set forth in clause (h) and (ii) in the case of such Lender, at a rate determined by the Revolving Administrative Agent in accordance with banking industry rules or practices on interbank compensation.
(f)
Obligations Absolute. The Reimbursement Obligation of the Borrower as provided in Section 2.02(e) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or

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provision therein; (ii) any draft or other document presented under a Letter of Credit being proved to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that fails to comply with the terms of such Letter of Credit; (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of the Borrower hereunder; (v) the fact that a Default shall have occurred and be continuing; or (vi) any material adverse change in the business, property, results of operations, prospects or condition, financial or otherwise, of the Borrower and Subsidiaries. None of the Agents, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Requirements of Law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of bad faith, gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction (which is not subject to appeal)), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)
Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Revolving Administrative Agent and the Borrower of such compliant demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Section 2.02(e)).
(h)
Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full by not later than the first Business Day after the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the Alternate Base Rate plus the Applicable Loan Margin for a period of three (3) Business Days from such date, and at the rate per annum determined pursuant to Section 2.06(b) thereafter. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.02(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

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(i)
Cash Collateralization. If (1) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Revolving Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, (2) as of the Letter of Credit Expiration Date, any LC Obligation for any reason remains outstanding or (3) there shall exist a Defaulting Lender, the Borrower shall immediately (and in the case of clause (3), upon the reasonable request of the Revolving Administrative Agent) deposit on terms and in accounts reasonably satisfactory to the Collateral Agent, in the name of the Collateral Agent and for the benefit of the Revolving Lenders, an amount in cash equal to 103% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence and during the continuance of any Event of Default with respect to the Borrower described in Section 8.01(g) or (h). Funds so deposited shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the existence of an Event of Default, such amount plus any accrued interest or realized profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(j)
Additional Issuing Banks. The Borrower may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank with respect to Letters of Credit under the terms of this Agreement, with the consent of such designated Revolving Lender(s). Any Revolving Lender designated as an issuing bank with respect to Letters of Credit pursuant to this paragraph (j) shall have all the rights and obligations of the Issuing Bank under the Loan Documents with respect to Letters of Credit issued or to be issued by it, and all references in the Loan Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as the Issuing Bank, as the context shall require. If at any time there is more than one Issuing Bank hereunder, the Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.
(k)
Resignation or Removal of the Issuing Bank. The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least thirty (30) days’ prior written notice to the Lenders, the Revolving Administrative Agent and the Borrower only so long as a Lender that is reasonably acceptable to the Borrower has agreed to be appointed as a successor Issuing Bank and to assume LC Commitments in an amount equal to or greater than the LC Commitments of the resigning Issuing Bank. The Issuing Bank may be replaced at any time by the Borrower. The Borrower shall notify the Revolving Administrative Agent and then the Revolving Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.05(c). From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or such additional Issuing Bank or to any previous Issuing Bank, or to such successor or such additional Issuing Bank and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.

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(l)
Issuing Bank. The Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Bank shall have all of the benefits and immunities (A) provided to the Revolving Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and documents pertaining to such Letters of Credit as fully as if the term “Revolving Administrative Agent” as used in Article IX included the Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Bank. The Issuing Bank may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(m)
Other. The Issuing Bank shall be under no obligation to issue any Letter of Credit if:
(i)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Fifteenth Amendment Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Fifteenth Amendment Effective Date and which the Issuing Bank in good faith deems material to it; or
(ii)
the issuance of such Letter of Credit would violate one or more policies of general application of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued, the rules of the ISP shall apply to each Standby Letter of Credit. Notwithstanding the foregoing, the Issuing Bank shall not be responsible to the Borrower for, and the Issuing Bank’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Requirements of Law or any order of a jurisdiction where the Issuing Bank or the beneficiary is located, the practice stated in the ISP or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(n)
Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries of the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries of the Borrower.
SECTION 2.03
Borrowing Procedure.

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(a)
Each Borrowing shall be made upon the Borrower’s irrevocable delivery of a Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower, on behalf of the Borrower, to the (I) in the case of any Borrowing of Revolving Credit Loans, Revolving Administrative Agent and (II) in the case of any Borrowing of Term Loans, Administrative Agent (provided that the notices in respect of (x) any Borrowing of Revolving Credit Loans and/or Delayed Draw Term Loans may be conditioned on the closing of a related Permitted Acquisition ~~and~~, (y) the Borrowing of the Sixteenth Amendment Incremental Term Loans may be conditioned on the closing of the Applied Avionics Acquisition and (z) the Borrowing of the Nineteenth Amendment Incremental Term Loans may be conditioned on the closing of the LMB Acquisition). Each such notice must be received by the applicable Agent not later than (i) 1:00 p.m., New York time, three (3) Business Days prior to the requested date of any Borrowing or continuation of Term SOFR Loans or any conversion of Base Rate Loans to SOFR Loans and (ii) 11:00 a.m., New York time, on the requested date of any Borrowing of Base Rate Loans or any conversion of SOFR Loans to Base Rate Loans; provided that the notice referred to in subclause (i) above may be delivered not later than 1:00 p.m., New York time, one (1) Business Day prior to the Closing Date or any Incremental Facility Closing Date (including, in respect of the Nineteenth Amendment Incremental Term Loans, the Nineteenth Amendment Effective Date), as applicable, in the case of the Initial Term Loans or Incremental Term Loans. Except as provided in Section 2.02 and Section 2.17, each Borrowing of (x) ABR Loans shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than the Minimum Borrowing Amount or (ii) equal to the remaining available balance of the applicable Commitments and (y) SOFR Loans shall be in an aggregate principal amount that is (i) an integral multiple of $100,000 and not less than the Minimum Borrowing Amount or (ii) equal to the remaining available balance of the applicable Commitments. Each Borrowing Request shall specify (i) the Class of Commitment that are requested to be funded, (ii) the requested date of the Borrowing (which shall be a Business Day), (iii) the amount of Loans to be borrowed, (iv) the Type of Loans to be borrowed, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) wire instructions of the account(s) to which funds are to be disbursed. If the Borrower fails to specify a Type of Loan in a Borrowing Request, then the applicable Loans shall be made as a SOFR Loan with a one-month Interest Period. If the Borrower fails to specify an Interest Period with respect to a SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b)
Following receipt of a Borrowing Request, the applicable Agent shall promptly notify each applicable Lender of the amount of its pro rata share of the applicable Class of Loans being requested. Each Lender shall make the amount of its Loan available to the applicable Agent by wire transfer of immediately available funds at the Administrative Agent’s payment office specified by the applicable Agent not later than 12:00 noon (New York, New York) on the Business Day specified as the applicable requested date of Borrowing in the applicable Borrowing Request. The applicable Agent shall make all funds so received available to the Borrower in like funds as received by the applicable Agent by causing the wire transfer of such funds, in each case, in accordance with instructions provided by the Borrower to the applicable Agent in the Borrowing Request.
(c)
The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
SECTION 2.04
Evidence of Debt; Repayment of Loans.
(a)
Promise to Repay. The Borrower hereby unconditionally promises to pay to the applicable Agent for the benefit of each applicable Lender the principal amount of each Loan of such Lender as provided in Section 2.08.

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(b)
Lender and Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each applicable Agent shall maintain accounts in which it shall record (i) the amount of each applicable Loan made hereunder; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each applicable Lender hereunder; and (iii) the amount of any sum received by such Agent hereunder for the account of the applicable Lenders and each such Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded (absent demonstrable error); provided that the failure of any Lender or any Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms. In the event of any conflict between the records of any applicable Agent and any applicable Lender, the records of the applicable Agent shall prevail, and in the event of any conflict between records maintained by any applicable Agent or any Lender pursuant to this Section 2.04(b) and the Register maintained pursuant to Section 10.04(b), the Register shall prevail.
(c)
Promissory Notes. Any Lender by written notice to the Borrower may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a Note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns).
SECTION 2.05
Fees. The Borrower agrees to pay the following:
(a)
to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified, which such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent);
(b)
to the Revolving Administrative Agent for the account of each Revolving Lender (subject to Section 2.18, in the case of a Defaulting Lender) in accordance with its Pro Rata Percentage, a commitment fee (a “Commitment Fee”) equal to (i) the daily balance of the Revolving Credit Commitments during such period, less (ii) the sum of (x) the daily balance of all Revolving Credit Loans during such period plus (y) the daily amount of LC Obligations during such period, multiplied by (iii) the then applicable “Commitment Fee Rate” set forth in the definition of “Applicable Loan Margin,” during the period from and including the Fifteenth Amendment Effective Date to but excluding the date on which such Revolving Credit Commitment terminates. Accrued Commitment Fees shall be payable in arrears (A) on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Fifteenth Amendment Effective Date, and (B) on the date on which such Revolving Credit Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For the purpose of calculations and payments pursuant to this Section 2.05, the Revolving Credit Commitment of each Defaulting Lender shall be deemed equal to $0.
(c)
(i) to the Revolving Administrative Agent for the account of each Revolving Lender a participation fee (“LC Participation Fee”) with respect to its participations in Letters of Credit, which shall accrue at a rate equal to the Applicable Loan Margin from time to time for Revolving Credit Loans that are SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to Reimbursement Obligations) during the period from and including the Fifteenth Amendment Effective Date to but excluding the later of the date on which such Lender’s Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee (“Fronting Fee”), in Dollars, which shall accrue at a customary rate not to exceed 0.125 % per annum which will be set by the Issuing Bank based on the Issuing Bank’s prevailing

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fronting fee rate for Letters of Credit as set forth in a separate letter agreement between the Borrower and the Issuing Bank on the average daily stated amount of Letters of Credit of such Issuing Bank during the period from and including the Fifteenth Amendment Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure of such Issuing Bank, as well as the Issuing Bank’s reasonable customary fees, in Dollars, with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued LC Participation Fees shall be payable in arrears (i) on the last Business Day of each March, June, September and December of each year, commencing on the first such date to occur after the Fifteenth Amendment Effective Date, and (ii) on the date on which the Revolving Credit Commitments terminate. Accrued Fronting Fees shall be payable in arrears (i) on the first Business Day of each January, April, July and October of each year, commencing on the first such date to occur after the Fifteenth Amendment Effective Date, and (ii) on the date on which the Revolving Credit Commitments terminate. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) Business Days after written demand therefor. All LC Participation Fees and Fronting Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
SECTION 2.06
Interest on Loans.
(a)
Interest Rates. Subject to the provisions of Section 2.06(b), the Borrower shall pay interest on the Loans in an aggregate amount calculated based on the following interest rates:
(i)
the Alternate Base Rate plus the Applicable Loan Margin with respect to all ABR Loans, and
(ii)
Term SOFR for the relevant Interest Period in effect plus the Applicable Loan Margin with respect to all Term SOFR Loans.
(b)
Default Rate. Notwithstanding the foregoing, (i) automatically upon the occurrence and during the continuance of an Event of Default arising under Section 8.01(g) or (h) and (ii) at the election of the Required Lenders during the continuance of any Event of Default arising under Section 8.01(a) or (b), any overdue amounts under the Loan Documents (other than overdue amounts owed to Defaulting Lenders) shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to 2% plus the rate otherwise applicable to Loans at such time.
(c)
Interest Payments. Accrued interest on each Loan shall be payable to (x) in the case of any Revolving Credit Loans, the Revolving Administrative Agent and (y) in the case of any Term Loans, the Administrative Agent, in each case, for the ratable benefit of the applicable Lenders, in arrears on each Interest Payment Date for such Loan; provided, that (i) interest accrued pursuant to Section 2.06(b) shall be payable on demand and (ii) in the event of any prepayment of any Loan, accrued interest on the principal amount prepaid shall be payable on the date of such prepayment. The applicable Agent shall remit such interest payments to the applicable Lenders at the accounts notified to the applicable Agent by such Lenders.
(d)
Interest Elections.
(i)
Generally. On the Closing Date (or the date of funding of any Loan made after the Closing Date), Loans shall be of the Type specified in accordance with Section 2.03. Thereafter, the Borrower may elect to convert such Loans to a different Type or to continue such Loans and, in the case of a Term SOFR Loan, may elect Interest Periods therefor, all as provided in this Section.

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(ii)
Interest Election Notice. To make an election pursuant to this Section, the Borrower shall deliver a duly completed and executed Interest Election Request to (x) in the case of any Revolving Credit Loans, the Revolving Administrative Agent and (y) in the case of any Term Loans, the Administrative Agent, in each case, no later than 1:00 p.m., (a) at least 3 Business Days prior to the proposed date, to convert all or any portion of ABR Loans to Term SOFR Loans, or the proposed date, to continue any Term SOFR Loans; and (b) on the proposed date, to convert all or any portion of Term SOFR Loans to ABR Loans. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information:
(A)
the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(B)
whether the Loans will be converted to ABR Loans or Term SOFR Loans, and the amount to be so converted, or continued as Term SOFR Loans; and
(C)
if the resulting Loans are Term SOFR Loans, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of “Interest Period.”

If any such Interest Election Request requests Term SOFR Loans but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

Promptly following receipt of an Interest Election Request, the applicable Agent shall advise each applicable Lender of the details thereof.

(iii)
Automatic Continuation and Conversion of Loans. If an Interest Election Request with respect to Term SOFR Loans is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Loans are repaid as provided herein, at the end of such Interest Period such Loans shall automatically continue as Term SOFR Loans, as applicable, with an Interest Period of the same duration as the then expiring Term SOFR Loans, as applicable. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, at the election of the Required Lenders, (A) no outstanding Loans may be converted to or continued as Term SOFR Loans and (B) unless repaid, each then existing Term SOFR Loan shall be converted to an ABR Loan at the end of the Interest Period applicable thereto.
(e)
Interest Calculation. Interest shall accrue from the most recent date to which interest has been paid, and if no interest has been paid, from the date the Loan is made. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Term SOFR shall be determined by the applicable Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent demonstrable error.
(f)
Retroactive Adjustments of the Applicable Loan Margin. In the event that either the Borrower or the Administrative Agent determines in good faith that the calculation of the Total Net Leverage Ratio on which the applicable interest rate for any particular period was determined is inaccurate, and as a consequence thereof, the Applicable Loan Margin for such period was lower or higher than it would have been had the Total Net Leverage Ratio been accurately determined, (i) the Borrower shall promptly deliver to the Administrative Agent an updated Compliance Certificate for such period after the first discovery of such inaccuracy by a Financial Officer of the Borrower or upon written notice by the

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Administrative Agent of such determination, (ii) the Administrative Agent shall promptly notify the Borrower of the amount of interest that would have been due in respect of any outstanding Initial Term Loans, Nineteenth Amendment Incremental Term Loans and Delayed Draw Term Loans during such period had the Applicable Loan Margin been calculated based on the correct Total Net Leverage Ratio, and (iii) if, as a consequence thereof, the Applicable Loan Margin was lower than it would have been, the Borrower shall promptly (but in any event, no later than ten (10) Business Days) following demand thereof by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, automatically and without further action by the Administrative Agent or any other Party hereto), pay to the Administrative Agent for the benefit of the Lenders under the applicable Loans at such time the difference between the amount that would have been due and the amount actually paid in respect of such period (provided that no Default or Event of Default shall be deemed to have occurred as a result of such non-payment (and no such shortfall amount shall be deemed overdue or accrue interest at the Default Rate) unless such shortfall amount is not paid before the end of such ten (10) Business Day period; provided that, with respect to any Class, (x) the rights and obligations of the Administrative Agent and Lenders under this paragraph shall terminate upon the termination of all applicable Commitments and/or repayment in full of the applicable Loans (in each case, together with accrued interest and Fees with respect to such Loans and Commitments, as applicable) and (y) for the avoidance of doubt, the rights and obligations of the Administrative Agent and Lenders under this paragraph shall terminate with respect to any refinanced Indebtedness concurrently with the incurrence of Refinancing Indebtedness in respect thereof.
SECTION 2.07
Termination and Reduction of Commitments.
(a)
Initial Term Loan Commitments. The Initial Term Loan Commitments shall automatically and irrevocably terminate in full upon the funding of the Initial Term Loans in the full amount of the Initial Term Loan Commitment on the Closing Date.
(b)
Delayed Draw Term Loan Commitments. The Delayed Draw Term Loan Commitments shall (i) automatically and irrevocably be reduced upon the funding of any Delayed Draw Term Loans by the amount of the Delayed Draw Term Loans so funded and (ii) automatically and irrevocably terminate in full upon the Delayed Draw Termination Date after the funding of any Delayed Draw Term Loans to the extent the Delayed Draw Termination Date occurs pursuant to clause (a) of the definition thereof and shall otherwise terminate as provided for in clause (b) of the definition thereof.
(c)
Revolving Credit Commitments. The Revolving Credit Commitments shall automatically and irrevocably terminate upon the applicable Maturity Date.
(d)
Optional Terminations and Reductions of Commitments. The Borrower shall have the right at any time to terminate or reduce any unfunded Delayed Draw Term Loan Commitments or unfunded Revolving Credit Commitments by written notice of termination or reduction not later than 11:00 a.m. three (3) Business Days before the date of termination or reduction. Promptly following receipt of any such notice, the applicable Agent shall advise the applicable Lenders of the contents thereof. Each such notice provided under this Section 2.07(d) shall be irrevocable, provided that a notice of termination or reduction of such Commitments in full delivered by the Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering, in which case such notice may be revoked by the Borrower (by notice to the applicable Agent on or prior to the specified termination date date) if such condition is not satisfied. Each notice shall specify the termination or reduction date and the principal amount of Commitments of each Class to be terminated (which shall be in a minimum amount of $500,000 or, if less, the remaining unfunded Commitments of such Class).

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(e)
Sixteenth Amendment Incremental Term Loan Commitments. The Sixteenth Amendment Incremental Term Loan Commitments shall automatically and irrevocably terminate in full upon the funding of the Sixteenth Amendment Incremental Term Loans in the full amount of the Sixteenth Amendment Incremental Term Loan Commitment in accordance with the Sixteenth Amendment.
(f)
Nineteenth Amendment Incremental Term Loan Commitments. The Nineteenth Amendment Incremental Term Loan Commitments shall automatically and irrevocably terminate in full upon the funding of the Nineteenth Amendment Incremental Term Loans in the full amount of the Nineteenth Amendment Incremental Term Loan Commitment in accordance with the Nineteenth Amendment.
SECTION 2.08
Scheduled Repayment of Loans.
(a)
Initial Term Loans. The Borrower shall pay to the Administrative Agent, for the account of the applicable Lenders, on the last Business Day of each March, June, September and December, commencing on September 30, 2024 (each such date, an “Initial Term Loan Repayment Date”), an amount equal to 0.25% of the original principal amount of the Initial Term Loans (including, for the avoidance of doubt, the Sixteenth Amendment Incremental Term Loans) outstanding on the Sixteenth Amendment Effective Date (as adjusted from time to time pursuant to Section 2.09(c) and in connection with any Incremental Term Loans made pursuant to Section 2.17 hereof or as a result of the application of prepayments in connection with any extension as provided in Section 2.16). To the extent not previously paid, all Initial Term Loans shall be due and payable on the Term Loan Maturity Date.
(b)
Delayed Draw Term Loans. The Borrower shall pay to the Administrative Agent, for the account of the applicable Lenders, on the last Business Day of each March, June, September and December, commencing (x) in the case of Delayed Draw Term Loans that comprise part of the same Class as the Initial Term Loans and/or previously funded Delayed Draw Term Loans, on the last Business Day of the Fiscal Quarter in which the applicable Borrowing of Delayed Draw Term Loans occurs and (y) in the case of Delayed Draw Term Loans that do not comprise part of the case Class as the Initial Term Loans, on the last Business Day of the first full Fiscal Quarter following the applicable Borrowing of Delayed Draw Term Loans (each such date, a “DDTL Repayment Date”), an amount equal to 0.25% of the original principal amount of the Delayed Draw Term Loans funded on such date (as adjusted from time to time pursuant to Section 2.09(c) or as a result of the application of prepayments in connection with any extension as provided in Section 2.16); provided that, at the election of the Borrower, such amount may be adjusted to increase the amortization with respect to any Delayed Draw Term Loans to the extent necessary so that such Delayed Draw Term Loans and the existing Initial Term Loans form the same Class of Term Loans and to the extent possible, a “fungible” tranche, in each case, without the consent of any party hereto; provided, further, that such adjustments shall not decrease any amortization payment to any Lender that would have otherwise been payable to such Lender prior thereto. To the extent not previously paid, all Delayed Draw Term Loans shall be due and payable on the Term Loan Maturity Date.
(c)
Revolving Credit Loans. The Borrower shall be required to repay the aggregate outstanding principal amount of all Revolving Credit Loans on the Revolving Maturity Date.
(d)
Nineteenth Amendment Incremental Term Loans. The Borrower shall pay to the Administrative Agent, for the account of the applicable Lenders, on the last Business Day of each March, June, September and December, commencing on March 31, 2026 (each such date, a “Nineteenth Amendment Incremental Term Loan Repayment Date”), an amount equal to 0.25% of the original principal amount of the Nineteenth Amendment Incremental Term Loans outstanding on the Nineteenth Amendment Effective Date (as adjusted from time to time pursuant to Section 2.09(c) and in connection with any Incremental Term Loans made pursuant to Section 2.17 hereof or as a result of the application of

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prepayments in connection with any extension as provided in Section 2.16). To the extent not previously paid, all Nineteenth Amendment Incremental Term Loans shall be due and payable on the Term Loan Maturity Date.

SECTION 2.09
Prepayments of Loans.
(a)
Optional Prepayments. Subject to Section 1.11, the Borrower shall have the right at any time to prepay the Loans, in whole or in part, without premium or penalty, subject to the requirements of this Section 2.09; provided that each partial prepayment shall be in an amount not less than $500,000 or, if less, the outstanding principal amount of the Loans. Each prepayment in respect of any Loans pursuant to this Section 2.09(a) shall be (1) applied to the Class or Classes of Loans as the Borrower may specify or among all Classes of Term Loans then outstanding, if no Class was specified and (2) applied to reduce scheduled installments of principal in the order of maturity of principal payments to be repaid as the Borrower may specify or if the Borrower does not specify the order in which to apply prepayments of Term Loans to reduce scheduled installments of principal, the Borrower shall be deemed to have elected that such prepayment be applied to reduce the scheduled installments of principal in direct order of maturity.
(b)
Mandatory Prepayments. Subject to Section 1.11, Section 2.09(c) and Section 2.09(d):
(i)
Within five (5) Business Days following the receipt by Holdings or any of its Subsidiaries of any Net Cash Proceeds from Asset Sales or Casualty Events, the Borrower shall prepay the Term Loans in accordance with Section 2.09(c) in an amount equal to 100% of such Net Cash Proceeds; provided that, except in connection with a sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or a series of related transactions) of all, or substantially all, of the assets of Holdings and its Subsidiaries, taken as a whole, the Borrower may deliver a Reinvestment Notice to the Administrative Agent (which shall promptly transmit such Reinvestment Notice to the Lenders) in accordance with Section 2.09(b)(vi) and, to the extent such Net Cash Proceeds are actually applied as contemplated by Section 2.09(b)(vi), no prepayment with such Net Cash Proceeds shall be required hereunder; it being agreed that to the extent all or any portion of such Net Cash Proceeds are not applied as contemplated by Section 2.09(b)(vi) in the time period described therein, the remaining portion of such Net Cash Proceeds shall be applied to make a prepayment pursuant to this Section 2.09(b)(i) within five (5) Business Days of the expiration of such time period. The Borrower shall notify the Administrative Agent (which shall promptly transmit such Reinvestment Notice to the Lenders) of such prepayment in accordance with Section 2.09(d). For the avoidance of doubt, in the event of a sale, assignment, transfer, lease, conveyance or other disposition (in a single transaction or a series of related transactions) of all, or substantially all, of the assets of Holdings and its Subsidiaries, taken as a whole, the Borrower shall not be permitted to reinvest any Net Cash Proceeds resulting therefrom, but instead shall be required to prepay the Loans in accordance with the first sentence of Section 2.09(b)(i).
(ii)
Within five (5) Business Days following the receipt by Holdings or any of its Subsidiaries of Net Cash Proceeds from a Debt Issuance, the Borrower shall prepay the Term Loans in accordance with Section 2.09(c) in an amount equal to 100% of such Net Cash Proceeds.
(iii)
[Reserved].
(iv)
Within five (5) Business Days following the earlier of (x) delivery of financial statements pursuant to Section 5.01(a) and (y) the date on which the financial statements pursuant to Section 5.01(a) are required to be delivered, with respect to each Excess Cash Flow Period, the Borrower shall repay the Term Loans in accordance with Section 2.09(c) in an amount equal to (1) the Excess Cash Flow Percentage of the Excess Cash Flow for such Excess Cash Flow Period, minus (2) at the option of the Borrower, the

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sum of (A) the amount of all voluntary prepayments of Initial Term Loans and Term Loans and other Indebtedness (in each case, other than under any revolving facilities), in each case that are secured by the Collateral on a pari passu basis with the Initial Term Loans, (B) all voluntary prepayments of Revolving Credit Loans, Extended Revolving Credit Loans and Incremental Revolving Credit Loans, to the extent the Revolving Credit Commitments, Extended Revolving Credit Commitments, and/or Incremental Revolving Credit Commitments, as the case may be, are permanently reduced by the amount of such payments and (C) the amount equal to all payments in cash actually paid by Holdings or the Borrower in connection with the buy-back of Initial Term Loans and Term Loans that are pari passu in right of payment and security with the Initial Term Loans pursuant to Section 10.04(g), in each case, made at any time during the period from the first day of such Excess Cash Flow Period but without duplication of any such prepayments applied to reduce the payment required pursuant to this Section 2.09(b)(iv) with respect to any prior Excess Cash Flow Period to the date such Excess Cash Flow payment is actually made as herein provided (the difference of (1) minus (2), the “ECF Prepayment Amount”; provided that any such ECF Prepayment Amount referred to in this Section 2.09(b)(iv) shall, at the option of the Borrower, in each case without duplication of any such reduction from the definition of “Excess Cash Flow” by such amounts, be reduced on a dollar-for-dollar basis for such fiscal year by the aggregate amount of clauses (c)(ii), (vii), (ix), (x), (xii), (xiv), (xv), (xvi) and (xviii) of the definition of “Excess Cash Flow” for such Excess Cash Flow Period or after year-end and prior to the time such Excess Cash Flow payment is due; provided further, that, to the extent any reduction is made pursuant to the foregoing proviso after year-end and prior to when such Excess Cash Flow prepayment is due, such prepayment shall not be deducted with respect to the Excess Cash Flow prepayment for the succeeding fiscal year; provided, further that the Total Net Leverage Ratio in the definition of “Excess Cash Flow Percentage” shall be recalculated to give pro forma effect to any amount referred to in clause (2) above that is paid or otherwise realized or accounted for after the end of the applicable fiscal year but prior to the making of the Excess Cash Flow payment required for such Excess Cash Flow Period. Prepayment of any Term Loans (and the calculation of the amount of such prepayment) shall be made under this Section 2.09(b)(iv) with respect to the amount (if any) of Excess Cash Flow for such period in excess of $10,000,000 and solely to the amount of such required prepayment in excess thereof.
(v)
[Reserved];
(vi)
Within 15 months after the receipt of any Net Cash Proceeds from Asset Sales or Casualty Events, Holdings or any Subsidiary thereof, as applicable, may apply such Net Cash Proceeds to make Capital Expenditures or to acquire replacement assets or assets that will be useful in the business of Holdings or any Subsidiary thereof; provided, that the Borrower shall deliver a Reinvestment Notice to the Administrative Agent (which shall promptly transmit such Reinvestment Notice to the Lenders) on or prior to the date on which such mandatory prepayment would otherwise be required to be made under this Section 2.09(b). Pending the final application of any Net Cash Proceeds from Asset Sales or Casualty Events, Holdings or any Subsidiary may invest such Net Cash Proceeds in any manner that is not prohibited under this Agreement; provided that the foregoing shall not limit the obligations of the Borrower to make any prepayment as and to the extent required pursuant to the following sentence. To the extent a Reinvestment Notice is delivered but the Net Cash Proceeds are not applied to make Capital Expenditures or to acquire replacement assets or assets that will be useful in the business of Holdings or any Subsidiary thereof within such 15 month period, such Net Cash Proceeds must be prepaid in accordance with the other provisions of this Section.
(c)
Application of Prepayments; Lenders’ Rights to Decline Payments. All prepayments under this Section 2.09 shall be made in accordance with Section 2.13, and, in the case of a prepayment of Term Loans, applied to repay the outstanding principal amount of Term Loans in direct order of upcoming Scheduled Repayments pursuant to Section 2.08, except that if the Borrower so directs with a notice provided to the Administrative Agent either prior to or concurrently with the making of a voluntary

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prepayment pursuant to Section 2.09(a), such voluntary prepayment shall be applied as directed by the Borrower. Within the parameters of the applications set forth above, prepayments shall be applied first to ABR Loans and then to Term SOFR Loans in direct order of Interest Period maturities. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06, together with any additional amounts required pursuant to Section 2.12. Notwithstanding the foregoing, any Lender may elect, by written notice to the Borrower (with a copy to the Administrative Agent) within one (1) Business Day of such Lender’s receipt of the notice from the Administrative Agent pursuant to Section 2.09(d), to decline any mandatory prepayment of the Term Loans pursuant to Section 2.09(b) (other than Section 2.09(b)(ii)) in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans of such Lender shall be retained by the Borrower (such declined amounts, the “Declined Proceeds”). For the avoidance of doubt, all payments required by this Section 2.09 or any other clause of this Agreement shall be for the full principal amount of the applicable Term Loans regardless of whether original issue discount is applicable to such Term Loans.
(d)
Notice of Prepayment. For any optional prepayments under Section 2.09(a), the Borrower shall notify the Administrative Agent by written notice of any prepayment under such Section, (A) in the case of prepayment of Term SOFR Loans, not later than 11:00 a.m. three (3) Business Days before the date of prepayment, and (B) in the case of prepayment of ABR Loans, not later than 1:00 p.m., one (1) Business Day before the date of prepayment. For any mandatory prepayments under Section 2.09(b), the Borrower shall notify the Administrative Agent by written notice of any such prepayment under such Section not more than five (5) Business Days prior to the date such prepayment is required to be made under Section 2.09(b). Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each such notice provided under this Section 2.09(d) shall be irrevocable, provided that (i) a notice of prepayment made with respect to any mandatory prepayment under Section 2.09(b)(i) may be withdrawn if the Borrower subsequently delivers a Reinvestment Notice concurrently with any such notice to withdraw or (ii) a notice of prepayment of the Loans of any Class or Classes in full delivered by the Borrower may state that such notice is conditioned upon the effectiveness of another credit facility or the closing of a securities offering, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Each notice shall specify the prepayment date, the principal amount of Loans to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment.
(e)
[Reserved].
(f)
Limitations on Mandatory Prepayments. Prepayments made pursuant to Section 2.09(b)(i) and Section 2.09(b)(iv) are subject to the absence of material adverse tax consequences to Holdings and its Subsidiaries, taken as a whole, and to permissibility restrictions (while such restrictions are in actual effect) under local law (e.g., financial assistance, corporate benefit, and the fiduciary and statutory duties of the directors of the relevant Subsidiaries) and material constituent document restrictions (including as a result of minority ownership by third parties) and other material agreements (so long as any such prohibition is not created in contemplation of such prepayment of this Agreement). For the avoidance of doubt, the non-application of any prepayment amounts as a consequence of the foregoing provisions will not constitute a Default or an Event of Default, and such amounts may be used for working capital purposes of Holdings and its Subsidiaries for so long as not required to be prepaid in accordance with this Section 2.09(f). Holdings and its Subsidiaries will use commercially reasonable efforts for one year to overcome or eliminate such restrictions and to make the relevant prepayment. Notwithstanding the foregoing, any prepayments required after use of such commercially reasonable efforts may be net of any costs, expenses or taxes incurred by Holdings or any of its Subsidiaries as the result of such efforts.
(g)
Revolving Credit Loan Prepayments.

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(i)
In the event of the termination of all the Revolving Credit Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Credit Loans and, at the Borrower’s option, either replace all outstanding Letters of Credit or cash collateralize all outstanding Letters of Credit in accordance with the procedures set forth in Section 2.02(i).
(ii)
In the event of any partial reduction of the Revolving Credit Commitments, then (x) at or prior to the effective date of such reduction, the Revolving Administrative Agent shall notify the Borrower and the Revolving Lenders of the sum of the Revolving Exposures after giving effect thereto and (y) if the sum of the Revolving Exposures would exceed the aggregate amount of Revolving Credit Commitments after giving effect to such reduction, then the Borrower shall, on the date of such reduction, first, repay or prepay Revolving Credit Loans and second, at the Borrower’s option, either replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.02(i), in an aggregate amount sufficient to eliminate such excess.
(iii)
In the event that the sum of all Lenders’ Revolving Exposures exceeds the Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately first, repay or prepay Revolving Credit Loans, and second, at the Borrower’s option, either replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.02(i), in an aggregate amount sufficient to eliminate such excess.
(iv)
In the event that the aggregate LC Exposure exceeds the LC Sublimit then in effect, the Borrower shall, without notice or demand, immediately, at the Borrower’s option, either replace outstanding Letters of Credit or cash collateralize outstanding Letters of Credit in accordance with the procedures set forth in Section 2.02(i), in an aggregate amount sufficient to eliminate such excess.

SECTION 2.10
Alternate Rate of Interest.
(a)
Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.10, if prior to the commencement of any Interest Period for Term SOFR Loans:
(i)
the Administrative Agent reasonably determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period; or
(ii)
the Administrative Agent reasonably determines or is advised in writing by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Term SOFR Loans for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter, and until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Loans that were to have been converted on the first day of such Interest Period to Term SOFR Loans shall be continued as ABR Loans and (ii) any outstanding Term SOFR Loans shall be converted, on the last day of the then-current Interest Period, to an ABR Loan.

Calculation of all amounts payable to a Lender under this Section 2.10 and under Section 2.11 shall be made by the applicable Lender in a written notice to the Borrower showing in reasonable detail the basis for the calculation thereof, which, absent demonstrable error, shall be final, conclusive and binding upon the parties hereto.

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(b)
Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date shall have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(c)
In connection with the administration of Term SOFR or the use, administration, adoption or implementation of a Benchmark Replacement, the applicable Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)
The applicable Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent in consultation with, or subject to, consent rights of Borrower as expressly set forth in this Section 2.10, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10.
(e)
Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)
Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Borrowing of, conversion to or continuation of Term SOFR Loan to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a ABR Loan, or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base

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Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate.
SECTION 2.11
Yield Protection.
(a)
Increased Costs Generally. If any Change in Law shall:
(i)
impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender or the Issuing Bank (except any reserve requirement reflected in Term SOFR);
(ii)
subject any Lender or Issuing Bank to any additional Taxes of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan made by it, or change the basis of taxation of payments to such Lender or the Issuing Bank in respect thereof (except for Indemnified Taxes, Other Taxes and Excluded Taxes); or
(iii)
impose on any Lender or the Issuing Bank or the Term SOFR market any other condition (other than Taxes), cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Term SOFR Loan or any other Loan in the case of clause (ii) above (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, such additional amount or amounts as will compensate such Lender or the Issuing Bank, for such additional costs actually incurred or reduction actually suffered.

(b)
Capital Requirements. If any Lender or the Issuing Bank determines (in good faith, but in its reasonable discretion) that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank’s or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then upon request of such Lender or Issuing Bank, from time to time, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)
Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank, as applicable, setting forth in reasonable detail the amount or amounts necessary to compensate such Lender or the Issuing Bank or their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 2.11 and delivered to the Borrower shall be conclusive absent manifest error. The

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Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)
Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.11 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.11 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.12
Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Term SOFR Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term SOFR Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Term SOFR Loan prior to the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each applicable Lender for the actual loss, cost and expense (excluding the Applicable Loan Margin) incurred as a result of such event. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 shall be delivered to the Borrower (with a copy to the applicable Agent) and shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
SECTION 2.13
Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)
Payments Generally. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.14 or 10.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m.), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Required Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments under the Loan Documents shall be made directly to the persons specified therein. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars in immediately available funds, except as may be expressly specified otherwise.
(b)
Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to non-Defaulting Lenders as opposed to Defaulting Lenders and unless otherwise agreed by all of the Lenders of the applicable Class,
(i)
each payment by the Borrower of interest in respect of the Loans of any Class shall be applied to the amounts of such obligations owing to the Lenders in respect of such Class, pro rata according to the respective amounts then due and owing to the Lenders in respect of such Class; and

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(ii)
each payment on account of principal of the Loans of any Class shall be allocated among the Lenders in respect of such Class, pro rata based on the principal amount of the Loans held by the Lenders in respect of such Class.
(c)
Insufficient Funds. If at any time insufficient funds are received by and available to the applicable Agent to pay fully all amounts of principal, Reimbursement Obligations, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably (unless otherwise agreed by the applicable Lenders) among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and Reimbursement Obligations then due hereunder, ratably (unless otherwise agreed by the applicable Lenders) among the parties entitled thereto in accordance with the amounts of principal then due to such parties. It is understood that the foregoing does not apply to any adequate protection payments under any federal, state or foreign bankruptcy, insolvency, receivership or similar proceeding, and that the Required Lenders, in their sole discretion (except as the Lenders may agree among themselves), may direct the applicable Agent, subject to any applicable federal, state or foreign bankruptcy, insolvency, receivership or similar orders, as to the distribution of any adequate protection payments it receives on behalf of the Lenders (i.e., whether to pay the earliest accrued interest, all accrued interest on a pro rata basis or otherwise). All payments made hereunder shall be applied first to any ABR Loans and then to any Term SOFR Loans.
(d)
Sharing of Setoff. Subject to any agreement by all of the Lenders and subject to the Revolver Payment Priority Principles, if any Lender (and/or the Issuing Bank which shall be deemed a “Lender” for purposes of this Section 2.13(d)) shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agents and the other Lenders of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)
if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)
the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than (excluding any assignment of Term Loans to Holdings and/or the Borrower in accordance with Section 10.04(g)) to Holdings or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.13(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.13(d) to share in the benefits of the recovery of such secured claim.

(e)
Borrower Default. Unless the applicable Agent shall have received notice from the Borrower prior to the date on which any payment is due to the applicable Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the applicable Agent

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may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the applicable Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the applicable Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the applicable Agent in accordance with banking industry rules on interbank compensation. Nothing herein shall be deemed to limit the rights of the applicable Agent or any Lender against the Borrower or any other Loan Party.
SECTION 2.14
Taxes.
(a)
Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes; provided, that if any Loan Party or any other applicable withholding agent shall be required by applicable Requirements of Law to deduct any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions, (ii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law and (iii) to the extent the deduction is on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the applicable Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made.
(b)
Payment of Other Taxes by Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.
(c)
Indemnification by Borrower. The Borrower shall indemnify each applicable Agent and each applicable Lender, within 10 days after receipt of the certificate described in the succeeding sentence, for the full amount of any Indemnified Taxes and/or Other Taxes (including Indemnified Taxes and/or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.14) payable or paid by such Agent or such Lender or required to be withheld or deducted from a payment to such Agent or such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes and/or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. In connection with any request for reimbursement under this Section 2.14(c), a certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the applicable Agent), or by the applicable Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)
Evidence of Payments. As soon as practicable (and in any event within forty-five (45) days) after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority, the Borrower shall deliver to the applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Required Lenders.
(e)
Status of Lenders. (i) Each Lender shall deliver to the Borrower and the applicable Agent, at such times as are reasonably requested by the Borrower or the applicable Agent, any documentation prescribed by law, or reasonably requested by the Borrower or the applicable Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document or otherwise required or reasonably

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necessary to establish such Lender’s status for withholding Tax or satisfy any information reporting requirements in an applicable jurisdiction. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required below in this Section 2.14(e)) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrower and the applicable Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrower and the applicable Agent of its inability to do so.
(ii)
Without limiting the generality of the foregoing:
(A)
each Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Borrower and the applicable Agent on or before the date on which it becomes a party to this Agreement, two duly executed, properly completed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding,
(B)
each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to any payments hereunder or under any other Loan Document shall deliver to the Borrower and the applicable Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement, whichever of the following is applicable:
(I)
duly executed, properly completed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable) or any successor thereto claiming eligibility for benefits of an income Tax treaty to which the United States is a party,
(II)
duly executed, properly completed originals of Internal Revenue Service Form W-8ECI or any successor thereto,
(III)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate (a “U.S. Tax Compliance Certificate”), in substantially the form of Exhibit H, to the effect that (i) such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (ii) interest payments on the Loans are not effectively connected with the Foreign Lender’s conduct of a U.S. trade or business, and (y) duly executed, properly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable),
(IV)
to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), duly executed, properly completed originals of Internal Revenue Service Form W-8IMY, or any successor thereto, of the Foreign Lender, accompanied by Internal Revenue Service Form W-9, Form W-8ECI, Form W-8BEN or Form W-8BEN-E (as applicable), U.S. Tax Compliance Certificate, Form W-8IMY, or any other required information, or any successor forms, from each beneficial owner that would be required under this Section 2.14(e) if such beneficial owner were a Lender, as applicable (provided that, if the Foreign Lender is a partnership for U.S. federal income Tax purposes (and not a participant Lender), and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owners, provided such certificates are duly executed and properly completed originals), or any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the applicable Agent to determine the withholding or deduction required to be made, or

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(V)
any other form prescribed by applicable requirements of U.S. federal income Tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower and the applicable Agent to determine the withholding or deduction required to be made.
(C)
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the applicable Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the applicable Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the applicable Agent as may be necessary for the Borrower or the applicable Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f)
Treatment of Certain Refunds. If an Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.14, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by a Loan Party under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of such Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority due to the Borrower’s delay with respect to such repayment) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Agent or any Lender to make available its Tax Returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will any Lender be required to pay any amount to the Borrower, the payment of which would place such Lender in a less favorable net after-Tax position than such Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid.
(g)
Status of Agent. On or before the date each of First Eagle Alternative Credit, LLC (as successor by merger to First Eagle Private Credit, LLC (f/k/a NewStar Financial, Inc.)) (or any successor or replacement Agent) and Citibank, N.A. becomes an Agent hereunder, respectively, it shall deliver to the Borrower a duly executed, properly completed original of either (i) Internal Revenue Service Form W-9 or (ii) a U.S. branch withholding certificate on Internal Revenue Service Form W-8IMY certifying on Part I, Part II and Part VI thereof that it is a U.S. branch that has agreed to be treated as a U.S. person for U.S. federal tax purposes (with respect to amounts received on account of any Lender) and Internal Revenue Service Form W-8ECI (with respect to amounts received on its own account). At any time thereafter, the Administrative Agent and the Revolving Administrative Agent shall provide updated documentation previously provided (or a successor form thereto) when any documentation previously delivered has expired or become obsolete or invalid or otherwise upon the reasonable request of the Borrower.

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(h)
Delay in Requests. The Borrower shall not be required to compensate a Lender pursuant to this Section for any interest or penalties suffered more than 180 days prior to the date that such Lender notifies the Borrower of the relevant Taxes, and of such Lender’s intention to claim compensation therefore (except that, if the Change in Law giving rise to such Taxes or related costs is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.15
Mitigation Obligations; Replacement of Lenders.
(a)
Designation of a Different Lending Office. If any Lender requests compensation under Section 2.11, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.11 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Borrower shall be conclusive absent manifest error.
(b)
Replacement of Lenders. If any Lender requests compensation under Section 2.11, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if a Lender is a Non-Consenting Lender or a Defaulting Lender, then notwithstanding anything to the contrary contained in this Agreement, the Borrower may, at its sole expense and effort, upon notice to such Lender and the applicable Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations under this Agreement and the other Loan Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(i)
such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.12), assuming for this purpose (in the case of a Lender being replaced pursuant to Section 2.11 or 2.14) that the Loans of such Lender were being prepaid) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(ii)
in the case of any such assignment resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter; and
(iii)
such assignment does not conflict with applicable Requirements of Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each Lender agrees that, if the Borrower elects to replace such Lender in accordance with this Section 2.15(b), it shall promptly execute and deliver to the applicable Agent an Assignment and Assumption to evidence the assignment and shall deliver to the applicable Agent any Note (if requested by

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the Eligible Assignee) subject to such Assignment and Assumption; provided, that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register; provided, further, that the parties to such assignment shall pay to the applicable Agent a processing and recordation fee of $3,500 in connection with the assignment, unless otherwise waived by the applicable Agent.

SECTION 2.16
Extension Amendments.
(a)
Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.16, the Borrower may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Term Loan Tranche”) be converted to extend the scheduled maturity date of any payment of principal with respect to all or any portion of the principal amount of such Loans (any such Loans which have been so converted, “Extended Term Loans,”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Term Loans, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, a “Term Loan Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under the relevant Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and (y) be identical to the Loans under the relevant Existing Term Loan Tranche from which such Extended Term Loans are to be converted, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (ii) the “effective yield” with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the “effective yield” for the Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the applicable Extension Amendment (immediately prior to the establishment of such Extended Term Loans); (iv) Extended Term Loans may have mandatory prepayment terms which provide for the application of proceeds from mandatory prepayment events to be made first to prepay the Loans under the Existing Term Loan Tranche from which such Extended Term Loans have been converted before applying any such proceeds to prepay such Extended Term Loans; and (v) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow Loans under the relevant Existing Term Loan Tranche from which such Extended Term Loans have been converted to be optionally prepaid prior to the prepayment of such Extended Term Loans) as may be agreed by the Borrower and the Lenders thereof; provided, however, that (A) in no event shall the final maturity date of any Extended Term Loans of a given Term Loan Extension Series (as defined below) at the time of establishment thereof be earlier than the then final stated maturity of the applicable Existing Term Loan Tranche from which such Extended Term Loans have been converted and (B) the Weighted Average Life to Maturity of any Extended Term Loans of a given Term Loan Extension Series at the time of establishment thereof shall be no shorter than the remaining Weighted Average Life to Maturity of the applicable Existing Term Loan Tranche from which such Extended Term Loans have been converted. Any Extended Term Loans converted pursuant to any Term Loan Extension Request shall be designated a series (each, a “Term Loan Extension Series”) of Extended Term Loans, as applicable, for all purposes of this Agreement; provided that any Extended Term Loans converted from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment (as defined below), be designated as an increase in any previously established Term Loan Extension Series with respect to such Existing Term Loan Tranche.
(b)
Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.16, the Borrower may at any time and from time to time request that all or a portion of the Revolving Credit Commitments of any Class (an “Existing Revolving Tranche”) be converted to extend

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the scheduled maturity date of any payment of principal with respect to all or any portion of the principal amount of such Revolving Credit Commitments (any such Revolving Credit Commitments which have been so converted, “Extended Revolving Credit Commitments”) and to provide for other terms consistent with this Section 2.16. In order to establish any Extended Revolving Credit Commitments, the Borrower shall provide a notice to the Revolving Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolving Tranche) (each, a “Revolving Extension Request” and, collectively with any Term Loan Extension Request, each an “Extension Request”) setting forth the proposed terms of the Extended Revolving Credit Commitments to be established, which shall (x) be identical as offered to each Lender under the relevant Existing Revolving Tranche (including as to the proposed interest rates and fees payable) and (y) be identical to the Revolving Credit Commitments under the relevant Existing Revolving Tranche from which such Extended Revolving Credit Commitments are to be converted, except that: (i) the “effective yield” with respect to the Extended Revolving Credit Commitments (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) and commitment fees and unused line fees may be different than the “effective yield” and commitment fees and unused line fees for the Loans of such Existing Revolving Tranche to the extent provided in the applicable Extension Amendment; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the applicable Revolving Extension Amendment (immediately prior to the establishment of such Extended Revolving Credit Commitments); and (iv) (A) except as provided under sub-clause (B) below, all borrowings under the Extended Revolving Credit Commitments of the applicable Revolving Extension Series and repayments thereunder (other than permanent repayments) may be made on a pro rata basis, less than a pro rata basis or greater than a pro rata basis and (B) the permanent repayment of outstanding Revolving Credit Loans under the Extended Revolving Credit Commitments in connection with a termination of Extended Revolving Credit Commitments may be made on a pro rata basis or less than a pro rata basis (or greater than a pro rata basis (x) with respect to (I) repayments required upon the Maturity Date of the non-extending Revolving Credit Commitments or the Extended Revolving Credit Commitments and (II) repayments made in connection with any refinancing of Extended Revolving Credit Commitments or (y) as compared to any other Revolving Credit Commitments with a later maturity date than such Extended Revolving Credit Commitments), in each case under this clause (iv), with all other Revolving Credit Commitments; provided, however, that in no event shall the final maturity date of any Extended Revolving Credit Commitments of a given Revolving Extension Series (as defined below) at the time of establishment thereof be earlier than the then final stated maturity of the applicable Existing Revolving Tranche from which such Extended Revolving Credit Commitments have been converted. Any Extended Revolving Credit Commitments converted pursuant to any Revolving Extension Request shall be designated a series (each, a “Revolving Extension Series” and, collectively with any Term Loan Extension Series, each an “Extension Series”) of Extended Revolving Credit Commitments, as applicable, for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments converted from an Existing Revolving Tranche may, to the extent provided in the applicable Extension Amendment (as defined below), be designated as an increase in any previously established Revolving Extension Series with respect to such Existing Revolving Tranche.
(c)
The Borrower shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Term Loan Tranche or Existing Revolving Tranche, as applicable, are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the applicable Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. No Lender shall have any obligation to agree to have any of its Loans of any Existing Term Loan Tranche converted into Extended Term Loans or any of its Existing Revolving Credit Commitments of any Existing Revolving Tranche converted into Extended Revolving Credit Commitments pursuant to any Extension Request. Any Lender (each, an “Extending Lender”) wishing to have all or a portion of its Loans and/or Commitments under the Existing Term Loan Tranche or Existing Revolving Tranche, as applicable, subject to such Extension Request converted into Extended Term Loans or Extended

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Revolving Credit Commitments, as applicable, shall notify the applicable Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans and/or Commitments, as applicable, under the Existing Term Loan Tranche or Existing Revolving Tranche, as applicable, which it has elected to request be converted into Extended Term Loans and/or Extended Revolving Credit Commitments (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request.
(i)
Extended Term Loans and Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among the Borrower, each applicable Agent and each Extending Lender providing an Extended Term Loan or Extended Revolving Credit Commitments, as applicable, thereunder, which shall be consistent with the provisions set forth in Section 2.16(a) or (b), as applicable, above (but which shall not require the consent of any other Lender). The applicable Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment.
(ii)
Extensions consummated by the Borrower pursuant to this Section 2.16 shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Agents and the Lenders hereby consent to each Extension and the other transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Term Loans and Extended Revolving Credit Commitments, in each case, on such terms as may be set forth in the applicable Extension Request) and hereby waive the requirements of any provision of this Agreement or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.16, provided that such consent shall not be deemed to be an acceptance by such Lender of any Extension Request with respect to such Lender.
SECTION 2.17
Incremental Credit Extensions.
(a)
Incremental Commitments. The Borrower may by written notice to the applicable Agent elect to request the establishment of one or more new Term Loan Commitments under a new term facility or under any existing term facility or any increase under an existing tranche of Loans (each, an “Incremental Term Loan Commitment” and any Term Loan made in respect of such Incremental Term Loan Commitment, an “Incremental Term Loan”) and/or any increase under the Revolving Credit Commitments (each an “Incremental Revolving Credit Commitments” and together with Incremental Term Loan Commitment, the “Incremental Commitments” or “Incremental Facilities”), in an aggregate amount incurred after the Fifteenth Amendment Effective Date not to exceed the Available Incremental Amount at the time of such incurrence, provided that the aggregate amount of Incremental Revolving Credit Commitments incurred after the Fifteenth Amendment Effective Date shall not exceed $12,500,000.
(b)
Each such notice shall specify the date (each, an “Increase Effective Date”) on which the Borrower proposes that such Incremental Term Loan Commitments or Incremental Revolving Credit Loan Commitments shall be effective (and such date of actual effectiveness, the “Incremental Facility Closing Date”), which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the applicable Agent (or such different date as may be agreed to by such Agent in its sole discretion). At its election, the Borrower may allocate such Incremental Term Loan Commitments or Incremental Revolving Credit Commitments to any existing Lenders and/or any new lenders that would constitute Eligible Assignees (each such Person, an “Additional Lender”); provided that (x) any existing Lender approached to provide all or a portion of such Incremental Term Loan Commitments or Incremental Revolving Credit Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitment or Incremental Revolving Credit Commitment, (y) each applicable Agent shall have consent rights (not to be unreasonably withheld, conditioned or delayed) with respect to such

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Additional Lenders, if such consent would be required under Section 10.04 for an assignment of Loans or Commitments, as applicable, to such Additional Lenders, and (z) solely with respect to any Incremental Revolving Credit Commitment, the Issuing Banks shall have consent rights (not to be unreasonably withheld, conditioned or delayed) with respect to such Additional Lenders, if such consent would be required under Section 10.04 for an assignment of Revolving Credit Loans or Revolving Credit Commitments, as applicable, to such Additional Lenders.
(c)
Effectiveness of Incremental Amendment. The effectiveness of any Incremental Amendment, and the Incremental Commitments thereunder, shall be subject to the satisfaction or waiver of each of the following conditions, together with any other conditions set forth in the Incremental Amendment:
(i)
Other than in the case of an Incremental Amendment and an Incremental Term Loan relating to the Schroth Acquisition, immediately before and after giving effect to such Borrowing and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing; provided, that in connection with any Incremental Commitments the primary purpose of which is to consummate a Limited Condition Transaction, the condition under this clause (i) shall be that (x) no Default or Event of Default shall have occurred at the Limited Conditionality Test Date and (y) no Event of Default pursuant to Section 8.01(a), (b), (g) or (h) has occurred and is continuing after giving effect to such Incremental Facility; provided that the conditions in this clause (i) (other than the condition referenced in the proviso thereto in respect of 8.01(a), (b), (g) or (h) unless waived by the Required Lenders in accordance with Section 10.02) shall only be required to the extent requested by the Persons providing more than 50% of the applicable Incremental Term Loans and Incremental Term Loan Commitments or Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be;
(ii)
Other than in the case of an Incremental Term Loan incurred to consummate the Schroth Acquisition, immediately before and after giving effect to such Borrowing and the application of the proceeds thereof, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects after giving effect to such qualification and other than those representations and warranties that are expressly made as of an earlier specified date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier specified date); provided, however, that (A) in connection with any Incremental Facility the primary purpose of which is to consummate a Limited Condition Transaction, the condition under this clause (ii) shall be that (x) such representations and warranties are true and correct to the extent required above as of the Limited Conditionality Test Date and (y) the Specified Representations are true and correct in all material respects (other than those Specified Representations that are expressly qualified by Material Adverse Effect or other materiality, in which case such Specified Representations shall be true and correct in all respects after giving effect to such qualification and other than those Specified Representations that are expressly made as of an earlier specified date, in which case such Specified Representation shall be true and correct in all material respects as of such earlier specified date) at the time the relevant Limited Condition Transaction is consummated and the Incremental Loans are funded; provided that the conditions in this (ii) shall only be required to the extent requested by the Persons providing more than 50% of the applicable Incremental Term Loans and Incremental Term Loan Commitments or Incremental Revolving Credit Loans and Incremental Revolving Credit Commitments, as the case may be; and (B) in connection with an Incremental Term Loan incurred to consummate the Schroth Acquisition, the condition under this clause (ii) shall be that the Specified Schroth Representations are true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such Specified Schroth Representations shall be true and correct in all respects after giving effect to such qualification and other than those Specified Schroth Representations that

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are expressly made as of an earlier specified date, in which case such Specified Schroth Representation shall be true and correct in all material respects as of such earlier specified date) at the time the Schroth Acquisition is consummated and the Incremental Term Loans in connection therewith are funded;
(iii)
each Incremental Commitment shall be in a minimum amount of $5,000,000 or a whole multiple of $100,000 in excess hereof; provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the applicable limit set forth in Section 2.17(a));
(iv)
[reserved];
(v)
[reserved]; and
(vi)
the Borrower shall deliver or cause to be delivered any customary amendments to the Loan Documents or other documents reasonably requested by the applicable Agent or any Additional Lender in connection with any such transaction.
(d)
Required Terms.
(i)
Incremental Term Loans. The terms, provisions and documentation of the Incremental Term Loans and Incremental Term Loan Commitments shall be as agreed between the Borrower and the applicable Additional Lenders providing such Incremental Term Loan Commitments, and except as otherwise set forth herein, to the extent not consistent with the Term Loans existing on the Incremental Facility Closing Date, shall be consistent with clauses (A) through (C) below, as applicable, and otherwise reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) (except for covenants or other provisions (a) conformed (or added) in the Loan Documents pursuant to the related Incremental Amendment for the benefit of the Lenders or (b) applicable only to periods after the Latest Maturity Date as of the Incremental Amendment Date); provided that in the case of an Incremental Facility that increases any existing Class, the terms, provisions and documentation (other than the Incremental Amendment evidencing such increase) of such Incremental Facility shall be identical (other than with respect to upfront fees, original issue discount or similar fees) to the applicable Class of Term Loans being increased, in each case, as existing on the Incremental Facility Closing Date. In any event:
(A)
any Incremental Term Loan shall be secured only by the Collateral (or a portion thereof) on a pari passu or junior lien basis and shall only be guaranteed by the Guarantors (or a subset thereof); provided, that such Incremental Term Loan may be secured by assets other than the Collateral or guaranteed by a Subsidiary other than the Guarantors, so long as such assets are contemporaneously included as Collateral and such Subsidiary contemporaneously becomes a Guarantor; provided, further, that for the avoidance of doubt, any Incremental Term Loan may also be unsecured;
(B)
the Incremental Term Loans shall not have a final scheduled maturity date earlier than the latest Maturity Date as of the Incremental Amendment Date;
(C)
the Incremental Term Loans shall have a Weighted Average Life to Maturity not shorter than the Weighted Average Life to Maturity of the Initial Term Loans, the Delayed Draw Term Loans, the Sixteenth Amendment Incremental Term Loans, the Nineteenth Amendment Incremental Term Loans or any Extended Term Loans as to which the Initial Term Loans, the Sixteenth Amendment Incremental Term Loans, the Nineteenth Amendment Incremental Term Loans, or the Delayed Draw Term Loans were the Existing Term Loan Tranche; provided that for purposes of determining the Weighted Average Life to Maturity of such Initial Term Loans, Delayed Draw Term Loans, Sixteenth Amendment Incremental Term Loans, Nineteenth Amendment Incremental Term Loans or any Extended Term Loans as to which the Initial Term Loans, the Delayed Draw Term Loans ~~or~~, the Sixteenth Amendment Incremental Term Loans

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or Nineteenth Amendment Incremental Term Loans were the Existing Term Loan Tranche, the effects of any amortization payments and prepayments made on such Initial Term Loans, Delayed Draw Term Loans, Sixteenth Amendment Incremental Term Loans, Nineteenth Amendment Incremental Term Loans or Extended Term Loans prior to the incurrence of such Incremental Term Loans shall be disregarded;
(D)
the proceeds, if any, of any Incremental Term Loan Commitment may be used by the Borrower and its Subsidiaries for any purposes permitted by the applicable Incremental Amendment;
(E)
the All-In Yield applicable to any Incremental Term Loan shall be determined by the Borrower and the applicable Additional Lenders; provided, however, if the All-In Yield applicable to any such Incremental Term Loan (other than any Incremental Term Loan incurred in reliance on clause (D) of the Available Incremental Amount) exceeds by more than fifty basis points per annum the All-In Yield then in effect for any Initial Term Loans, Delayed Draw Term Loans ~~or~~, Sixteenth Amendment Incremental Term Loans or Nineteenth Amendment Incremental Term Loans, as applicable, then the Applicable Loan Margin of the existing Initial Term Loans, Delayed Draw Term Loans ~~or~~, Sixteenth Amendment Incremental Term Loans or Nineteenth Amendment Incremental Term Loans, as applicable, shall increase by an amount equal to such difference minus fifty basis points; provided, that if the applicable Incremental Loan includes an interest rate floor greater than the applicable interest rate floor under the existing Initial Term Loans, Delayed Draw Term Loans ~~or~~, Sixteenth Amendment Incremental Term Loans or Nineteenth Amendment Incremental Term Loans, such differential between the interest rate floors shall be equated to the Applicable Loan Margin for purposes of determining whether an increase to Applicable Loan Margin under the existing Initial Term Loans, Delayed Draw Term Loans ~~or~~, Sixteenth Amendment Incremental Term Loans or Nineteenth Amendment Incremental Term Loans shall be required, but only to the extent an increase in the interest rate floor in the existing Initial Term Loans, Delayed Draw Term Loans ~~or~~, Sixteenth Amendment Incremental Term Loans or Nineteenth Amendment Incremental Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the Applicable Loan Margin) applicable to the existing Initial Term Loans, Delayed Draw Term Loans ~~or~~, Sixteenth Amendment Incremental Term Loans or Nineteenth Amendment Incremental Term Loans shall be increased to the extent of such differential between interest rate floors. The provisions of this Section 2.17(d)(v) are referred to herein as the “MFN Adjustment”; and
(F)
any Incremental Term Loan shall share ratably in any prepayments of the Initial Term Loans, any Delayed Draw Term Loans ~~and~~, the Sixteenth Amendment Incremental Term Loans and the Nineteenth Amendment Incremental Term Loans pursuant to Section 2.09(b) unless the Borrower and the applicable Additional Lenders elect lesser payments.
(ii)
Incremental Revolving Credit Commitments. On any Increase Effective Date on which Incremental Revolving Credit Commitments are effected, subject to the satisfaction or waiver of the foregoing terms and conditions in Section 2.17(b), (a) the Incremental Revolving Credit Commitments shall be documented solely as an increase to the Revolving Credit Commitments and each of the applicable Revolving Lenders shall be deemed to have assigned to each Lender with Incremental Revolving Credit Commitments, and each such Lender shall be deemed to have purchased from each of the applicable Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Credit Loans outstanding on such Increase Effective Date as shall be necessary in order that, immediately after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing applicable Revolving Lenders and Additional Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of such Incremental Revolving Credit Commitments to the Revolving Credit Commitments, (b) each Incremental Revolving Credit Commitment shall be deemed for all purposes a Revolving Credit Commitment and each Loan made thereunder (an “Incremental Revolving Credit Loan” and, collectively with any Incremental Term Loan, an “Incremental Loan”) shall be deemed, for all purposes, a Revolving Credit Loan, (c) each Additional

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Lender shall become a Lender with respect to the Incremental Revolving Credit Commitment and all matters relating thereto and (d) all terms shall be identical to the terms applicable to the Revolving Credit Commitments existing on the Increase Effective Date (excluding upfront fees and customary arranger fees).
(e)
Incremental Amendment. Incremental Facilities shall become effective pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Additional Lender providing such Incremental Facility, and each applicable Agent. The Incremental Amendment may, without the consent of any other Loan Party, Agent or Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent (at the direction of the Required Lenders) and the Borrower, to effect the provisions of this Section 2.17, including amendments as deemed necessary by the Administrative Agent (at the direction of the Required Lenders) to address technical issues relating to funding and payments.
SECTION 2.18
Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)
the Commitment Fee shall cease to accrue on the applicable Commitment of such Lender so long as it is a Defaulting Lender (except to the extent it is payable to the Issuing Bank pursuant to clause (ii)(V) below) and such Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.05(b);
(ii)
if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(I)
all or any part of such Defaulting Lender’s participation in LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Percentages, but only to the extent that (y) such reallocation does not cause the aggregate Revolving Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment and (z) to the extent requested in writing by the Revolving Administrative Agent, the Borrower shall confirm that the conditions set forth in Section 4.03 are satisfied at the time of such reallocation and if the Borrower cannot confirm such conditions have been satisfied (which shall not constitute a Default or an Event of Default) and such conditions have not otherwise been waived by the Required Revolving Lenders, then clause (ii) below shall apply;
(II)
if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Revolving Administrative Agent, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.02(i) for so long as such LC Exposure is outstanding;
(III)
if any portion of such Defaulting Lender’s LC Exposure is cash collateralized pursuant to clause (ii) above, the Borrower shall not be required to pay the LC Participation Fee with respect to such portion of such Defaulting Lender’s LC Exposure so long as it is cash collateralized;
(IV)
if any portion of such Defaulting Lender’s LC Exposure is reallocated to the non‑Defaulting Lenders pursuant to clause (i) above, then the LC Participation Fee with respect to such portion shall be allocated among the non‑Defaulting Lenders in accordance with their Pro Rata Percentages;
(V)
if any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.02(b), then, without prejudice to any rights or remedies of the Issuing

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Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Revolving Credit Commitment that was utilized by such LC Exposure) and the LC Participation Fee payable with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and
(VI)
so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non‑Defaulting Lenders and/or cash collateralized in accordance with Section 2.02(b), and participations in any such newly issued or increased Letter of Credit shall be allocated among non‑Defaulting Lenders in accordance with their respective Pro Rata Percentages (and Defaulting Lenders shall not participate therein);
(iii)
any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.13(d) but excluding Section 2.15(b)) may, in lieu of being distributed to such Defaulting Lender, be retained by the applicable Agent in a segregated non‑interest bearing account and, subject to any applicable Requirements of Law, be applied at such time or times as may be determined by the applicable Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the applicable Agent hereunder, (ii) second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the applicable Agent, (iv) fourth, if so determined by the applicable Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to the Borrower, the Issuing Bank or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower, the Issuing Bank or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Reimbursement Obligations in respect of LC Disbursements which a Defaulting Lender has funded in respect of its participation obligations and (y) made at a time when the conditions set forth in Section 4.03 are satisfied, such payment shall be applied solely to prepay the Loans of, and Reimbursement Obligations owed to, all non‑Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or Reimbursement Obligations owed to, any Defaulting Lender;
(iv)
such Defaulting Lender shall be deemed not to be a “Lender,” and the amount of such Defaulting Lender’s Revolving Credit Commitment and Revolving Credit Loans and/or Term Commitments and Term Loans shall be excluded for purposes of voting, and the calculation of voting, on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, except as otherwise set forth in Section 10.02(b);
(v)
to the extent permitted by applicable Requirements of Law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, (A) any voluntary prepayment of the Loans pursuant to Section 2.09(a) shall, if the Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders in accordance with Section 2.09(a) as if such Defaulting Lender had no Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (B) any mandatory prepayment of the Loans pursuant to Section 2.09 shall, if the Borrower so directs at the time of making such mandatory prepayment, be (i) applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender) in accordance with Section 2.09 or (ii) retained by the applicable Agent in a segregated non‑interest‑bearing account; and

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(vi)
no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

In the event that the applicable Agent or the Issuing Bank, as the case may be, and the Borrower each agrees in writing (provided that the Borrower’s agreement shall not be unreasonably withheld) that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the applicable Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Pro Rata Percentage. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies that the Borrower, the applicable Agent, the Issuing Bank, and the non‑Defaulting Lenders may have against such Defaulting Lender. The operation of this Section 2.18 shall not be construed to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower, at its option, to arrange for a substitute Lender to replace such Defaulting Lender pursuant to Section 2.15(b). The arrangements permitted or required by this Section 2.18 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions hereof or otherwise.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Loan Party represents and warrants to the Revolving Administrative Agent, the Administrative Agent, the Collateral Agent, each of the Lenders and the Issuing Banks (with references to the Companies being references thereto after giving effect to the Transactions) that:

SECTION 3.01
Organization; Powers. Each Company (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its material property and (c) has all requisite governmental and regulatory licenses, authorizations, consents and approvals to carry on its business, and is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in the case of clause (b) and clause (c), as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.02
Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary limited liability company, partnership or corporate action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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SECTION 3.03
No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, (e) will not violate any order, judgment or decree of any court or other agency of government binding on any Company, and (f) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens; except in the case of clauses (a), (c), (d), and (e) to the extent such violation, conflict, breach or default could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.04
Financial Statements; Projections.
(a)
Historical Financial Statements. Holdings has heretofore delivered to the Administrative Agent and the Lenders (i) the audited consolidated balance sheet of each of (a) Loar Group LLC and its subsidiary and (b) Loar Group Inc. and its subsidiaries, each consisting of the balance sheets and the related statements of operations and cash flows as of December 31, 2016 and (ii) the unaudited consolidated balance sheets and related consolidated statements of operations and cash flow of Seller and its subsidiaries for each month ended after December 31, 2016 and at least 30 days prior to the Closing Date (or at least 60 days prior to the Closing Date in the case of any month in a fiscal quarter in which the Loar Target or any of its Subsidiaries has consummated any transaction or series of related transactions by which the Loar Target or any of its Subsidiaries has acquired (x) any business, division thereof or line of business, or all or substantially all of the assets, of any person, whether through purchase of assets, merger or otherwise or (y) Equity Interests of any person having at least a majority of the ordinary voting power of the then outstanding Equity Interests of such person). Such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the financial position and results of operations and cash flows of the Persons described above as of the dates and for the periods to which they relate, subject to normal year-end audit adjustments in the case of interim unaudited financial statements and the absence of footnotes.
(b)
No Liabilities. As of the Closing Date, except as set forth in the financial statements referred to in Section 3.04(a), there are no material liabilities of Holdings or any of its Subsidiaries of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, other than liabilities not prohibited under the Loan Documents. Since December 31, 2016, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
(c)
Forecasts. The forecasts of financial performance of Holdings and its Subsidiaries (the “Projections”) furnished to the Administrative Agent by or on behalf of the representatives of the Borrower have been prepared in good faith based on assumptions that are believed by the Borrower to be reasonable at the time so made; it being understood that such Projections are as to future events and are subject to uncertainties and contingencies, many of which are beyond the control of Holdings and its Subsidiaries, that no assurance can be given that such Projections will be realized, that the actual results during the period or periods covered by any such Projections may differ significantly from the projected results and that such differences may be material.
SECTION 3.05
Properties.

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(a)
Generally. Each Company has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for, Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not materially interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Companies, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is reasonably required for the business and operations of the Companies as presently conducted, in each case of clauses (i) and (ii) hereof, except where the failure of such representation or warranty to be true could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)
Real Property. As of the Fifteenth Amendment Effective Date, there is no Real Property owned by any Company, except as set forth on Schedule 3.05.
(c)
Leases. No default by any Loan Party or any Subsidiary exists under any of the Real Property leases to which they are parties or under which they are operating, except as could not reasonably be expected to result in a Material Adverse Effect.
(d)
Collateral. Each Loan Party owns or has rights to use all of the Collateral and all rights with respect to any of the foregoing used in, necessary for or material to each Loan Party’s business as currently conducted, except where the failure to own or have rights to use such Collateral and all rights with respect to any of the foregoing could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The use by each Loan Party of such Collateral and all such rights with respect to the foregoing do not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Loan Party’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.06
Intellectual Property.
(a)
Ownership. Each Loan Party owns exclusively, or is licensed to use, all of its Intellectual Property that is material to the conduct of the business of such Loan Party as currently conducted. No claim has been asserted and is pending, or to each Loan Party’s knowledge has been threatened in writing, by any person challenging or questioning the use of any such Intellectual Property or the validity or enforceability of any such Intellectual Property, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To each Loan Party’s knowledge, the use of such Intellectual Property by and the conduct of the business of each Loan Party does not infringe, misappropriate or otherwise violate the rights of any person, except for such claims, infringements, misappropriations or other violations that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)
Licenses; Registrations. Except as disclosed on Schedule 3.06(b), and except pursuant to licenses and other user agreements entered into by each Loan Party with its customers in the ordinary course of business, on and as of the Fifteenth Amendment Effective Date, no Loan Party has granted to any person any license or other right to use any Material Intellectual Property.
(c)
No Violations. To each Loan Party’s actual knowledge, except as set forth on Schedule 3.06(c), on and as of the Fifteenth Amendment Effective Date, there is no misappropriation or infringement by others of any intellectual property right of such Loan Party, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

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(d)
Confidentiality. Each Loan Party has taken all steps customary and reasonable in its industry to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all its material trade secrets, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.07
Equity Interests and Subsidiaries.
(a)
Equity Interests. Schedule 3.07(a) sets forth a list as of the Fifteenth Amendment Effective Date of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Fifteenth Amendment Effective Date and (ii) the number of each class of their respective Equity Interests authorized and outstanding on the Fifteenth Amendment Effective Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Fifteenth Amendment Effective Date. As of the Fifteenth Amendment Effective Date, all Equity Interests of each Company are duly and validly issued and are fully paid and (if applicable) non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries of Holdings.
(b)
Organizational Chart. An accurate organizational chart, showing the ownership structure of each Subsidiary of Holdings on the Fifteenth Amendment Effective Date, and after giving effect to the Transactions, is set forth on Schedule 3.07(b).
(c)
No Consent of Third Parties Required. No consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Agreement or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Agreement with respect to such Equity Interests or the exercise of remedies in respect of such Equity Interests.
SECTION 3.08
Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority, and no arbitration proceeding or governmental investigation, now pending or, to the knowledge of any Responsible Officer of any Loan Party, threatened in writing against any Company or any business, property or rights of any Company (i) that involve any Loan Document or any of the Transactions and that is reasonably likely to be adversely determined and, as a result thereof, would adversely affect in any material respect the validity or enforceability of any Loan Document or (ii) that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law, where such violation or default, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.09
Federal Reserve Regulations. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, in violation of Regulation T, U or X of the Board. The pledge of the Investment Property pursuant to the Security Agreement does not violate such regulations.
SECTION 3.10
Investment Company Act. No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

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SECTION 3.11
Use of Proceeds. The Borrower will use the proceeds of the Initial Term Loans (other than the Sixteenth Amendment Incremental Term Loans) and the Equity Contribution to finance the Transactions, to finance the Specified Earn-Outs (including the funding of the Specified Earn-Out Account for the purpose of financing future payments of the Maverick Earn-out) and, to the extent of any excess, to fund the ongoing working capital and other general corporate activity of the Loan Parties. The Borrower will use the proceeds of the Delayed Draw Term Loans from time to time after the Closing Date to (i) finance Permitted Acquisitions and other similar Investments, (ii) to finance the payment of fees and expenses incurred in connection with the items described in the preceding clause (i) and (iii) to finance the repayment of borrowings under any revolving credit facility (including the Revolving Facility) and/or the replenishment of cash on hand, in each case, that was used for the purposes set forth in the preceding clauses (i) and (ii). The Borrower will use the proceeds of any Incremental Loans (other than the Sixteenth Amendment Incremental Term Loans and the Nineteenth Amendment Incremental Term Loans) from time to time after the Closing Date to fund the ongoing working capital and other general corporate activity (including any transaction not prohibited by the Loan Documents) of the Loan Parties. The Borrower will use the proceeds of the Sixteenth Amendment Incremental Term Loans to (i) pay a portion of the consideration payable pursuant to the terms and conditions of the Applied Avionics Acquisition Agreement, (ii) pay fees and expenses incurred in connection with the foregoing and the transactions related thereto and (iii) otherwise fund working capital and general corporate purposes of the Loan Parties. The Borrower will use the proceeds of the Nineteenth Amendment Incremental Term Loans, directly or indirectly to (i) pay a portion of the consideration for the LMB Acquisition pursuant to the terms and conditions of LMB Acquisition Agreement, and make other payments contemplated by the LMB Acquisition Agreement, (ii) to finance the LMB Debt Refinancing, (iii) pay fees and expenses incurred in connection with the foregoing and the transactions related thereto and (iv) otherwise fund working capital and general corporate purposes. The Borrower will use the proceeds of the Revolving Credit Loans to fund the ongoing working capital and other general corporate activities of the Loan Parties, including any transaction not prohibited by the Loan Documents.
SECTION 3.12
Taxes. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Company has timely filed or caused to be timely filed all Tax Returns required to have been filed and all such Tax Returns are true, correct and complete, and has timely paid or caused to be timely paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, there are no current, proposed, or, to the knowledge of Holdings or each applicable Company, pending material Tax assessments, deficiencies, or audits against any Company except those being actively contested by Holding or such Company in good faith and by appropriate proceedings and for which adequate reserves or other appropriate provisions have been provided in accordance with GAAP.
SECTION 3.13
No Material Misstatements. All written factual information (excluding the Projections, industry specific information, information of a general economic nature and forward looking information) heretofore, contemporaneously or hereafter furnished by or on behalf of any Company (including by the Sponsor) to the any Agent or any Lender for purposes of or in connection with the negotiation of this Agreement or any Loan Document, taken as a whole, is or will be, when furnished, complete and correct in all material respects (after giving effect to all supplements thereto) and does not or will not, when furnished, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements thereto).

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SECTION 3.14
Labor Matters. There are no strikes, lockouts or slowdowns against any Company pending or, to the knowledge of any Company, threatened in writing as of the Fifteenth Amendment Effective Date. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound.
SECTION 3.15
Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date, (a) the fair value of the properties and assets of the Loan Parties and their Subsidiaries on a consolidated basis, on a going concern basis, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the properties and assets of the Loan Parties and their Subsidiaries on a consolidated basis, on a going concern basis, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties and their Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties and their Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the date hereof. For purposes of this representation, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
SECTION 3.16
Employee Benefit Plans.
(a)
None of the Loan Parties nor any of their respective ERISA Affiliates (i) maintains, sponsors, contributes to, or is required to contribute to any Plan or Multiemployer Plan or (ii) has or could reasonably be expected to have any current or potential liabilities in respect of any such Plan or Multiemployer Plan, in each case (x) without exception as of the Closing Date, and (y) as of any subsequent date, which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or, as of the date hereof, is reasonably expected to occur which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)
Each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except for any noncompliance or failure to be in good standing which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No Company has incurred, or could reasonably be expected to incur, any obligation in connection with the termination of or withdrawal from any Foreign Plan, except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 3.17
Environmental Matters.
(a)
Except as set forth on Schedule 3.17 or except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

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(i)
The facilities and properties owned or currently leased or operated by a Company (the “Properties”) are in compliance with, and the Companies have no liability under, any applicable Environmental Law;
(ii)
The Companies have obtained all Environmental Permits required for the conduct of their businesses and the operation of their Properties under Environmental Law and all such Environmental Permits are valid and in good standing;
(iii)
There has been no Release or threatened Release of Hazardous Material on, at, under or from any of the Properties of a Company that could reasonably be expected to result in liability of the Companies under any applicable Environmental Law;
(iv)
There is no Environmental Claim pending or, to the knowledge of the Companies, threatened in writing against the Companies, or relating to any of their Properties;
(v)
No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation;
(vi)
No Company is obligated to perform any action or otherwise incur any material expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Property of such Company;
(vii)
No Property of the Companies and, to the knowledge of the Companies, no property formerly owned, operated or leased by the Companies or any of their predecessors in interest is (A) listed or formally proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (B) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (C) included on any similar list maintained by any Governmental Authority including any such list relating to releases of petroleum; and
(viii)
No Environmental Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Properties of the Companies.
(b)
The representations and warranties contained in this Section 3.17 are the sole and exclusive representations and warranties of the Companies with respect to Environmental Laws and Hazardous Materials.
SECTION 3.18
Insurance. Schedule 3.18 sets forth a true, complete and correct description of all property and liability insurance maintained by each Company as of the Fifteenth Amendment Effective Date. All material property and material liability insurance maintained by the Companies is in full force and effect, all premiums have been duly paid, and except as promptly notified to the Administrative Agent, no Company has received notice of violation or cancellation in respect of such material property or material liability insurance policy. Each Company has insurance in such amounts and covering such risks and liabilities (after giving effect to any self-insurance reasonable and customary for companies of a similar size engaged in similar businesses in similar locations) as are customary for companies of a similar size engaged in similar businesses in similar locations.
SECTION 3.19
Security Documents. The Security Agreement is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral of the Loan Parties party thereto, and upon (a) financing statements in appropriate form being filed with the office of the Secretary of State of the

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state of organization of each Loan Party, and (b) the taking of possession or control by the Collateral Agent of such Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the Security Agreement), the Liens created by the Security Agreement shall constitute perfected first-priority Liens on, and security interests in, all right, title and interest of the grantors in such Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), subject to Permitted Liens.
SECTION 3.20
USA PATRIOT Act and Sanctions.
(a)
To the extent applicable, each of Holdings and its Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.
(b)
(i) None of Holdings or its Subsidiaries will directly or, to the knowledge of Holdings or such Subsidiary, indirectly, (x) use the proceeds of the Loans in violation of Sanctions or (y) otherwise make available such proceeds to any Person for the purpose of financing activities or business of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent that such financing would be permissible for a Person required to comply with Sanctions (including pursuant to any applicable exemptions, licenses or other approvals); (ii) none of Holdings, any Subsidiary or to the knowledge of Holdings or such Subsidiary, their respective directors, officers or employees or, to the knowledge of the Borrower, any controlled Affiliate of Holdings or its Subsidiaries that will act in any capacity in connection with the Loans, is a Sanctioned Person and (iii) none of Holdings, its Subsidiaries or, to the knowledge of Holdings or such Subsidiary, their respective directors, officers and employees, are in violation of applicable Sanctions in any material respect.
(c)
The representations made under paragraph (a) or (b) above in relation to Sanctions are made only to the extent that they do not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung (AWV)) Council Regulation (EC) No. 2271/96 of 22 November 1996 or any similar applicable anti-boycott law or regulation provided that to the extent that any Loan Party cannot make any of the representations or warranties contained in paragraph (a) or (b) above due to any such anti-boycott laws or regulations, such Loan Party shall be deemed to make such representations in relation to Anti-Corruption Laws, anti-money laundering laws and Sanctions that are applicable to or binding upon such Loan Party in its original jurisdiction.
SECTION 3.21
Anti-Corruption Laws. No part of the proceeds of the Loans or issued Letters of Credit will be used directly or, to the knowledge of Holdings and its Subsidiaries, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA and Holdings, its Subsidiaries and, to the knowledge of Holdings or such Subsidiary, their respective directors, officers, employees and agents (solely to the extent acting in their capacity as agents for Holdings or any of its Subsidiaries), are in compliance in all material respects with the FCPA and any other Anti-Corruption Laws.

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ARTICLE IV

CONDITIONS TO CLOSING
SECTION 4.01
Conditions to Closing. The obligation of each Lender to fund the Initial Term Loans in the amount of its Initial Term Loan Commitment to be made by it on the Closing Date, and the effectiveness of all other Commitments to be established on the Closing Date, shall be subject to the prior or concurrent satisfaction or waiver (by the Lender Representative and the Agents (as each such term was defined in this Agreement prior to the Fifteenth Amendment Effective Date) of each of the conditions precedent set forth in this Section 4.01.
(a)
Loan Documents. There shall have been delivered to the Lender Representative and the Agents an executed counterpart of each of the following documents from the applicable Loan Parties:
(i)
a Borrowing Request with respect to the Initial Term Loans, delivered in accordance with Section 2.03 and attaching a customary funds flow memorandum and sources and uses,
(ii)
this Agreement,
(iii)
the Security Agreement,
(iv)
a Note for each Lender requesting a Note at least two (2) Business Days prior to the Closing Date,
(v)
the Agency Fee Letter, and
(vi)
the Perfection Certificate.
(b)
Corporate Documents. The Lender Representative and the Agents shall have received:
(i)
customary certificates of the secretary or assistant secretary of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true, correct and complete copy of each Organizational Document of such Loan Party certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true, correct and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document delivered in connection herewith on behalf of such Loan Party; and
(ii)
a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State (or other applicable Governmental Authority) of the state of its organization.
(c)
Officer’s Certificate. The Lender Representative and the Agents shall have received a customary Officer’s Certificate, dated the Closing Date, confirming compliance with the conditions precedent set forth in this Section 4.01(d), (k), and (l), other than such conditions precedent, the satisfaction of which are in the discretion of an Agent, the Lender Representative, the Required Lenders or the Lenders.
(d)
Transactions, etc.

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(i)
The Equity Contribution shall have been, or substantially concurrently with the funding of the Loans hereunder, shall be consummated; provided, however, that for purposes of this clause (d)(i), any equity investment that Blackstone or any Blackstone Designee has committed to provide, to the extent all conditions thereto have been satisfied (or waived by Blackstone or Blackstone Designee, as applicable, in writing) and such commitment has not been terminated by Holdings or its applicable direct or indirect parent, shall be assumed to have been consummated (regardless of whether or not consummated).
(ii)
The Loar Acquisition shall have been, or substantially concurrently with the funding of the Initial Term Loans hereunder shall be, consummated in accordance with the terms of the Loar Acquisition Agreement, without giving effect to any modifications, amendments or express waivers or consents thereto that are adverse in any material respect to the Lenders in their capacities as such without the consent of the Lender Representative (it being understood and agreed that (i) any change to the definition of “Material Adverse Effect” contained in the Loar Acquisition Agreement shall be deemed to be materially adverse to the Lenders and (ii) any increase or reduction in the purchase price shall not be deemed to be materially adverse to the Lenders if, (x) in the case of any increase in the purchase price, such increase shall be funded solely with an increase in the Equity Contribution, or (y) in the case of any decrease in the purchase price, (1) such decrease shall not exceed $5,000,000 and (2) 50% of such purchase price decrease is allocated to reduce the Equity Contribution and 50% of such purchase price decrease is allocated to reduce the Initial Term Loans, provided, further, that in the case of clause (ii), working capital adjustments, purchase price adjustments and other similar adjustments set forth in the Loar Acquisition Agreement shall not be deemed to be either an increase or a decrease to the purchase price).
(e)
Financial Statements; Pro Forma Balance Sheet; Projections. The Lender Representative and the Agents shall have received the financial statements referred to in Section 3.04(a).
(f)
Opinions of Counsel. Blackstone and the Agents shall have received customary written opinions of each of Ropes & Gray LLP, counsel to the Loan Parties; Cohn, Birnbaum & Shea, Connecticut counsel; Perkins Coie, Illinois counsel; Lathrop Gage, Kansas counsel; Benesch, Friedlander, Coplan & Aronoff, Ohio counsel; Cozen O’Connor, Pennsylvania counsel; and Gunderson Palmer Nelson Ashmore, South Dakota counsel; in each case, in form and substance reasonably satisfactory to the Lender Representative.
(g)
Solvency Certificate. Blackstone and the Agents shall have received a solvency certificate substantially in the form of Exhibit I, dated the Closing Date and signed by a Financial Officer of Holdings.
(h)
Fees. To the extent invoiced at least two (2) Business Days prior to the Closing Date (except as otherwise reasonably agreed by the Borrower), the Borrower shall pay the Lender Representative’s and the Agents’ reasonable and documented out-of-pocket costs and expenses (including all reasonable and documented out-of-pocket costs and expenses arising in connection with any due diligence investigation performed by Blackstone and the Agents and the reasonable fees and expenses of (i) Willkie Farr & Gallagher LLP, special counsel to Blackstone, (ii) Paul Hastings LLP, counsel to the Agents and (iii) any local legal counsel as shall be reasonably necessary following consultation with the Sponsor in connection with the transactions contemplated hereby) actually incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents required to be delivered on the Closing Date. In addition, the Borrower shall pay all fees required to be paid on the Closing Date set forth in the Fee Letter and the Agency Fee Letter. The foregoing fees and expenses shall, upon the funding of the Loans hereunder, have been paid (which amounts may, at the Lender Representative’s election, be offset against the proceeds of the Loans).

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(i)
Personal Property Requirements. The Borrower shall have taken the following actions and the Collateral Agent shall have received, in form and substance reasonably satisfactory to Blackstone and the Agents, the following documents, as applicable:
(i)
the Borrower shall have used commercially reasonable efforts to deliver to the Collateral Agent the Intercompany Note, accompanied by instruments of transfer undated and endorsed in blank;
(ii)
the Borrower shall have used commercially reasonable efforts to provide to the Collateral Agent all certificates, agreements and instruments necessary to perfect the Collateral Agent’s security interest in all Instruments and all Investment Property of each Loan Party (as each such term is defined in the Security Agreement and to the extent required by this Agreement and the Security Agreement);
(iii)
the Borrower shall have delivered to the Collateral Agent UCC financing statements in appropriate form for filing under the UCC, and the Borrower shall have used commercially reasonable efforts to provide Intellectual Property Security Agreements in form for filing with the United States Patent and Trademark Office and United States Copyright Office;
(iv)
except to the extent permitted to be delivered after the Closing Date in accordance with Section 5.15, the Borrower shall have delivered to the Collateral Agent certificates and membership interest certificates (if any) of the Borrower and any wholly-owned Domestic Subsidiary of Holdings that is not an Excluded Subsidiary, together with undated stock transfer powers and membership transfer powers (if applicable); and
(v)
the Borrower shall have delivered to the Collateral Agent copies of customary UCC lien searches, each of a recent date that name any Loan Party as debtor and that are filed with the secretary of state or other appropriate Governmental Authority in which such Loan Party is organized.
(j)
USA Patriot Act. The Lender Representative and the Agents shall have received all documentation and other information about the Borrower and each Guarantor required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) at least three (3) Business Days prior to the Closing Date (to the extent such documentation and information has been requested by the Lender Representative and the Agents not less than ten (10) Business Days prior to the Closing Date).
(k)
Representations and Warranties. The Specified Acquisition Agreement Representations shall be true and correct in all material respects on the Closing Date (without duplication of any materiality standards contained therein), but only to the extent that the Borrower has (or its applicable Affiliate has) the right, pursuant to the Loar Acquisition Agreement, to terminate its obligations under the Loar Acquisition Agreement to consummate the Loar Acquisition (or the right not to consummate the Loar Acquisition pursuant to the Loar Acquisition Agreement) as a result of a breach of such Specified Acquisition Agreement Representations. The Specified Credit Agreement Representations shall be true and correct in all material respects on or as of the Closing Date (without duplication of any materiality standards contained therein) (except in the case of any Specified Credit Agreement Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or period, as the case may be); provided, that to the extent that any of the Specified Credit Agreement Representations are qualified by or subject to a “company material adverse effect”, “material adverse effect”, “company material adverse change”, “material adverse change” or similar term or qualification, the definition thereof shall be a Closing Date Material Adverse Effect.

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(l)
No Closing Date Material Adverse Effect. Since the date of the Base Balance Sheet (as defined in the Loar Acquisition Agreement), there has not occurred a Material Adverse Effect (as defined in the Loar Acquisition Agreement).
(m)
No Other Indebtedness. On the Closing Date, after giving effect to the Transactions and the other transactions completed hereby, Holdings and its Subsidiaries shall have outstanding no Indebtedness of the type described in clauses (a), (b) and (f) of the definition thereof other than the Obligations under this Agreement and the other Loan Documents and other Indebtedness that is permitted to remain outstanding pursuant to Section 6.01.
SECTION 4.02
Conditions to each Delayed Draw Term Loan Funding Date. The obligation of each Lender to fund any Delayed Draw Term Loans in an amount not to exceed its unfunded Delayed Draw Term Loan Commitment requested to be made by it on any Delayed Draw Term Loan Funding Date shall be subject to the prior or concurrent satisfaction or waiver (by the Required Class Lenders with respect to the Delayed Draw Term Loan Commitments and the Administrative Agent) of each of the conditions precedent set forth in this Section 4.02.
(a)
Borrowing Request. There shall have been delivered to the Administrative Agent an executed Borrowing Request with respect to the requested Delayed Draw Term Loans, delivered in accordance with Section 2.03.
(b)
First Lien Net Leverage Ratio. The First Lien Net Leverage Ratio, computed on a Pro Forma Basis after giving effect to such Borrowing and the application of the proceeds thereof, shall not exceed 5.50:1.00.
(c)
Fees. The Borrower shall pay all fees required to be paid on such Delayed Draw Term Loan Funding Date set forth in the DDTL Fee Letter. The foregoing fees and expenses shall, upon the funding of the Delayed Draw Term Loans hereunder, have been paid (which amounts may, at the Borrower’s election, be offset against the proceeds of the Delayed Draw Term Loans).
(d)
No Default or Event of Default. Immediately before and after giving effect to such Borrowing and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing; provided, that in connection with a Delayed Draw Term Loan incurred to consummate a Limited Condition Transaction, the condition under this clause (d) shall be that (i) no Default or Event of Default shall have occurred at the Limited Conditionality Test Date and (ii) no Event of Default pursuant to Section 8.01(a), (b), (g) or (h) has occurred and is continuing at the time the relevant Limited Condition Transaction is consummated and the Delayed Draw Term Loans are funded.
(e)
Representations and Warranties. Immediately before and after giving effect to such Borrowing and the application of the proceeds thereof, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects after giving effect to such qualification and other than those representations and warranties that are expressly made as of an earlier specified date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier specified date); provided, that in connection with a Delayed Draw Term Loan incurred to consummate a Limited Condition Transaction, the condition under this clause (e) shall be that (i) such representations and warranties are true and correct to the extent required above as of Limited Conditionality Test Date and (ii) the Specified Credit Agreement Representations are true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such Specified Credit Agreement Representations shall

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be true and correct in all respects after giving effect to such qualification and other than those Specified Credit Agreement Representations that are expressly made as of an earlier specified date, in which case such Specified Credit Agreement Representation shall be true and correct in all material respects as of such earlier specified date) at the time the relevant Limited Condition Transaction is consummated and the Delayed Draw Term Loans are funded.
SECTION 4.03
Conditions to Revolving Credit Extensions. The obligation of each Lender to fund any Revolving Credit Loan in an amount not to exceed its unfunded Revolving Credit Commitment requested to be made by it and each Issuing Bank to make any Credit Extension with respect to any Letter of Credit under Section 2.02, in each case, on any date hereunder shall be subject to the prior or concurrent satisfaction or waiver (by the Required Class Lenders with respect to the Revolving Credit Commitments and the Revolving Administrative Agent) of each of the conditions precedent set forth in this Section 4.03.
(a)
Notice. There shall have been delivered to the Revolving Administrative Agent an executed Borrowing Request with respect to the requested Revolving Credit Loans, delivered in accordance with Section 2.03 or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Revolving Administrative Agent shall have received an LC Request as required by Section 2.02(b).
(b)
No Default or Event of Default. Immediately before and after giving effect to such Borrowing and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing.
(c)
Representations and Warranties. Immediately before and after giving effect to such Borrowing and the application of the proceeds thereof, all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects after giving effect to such qualification and other than those representations and warranties that are expressly made as of an earlier specified date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier specified date).

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on each Loan and all expenses or amounts payable under any Loan Document shall have been Paid in Full or, with respect to the Letters of Credit, otherwise been cash collateralized, “rolled” or “grandfathered” into a new credit facility or backstopped in a manner reasonably acceptable to the applicable Issuing Bank and the Revolving Administrative Agent, and all Commitments have been terminated, each Loan Party will, and will cause each of its Subsidiaries to:

SECTION 5.01
Financial Statements, Reports, etc. Furnish to the Administrative Agent (which shall promptly furnish to each Lender) (it being understood that posting of an electronic copy of any document or information required pursuant to this Section 5.01 in a manner providing the Administrative Agent and each Lender with reasonably unrestricted access thereto is among the acceptable methods by which any such document or information may be delivered):

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(a)
Annual Reports. Not later than 120 days after the end of each fiscal year (provided that, for each of the fiscal year ended December 31, 2019 and the fiscal year ended December 31, 2020, such deliveries under this Section 5.01(a) shall be required to be delivered not later than 150 days after the end of such fiscal year), (i) for the fiscal year ending December 31, 2017, (A) the consolidated statements of income, cash flows and members’ equity of Loar Group LLC for the period commencing January 1, 2017 and ending October 1, 2017 and (B) the consolidated balance sheet of Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and members’ equity for the period commencing October 2, 2017 and ending on December 31, 2017; and (ii) for each fiscal year ending after December 31, 2017, the consolidated balance sheet of Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and members’ equity for such fiscal year, and commencing with the financial statements for the fiscal year ending December 31, 2019, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, in each case of clauses (i) and (ii), (x) which consolidated statements shall be accompanied by a certificate of a Financial Officer stating that such financial statements present fairly in all material respects the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the dates and for the periods to which they relate in accordance with GAAP and (y) which consolidated statements shall be accompanied by an unqualified opinion of Ernst & Young or other independent public accountants of recognized national standing reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) (which opinion shall not be qualified as to scope or contain any going concern or other material qualification (other than qualifications related to (i) an upcoming maturity date under any Indebtedness and (ii) any prospective or actual default or event of default of any financial maintenance covenant (including the covenants set forth in Section 6.09)) stating that such financial statements present fairly in all material respects the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the dates and for the periods to which they relate.
(b)
Quarterly Reports. Not later than 45 days after the end of the first three fiscal quarters of each fiscal year other than the fiscal quarter ending on September 30, 2017 (provided that (A) for any fiscal quarter in which a Permitted Acquisition occurs, such deliveries under this Section 5.01(b) shall be required to be delivered not later than 60 days after the end of such fiscal quarter and (B) the financial statements required to be delivered under this clause (b) for the fiscal quarter ending on September 30, 2017 shall include October 1, 2017, the consolidated balance sheet of Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then-elapsed portion of the fiscal year, and commencing with the financial statements for the fiscal quarter ending March 31, 2019, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, which consolidated statements delivered pursuant to clauses (i) and (ii) shall be accompanied by a certificate of a Financial Officer stating that such financial statements present fairly in all material respects the financial position and results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the dates and for the periods to which they relate in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.
(c)
[reserved].
(d)
Compliance Certificate. Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) solely with respect to any delivery of financial statements under Section 5.01(a) above with respect to an Excess Cash Flow Period, setting forth Holdings’ calculation of Excess Cash Flow, (C) setting forth computations in reasonable detail with respect to compliance with the covenant contained in Section 6.09(a) and, solely if the last day of the applicable Test Period constitutes a Compliance Date, Section 6.09(c)(i).

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(e)
Annual Collateral Updates. Concurrently with any delivery of financial statements under Section 5.01(a), the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement.
(f)
[Reserved].
(g)
[reserved].
(h)
[reserved].
(i)
Other Information. Promptly, from time to time, such reasonably necessary other financial information or other information regarding compliance with the Loan Documents as any Agent or any Lender may reasonably request; provided that nothing in this Section 5.01(i) shall require any Loan Party or any of their respective Subsidiaries to take any action that would violate any third party customary confidentiality agreement with any Person that is not an Affiliate not created in contemplation of the Loans and Commitments (and, in all events, so long as such confidentiality agreement does not relate to compliance with the terms of any Loan Document) or waive any attorney‑client or similar privilege.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are sent via e‑mail to the Administrative Agent for posting on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, established on its behalf by the Administrative Agent and to which each Lender and the Administrative Agent have access or on which the Borrower has posted such documents on its own website to which each Lender and the Administrative Agent have access and notified the Administrative Agent of such posting. Each Lender shall be solely responsible for timely accessing posted documents.

Notwithstanding the foregoing, the obligations in this Section 5.01 may be satisfied with respect to any financial statements and Financial Officer certifications of the Borrower by furnishing (A) the applicable financial statements of any Parent Company and a related Financial Officer certification with respect thereto or (B) the Form 10-K or 10-Q, as applicable, of any Parent Company filed with the SEC (or the equivalent thereof filed with any securities exchange), in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company and such Parent Company has Independent Assets or Operations, such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Company and its Subsidiaries, on the one hand, and the information relating to Holdings and its Subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Financial Officer of the Borrower as having been fairly presented in all material respects and (ii) if such financial statements are in lieu of financial statements required to be provided under Section 5.01(a), such financial statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing or that is otherwise reasonably acceptable to the Administrative Agent, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(a).

SECTION 5.02
Notices. Furnish to the Administrative Agent (which shall promptly transmit such notice to the Lenders) and, in the case of clause (a) below, the Revolving Administrative Agent, written notice of the following promptly after obtaining knowledge thereof:
(a)
any Default or Event of Default that is continuing, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

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(b)
(a) any dispute, litigation, investigation or proceeding between any Loan Party and any arbitrator or Governmental Authority, (b) the filing or commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including pursuant to any applicable Environmental Laws, (c) the occurrence of any violation by any Loan Party or any of its Subsidiaries of, or liability under, any Environmental Law, or (d) the occurrence of any ERISA Event that, in any such case referred to in clauses (a), (b), (c) or (d) of this Section 5.02(b), has resulted or would reasonably be expected to result in a Material Adverse Effect.
SECTION 5.03
Existence; Properties and Intellectual Properties.
(a)
Preserve, renew and maintain in full force and effect its legal existence, except as otherwise permitted under Section 6.03 or Section 6.04 or, in the case of any Subsidiary, where the failure to perform such obligations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)
Take all reasonable action to maintain all material rights, privileges and franchises necessary in the normal conduct of its business and comply with all material Requirements of Law.
(c)
Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted).
(d)
Preserve, renew and maintain in full force and effect all material trademarks, trade names, copyrights and patents registered with the United States Patent and Trademark Office or the United States Copyright Office material to the conduct of a Loan Party’s business.
(e)
Nothing in this Section 5.03 shall prevent (i) sales of property, consolidations or mergers by or involving any Company in accordance with Section 6.03 or Section 6.04; (ii) the withdrawal by any Company of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not material to its business or no longer commercially desirable.
SECTION 5.04
Insurance.
(a)
Generally. Keep its insurable property adequately insured at all times, in at least such amounts and covering such risks and liabilities (after giving effect to any self-insurance reasonable and customary for companies of a similar size engaged in similar businesses in similar locations), as are customary for companies of a similar size engaged in similar businesses in similar locations.
(b)
Requirements of Insurance. All such insurance shall provide that no cancellation shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof (or 10 days after written notice thereof in the case of cancellation due to non-payment of premium). In the case of each insurance policy, Borrower shall provide prompt notice to the Collateral Agent upon receipt of any notice of cancellation thereof received from the insurer. Unless the Borrower provides the Collateral Agent with evidence (to the extent requested) of the continuing insurance coverage required by this Agreement, with advance notice to the Borrower, the Collateral Agent may purchase insurance at the Borrower’s expense to protect the Collateral Agent’s and Lenders’ interests in the Collateral. This insurance may, but need not, protect the Borrower’s and each other Loan Party’s interests. Any such coverage that the Collateral Agent purchases may, but need not, pay any claim that is made against the Borrower or any other Loan Party in connection with the Collateral. The Borrower may later cancel any insurance purchased by the Collateral

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Agent, but only after providing the Collateral Agent with evidence that the Borrower has obtained the insurance coverage required by this Agreement. If the Collateral Agent purchases insurance for the Collateral, as set forth above, the Borrower will be responsible for the costs of that insurance, including interest and any other charges that may be imposed with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance and the costs of the insurance may be added to the principal amount of the Loans owing hereunder.
(c)
[Reserved].
SECTION 5.05
Taxes.
(a)
Payment of Taxes. Pay and discharge promptly when due all federal, state income and other material Taxes imposed upon it or upon its income or profits or in respect of its property or businesses, before the same shall become delinquent or in default; provided that such payment shall not be required with respect to any such Tax so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP or (ii) the failure to pay could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)
Filing of Returns. Timely and correctly file all Tax Returns required to be filed by it, except to the extent the failure to timely or correctly file such Tax Returns could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.06
Employee Benefits.
(a)
Comply with the applicable provisions of ERISA and the Code, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.
(b)
Maintain all Foreign Plans in compliance with all applicable laws, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected have a Material Adverse Effect.
SECTION 5.07
Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company will permit any representatives designated by the Agents (subject to any such representatives agreeing to be bound by confidentiality provisions comparable to those set forth in Section 10.12) to visit and inspect the financial records and the property of such Company at reasonable times and upon not less than 48 hours’ prior written notice, but no more frequently than two (2) times per fiscal year unless an Event of Default has occurred and is continuing, and to make extracts from and copies of such financial records, and permit any representatives designated by such Agent to discuss the affairs, finances, accounts and condition of any Company with the Responsible Officers therefor; provided, however, that unless an Event of Default has occurred and is continuing, the Borrower shall be obligated to pay for no more than one (1) such visit in any 12 month period.
SECTION 5.08
Use of Proceeds. Use the proceeds of the Loans and use issued Letters of Credit (a) only for the purposes set forth in Section 3.11 and (b) in compliance with the provisions of Regulations T, U and X.
SECTION 5.09
Compliance with Environmental Laws.

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(a)
Comply, and use commercially reasonable efforts to cause all lessees and other persons occupying Real Property of any Company to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Real Property, except for noncompliance that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; obtain and renew all Environmental Permits applicable to its operations and Real Property, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and conduct all Responses required by, and in accordance with, Environmental Laws, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; provided, that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith.
(b)
[Reserved].
SECTION 5.10
Additional Collateral; Additional Guarantors.
(a)
Subject to Section 5.17, with respect to any property (other than owned Real Property, which is covered in Section 5.10(c) below) acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents (but excluding, for the avoidance of doubt, any assets that are Excluded Collateral) but is not so subject, promptly (and in any event within 60 days (or such longer period as may be agreed to by the Collateral Agent (acting at the direction of the Required Lenders)) after the acquisition thereof) (i) execute and deliver to the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Collateral Agent (acting at the direction of the Required Lenders) shall reasonably deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a first-priority Lien on such property subject to Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent (acting at the direction of the Required Lenders). Notwithstanding anything to the contrary contained in this Agreement, (x) other than with respect to any Foreign Subsidiary (other than the Schroth German Subsidiaries) that the Borrower has elected, in its sole discretion, to cause to become a Guarantor, in no event shall any Company be required to take any action in any non-U.S. jurisdiction or under any laws of any non-U.S. jurisdiction to create any security interests (including the execution of any pledge agreements or security agreements governed under the laws of any non-U.S. jurisdiction) in assets located or titled outside of the United States or to perfect or make enforceable any security interests in any such assets and (y) no perfection through control agreements or perfection by “control” shall be required with respect to any assets (other than delivering certificated securities and instruments (other than Excluded Collateral), in which a security interest can be perfected by physical control, in each case to the extent expressly required hereunder or under the Security Agreement) under the Loan Documents.
(b)
Promptly (and in any event within 60 days (or such longer period as may be agreed to by the Collateral Agent (at the direction of the Required Lenders))) after any person (i) becomes a Wholly Owned Domestic Subsidiary of Holdings (other than an Excluded Subsidiary) after the Closing Date, (ii) ceases to be an Excluded Subsidiary after the Closing Date (but remains a Wholly Owned Domestic Subsidiary of Holdings) or (iii) who is an Excluded Subsidiary but with respect to whom the Borrower has elected, in its sole discretion, to cause to become a Guarantor, in each case, (A) deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (B) cause such Subsidiary (1) to execute a Joinder

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Agreement or such comparable documentation to become a Guarantor and a joinder agreement to the Security Agreement and/or each other applicable Security Document, substantially in the form annexed thereto and (2) to take all actions necessary or advisable in the reasonable opinion of the Collateral Agent (acting at the direction of the Required Lenders) to cause the Lien created by the Security Agreement and/or any other applicable Security Document to be duly perfected to the extent required hereby and thereby in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Collateral Agent (acting at the direction of the Required Lenders), but excluding, other than with respect to any Foreign Subsidiary (other than the Schroth German Subsidiaries) that the Borrower has elected, in its sole discretion, to cause to become a Guarantor, all actions in any non-U.S. jurisdiction or to create and perfect any security interests under any non-U.S. laws; provided, that no Excluded Subsidiary shall be required to guarantee the Obligations and any election to cause an Excluded Subsidiary to guarantee the Obligations shall be at the Borrower’s sole discretion. Notwithstanding the foregoing, including Section 5.10(a), in no event shall (i) assets of any Subsidiary that is a CFC or CFC Holdco be required to secure the Obligations of a Loan Party or (ii) more than 65% of the Equity Interests of any Subsidiary that is a first-tier CFC or first-tier CFC Holdco be required to secure the Obligations.
(c)
Promptly grant to the Collateral Agent, within 120 days (or such longer period as may be agreed to by the Collateral Agent (acting at the direction of the Required Lenders)) of the acquisition thereof, a security interest in and Mortgage on each Real Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date, except to the extent such Real Property constitutes Excluded Collateral. Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent (acting at the direction of the Required Lenders) and, upon recording in the applicable land records, shall constitute valid and enforceable perfected first-priority Liens subject to Permitted Liens. The Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages. In the event any owned Real Property is located in a jurisdiction which imposes mortgage recording taxes, or intangibles tax or any similar fees or charges, such Mortgage shall only secure an amount equal to the fair market value of such Real Property as reasonably determined by the Borrower in good faith. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Collateral Agent such documents as the Collateral Agent or the Required Lenders shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property.
SECTION 5.11
Security Interests; Further Assurances. Promptly, upon the reasonable request of the Collateral Agent (acting at the direction of the Required Lenders), at the Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Collateral Agent (acting at the direction of the Required Lenders) to be reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens other than Permitted Liens. Deliver or use its commercially reasonable efforts to cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Collateral Agent, as the Collateral Agent (acting at the direction of the Required Lenders) shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Notwithstanding the foregoing to the contrary, nothing herein shall require the Loan Parties to enter into security documents or provide materials for filing or to make filings to perfect Liens in any non-U.S. jurisdiction or other action not required as set forth more fully in Section 5.10(a).

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SECTION 5.12
Information Regarding Collateral. Not effect any change (a) in any Loan Party’s legal name, (b) in the location of any Loan Party’s chief executive office, (c) in any Loan Party’s identity or organizational structure, (d) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (e) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless (i) it shall have given the Collateral Agent written notice thereof promptly thereafter and such other information in connection therewith as the Collateral Agent or the Required Lenders may reasonably request and (ii) it shall have taken all action reasonably satisfactory to the Collateral Agent (acting at the direction of the Required Lenders) to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly (and in any event within 5 Business Days or such longer period as may be agreed to by the Collateral Agent (at the direction of the Required Lenders)) provide the Collateral Agent with certified Organizational Documents reflecting any of the changes described in the preceding sentence.
SECTION 5.13
Compliance with Law; Regulations; Etc. Each Loan Party will, and will cause each Subsidiary to, comply with (a) any and all regulations promulgated by the Office of Foreign Assets Control, the FCPA, the USA PATRIOT Act and margin regulations, and (b) any and all laws, ordinances and governmental and regulatory rules and regulations to which such Loan Party or such Subsidiary, as the case may be, is subject, in the case of this clause (b), the violation of which or failure to comply with which could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
SECTION 5.14
[Reserved].
SECTION 5.15
Post-Closing Matters. To the extent not completed prior to the Closing Date, the Borrower shall satisfy the requirements set forth on Schedule 5.15 on or prior to the dates set forth on such schedule (or such later dates as shall be reasonably acceptable to the Collateral Agent and the Required Lenders).
SECTION 5.16
[Reserved].
SECTION 5.17
Post-Schroth Acquisition Requirements Regarding the Schroth German Subsidiaries. The Borrower shall satisfy the requirements set forth on Schedule 5.17 on or prior to the dates set forth on such schedule (or such later dates as shall be reasonably acceptable to the Administrative Agent, Collateral Agent and the Lender Representative (as such term was defined in this Agreement prior to the Fifteenth Amendment Effective Date)).
ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the principal of and interest on each Loan and all expenses, fees and amounts payable under any Loan Document have been Paid in Full or, with respect to the Letters of Credit, otherwise been cash collateralized, “rolled” or “grandfathered” into a new credit facility or backstopped in a manner reasonably acceptable to the applicable Issuing Bank and the Revolving Administrative Agent, and all Commitments have been terminated, no Loan Party will, nor will they cause or permit any Subsidiary to:

SECTION 6.01
Indebtedness. Incur, directly or indirectly, any Indebtedness, except:

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(a)
Indebtedness evidenced by this Agreement and the other Loan Documents;
(b)
Indebtedness existing on the Fifteenth Amendment Effective Date and set forth on Schedule 6.01(b) hereto and Refinancing Indebtedness in respect thereof;
(c)
Incremental Equivalent Debt and Refinancing Indebtedness in respect thereof;
(d)
Purchase Money Obligations in an aggregate principal amount outstanding at any one time not in excess of the greater of $30,000,000 and 25% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) and Refinancing Indebtedness in respect thereof;
(e)
unsecured Indebtedness expressly subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) incurred in connection with or to consummate Permitted Investments (including Permitted Acquisitions), in an aggregate principal amount not to exceed the greater of $40,000,000 and 30% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding, and Refinancing Indebtedness in respect thereof;
(f)
Hedging Agreements entered into in the ordinary course of business permitted to be Incurred by Holdings and its Subsidiaries pursuant to this Agreement and not for the purpose of speculation;
(g)
the incurrence of (a) Indebtedness owed to banks and other financial institutions incurred in the ordinary course of business in connection with ordinary banking arrangements to manage cash balances of the Borrower and its Subsidiaries and (b) Indebtedness in respect of Cash Management Services, including Cash Management Obligations;
(h)
obligations in respect of performance, bid, surety and appeal bonds and performance and completion guarantees provided by Holdings or any of its Subsidiaries or obligations in respect of letters of credit, in each case in the ordinary course of business;
(i)
Indebtedness consisting of the financing of insurance premiums in the ordinary course of business on an unsecured basis or secured solely by the insurance policies financed;
(j)
Indebtedness arising from agreements of Holdings or any of its Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected as a liability on the balance sheet of Holdings or any Subsidiary prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)), (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Holdings or any Subsidiary in connection with such disposition and (C) the maximum assumable liability in respect of all such Indebtedness by any Loan Parties shall at no time exceed the gross proceeds actually received by the Loan Parties in connection with such disposition; provided, further, that the foregoing proviso shall not apply if such Indebtedness has been repaid since the date of such balance sheet or otherwise promptly (and in any event within thirty (30) days after due) satisfied;
(k)
Indebtedness of (i) any Loan Party owed to and held by any other Loan Party, (ii) a Subsidiary that is not a Guarantor owed to and held by a Subsidiary that is not a Guarantor, (iii) a Subsidiary

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that is not a Guarantor owed to and held by any Loan Party, so long as, in the case of this clause (iii), the aggregate principal amount thereof, together with the aggregate outstanding amount of any Investments made by any Loan Party in any Subsidiary that is not a Guarantor pursuant to clause (a)(iii) of the definition of Permitted Investments, does not exceed the greater of $60,000,000 and 50% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) at any one time outstanding, and (iv) a Loan Party owed to and held by a Subsidiary that is not a Guarantor, subject, in the case of clauses (iii) and (iv), to the Intercompany Note (including any applicable subordination provisions set forth therein);
(l)
(i) any guarantee by a Loan Party of Indebtedness or other obligations of any other Loan Party so long as the incurrence of such Indebtedness incurred by such Loan Party is permitted under the terms of this Agreement; provided, that if such Indebtedness is by its express terms subordinated in right of payment to the Obligations, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Obligations substantially to the same extent as such Indebtedness is subordinated to the Loans or the Guarantee of such Guarantor, as applicable; (ii) any guarantee by a Subsidiary that is not a Guarantor of Indebtedness of another Subsidiary so long as the incurrence of such Indebtedness incurred by such Subsidiary is permitted under the terms of this Agreement; and (iii) any guarantee by a Loan Party of Indebtedness or other obligation of any Subsidiary that is not a Loan Party so long as the incurrence of such Indebtedness incurred by such Subsidiary is permitted under the terms of this Agreement;
(m)
unsecured Indebtedness consisting of deferred purchase price or promissory notes issued by Holdings to current or former officers, directors and employees, their respective estates, assigns, heirs, permitted transferees, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings or any direct or indirect parent permitted by Section 6.07 so long as such Indebtedness is subordinated to the Obligations on terms and conditions reasonably acceptable to the Administrative Agent (acting at the direction of the Required Lenders);
(n)
Purchase Money Obligations that are in existence when a person becomes a Subsidiary or that are secured by an asset when acquired by Holdings or any of its Subsidiaries, as long as such purchase money obligations were not incurred in contemplation of such person becoming a Subsidiary or such acquisition, and Refinancing Indebtedness in respect thereof;
(o)
Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, or from guarantees or letters of credit, securing the performance of Holdings or any of its Subsidiaries pursuant to such agreements, incurred or contracted for on or before the Closing Date or in connection with Permitted Acquisitions and any other Acquisition constituting Permitted Investments; provided that no payments shall be made in respect of any earn-out if, (i) in the case of any Specified Earn-Out or any earn-out incurred after the Closing Date and approved by the Administrative Agent (acting at the direction of the Required Lenders) at the time of incurrence thereof, a Specified Event of Default has occurred and is continuing, or (ii) in the case of any earn-out not addressed in clause (i) above, any Event of Default has occurred and is continuing;
(p)
obligations under incentive, non-compete, consulting, deferred compensation, or other similar employment or consulting arrangements incurred by it in the ordinary course of business;
(q)
accrual and capitalization of interest (including post-petition interest), premiums, fees, expenses, charges, accretion or amortization of original issue discount, and additional or contingent interest on any Indebtedness permitted pursuant to this Section;

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(r)
Indebtedness arising under (i) the Existing Receivables Facilities and (ii) additional Receivables Facilities; provided that no additional Receivables Facilities implemented after the Closing Date or any amendment, supplement, modification or restatement of any additional Receivables Facilities implemented after the Closing Date, shall be permitted hereunder to the extent that, on a Pro Forma Basis after giving effect thereto, on the last day of any month, the amount of accounts receivable subject to a Receivables Facility on such day shall exceed 20.0% of the accounts receivable of Holdings and its Subsidiaries as set forth (or would be set forth) on a consolidated balance sheet of Holdings prepared in accordance with GAAP as at such date;
(s)
(i) Indebtedness of a person existing at the time such person became a Subsidiary of Holdings pursuant to a transaction permitted hereunder in an amount not to exceed the greater of $40,000,000 and 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) in the aggregate for all such persons at any time outstanding; provided, that, such Indebtedness shall not have been created or incurred in contemplation of such person becoming a Subsidiary or in contemplation of such Permitted Acquisition or other Permitted Investment; and (ii) Refinancing Indebtedness in respect of Indebtedness permitted pursuant to clause (s)(i) above;
(t)
Indebtedness of Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed the greater of $40,000,000 and 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;
(u)
(i) Indebtedness under the loan facility made available to Applied Engineering, Inc. pursuant to the letter agreement, dated as of March 14, 2017, from the South Dakota Board of Economic Development and Refinancing Indebtedness in respect thereof, (ii) Indebtedness under similar facilities in an aggregate principal amount not to exceed $5,000,000 at any time outstanding and (iii) Refinancing Indebtedness in respect of Indebtedness permitted pursuant to clauses (u)(i) and (u)(ii) above;
(v)
Indebtedness of Holdings or any of its Subsidiaries in an aggregate principal amount as to all such persons not to exceed the greater of $50,000,000 and 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis);
(w)
Safe Flight PPP Indebtedness in an aggregate principal amount not to exceed, at any time outstanding, $2,500,000; and
(x)
(i) Indebtedness of the Borrower or any of its Subsidiaries (i) which is secured by a lien ranking pari passu (subject to the Revolver Payment Priority Principles) with, or junior to, the liens securing the Obligations or secured by assets which do not constitute Collateral, subject to the Total Net Leverage Ratio computed on a Pro Forma Basis after giving effect to such incurrence and the application of the proceeds therefrom not exceeding 5.50 to 1.00, such compliance to be determined on the basis of the financial statements most recently required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be or (ii) which is unsecured, subject to the Total Net Leverage Ratio computed on a Pro Forma Basis after giving effect to such incurrence and the application of the proceeds therefrom not exceeding 6.50 to 1.00, such compliance to be determined on the basis of the financial statements most recently required to be delivered to the Administrative Agent pursuant to Section 5.01(a) or (b), as the case may be (any such Indebtedness described in this clause (x), “Ratio Debt”); provided, that (A) the aggregate principal amount of Ratio Debt which may be incurred by Subsidiaries that are not Loan Parties shall not exceed the greater of (i) $36,000,000 and (ii) 30% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding; (B) any such Ratio Debt that is secured by a lien on the Collateral shall be subject to an Acceptable Intercreditor Agreement, (C) any such Ratio Debt may not mature prior to the Latest Maturity Date at the time of such incurrence, or have a Weighted Average Life to Maturity shorter than that of the existing Term Loans at

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the time of such incurrence (or, if secured on a junior lien basis or unsecured, ninety-one (91) days after the Latest Maturity Date at the time of such incurrence), (D) to the extent secured and incurred by any Loan Party, such Ratio Debt shall be secured only by the Collateral (or a portion thereof) on a pari passu (subject to the Revolver Payment Priority Principles) or junior lien basis and shall not be guaranteed by any Subsidiary that is not a Guarantor; provided that such Ratio Debt incurred by any Loan Party may be secured by assets other than the Collateral or guaranteed by a Subsidiary other than the Guarantors, so long as such assets are contemporaneously included as Collateral and such Subsidiary contemporaneously becomes a Guarantor; (F) no Event of Default shall have occurred and be continuing at the time of funding or shall immediately result from the incurrence of any Ratio Debt; provided, that, with respect to any Ratio Debt incurred in connection with a Limited Condition Transaction, the foregoing condition shall not be required to be satisfied and instead (x) no Specified Event of Default shall have occurred and be continuing or would immediately thereafter result therefrom as of the date of such Credit Extension and (y) no Event of Default shall exist on the Limited Condition Transaction Test Date, (G) any Ratio Debt (other than underwritten or syndicated “high yield” notes) that is pari passu in right of payment and secured by a Lien on the Collateral that is pari passu with the Lien securing the Initial Term Loans shall be subject to the MFN Adjustment (as though such Ratio Debt were Incremental Term Loans) and (H) except as otherwise set forth in clauses (A) through (H) above, such Indebtedness will have terms and conditions (other than pricing, interest rate margins, rate floors, discounts, fees, premiums and prepayment or redemption provisions) that are, taken as a whole, not materially more favorable to the lenders or investors providing such Ratio Debt than those applicable to the Term Loans existing on the date of such Credit Extension, taken as a whole, or shall be substantially consistent with the terms of the existing Term Loans at the time of incurrence or issuance thereof as determined by the Borrower in good faith (except for covenants and other provisions applicable only to the periods after the Latest Maturity Date at the time of such incurrence) (it being understood that, to the extent that any financial maintenance covenant is added or a materially more favorable term is provided for the benefit of any such Ratio Debt, no consent shall be required by the Administrative Agent or any of the Lenders if such term is either (x) also added or the materially more favorable features of such term are provided for the benefit of Lenders under this Agreement or (y) only applicable after the Latest Maturity Date at the time of such incurrence) and (ii) Refinancing Indebtedness in respect of Indebtedness permitted pursuant to clause (x)(i) above.
SECTION 6.02
Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
(a)
Liens for Taxes, assessments or other governmental levies not yet due and payable or delinquent and Liens for Taxes, assessments or other governmental levies that are being contested in good faith by appropriate actions for which adequate reserves have been established in accordance with GAAP;
(b)
Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially impair the use thereof in the operation of the business of the Companies, taken as a whole and (ii) which, if they secure obligations that are then due and delinquent, are being contested in good faith by appropriate actions for which adequate reserves have been established in accordance with GAAP;
(c)
any Lien in existence on the Fifteenth Amendment Effective Date and set forth on Schedule 6.02(c), any Lien securing any Refinancing Indebtedness in respect thereof and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) except as permitted by Section 6.01(b), does not secure an aggregate amount of Indebtedness, if any, greater than that

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permitted under such Section 6.01(b) and (ii) does not encumber any property other than the property subject thereto on the Fifteenth Amendment Effective Date;
(d)
(i) easements, rights-of-way, restrictions (including zoning and other land use restrictions), covenants, conditions, reservations, licenses, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any Real Property, in each case whether now or hereafter in existence, not (x) securing Indebtedness, (y) individually or in the aggregate materially impairing the value or use of such Real Property owned in fee or (z) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property and (ii) any exceptions set forth in any title policy issued to the Collateral Agent in connection with any Mortgage;
(e)
Liens arising out of judgments, attachments or awards not resulting in an Event of Default;
(f)
Liens (i) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (ii) incurred in the ordinary course of business to secure letters of credit, the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;
(g)
Leases of the properties of any Company, in each case entered into in the ordinary course of such Company’s business so long as such Leases do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of any Company and (ii) materially impair the use (for its intended purposes) of the property subject thereto;
(h)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business in accordance with the past practices of such Company;
(i)
Liens securing Indebtedness incurred pursuant to Section 6.01(d), (n) and (u); provided, that any such Liens attach only to the property or project being financed pursuant to such Indebtedness and additions and accessions thereto and do not encumber any other property of any Company;
(j)
bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided, that unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness other than in respect of cash management services in the ordinary course of business;
(k)
Liens on property of a person existing at the time such person is acquired or merged with or into or consolidated with any Company to the extent such acquisition or merger is permitted hereunder and to the extent the Indebtedness securing such Liens is permitted hereunder (and not created in anticipation or contemplation thereof); provided, that such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than such existing Lien;

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(l)
Liens granted pursuant to the Security Documents to secure the Obligations;
(m)
licenses of Intellectual Property granted by any Company to a third party in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Companies;
(n)
the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods;
(o)
Liens encumbering customary initial deposits and margin deposits, and similar Liens in favor of the broker thereof attaching to commodity trading accounts and other brokerage accounts incurred in the ordinary course of business to the extent that the underlying Investment is permitted hereunder;
(p)
non-exclusive licenses, sublicenses, leases or subleases granted to third parties in the ordinary course of business not interfering with the business of Holdings or any of its Subsidiaries;
(q)
Liens on goods in the possession of customs authorities in favor of such customs authorities which secure payment of customs duties in connection with importation of goods;
(r)
Liens deemed to exist in connection with permitted repurchase obligations or set-off rights;
(s)
Liens in favor of collecting banks arising under Section 4-210 of the UCC;
(t)
Liens securing Indebtedness permitted under Section 6.01(k);
(u)
Liens securing Indebtedness permitted under Section 6.01(t) and Liens incurred by any Subsidiary that is not a Loan Party;
(v)
Liens with respect to obligations that do not in the aggregate exceed the greater of $50,000,000 and 40% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time outstanding;
(w)
(i) any interest of a lessor or sublessor under any lease or sublease of Real Property and any matters affecting title of such lessor or sublessor or (ii) landlord liens under the terms of any Lease;
(x)
Liens on Receivables Assets securing Indebtedness permitted under Section 6.01(r);
(y)
Liens on the Safe Flight Escrow Account and the property therein; and
(z)
Liens securing Indebtedness incurred pursuant to Sections 6.01(c) and (x), in each case, if any such Liens are on the Collateral and secure debt for borrowed money, subject to an Acceptable Intercreditor Agreement.
SECTION 6.03
Restrictions on Fundamental Changes. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger, or consolidation, or, in the case of Holdings (and Borrower, if Borrower at any time has converted to a limited liability company), Divide or enter into any transaction of Division, except that the following shall be permitted:
(a)
any Subsidiary of Holdings may merge or consolidate with or into, or dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to, the Borrower or any Guarantor (other than Holdings) (as long as the Borrower is the surviving person in the case of any merger or consolidation involving the Borrower, and a Guarantor is the surviving person and remains a Guarantor in

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any other case); provided, that the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Agreement shall be maintained or created in accordance with the provisions of Section 5.11;
(b)
the Borrower or any Guarantor (other than Holdings) may merge or consolidate with another person (other than another Loan Party), so long as (i) the Borrower is the surviving person in the case of any merger or consolidation involving the Borrower, and a Guarantor is the surviving person and remains a Guarantor in any other case and (ii) such merger or consolidation constitutes a Permitted Acquisition;
(c)
any (i) Subsidiary that is not a Loan Party may merge or consolidate with or into, or dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to, any other Subsidiary that is not a Loan Party and (ii) Subsidiary that is a Guarantor may merge or consolidate with or into, or dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to, any Subsidiary that is not a Loan Party, provided, that in the case of this clause (c)(ii), such merger, consolidation or sale shall be permitted solely to the extent it constitutes a Permitted Investment;
(d)
any Subsidiary of Holdings may merge or consolidate with any other person in order to effect (i) an Asset Sale permitted by Section 6.04 or (ii) an Investment permitted by Section 6.07;
(e)
any merger the sole purpose of which is to reincorporate or reorganize a Loan Party in another jurisdiction in the United States;
(f)
any Subsidiary (other than the Borrower) may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and its Subsidiaries and is not materially disadvantageous to the Lenders; provided, that the Person who receives the assets of any dissolving or liquidated Subsidiary that is a Guarantor shall be a Loan Party or, to the extent such Person who receives the assets is not a Loan Party, such disposition shall be permitted solely to the extent permitted under Section 6.07 to the extent it constitutes a “Permitted Investment”; and
(g)
the Transactions (including the Closing Date Merger).
SECTION 6.04
Disposal of Assets.
(a)
Directly or indirectly consummate any Asset Sale (other than Casualty Events) unless:
(i)
No Event of Default exists or would result therefrom;
(ii)
Holdings or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Borrower, of the shares and assets subject to such Asset Sale;
(iii)
for any such Asset Sale for consideration exceeding $10,000,000, at least 75% of the consideration thereof received by Holdings or such Subsidiary is in the form of cash or Cash Equivalents (with the amount of (v) assumed liabilities (as shown on Holdings’ most recent balance sheet provided hereunder or in the footnotes thereto) of Holdings or such Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which the Borrower and all of its Subsidiaries shall have been validly released by all applicable creditors in writing, (w) any securities, notes or other obligations or assets received by Holdings or such Subsidiary from such transferee that are converted by Holdings or such Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash

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Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale, (x) Indebtedness that is of any Person that is no longer a Subsidiary as a result of such Asset Sale, to the extent that Parent, Holdings and all Subsidiaries that are Loan Parties have been validly released from any guarantee of payment of such Indebtedness in connection with such Asset Sale, (y) consideration consisting of Indebtedness of any Loan Party received after the Closing Date from persons who are not Holdings or a Subsidiary and (z) other Designated Noncash Consideration, in each case, treated as cash, subject to total Designated Non-cash Consideration outstanding at any time not exceeding an amount equal to the greater of $18,000,000 and 15% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) at any time);
(iv)
[reserved]; and
(v)
an amount equal to 100% of the Net Cash Proceeds from such Asset Sale is applied by the Borrower in accordance with Section 2.09 (subject to the reinvestment election set forth therein).
SECTION 6.05
Nature of Business. Engage in any business other than any business or activity conducted by them on the Fifteenth Amendment Effective Date and any business or business activities incidental or reasonably related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transactions.
SECTION 6.06
Amendments.
(a)
(i) Directly or indirectly amend, modify, alter or change the terms of any Organizational Documents of any Loan Party in any manner materially adverse to the interests of the Agents or the Lenders.
(b)
[Reserved].
SECTION 6.07
Restricted Payments; Investments.
(a)
(i) Make any distribution or declare or pay any Dividends (in cash or other property, other than Stock (other than Disqualified Capital Stock)) on, or purchase, acquire, redeem or retire, any Stock, of any class, whether now or hereafter outstanding, (ii) voluntarily prepay any Indebtedness subordinated in right of payment to the Loans or (iii) make any payment in respect of any earn-out obligation or similar contingent payment obligation or make any Investment other than a Permitted Investment (clauses (i), (ii) and (iii) collectively, “Restricted Payments”).
(b)
The provisions of paragraph (a) of this Section 6.07 shall not prohibit:
(i)
so long as no Specified Event of Default has occurred and is continuing or would immediately result therefrom, the purchase, redemption or other acquisition of Equity Interests of Holdings or any of its direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employment benefit plan or stock option plan or arrangement or sale bonus or similar agreement, from (A) any Closing Date Investor specified in clause (b) of the definition thereof; provided, that the aggregate amount of such Restricted Payments made under this clause (b)(i)(A) shall not exceed the amount that would have been payable in respect of the Equity Interests of such Closing Date Investor pursuant to clause (b)(viii) below if the specified put right had been exercised instead); and (B) employees, former employees, directors, former directors, consultants or former consultants of Holdings or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors, consultants or former consultants); provided, that the aggregate amount of such Restricted Payments made under this clause (b)(i)(B) (excluding amounts representing cancellation of Indebtedness)

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shall not exceed for any calendar year the greater of $12,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) (with unused amounts in any calendar year being carried forward to subsequent calendar years and amounts carried forward from prior calendar years being used first); provided that cancellation of Indebtedness of Holdings or any of its Subsidiaries in connection with a repurchase of Stock of Holdings will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;
(ii)
the declaration and payment of Dividends to, or the making of loans to, Holdings in amounts required for Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent entity thereof to pay), without duplication, any of the following:
(A)
franchise Taxes and other fees, Taxes and expenses required to maintain its organizational existence as an entity; and
(B)
reasonable general organizational, administrative or compliance (including expenses related to auditing or other accounting matters) and overhead costs and expenses, to the extent such costs and expenses are reasonable and customary, incurred in the ordinary course of business and attributable to the ownership or operation of Holdings and its Subsidiaries;
(iii)
Affiliate Transactions permitted under Section 6.11(b)(iv);
(iv)
cashless repurchases of Stock deemed to occur upon the exercise of stock options or warrants if such Stock represents a portion of the exercise price of such options or warrants;
(v)
the payment of Dividends or other distributions by a Subsidiary of Holdings to Holdings or one of its Subsidiaries, so long as, in the case of any Dividend payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, Holdings or a Subsidiary receives at least its pro rata share of such Dividend in accordance with its Equity Interests in such class or series of securities or such other amount to which it is entitled pursuant to the terms of such Equity Interest;
(vi)
any Permitted Tax Distribution;
(vii)
the payment (A) of (x) the Specified Earn-Outs (with the funds held in the Specified Earn-Out Account being applied first to the Maverick Earn-Out) and (y) earn-out obligations or similar contingent payment obligations in connection with Permitted Acquisitions, or, to the extent permitted hereunder, other similar Investments, incurred after the Closing Date and approved by the Administrative Agent (acting at the direction of the Required Lenders) at the time of incurrence thereof, in each case, so long as no Specified Event of Default shall have occurred and be continuing or would immediately result therefrom and (B) of any earn-out obligation or similar contingent payment obligations in connection with Permitted Acquisitions, or, to the extent permitted hereunder, other similar Investments, not addressed in clause (A) above so long as no Event of Default shall have occurred and be continuing or would immediately result therefrom;
(viii)
[reserved];
(ix)
so long as no Default or Event of Default shall have occurred and be continuing or would immediately result therefrom, Holdings may make additional Restricted Payments in an aggregate amount not to exceed the greater of $42,000,000 and 35% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis)

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(x)
Restricted Payments in an aggregate amount not to exceed (1) the Cash Equivalent proceeds of any substantially concurrent issuance of Equity Interests of Holdings (or any direct or indirect parent thereof) not constituting (x) Disqualified Capital Stock (including upon exercise of warrants or options) which proceeds (if in respect of any Equity Interests of a direct or indirect parent) have been contributed as common equity to the capital of Holdings, plus (2) the aggregate amount of substantially concurrent contributions to the common capital of Holdings received in Cash Equivalents, in each case, excluding (x) any Cure Amount and (y) any amount that has been (or is substantially concurrently being) applied to make Restricted Payments in reliance on clause (c) of the Cumulative Amount.
(xi)
so long as no Event of Default shall have occurred and be continuing or would otherwise result therefrom, Restricted Payments such that the Consolidated Total Net Leverage Ratio on a Pro Forma Basis would be less than or equal to 4.50:1.00;
(xii)
Restricted Payments made using the Cumulative Amount, so long as in respect of Restricted Payments made using clause (b) of the Cumulative Amount only, (x) no Specified Event of Default shall have occurred and be continuing or would otherwise result therefrom and (y) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis is less than or equal to 5.00:1.00; and
(xiii)
(a) any Restricted Payment by the Borrower or any other direct or indirect parent of the Borrower to pay listing fees and other costs and expenses attributable to being a publicly traded company which are reasonable and customary and (b) additional Restricted Payments in an aggregate amount per annum not to exceed the greater of (a) 6.0% of the net proceeds received by (or contributed to) the Borrower from the IPO and (b) 6.0% of Market Capitalization.

Notwithstanding anything else set forth in this Section 6.07, in no event shall any Loan Party make any Investment in the form of any Material Intellectual Property to an Excluded Subsidiary.

SECTION 6.08
Limitation on Certain Restrictive Agreements.
(a)
Create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (x) pay Dividends or make any other distributions on its Stock to any Loan Party or pay any Indebtedness owed to any Loan Party, (y) make any loans or advances to, or repay any loans or advances from, any Loan Party or (z) transfer any of its property or assets to any Loan Party, except:
(i)
any encumbrance or restriction contained in the Loan Documents;
(ii)
contractual encumbrances or restrictions in effect (x) [reserved] or (y) on the Fifteenth Amendment Effective Date, including, without limitation, pursuant to the Indebtedness set forth on Schedule 6.01(b) or (z) in any agreement or instrument evidencing Indebtedness permitted under Section 6.01(r), or (t) or (u);
(iii)
any agreement or other instrument of a person acquired by Holdings or a Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired;
(iv)
any encumbrance or restriction arising under any Requirements of Law;

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(v)
any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests solely to the extent such provisions restrict the transfer of the lease or the property leased thereunder;
(vi)
any encumbrance or restriction contained in security agreements, pledges or mortgages securing Purchase Money Obligations to the extent such encumbrance or restriction restricts solely the transfer of the property subject to such security agreements, pledges, mortgages or Purchase Money Obligations;
(vii)
any encumbrance or restriction consisting of customary provisions limiting the disposition or distribution of assets or property in joint venture agreements or license agreements, which limitation is applicable only to the assets that are the subject of such agreements and solely to the extent the disposition, distribution or agreement is permitted under this Agreement;
(viii)
restrictions pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Holdings or any Subsidiary;
(ix)
any encumbrance or restriction on escrowed amounts representing the purchase price for an acquisition or Investment, in each case solely to the extent such acquisition or Investment is permitted under this Agreement;
(x)
customary provisions restricting subletting or assignment of any Lease governing a leasehold interest of Holdings or any Subsidiary;
(xi)
customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.04 pending the consummation of such sale;
(xii)
restrictions arising in connection with cash or other deposits permitted under Section 6.02(f) or (o);
(xiii)
any other agreement or instrument governing any Indebtedness permitted to be incurred or issued pursuant to Section 6.01 entered into after the Fifteenth Amendment Effective Date that contains encumbrances and restrictions that are no more restrictive in any material respect, taken as a whole, with respect to Holdings or any Subsidiary than the restrictions contained in the Loan Documents as of the Fifteenth Amendment Effective Date;
(xiv)
Requirements of Law in any jurisdiction where Indebtedness of Foreign Subsidiaries permitted to be incurred pursuant to Section 6.01 is incurred; or
(xv)
any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in this Section 6.08, provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Holdings’ Board of Directors, not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those contained in the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
(b)
Enter into any agreement that (A) prohibits or otherwise restricts the existence of any Lien upon property of a Loan Party in favor of the Collateral Agent for the purpose of securing the Obligations, whether now owned or hereafter acquired, or (B) requires the grant of any security for any obligation if

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such property is given as security for the Obligations, except (i) any document or instrument governing Purchase Money Obligations, provided, that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith; (ii) [reserved]; (iii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided, that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien; and (iv) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.04, pending the consummation of such sale.
SECTION 6.09
Financial Covenants.
(a)
Permit the Total Net Leverage Ratio, as of the end of each Test Period ending on or after September 30, 2024, in each case, to be greater than 9.00:1.00.
(b)
[reserved].
(c)
Springing Covenant.
(i)
If on the last day of any Test Period (commencing with the Test Period ending September 30, 2024) there are outstanding Revolving Credit Loans and Letters of Credit under the Revolving Facility (excluding (a) undrawn Letters of Credit and (b) Letters of Credit (whether drawn or undrawn) to the extent reimbursed, cash collateralized or backstopped on terms reasonably acceptable to the applicable Issuing Bank on or prior to the date that is three (3) business days following the end of the applicable Test Period) in an aggregate principal amount exceeding 40% of the aggregate principal amount of all Revolving Credit Commitments under all outstanding Revolving Facilities (including any Incremental Revolving Facilities), the Borrower shall not permit the Total Net Leverage Ratio as of the last day of such Test Period to be greater than 7.25 to 1.00 (such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 5.01(a) and Section 5.01(b) (other than with respect to the final fiscal quarter of any fiscal year) for such Test Period) (the “Springing Covenant”).
(ii)
The provisions of this Section 6.09(c) are for the benefit of the Revolving Lenders only and the Required Revolving Lenders in respect of the Revolving Credit Loans may amend, waive or otherwise modify this Section 6.09(c) or the defined terms used in this Section 6.09(c) (solely in respect of the use of such defined terms in this Section 6.09(c)) or waive any Default or Event of Default resulting from a breach of this Section 6.09(c) without the consent of any Lenders other than the Required Revolving Lenders in respect of the Revolving Credit Loans. Any Default or Event of Default under the provisions of this Section 6.09(c) will not by itself constitute a Default or Event of Default under any Loans (other than the Revolving Credit Loans) and will not trigger a cross-default thereunder.
SECTION 6.10
Change in Fiscal Year. Without the prior written consent of the Required Lenders which shall not be unreasonably withheld, modify or change its fiscal year or its method of accounting (other than as may be required or permitted by GAAP).
SECTION 6.11
Transactions with Affiliates.
(a)
Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, loan, advance or guarantee or other transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) that involves in excess of the greater of $12,000,000 and 10% of Consolidated EBITDA for the most recently ended Test Period (calculated on a Pro Forma Basis) with, or for the benefit of, any Affiliate of Holdings or a Subsidiary (each of the foregoing, an “Affiliate Transaction”), unless:

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(i)
the terms of the Affiliate Transaction are no less favorable taken as a whole to Holdings or such Subsidiary than those that would be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a person who is not an Affiliate; and
(ii)
[reserved].
(b)
The provisions of clause (a) of this Section 6.11 shall not prohibit (and the following shall not be deemed to be Affiliate Transactions):
(i)
any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans and other compensatory arrangements for employees approved by the Board of Directors in the ordinary course of business;
(ii)
Indebtedness permitted by Section 6.01(n), (o) or (p);
(iii)
the payment of compensation and reasonable and customary fees to, and indemnities provided on behalf of, officers and directors of Holdings or any Subsidiary in the ordinary course of business;
(iv)
[reserved];
(v)
any Permitted Investments;
(vi)
any transaction between or among (i) Holdings and any Loan Party or any person that becomes a Loan Party as a result of such transactions, (ii) any Loan Party and any Subsidiary of a Loan Party, to the extent otherwise not prohibited hereunder, and (iii) Subsidiaries that are not Loan Parties;
(vii)
any Restricted Payment permitted pursuant to Section 6.07 hereof;
(viii)
transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to Holdings and its Subsidiaries, in the reasonable determination of the members of the Board of Directors of Holdings or the senior management thereof, or are on terms no less favorable taken as a whole as could reasonably have been entered into at such time with an unaffiliated party;
(ix)
if otherwise not prohibited hereunder, the issuance of Equity Interests (other than Disqualified Capital Stock) of Holdings to any direct or indirect parent of Holdings or to any Permitted Holder or any director, officer, employee or consultant of Holdings, its Subsidiaries or any direct or indirect parent of Holdings;
(x)
if not otherwise prohibited by this Agreements, transactions between the Loan Parties and their Subsidiaries, on the one hand, and officers, directors and employees, on the other hand;
(xi)
transactions pursuant to the agreements set forth on Schedule 6.11; and
(xii)
transactions with Affiliated Lenders in their capacities as Lenders pursuant to the Loan Documents that are on terms consistent with (or no more favorable than) terms offered to all other Lenders.
SECTION 6.12
Holdings. In the case of Holdings only, engage in any material business activities or have any material properties or liabilities, other than (a) its ownership of the Equity

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Interests of its Subsidiaries, including receipt and payment of Restricted Payments and other amounts in respect of Equity Interests; (b) obligations under the Loan Documents, any other Indebtedness permitted hereby, the Loar Acquisition Agreement and any other document or agreement entered into in connection with the Loar Acquisition or any other Permitted Acquisition; (c) maintenance of its existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes relating to such maintenance); (d) any public offering of its common equity or any other issuance or sale of its Equity Interests; (e) the issuance of Equity Interests, receipt and payment of Dividends, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of its Subsidiaries; (f) if applicable, participating in tax, accounting and other administrative matters as a member of the consolidated group and the provision of administrative and advisory services (including treasury and insurance services) to its Subsidiaries of a type customarily provided by a holding company to its Subsidiaries; (g) holding any cash or property (but not operating any property); (h) providing indemnification to officers and directors; (i) activities incidental to Permitted Acquisitions or similar Investments consummated by its Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Acquisitions or similar Investments; (j) merging with or into any Person (in compliance with Section 6.03(e)); and (k) activities and properties incidental to the foregoing clauses (a) through (j).
SECTION 6.13
Compliance with Anti-Terrorism Laws; Anti-Corruption Laws; OFAC.
(a)
Directly or indirectly, in connection with the Loans, knowingly (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to any Anti-Terrorism Law in violation of Anti-Terrorism Law, (iii) engage in or conspire to engage in any transaction that evades or avoids, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (iv) engage in or conspire to engage in any transaction that violates the FCPA.
(b)
Directly or indirectly, in connection with the Loans, knowingly cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Anti-Terrorism Law.
(c)
Knowingly cause or permit (i) a Sanctioned Person to have any direct or indirect interest in or benefit of any nature whatsoever in the Loan Parties in violation of Sanctions or (ii) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, a Sanctioned Person in violation of Sanctions.
(d)
Directly or indirectly use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, to fund or facilitate any activity of or business with any person that is a Sanctioned Person or in any country or territory that at the time of such funding is the subject of comprehensive economic sanctions imposed by the United States government, in each case, in violation of Sanctions.
(e)
Paragraphs (a) through (d) above shall apply only to the extent that compliance with such undertakings does not result in a violation of, or conflict with, Section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung (AWV)) Council Regulation (EC) No. 2271/96 of 22 November 1996 or any similar applicable anti-boycott law or regulation provided that to the extent that any Loan Party cannot comply with the undertakings contained in paragraphs (a) through (d) above due to any such anti-boycott laws or regulations, such Loan Party shall comply with such provisions relating to any Anti-Corruption Laws, anti-money laundering laws and Sanctions that are applicable to or binding upon such Loan Party in its original jurisdiction. Should any Loan Party or any Subsidiary of a Loan Party plan to

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enter into any transaction which would trigger the limitation made in the previous sentence, the relevant Loan Party shall notify the Administrative Agent in writing not less than 20 Business Days prior to the proposed execution date of such transaction (such written notice shall include a description of the parties to the relevant transaction (including their jurisdiction of domicile) and the key commercial terms of the relevant transaction).
ARTICLE VII

GUARANTEE
SECTION 7.01
The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue but for the provisions of the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code) on the Loans made by the Lenders to, and the Notes held by each Lender of, the Borrower, Reimbursement Obligations under Letters of Credit, and all other Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document, any Secured Cash Management Agreement or any Secured Hedging Agreement, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). The Guarantors hereby jointly and severally agree that if the Borrower or other Guarantor(s) shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

Notwithstanding any provision herein contained to the contrary, each Guarantor’s liability under this Section 7.01 shall be limited to the amount that could be claimed by the Agents and the Lenders from such Guarantor under this Section 7.01 without rendering such claim voidable or avoidable under Section 548 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Guarantor’s right of contribution and indemnification from each other Guarantor under this Section 7.01.

To the extent that any Guarantor shall make a payment under this Section 7.01 of all or any of the Guaranteed Obligations (other than Guaranteed Obligations related to Loans and other extensions of credit made directly or indirectly to that Guarantor, or on such Guarantor’s behalf, in which case such Guarantor shall be primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following Payment in Full of the Guaranteed Obligations and termination of the Commitments, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

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As of any date of determination, the Allocable Amount in respect of any Guarantor shall be equal to the maximum amount of the claim that could have been recovered from such Guarantor under this Section 7.01 without rendering such claim voidable of avoidable under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute common law.

The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor to which such contribution and indemnification is owing.

SECTION 7.02
Obligations Unconditional. The obligations of the Guarantors under Section 7.01 shall constitute a guaranty of payment and to the fullest extent permitted by applicable Requirements of Law, are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Borrower under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor (except for Payment in Full). Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Requirements of Law it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall (subject to Section 7.09 hereof with respect to any Guarantor released pursuant thereto) remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(a)
at any time or from time to time, without notice to the Guarantors, to the extent permitted by any Requirement of Law, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(b)
any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(c)
the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or, subject to Section 7.09, any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(d)
any Lien or security interest granted to, or in favor of, any Lender, any Issuing Bank or any Agent as security for any of the Guaranteed Obligations shall fail to be perfected;
(e)
the release of any Guarantor pursuant to Section 7.09;
(f)
any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(g)
any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Guaranteed Obligations;
(h)
any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

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(i)
any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties (other than the payment in full in cash of the Guaranteed Obligations).

The Guarantors hereby expressly waive to the fullest extent permitted by applicable Requirements of Law diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors waive, to the extent permitted by any Requirement of Law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Borrower and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the successors and assigns thereof, and shall inure to the benefit of the Lenders, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

SECTION 7.03
Reinstatement. The obligations of the Guarantors under this Article VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.
SECTION 7.04
Subrogation; Subordination. Each Guarantor hereby agrees that until all Guaranteed Obligations are Paid in Full and the expiration and termination of the Commitments of the Lenders under this Agreement it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation, contribution, reimbursement or otherwise, against the Borrower or any Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(k)(iv) shall be subordinated to such Loan Party’s Guaranteed Obligations in the manner set forth in the Intercompany Note.
SECTION 7.05
Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.

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SECTION 7.06
[Reserved]
SECTION 7.07
Continuing Guarantee. The guarantee in this Article VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
SECTION 7.08
General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
SECTION 7.09
Release of Guarantors. Upon (a) the Payment in Full of the Obligations, (b) any Guarantor ceasing to constitute a Subsidiary in compliance with the terms and provisions of the Loan Documents or (c) any Guarantor becoming an Excluded Subsidiary in compliance with the terms and provisions of the Loan Documents, the applicable Guarantors shall be automatically released from their obligations under this Agreement (including under Section 10.03 hereof) and the other Loan Documents, including their obligations to pledge and grant any Collateral owned by them pursuant to any Security Document, and, in the case of clauses (a) and (b), any pledge of the Equity Interests of such Guarantors to the Collateral Agent pursuant to the Security Documents shall be automatically released. The Lenders hereby authorize the Collateral Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor and security interests pursuant to the foregoing provisions of this paragraph. When all Commitments hereunder have terminated, and all Loans or other Obligations have been Paid in Full, this Agreement and the Guarantees made herein shall terminate with respect to all Obligations, except with respect to Obligations that expressly survive such repayment pursuant to the terms of this Agreement.
SECTION 7.10
Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guarantee in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.10, or otherwise under this Guarantee, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 7.10 shall remain in full force and effect until the Guaranteed Obligations have been indefeasibly paid in full. Each Qualified ECP Guarantor intends that this Section 7.10 constitute, and this Section 7.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
SECTION 7.11
Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share (measured by the book value of assets of the various Guarantors) of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 7.04.

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SECTION 7.12
German Guarantee Limitation.
(a)
For the purposes of this Section 7.12:
(i)
“GmbH Guarantor” means a Guarantor incorporated as a limited liability company (Gesellschaft mit beschränkter Haftung) under German law;
(ii)
“GmbH Guarantee” means the guarantees and indemnities given by the relevant GmbH Guarantor pursuant to this Agreement;
(iii)
“GmbH Guarantee Obligations” means the obligations of the relevant GmbH Guarantor granted or incurred under this Agreement and includes, in addition, any other payment obligation created or incurred by such GmbH Guarantor under the Loan Documents (including, for the avoidance of doubt, any parallel debt or similar undertaking); and
(iv)
“Up-stream and/or Cross-stream Guarantee” means any GmbH Guarantee if and to the extent such GmbH Guarantee secures the obligations of the Borrower or another Guarantor which is a direct or indirect shareholder of the GmbH Guarantor or an affiliated company (verbundenes Unternehmen) of such shareholder within the meaning of Section 15 et seq. of the German Stock Corporation Act (Aktiengesetz) (other than the GmbH Guarantor and its Subsidiaries).
(b)
Limitations relating to the GmbH Guarantor.
(i)
Each Secured Party agrees that the enforcement of the GmbH Guarantee shall be limited, if and to the extent that, in relation to the relevant GmbH Guarantor:
(A)
the GmbH Guarantee constitutes an Up-stream and/or Cross-stream Guarantee; and
(B)
payment under that GmbH Guarantee would cause the relevant GmbH Guarantor’s Net Assets to fall below its registered share capital (Stammkapital) (calculated in accordance with applicable law at that time) or, if the Net Assets are already below its registered share capital, cause the Net Assets to be further reduced, and, as a result, cause a violation of Sections 30, 31 of the GmbHG (the “Share Capital Impairment”).

(ii)
For the purposes of this Section 7.12, Net Assets (Nettovermögen) means an amount equal to the sum of the amount of the GmbH Guarantor’s assets (consisting of all assets which correspond to the items set forth in Section 266 paragraphs 2 A, B, (but disregarding any accruals (Rückstellungen) in respect of a potential enforcement of the GmbH Guarantee or any security interest granted by the Security Documents), C, D and E of the German Commercial Code (Handelsgesetzbuch) less the aggregate amount of the GmbH Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to the items set forth in Section 266 paragraphs 3 B, C, D and E of the German Commercial Code minus any profits which are not available for distribution in accordance with Section 253 paragraph 6, Section 268 paragraph 8 and Section 272 paragraph 5 of the German Commercial Code.
(iii)
The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung), be based on the same principles that were consistently applied by the GmbH Guarantor in the preparation of its most recent annual balance sheet (Jahresbilanz) save for the adjustments pursuant to paragraph (iv) below.

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(iv)
For the purposes of the calculation of the Net Assets, the following balance sheet items shall be adjusted as follows:
(A)
the amount of any increase of the stated share capital (Stammkapital) of the GmbH Guarantor, effected after the date of this Agreement if and to the extent (i) effected without the prior written consent of the Administrative Agent and made out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) or (ii) it is not fully paid up, shall be deducted from the relevant stated share capital;
(B)
the amount of any loans provided by Holdings of any of its Subsidiaries to and other liabilities incurred by the GmbH Guarantor shall be disregarded if such loans and/or liabilities are subordinated (for the benefit of the GmbH Guarantor's creditors in general) or are considered as subordinated in an insolvency proceeding over the GmbH Guarantor's assets pursuant to Section 39 paragraph 1 no. 5 and/or subsection 2 German Insolvency Code (Insolvenzordnung) provided that a waiver or conversion into equity of, or other form of extinguishing, the relevant repayment claim under loans and other liabilities subordinated pursuant to Section 39 paragraph 1 no. 5 and/or subsection 2 InsO does not lead to personal liability of the directors of the relevant Subsidiary as lender; and
(C)
the amount of any loans or other liabilities incurred by the GmbH Guarantor in violation of the Loan Documents, shall be disregarded.
(v)
The GmbH Guarantor shall (within three months upon the written request of the Administrative Agent and to the extent legally permitted) for the purposes of the determination of the Net Assets dispose of any and all assets which are shown in the balance sheet of the GmbH Guarantor with a book value (Buchwert) which is significantly lower than the market value of such assets, if such disposal is commercially justifiable with respect to the cost and efforts involved and such asset is not necessary for the GmbH Guarantor’s business (betriebsnotwendig).
(vi)
The limitations set out in this Section 7.12 shall in any event not apply:
(A)
to any amounts due and payable under the GmbH Guarantee which relate to funds borrowed under a Loan Document which have been on-lent to or otherwise passed on to, or issued for the benefit of, the GmbH Guarantor, to any of its Subsidiaries and/or for the benefit of any of its creditors if and to the extent such amount on-lent or otherwise passed on to, or issued for the benefit of such persons, is still outstanding,
(B)
to the extent the GmbH Guarantor is a party to a domination and/or profit and loss pooling agreement (Beherrschungsvertrag und/oder Gewinnabführungsvertrag) as dominated entity and/or transferor (beherrschtes Unternehmen und/oder übertragendes Unternehmen) directly or indirectly via an uninterrupted chain of domination and/or profit and loss pooling agreements with the Borrower or Guarantor whose obligations under this Agreement (other than under this Section 7.12) are enforced as dominating entity (herrschendes Unternehmen), unless the existence of such a domination agreement (Beherrschungsvertrag) and/or a profit transfer agreement (Gewinnabführungsvertrag) does not lead to the full inapplicability of Section 30 paragraph 1 sentence 1 GmbHG,
(C)
if and to the extent, at the time of enforcement of the GmbH Guarantee Obligations such limitations are not required to protect the managing directors of the GmbH Guarantor from the risk of personal liability resulting from a violation of the GmbH Guarantor's obligation to maintain its registered share capital pursuant to Sections 43, 30 et seq. GmbHG or similar provisions under the then applicable laws,

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(D)
if and to the extent the GmbH Guarantor has on the date of enforcement of the GmbH Guarantee a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) covering the GmbH Guarantee,
(E)
following the opening of insolvency proceedings (Eröffnung eines Insolvenzverfahrens) in respect of the GmbH Guarantor and consequential payments no longer result in any personal liability of any managing director of the GmbH Guarantor, or
(F)
if following notification by the Administrative Agent that it intends to demand payment under the GmbH Guarantee, (i) the GmbH Guarantor fails to provide within fifteen (15) Business Days after the date of such notification evidence satisfactory to the Administrative Agent, including, in particular, interim financial statements of the GmbH Guarantor together with a detailed calculation (satisfactory to the Administrative Agent (acting reasonably)) of the amount of the Net Assets of the GmbH Guarantor taking into account the adjustments and treatments set forth in paragraph (b)(iv) above and confirming to what extent the GmbH Guarantee is an Up-stream and/or Cross-stream Guarantee and which amount thereof cannot be enforced as it would cause the relevant GmbH Guarantor's Net Assets to be zero or fall further below zero (if already zero or below zero) (a “Net Asset Determination”), or (ii) if after receipt of such Net Asset Determination, notification is given by the Administrative Agent to the GmbH Guarantor to provide a confirmation in accordance with applicable accounting principles of the Net Asset Determination by the GmbH Guarantor’s auditor (the “Auditors’ Determination”) that confirmation is not provided within forty-five (45) days after the date of such notification.
(c)
The Administrative Agent, on behalf of the Secured Parties, shall be entitled to demand payment under the GmbH Guarantee in an amount which would, in accordance with the Net-Asset Determination or, if applicable and taking into account any previous enforcement in accordance with the Net Asset Determination, the Auditors’ Determination, not result in a Share Capital Impairment. If and to the extent that the Net Assets as determined by the Auditors’ Determination are lower than the amount enforced in accordance with the Net Asset Determination, the Administrative Agent shall release, within ten (10) Business Days of delivery of the Auditors’ Determination, to the GmbH Guarantor such excess enforcement proceeds.
(d)
No reduction of the amount enforceable under the GmbH Guarantee in accordance with the above limitations will prejudice the rights of the Administrative Agent, on behalf of the Secured Parties, to continue enforcing the GmbH Guarantee (subject always to the operation of the limitation set out above at the time of such enforcement) at a later point in time until full satisfaction of the Guaranteed Obligations (including due to a change in law or jurisprudence of the Federal Court of Justice (Bundesgerichtshof)).
(e)
If the relevant Guarantor is incorporated as a limited liability partnership (Kommanditgesellschaft) under German law with a limited liability company (Gesellschaft mit beschränkter Haftung) as its sole general partner (Komplementär) (GmbH & Co. KG) the rules in this Section 7.12 shall apply mutatis mutandis to such general partner.

ARTICLE VIII

EVENTS OF DEFAULT
SECTION 8.01
Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):

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(a)
default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;
(b)
default shall be made in the payment of any interest on any Loan or any fee or other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three (3) Business Days;
(c)
any representation or warranty under any Loan Document shall prove to be false or misleading in any material respect (without duplication of any materiality standards contained therein) when so made or deemed made;
(d)
default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02(a), Section 5.03(a) (solely with respect to the Borrower), Section 5.08 or Article VI; provided that Borrower’s failure to comply with the Springing Covenant (a “Springing Covenant Event of Default”) shall not constitute an Event of Default with respect to any Loans other than the Revolving Credit Loans unless and until the Required Revolving Lenders for the Revolving Credit Loans have actually terminated all Revolving Credit Commitments under the Revolving Credit Loans and declared all Obligations with respect to the Revolving Credit Loans to be immediately due and payable pursuant to this Section 8.01 as a result of such Springing Covenant Event of Default (and such declaration has not been rescinded as of the applicable date) (the occurrence of such termination and declaration by the Required Revolving Lenders for the Revolving Facilities, a “Springing Covenant Cross Default”); provided further that any Event of Default under Section 6.09(a) and any Springing Covenant Event of Default is subject to cure pursuant to Section 8.04.
(e)
default shall be made in the due observance or performance by any Loan Party of any covenant, condition or agreement contained in (i) Section 5.01(a), (b), (c) or (d) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days or (ii) any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e)(i) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days, in each case of clauses (e)(i) and (e)(ii) hereof, after written notice thereof from any Agent or any Lender to the Borrower;
(f)
(i) (A) any Company shall fail to pay any principal, interest or other amount due in respect of any Material Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period; or (B) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Material Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or to permit the holder or holders of such Material Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice) to cause, such Material Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer to purchase by the obligor; or (ii) there occurs under any Hedging Agreement an Early Termination Date (or any analogous term thereof) (as defined in such Hedging Agreement) resulting from any event of default under the applicable Hedging Agreement as to which a Company is the Defaulting Party (as defined in such Hedging Agreement) and the Termination Value owed by a Company as a result thereof is greater than the greater of $24,000,000 and 20% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis); provided that clauses (i) and (ii) above shall not apply to (x) Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of property or assets (to the extent such sale, transfer or other disposition is not prohibited under this Agreement or is otherwise reasonably expected to be permitted), (y) Indebtedness which is convertible into Equity Interests and converts to Equity Interests in accordance with its terms and such conversion is not

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prohibited hereunder, or (z) any breach or default that is (I) remedied, or being contested in good faith, by Holdings or the applicable Subsidiary or (II) waived (including in the form of amendment or forbearance) by the required holders of the applicable item of Indebtedness, in either case, prior to the acceleration of Loans pursuant to this Section 8;
(g)
an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company (other than any Immaterial Subsidiary), or of a substantial part of the property of any Company (other than any Immaterial Subsidiary), under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, including any Company (other than any Immaterial Subsidiary) incorporated under German law that is generally unable, or admits in writing its inability to, pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung) or is over-indebted within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung); (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary) or for a substantial part of the property of any Company (other than of any Immaterial Subsidiary); or (iii) the winding-up or liquidation of any Company (other than any Immaterial Subsidiary); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)
any Company (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company (other than any Immaterial Subsidiary) or for a substantial part of the property of any Company (other than of any Immaterial Subsidiary); (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) admit in writing its inability or fail generally to pay its debts as they become due; or (vii) take any action for the purpose of effecting any of the foregoing;
(i)
one or more final judgments, orders or decrees for the payment of money in an aggregate amount in excess of the greater of $24,000,000 and 20% of Consolidated EBITDA of Holdings and its Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis) for all such final judgments, orders and decrees (net of any insurance coverage or indemnification provided by third parties as to which coverage or liability, as applicable, has not been denied) shall be entered against any Company and such final judgment, order or decree shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of 60 consecutive days;
(j)
any security interest and Lien on a material portion of the Collateral purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, the Liens, rights, powers and privileges purported to be created and granted under such Security Document, or shall be asserted by the Borrower or any other Loan Party not to be a valid, perfected first-priority security interest in or Lien, subject to Permitted Liens, on the Collateral covered thereby; provided that no Event of Default shall occur under this clause (j) if any of the foregoing results from the willful misconduct or gross negligence of the Collateral Agent, the Administrative Agent, the Revolving Administrative Agent or any Lender or the failure of the Agent (or any person acting on behalf of the Agent) to maintain possession of any Collateral or to file UCC amendments or continuation statements;

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(k)
any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;
(l)
there shall have occurred a Change in Control; or
(m)
any Company shall have current or potential liabilities in respect of any Plan or Multiemployer Plan that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;
(n)
an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent shall, at the request of the Required Lenders, by notice to the Borrower, terminate the Commitments, terminate any Letter of Credit that may be terminated in accordance with its terms, and/or declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the Commitments shall terminate and/or the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived (to the extent permissible by applicable law) by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding; and with respect to any event described in paragraph (g) or (h) above, the Commitments and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically terminate (in the case of the Commitments) and automatically become due and payable (in the case of Loans and other Obligations), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived (to the extent permissible by applicable law) by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding. Notwithstanding anything to the contrary, if a Springing Covenant Event of Default has occurred and is continuing, the Revolving Administrative Agent (and not the Administrative Agent) shall take the actions set forth in the above provisions of this Section 8.01 at the request (or with the consent) of the Required Revolving Lenders (as opposed to the Required Lenders) and only with respect to the Revolving Credit Commitments, Revolving Credit Loans, Letters of Credit and Obligations under the Revolving Facilities.

SECTION 8.02
Rescission. If at any time after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest due other than by acceleration and all payments on account of principal of the Loans owing by it that shall have become due other than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 10.02, then upon the written consent of the Required Lenders and written notice to the Borrower, the acceleration and its consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit the Borrower and does not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

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SECTION 8.03
Application of Proceeds. Subject to any Acceptable Intercreditor Agreement, at any time after the exercise of remedies hereunder or under any other Loan Document by any Agent (or after the Loans (or any portion thereof) or any other Obligations have automatically become due and payable in accordance with Section 8.01), any amounts received on account of the Obligations (including any proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon, all or any part of the Collateral or any payments or other distributions made in any insolvency or liquidation proceedings) shall be applied, together with any other sums then held by the Administrative Agent or Collateral Agent pursuant to this Agreement, promptly by the Administrative Agent or Collateral Agent as follows (or, with respect to clauses (b) through (g), in such other order as each of the Lenders may otherwise agree):
(a)
First, to the payment of all reasonable and documented costs and expenses, fees, commissions and Taxes of such sale, collection or other realization, and all reasonable and documented expenses, liabilities and advances made or incurred by the Agents in connection therewith and all amounts for which the Agents are entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(b)
Second, to the payment of all other reasonable and documented costs and expenses of such sale, collection or other realization and all reasonable and documented costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(c)
Third, to the payment in full in cash of the Obligations consisting of accrued interest, premium and fees in respect of the Revolving Facility payable to the Agents, the Lenders and any other Secured Parties (other than principal, Reimbursement Obligations and obligations to cash collateralize Letters of Credit);
(d)
Fourth, to the payment in full in cash of all amounts constituting unpaid principal of the Revolving Credit Loans and LC Exposure (including Reimbursement Obligations and obligations to cash collateralize that portion of the LC Exposure equal to 103% of the aggregate undrawn amount of all outstanding Letters of Credit at such time), in each case, provided by the Revolving Lenders, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
(e)
Fifth, to the payment in full in cash of the Obligations consisting of accrued interest, premium and fees in respect of Term Loans payable to the Agents, the Lenders and any other Secured Parties (other than Obligations in respect of the Revolving Facility or any Letter of Credit);
(f)
Sixth, to the payment in full in cash of the principal amount of all other Obligations and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements;
(g)
Seventh, to the payment in full in cash of all other amounts constituting Obligations, Guaranteed Obligations or Secured Obligations (as defined in the Security Agreement); and
(h)
Eighth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.

Subject to Section 2.02, amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth of this Section 8.03 will be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of

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Credit have either been fully drawn or expired, such remaining amount will be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, will be paid to the Borrower.

In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (g) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.

If any Lender collects or receives any amounts received on account of the Obligations to which it is not entitled as a result of the application of this Section 8.03, such Lender shall hold the same in trust for the Secured Parties and shall forthwith deliver the same to the Administrative Agent, for the account of the applicable Secured Parties, to be applied in accordance with this Section 8.03.

This Section 8.03 is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law.

SECTION 8.04
Right to Cure.
(a)
Notwithstanding anything to the contrary contained in Section 8.01, but subject to Section 8.04(b) and (c), solely for the purpose of determining whether an Event of Default has occurred under the Total Net Leverage Ratio set forth in Section 6.09(a) (the “Financial Covenant”) and/or the Springing Covenant, in each case, as of the end of any Fiscal Quarter in which the Financial Covenant and/or Springing Covenant, as applicable, is tested (such Fiscal Quarter, a “Cure Quarter”), the direct or indirect equity holders of Holdings shall have the right to make an equity investment in cash, directly or indirectly (which equity to the Borrower shall not be Disqualified Capital Stock) in the Borrower (or any Parent Company, which Parent Company shall subsequently contribute, directly or indirectly, to the Borrower (which equity contribution to the Borrower shall not be made in the form of Disqualified Capital Stock) after the beginning of such applicable Fiscal Quarter and on or prior to the fifteenth (15th) Business Day after the date on which financial statements are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, with respect to such applicable Fiscal Quarter (the “Cure Expiration Date”), and such cash will, if so designated by the Borrower, be included in the calculation of Consolidated EBITDA for the purposes of determining compliance with the Financial Covenant and/or Springing Covenant, as applicable, at the end of such Fiscal Quarter and the subsequent three Fiscal Quarters (any such equity contribution so included in the calculation of Consolidated EBITDA, an “Equity Cure Contribution,” and the amount of such Equity Cure Contribution, the “Cure Amount”). All Equity Cure Contributions shall be disregarded for all purposes of this Agreement other than inclusion in the calculation of Consolidated EBITDA for the purpose of determining compliance with the Financial Covenant and/or Springing Covenant, as applicable, at the end of such Fiscal Quarter and the subsequent three Fiscal Quarters, including disregarding for purposes of the determination of the Cumulative Amount and all components thereof, any baskets with respect to the covenants contained in Article VI, the Applicable Loan Margin, Excess Cash Flow Percentage and other items governed by reference to Consolidated EBITDA, the Financial Covenant or the Springing Covenant. There shall be no pro forma reduction in Consolidated Indebtedness (through prepayment of indebtedness) in connection with any Equity Cure Contribution (or the application of the proceeds thereof) for determining compliance with the Financial Covenant and/or Springing Covenant, as applicable, for the period ending on the last day of the applicable Cure Quarter; provided that to the extent any Equity Cure Contribution is used to prepay the Term Loans or the Revolving Credit Loans, there shall be a pro forma reduction in Consolidated Indebtedness for determining compliance with the Financial Covenant and Springing Covenant in future Fiscal Quarters, where such Cure Quarter is included in the applicable Test Period (but, for the avoidance of doubt, there shall be no de-leveraging credit for the period ending on the

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last day of the Cure Quarter in respect of which the equity cure is exercised; provided, further, that there shall be no de-leveraging credit for the prepayment of Revolving Credit Loans to the extent such Revolving Credit Loans are borrowed in future periods). No Equity Cure Contribution shall be greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant and/or Springing Covenant, as applicable (it being understood, for the avoidance of doubt, that (x) a single Equity Cure Contribution shall apply to both the Financial Covenant and the Springing Covenant regardless of whether an Event of Default would otherwise exist under such covenant and (y) that to the extent that any Equity Cure Contribution required to cause the Borrower to be in compliance with the Springing Covenant (if then applicable) is greater than the Equity Cure Contribution required to cause the Borrower to be in Compliance with the Financial Covenant, such greater amount shall be permitted). Notwithstanding anything to the contrary contained in Section 8.01, (A) upon receipt of the Cure Amount by the Borrower in an amount necessary to cause the Borrower to be in compliance with the Financial Covenant and/or the Springing Covenant, as applicable, at the end of such Fiscal Quarter, the Financial Covenant under Section 6.09(a) and/or the Springing Covenant under Section 6.09(c), as applicable, shall in each case be deemed satisfied and complied with as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply with the Financial Covenant under Section 6.09(a) and/or the Springing Covenant under Section 6.09(c), as applicable, and any Default or Event of Default related to any failure to comply with the Financial Covenant and/or the Springing Covenant, as applicable, shall in each case be deemed not to have occurred for purposes of the Loan Documents, (B) upon receipt by each applicable Agent of a notice from the Borrower, within fifteen (15) Business Days after delivery of the Compliance Certificate required to be delivered pursuant to Section 5.01(d), intending to cure such Event of Default (“Notice of Intent to Cure”) through the Cure Expiration Date: (i) no Default or Event of Default shall be deemed to have occurred on the basis of any failure to comply with the Financial Covenant or Springing Covenant unless such failure is not cured pursuant to the Notice of Intent to Cure on or prior to the Cure Expiration Date, (ii) the Revolving Lenders shall not be obligated to fund any Revolving Credit Loans, the Delayed Draw Term Loan Lenders shall not be obligated to make Delayed Draw Term Loans (except if an LCT Election was made prior to the last day of the relevant Cure Quarter with respect to any transaction to be funded with a borrowing of Delayed Draw Term Loans) and the Issuing Banks shall not be obligated to issue new Letters of Credit unless and until the Equity Cure Contribution is made or all existing Events of Default under the Financial Covenant and/or Springing Covenant, as applicable, are waived or cured, (iii) no Agent or any Lender shall exercise any of the remedial rights otherwise available to it upon an Event of Default, including the right to accelerate the Loans or to foreclose on the Collateral solely on the basis of an Event of Default having occurred as a result of a violation of Sections 6.09(a) or (c) prior to the Cure Expiration Date, and (iv) if the Equity Cure Contribution is not made on or before the Cure Expiration Date, such Event of Default or potential Event of Default shall spring into existence after such time.
(b)
There shall be (i) no more than five (5) Equity Cure Contributions made during the term of this Agreement, and (ii) no more than two (2) Equity Cure Contributions made during any four consecutive Fiscal Quarters (it being understood and agreed, for the avoidance of doubt, that any Equity Cure Contribution made with respect to any single Test Period for both the Financial Covenant and the Springing Covenant shall count as only one Equity Cure Contribution for purposes of this clause (b).
ARTICLE IX

THE REVOLVING ADMINISTRATIVE AGENT, ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
SECTION 9.01
Appointment and Authority.
(a)
Each of the Lenders and each Issuing Bank hereby irrevocably appoints First Eagle Alternative Credit, LLC (as successor by merger to First Eagle Private Credit, LLC (f/k/a NewStar

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Financial, Inc.)) to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes such Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agents by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, including executing the Loan Documents (other than this Agreement) on behalf of the Lenders and the Issuing Bank; provided, that, except as expressly set forth herein, such Agents may not execute any amendments to the Loan Documents, without the written consent of the Required Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 10.02). Each of the Revolving Lenders and each Issuing Bank hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Revolving Administrative Agent hereunder and under the other Loan Documents and, in each case, authorizes the Revolving Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Revolving Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, including executing the Loan Documents (other than this Agreement) on behalf of the Revolving Lenders and the Issuing Bank; provided, that, except as expressly set forth herein, the Revolving Administrative Agent may not execute any amendments to the Loan Documents, without the written consent of the Required Revolving Lenders (or such other number or percentage of Lenders as shall be necessary under the circumstances as provided in Section 10.02). The Agents agree, upon the written request of the Required Lenders (or, the Required Revolving Lenders, in the case of the Revolving Administrative Agent), to take any action of the type specified in this Agreement or any of the other Loan Documents as being within the Agents’ rights, duties, powers or discretion. Notwithstanding the foregoing, an Agent shall be fully justified in failing or refusing to take any action requested by the Lenders or the Issuing Bank hereunder, unless it shall first be indemnified to its satisfaction by the Lenders and the Issuing Bank pro rata against any and all liabilities, losses, costs and expenses (including attorneys’ fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Lenders (or, the Required Revolving Lenders, in the case of the Revolving Administrative Agent), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and the Issuing Bank. In the absence of a request by the Required Lenders (or, the Required Revolving Lenders, in the case of the Revolving Administrative Agent), each Agent shall have authority, in its reasonable discretion exercised in good faith, to take or not to take any action on behalf of the Lenders and the Issuing Bank, unless this Agreement or any of the other Loan Documents specifically requires the consent of the Required Lenders, Required Revolving Lenders or of all of the Lenders and/or the Issuing Bank. Each Lender and the Issuing Bank hereby releases the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent from any restrictions imposed by section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law, in each case, to the fullest extent legally possible to that Lender or the Issuing Bank so that the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent can make use of any authorization granted under this Agreement or any other Loan Document and perform its duties and obligations and exercise its rights granted thereunder. A Lender or Issuing Bank which is barred by its constitutional documents or by law from granting such release shall notify the Administrative Agent, the Revolving Administrative Agent and the Collateral Agent accordingly without undue delay and, upon reasonable request of the Collateral Agent, either act in accordance with the terms of the Loan Document as required pursuant to the Loan Documents or grant a special power of attorney to a party acting on its behalf, in a manner that is not prohibited pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law).

(b)
[Reserved].

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SECTION 9.02
Rights as a Lender or the Issuing Bank. If a Lender or an Issuing Bank is serving as an Agent hereunder, such Lender or the Issuing Bank shall have the same rights and powers in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not an Agent, and the term “Lender”, “Lenders”, “Issuing Bank” or “Issuing Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Lender or Issuing Bank serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings or any Subsidiary or other Affiliate thereof as if such person were not an Agent or the Issuing Bank hereunder and without any duty to account therefor to the Lenders.
SECTION 9.03
Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and Agents’ duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, no Agent:
(i)
shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)
shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders or the Issuing Bank as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action directed by the Lenders or the Issuing Bank that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
(iii)
shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and no Agent shall be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of their respective Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders or the Issuing Bank as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.02) or (y) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default unless and until written notice describing such Default is given to such Agent by the Borrower or a Lender in accordance with the provisions of this Agreement.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or

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other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.

Each party to this Agreement acknowledges and agrees that the Agents and the Required Lenders may use an outside service provider for the tracking of all UCC financing statements required to be filed pursuant to the Loan Documents and notification to the Agents or the Required Lenders, as the case may be, of, among other things, the upcoming lapse or expiration thereof.

SECTION 9.04
Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or issuance of any Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, any Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless such Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan or the Issuing Bank prior to the making of any Credit Extension with respect to any Letter of Credit. Each Agent may consult with legal counsel, independent accountants and other experts selected by it, and shall be entitled to rely upon the advice of any such counsel, accountants or experts and shall not be liable for any action taken or not taken by it in accordance with such advice.
SECTION 9.05
Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub‑agents appointed by such Agent. Each Agent and any such sub‑agent or designee may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent, designee and to the Related Parties of each Agent and any such sub‑agent and designee, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of such persons. No Agent shall incur any liability for any action or inaction taken by a sub-agent, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
SECTION 9.06
Replacement or Resignation of Agent.
(a)
Each Agent may at any time resign from its position as Agent hereunder by giving notice of its resignation to the Lenders and the Issuing Bank and the Borrower 30 days prior to such resignation, such resignation to become effective upon the appointment of a successor agent as set forth below prior to the effectiveness of such resignation. The Required Lenders shall have the right, at any time, to remove an Agent (other than the Revolving Administrative Agent). The Required Revolving Lenders shall have the right, at any time, to remove the Revolving Administrative Agent. The Required Lenders shall have the right, at any time, to appoint a successor Agent with the Borrower’s consent (which consent shall not be unreasonably withheld or delayed and which shall not be required if a Specified Event of Default has occurred and is continuing), and any such successor Agent shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States and shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. If, in the case of the resignation of an Agent, no such successor shall have been so appointed by the Required Lenders with the consent of the Borrower as provided above and shall have accepted such appointment within 30 days after

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the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Agent meeting the qualifications set forth above and subject to the Borrower’s consent set forth above. Upon appointment of a successor Agent and the effectiveness of the retiring Agent’s resignation, (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except in the case of the confidentiality obligations set forth in Section 10.12 hereof and that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall, at the expense of the Loan Parties, without representation, warranty or recourse, execute and deliver such documents, instruments and agreements as are reasonably necessary to effect any assignment of the rights and obligations of the retiring Collateral Agent to the successor Collateral Agent (and, if no successor Collateral Agent has been appointed, to the successor Administrative Agent, a Lender or an Issuing Bank appointed by the Required Lenders) and deliver all Collateral then in its possession to the successor Collateral Agent (or the successor Administrative Agent, Lender or Issuing Bank, as the case may be)) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.06.
(b)
Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired or replaced) Agent (other than any rights to indemnity payments owed to the retiring, retired or replaced Agent) and the retiring or replaced Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents; provided, that such retiring or replaced Agent shall not be discharged from its duties and obligations pursuant to Section 10.12. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation or replacement hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.03 shall continue in effect for the benefit of such retiring or replaced Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or replaced Agent was acting as Agent. For the avoidance of doubt, any successor agent appointed pursuant to this Section 9.06 shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1.
(c)
[Reserved].
SECTION 9.07
Non-Reliance on Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or Issuing Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Bank and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 9.08
No Reliance on Administrative Agent’s Customer Identification Program. Each Lender and Issuing Bank acknowledges and agrees that neither such Lender or Issuing Bank, nor any of their respective Affiliates, Participants or Eligible Assignees, may rely on the Administrative Agent to carry out such Lender’s or such Issuing Bank’s, Affiliate’s, Participant’s or Eligible Assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents, the Transactions or the other

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transactions hereunder or contemplated hereby: (a) identity verification procedures; (b) recordkeeping; (c) comparisons with government lists; (d) customer notices; or (e) other procedures required under the CIP Regulations or such other laws.
SECTION 9.09
Withholding Tax. To the extent required by any applicable law, the applicable Agent may withhold from any payment to any Lender or the Issuing Bank an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 2.14(a) or (c), each Lender and Issuing Bank shall, and does hereby, indemnify such Agent against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for such Agent) incurred by or asserted against such Agent by the Internal Revenue Service or any other Governmental Authority as a result of the failure of such Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank for any reason (including because the appropriate form was not delivered or not property executed, or because such Lender or Issuing Bank failed to notify such Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by such Agent shall be conclusive absent manifest error. Each Lender and the Issuing Bank hereby authorizes such Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Bank under this Agreement or any other Loan Document against any amount due such Agent under this Section 9.09. The agreements in this Section 9.09 shall survive the resignation and/or replacement of such Agent, any assignment of rights by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
SECTION 9.10
Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent, or as the Required Lenders may require or otherwise direct, for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) any Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as such Agent) hereunder and under the other Loan Documents, (b) any Lender or Issuing Bank from exercising setoff rights in accordance with, and subject to, the terms of this Agreement, (c) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy or insolvency law or (d) the Revolving Administrative Agent from enforcing rights and remedies hereunder and under the other Loan Documents that (x) are available to it or the Administrative Agent against the Loan Parties or any of them for the benefit of all the Lenders and the Issuing Bank after the passage of a period of at least 90 days after the date on which the Revolving Administrative Agent provided written notice to the Administrative Agent that an Event of Default under Section 8.01(a) or 8.01(b) with respect to the Revolving Facility has occurred and is continuing unless (i) such Event of Default is no longer continuing (it being understood and agreed that such Event of Default shall be deemed to be no longer continuing if the unpaid amounts giving rise to the occurrence of such Event of Default under Section 8.01(a) or 8.01(b) have subsequently been paid), (ii) the Administrative Agent is diligently pursuing the exercise of such rights and remedies or (iii) the Administrative Agent shall have been stayed by operation of law or court order from pursuing the exercise of such rights and remedies or (y) are available to it pursuant to the last sentence of Section 8.01.
SECTION 9.11
Collateral Matters.
(a)
Lenders and the Issuing Bank hereby irrevocably authorize the Collateral Agent to enter into any amendments pursuant to Section 10.02(c), as well as to release (i) any security interest in, mortgage or Lien upon, any of the Collateral (A) upon Payment in Full of the Obligations, (B) constituting property

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being sold or disposed of to a person that is not a Loan Party if, in the case of any non-ordinary course sale or disposition, any Loan Party certifies in an Officer’s Certificate to the Collateral Agent that the sale or disposition is made in compliance with Section 6.04 (and the Collateral Agent may rely conclusively on any such certificate, without further inquiry), (C) constituting property in which any Loan Party does not own an interest at the time the security interest, mortgage or Lien is to be released (other than as a result of a transaction not permitted by the Loan Documents), (D) if required or expressly permitted under the terms of any Loan Documents, including any intercreditor agreement entered into in accordance with the terms and conditions of this Agreement, (E) approved, authorized or ratified in writing by the Required Lenders or all Lenders and each Issuing Bank, as applicable, (F) constituting “Excluded Collateral”, or (G) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee (in accordance with Section 7.09); and (ii) any Guarantee as provided in Section 7.09. Except as provided above or in Section 7.09, and subject to Section 10.02(b)(vi), the Collateral Agent will not release any security interest in, mortgage or Lien upon, any of the Collateral without the prior written authorization of the Required Lenders. Upon request by the Collateral Agent at any time, Lenders and the Issuing Bank will promptly confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section.
(b)
Without in any manner limiting the Collateral Agent’s authority to act without any specific or further authorization or consent by the Required Lenders, each Lender and the Issuing Bank agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under this Section and to enter into any amendments pursuant to Section 10.02(c). The Collateral Agent shall (and is hereby irrevocably authorized by Lenders and the Issuing Bank to) execute such documents as may be necessary or appropriate to evidence the release of the security interest, mortgage or Liens granted to Collateral Agent upon any Collateral to the extent set forth above; provided, that (i) Collateral Agent shall not be required to execute any such document on terms which, in Collateral Agent’s opinion, would expose Collateral Agent to liability or create any obligations or entail any consequence other than the release of such security interest, mortgage or Liens without recourse or warranty, and (ii) other than in connection with the Payment in Full of all Obligations and termination of this Agreement, such release shall not in any manner discharge, affect or impair the Obligations or any security interest in, or mortgage or Lien upon (or obligations of any Loan Party in respect of) the Collateral retained by such Loan Party.
(c)
The Collateral Agent shall have no obligation whatsoever to any Lender or Issuing Bank to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans hereunder, or that the Liens and security interests granted to the Collateral Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, subject to the other terms and conditions contained herein, the Collateral Agent shall have no duty or liability whatsoever to any other Lender or Issuing Bank.
(d)
[Reserved].
(e)
Notwithstanding anything to the contrary, in relation to any German Security Document, the Collateral Agent shall:
(i)
hold, administer and, as the case may be, enforce or release, any security interest created or purported to be created under a German Security Document which is assigned or transferred to it

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(Sicherungsübereigung/-abtretung) or otherwise transferred to it under non-accessory security interest (nicht-akzessorische Sicherheit) to it as trustee (Treuhänder) in its own name and for the benefit of the Secured Parties and any proceeds thereof; and
(ii)
administer and, as the case may be, enforce or release, any security interest created or purported to be created under a German Security Document which is created by way of a pledge (Pfandrecht) or otherwise transferred to it under an accessory security interest (akzessorische Sicherheit) as agent and as a creditor in its own rights granted to it in accordance with the Parallel Debt or otherwise.
SECTION 9.12
Agency for Perfection. Each Lender and the Issuing Bank hereby appoints the Collateral Agent and each other Lender and the Issuing Bank as collateral agent and bailee for the purpose of perfecting the security interests in and Liens upon the Collateral of the Collateral Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and each of the Collateral Agent and each Lender and the Issuing Bank hereby acknowledges that it holds possession of any such Collateral for the benefit of the Collateral Agent as secured party. Should any Lender or Issuing Bank obtain possession of any such Collateral, such Lender or Issuing Bank shall notify the Collateral Agent thereof and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.
SECTION 9.13
[Reserved].
SECTION 9.14
Collateral Agent May File Proofs of Claim.
(a)
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(i)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders and the Issuing Bank and the Collateral Agent (including any claim for the reasonable expenses, disbursements and advances of Lenders and the Issuing Bank and the Collateral Agent and their respective agents and counsel and all other amounts due to Lenders, the Issuing Bank and the Collateral Agent) allowed in such judicial proceeding; and
(ii)
to collect and receive any monies or other property payable or deliverable on any such claims; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Collateral Agent and, in the event that the Collateral Agent shall consent to the making of such payments directly to Lenders and the Issuing Bank, to pay to the Collateral Agent any amount due for the reasonable expenses, disbursements and advances of the Collateral Agent and its agents and counsel, and any other amounts due the Collateral Agent.
(b)
Nothing contained herein shall be deemed to authorize the Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing

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Bank or to authorize the Collateral Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.
SECTION 9.15
Knowledge. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under the Loan Documents unless it has received notice of such Default or Event of Default from a Lender, Issuing Bank or Borrower referring to the Loan Documents describing such Default or Event of Default and stating that such notice is a “notice of default.”
SECTION 9.16
Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, independent accountants and other experts selected by such Agent.
SECTION 9.17
Parallel Debt.
(a)
Each Loan Party, by way of an independent payment obligation, hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the Lenders and the Issuing Bank, sums equal to and in the currency of each amount payable by such Loan Party to the Lenders and the Issuing Bank under the Obligations as and when that amount falls due for payment under the Obligations. The parties to this Agreement acknowledge and confirm that the parallel debt provisions contained herein shall not be interpreted so as to increase the maximum total amount of the obligations under the Obligations.
(b)
The obligations of each Loan Party under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of such Loan Party to the Lenders or the Issuing Bank under the Obligations (its “Corresponding Debt”) nor shall the amounts for which each Loan Party is liable under paragraph (a) above (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt, provided that (i) the Collateral Agent shall not demand payment with regard to the Parallel Debt of any Loan Party to the extent that such Loan Party's Corresponding Debt has been paid or (in the case of guarantee obligations) discharged, (ii) neither the Collateral Agent nor the Lenders nor Issuing Bank shall demand payment with regard to the Corresponding Debt of any Loan Party to the extent that such Loan Party's Parallel Debt has been paid or (in the case of guarantee obligations) discharged and (iii) the amount of the Parallel Debt of a Loan Party shall at all times be equal to the amount of its Corresponding Debt.
(c)
The Collateral Agent acts in its own name and not as trustee and it shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 9.17. Any security granted under the Security Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust. The Collateral Agent may not assign or transfer any claim arising from the Parallel Debt other than to any successor Collateral Agent.
(d)
Any amount due and payable by any Loan Party to the Collateral Agent in respect of a Parallel Debt under this Section 9.17 shall be decreased to the extent that such Loan Party has paid the corresponding amount under the Corresponding Debt and any amount due and payable by a Loan Party to the Lenders and the Issuing Bank under the Corresponding Debt shall be decreased to the extent that such Loan Party has paid the corresponding amount to the Collateral Agent under its Parallel Debt. Loan Parties shall have all objections and defenses against the Parallel Debt which they have against the Corresponding Debt.

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(e)
Without limiting or affecting the Collateral Agent’s rights against the Guarantors (whether under this Section 9.17 or under any other provision of the Loan Documents), each Loan Party acknowledges that (i) nothing in this Section 9.17 shall impose any obligation on the Collateral Agent to advance any sum to any Guarantor or otherwise under any Loan Document; and (ii) for the purpose of any vote taken under any Loan Document, the Collateral Agent shall not be regarded as having any participation or commitment.
(f)
The rights of the Lender and Issuing Bank to receive payment of amounts payable by each Loan Party under the Corresponding Debt are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under the Parallel Debt.
(g)
All monies received or recovered by the Collateral Agent pursuant to this Section 9.17, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any security interest securing the Parallel Debt, shall be applied in accordance with Section 8.03; provided that, for such purpose, the Parallel Debt of each Loan Party shall be deemed to be owing to the Administrative Agent, the Collateral Agent, each Hedge Bank in respect of Secured Hedging Agreements, each Cash Management Bank in respect of Secured Cash Management Agreements, the Lenders and Issuing Bank (as applicable).
SECTION 9.18
Intercreditor Agreements. The Collateral Agent is hereby authorized to enter into any Acceptable Intercreditor Agreement to the extent contemplated by the terms hereof, and the parties hereto acknowledge that such intercreditor agreement is binding upon them. Each Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of such Acceptable Intercreditor Agreements, (b) hereby authorizes and instructs the Collateral Agent to enter into the Acceptable Intercreditor Agreements and to subject the Liens on the Collateral securing the Obligations to the provisions thereof and (c) without any further consent of the Lenders, hereby authorizes and instructs the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties any intercreditor agreement or any amendment (or amendment and restatement) to the Security Documents or any Acceptable Intercreditor Agreement contemplated hereunder (including any such amendment (or amendment and restatement) of any intercreditor agreement to provide for the incurrence of any Indebtedness permitted hereunder that will be secured on a junior lien or pari passu basis (subject to the Revolver Payment Priority Principles) to the Obligations).

In addition, each Secured Party hereby authorizes and instructs Collateral Agent to enter into (a) any amendments to any Intercreditor Agreements, and (b) any other intercreditor arrangements, in the case of the clauses (a) and (b) above to the extent required to give effect to the establishment of intercreditor rights and privileges as contemplated and required or permitted by this Agreement (including any such amendment (or amendment and restatement) of any intercreditor agreement to provide for the incurrence of any Indebtedness permitted hereunder that will be secured on a junior lien or pari passu basis to the Obligations). Each Lender waives any conflict of interest, now contemplated or arising hereafter, in connection therewith and agrees not to assert against any Agent or any of its affiliates any claims, causes of action, damages or liabilities of whatever kind or nature relating thereto.

SECTION 9.19
Erroneous Payments.
(a)
If any Agent (x) notifies a Lender, Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient, a “Payment Recipient”) that such Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from such Agent) received by such Payment Recipient from such Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether

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transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of such Agent pending its return or repayment as contemplated below in this Section 9.19 and held in trust for the benefit of such Agent, and such Lender or Issuing Bank shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as such Agent may, in its sole discretion, specify in writing), return to such Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by such Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to such Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of any Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank, agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from any Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by any Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by any Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)
it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the applicable Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)
such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the applicable Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying such Agent pursuant to this Section 9.19(b).

For the avoidance of doubt, the failure to deliver a notice to any Agent pursuant to this Section 9.19(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.19(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender or Issuing Bank hereby authorizes each Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Loan Document, or otherwise payable or distributable by such Agent to such Lender or Issuing Bank under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that such Agent has demanded to be returned under immediately preceding clause (a).

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(d) The parties hereto agree that (x) irrespective of whether the applicable Agent, may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, such Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 9.19 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by any Agent, from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.

(e) To the extent permitted by Applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by any Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(f) This Section 9.19 shall not apply to the disbursement of any proceeds of a Loan to or at the express direction of the Borrower, unless otherwise expressly agreed in writing by the Borrower, and no Erroneous Payment shall constitute, create, increase or otherwise alter any Obligations of the Loan Parties under the Loan Documents or otherwise.

Each party’s obligations, agreements and waivers under this Section 9.19 shall survive the resignation or replacement of any Agent, the termination of the applicable Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

MISCELLANEOUS
SECTION 10.01
Notices.
(a)
Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
(i)
if to any Loan Party, to the Borrower at:

Loar Group Inc.
450 Lexington Avenue, 4th Floor
New York, NY 10017
Attention: Glenn D’Alessandro
Telephone: 516-375-7692
Email: gd@loargroup.com and ops@abramscapital.com

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with a copy to (which copy shall not constitute notice hereunder):

Abrams Capital Management L.P.
222 Berkeley Street, 21st Floor
Boston, MA 02116
Attention: Drew Pluhar and Alison Bomberg
Telephone: 617-646-6119
Email: dpluhar@abramscapital.com, abomberg@abramscapital.com and ops@abramscapital.com with a copy to (which copy shall not constitute notice hereunder):

Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA 02199-3600
Attention: Byung W. Choi, Esq.
Telephone: 617-951-7277
Telecopier No.: 617-951-7050
Email: byung.choi@ropesgray.com

(ii)
if to the Administrative Agent or the Collateral Agent, to it at:

First Eagle Alternative Credit, LLC
500 Boylston Street, Suite 1250
Boston, MA 02116
Attention: Agency Services – Brian Forde
Telephone No.: (617) 848-2532
Telecopier No.: (617) 848-4300
Email:

with a copy (which copy shall not constitute notice hereunder) to:

Paul Hastings LLP
515 South Flower Street, 25th Floor
Los Angeles, CA 90071
Attention: Jennifer B. Hildebrandt, Esq.
Telephone No.: (213) 683-6208
Telecopier No.: (213) 996-3208

(iii)
if to Blackstone

Blackstone / Blackstone Debt Funds Management LLC
345 Park Avenue, 31st Floor
New York, NY 10154
Attention: Bill Hobbs
Telephone: (212) 503-2125
Email: bill.hobbs@blackstone.com

with a copy to (which copy shall not constitute notice hereunder):

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Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Viktor Okasmaa, Esq.
Telephone: (212) 728-8270
Telecopier No.: (212) 728-9270
Email: vokasmaa@willkie.com

(iv)
if to the Revolving Administrative Agent, to it at:

Citibank, N.A.
One Penns Way

OPS II, Floor 2

New Castle, DE 19720
Attention: Lending Agency
Email: usagencyservicing@citi.com; brandon.argo@citi.com; mario.blanco@citi.com

(v)
if to any other Lender or the Issuing Bank, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b). Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the Borrower and the Agents.

(b)
Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may (subject to the provisions of this Section 10.01) be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Required Lenders; provided, that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the applicable Agent that it is incapable of receiving notices under such Article by electronic communication. Each of the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including pursuant to the provisions of this Section 10.01); provided, that approval of such procedures may be limited to particular notices or communications.

Each Loan Party hereby agrees that it will provide to each applicable Agent all information, documents and other materials that it is obligated to furnish to such Agent, the Issuing Bank or the Lenders pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (the “Communications”), by transmitting them in an electronic medium in a format reasonably acceptable to the Administrative Agent at agencyservices@feim.com, to the Revolving Administrative Agent at usagencyservicing@citi.com or at such other e-mail address(es) provided to the Borrower from time to time or in such other form as the applicable Agent shall require. In addition, each Loan Party agrees to continue to provide the Communications to the applicable Agent in the manner specified in this Agreement or any other Loan Document. Nothing in this Section 10.01 shall prejudice the right of the Agents, any Lender,

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any Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

Unless any applicable Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

To the extent consented to by the applicable Agent in writing from time to time, each Agent agrees that receipt of the Communications (other than any such Communication that (i) relates to a request for new, or a conversion of existing, Loans or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement) by such Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.

SECTION 10.02
Waivers; Amendment.
(a)
Generally. No failure or delay by any Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, the Issuing Bank or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances unless expressly required by this Agreement.
(b)
Required Consents. Subject to Section 10.02(c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Revolving Administrative Agent (if applicable), the Collateral Agent (in the case of any Security Document) and the Loan Party or Loan Parties that are party thereto, if any, in each case with the written consent of the Required Lenders (other than (x) with respect to any amendment or waiver contemplated in clauses (xi), (xv) and (xvii) below, which shall only require the consent of the Required Class Lenders under the applicable Class or Classes, as applicable, (and not the Required Lenders) and (y) with respect to any amendment or waiver contemplated in clauses (i), (ii), (viii), (ix), (x), (xiv) or (xvi), which shall only require the consent of the applicable Lenders or applicable Agents, in each case, expressly set forth therein and not the Required Lenders) (or by the Agents

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with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be; provided, that no such agreement shall be effective if the effect thereof would:
(i)
increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant, Default or Event of Default shall constitute an increase in the Commitment of any Lender);
(ii)
reduce the principal amount or extend the final scheduled date of maturity of any Loan or LC Disbursement or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(b)) or premium applicable thereto), reduce any fees, extend the timing of any payments or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby (it being understood that any amendment or modification to the financial definitions in this Agreement or the amendment, modification, termination, waiver or consent with respect to any Default, Event of Default or of any mandatory prepayment set forth in Section 2.09 (including the component definitions used with respect to any mandatory prepayment set forth in such Section, including the definitions of Asset Sales, Casualty Events, Debt Issuances, Net Cash Proceeds, Equity Cure Contribution and Excess Cash Flow) shall not constitute a reduction in the rate of interest, premium or fees or a reduction in the principal amount of any Loan, an extension of the timing of any payment or an extension of the final scheduled date of maturity of any Loan for purposes of this clause (ii));
(iii)
[reserved];
(iv)
permit the assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender;
(v)
release Guarantors comprising all or substantially all of the value of the Guarantee from their Guarantee (except as expressly provided in Article VII), or limit their liability in respect of such Guarantee, without the written consent of each Lender;
(vi)
release all or substantially all of the Collateral from the Liens of the Security Documents or alter the relative priorities of the Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender;
(vii)
change Section 2.13(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby, without the written consent of each Lender directly and adversely affected thereby;
(viii)
change (x) the definition of “Revolver Payment Priority Principles” or (y) any provision of Section 1.11, Section 8.03, this Section 10.02(b) or Section 10.02(c), in each case, without the written consent of each Lender directly and adversely affected thereby;
(ix)
change the percentage set forth in the definition of “Required Lenders”, “Required Revolving Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (in the case of the definition of “Required Lenders”) or each Revolving Lender (in the case of the definition of “Required Revolving Lenders”), as applicable, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;

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(x)
change or waive any provision of Article X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;
(xi)
this Agreement in a manner that adversely affects any particular Class as compared to all other Classes of Loans, without the consent of the Required Class Lenders of such adversely affected Class;
(xii)
change or waive any obligation of the Lenders relating to the issuance of or purchase of participations in Letters of Credit, without the written consent of the Revolving Administrative Agent and the Issuing Bank;
(xiii)
make any change or amendment which shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any document relating to any Letter of Credit issued or to be issued by it;
(xiv)
waive, amend or modify (i) any condition precedent set forth in Section 4.03 hereof as it pertains to any Revolving Credit Loan or (ii) the Springing Covenant or any definition related thereto (solely in respect of the use of such defined terms in the Springing Covenant) or waive any Default or Event of Default resulting from a failure to perform or observe the Springing Covenant, in each case, without the consent of the Required Revolving Lenders;
(xv)
waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to any Delayed Draw Term Loan without the consent of the Required Class Lenders with respect to the Delayed Draw Term Loan Commitments;
(xvi)
other than, subject to Section 1.11(e), in connection with any “debtor in possession” financing, subordinate (x) the Obligations in right of payment to any other Indebtedness of any Loan Party or (y) the liens securing the Obligations on any Collateral to liens on such Collateral securing other Indebtedness of any Loan Party, in each case, without the consent of each Lender directly and adversely affected thereby, unless, solely in the case of any subordination with respect to any Term Loan, the applicable Term Lender is offered a bona fide opportunity to participate on a ratable basis in such transaction on the same terms (other than with respect to any backstop fees, arrangement fees and reimbursement of counsel fees and other expenses) and conditions as the other lenders in such transaction; or
(xvii)
amend, waive or otherwise modify any term or provision which directly affects Lenders under one or more Class of Loans or Commitments and does not directly affect Lenders under any other Class without the consent of the Required Class Lenders; provided that to the extent any such amendment, waiver or modification solely with respect to such Class of Loans or Commitments is of the type that would require the consent of each directly and adversely affected lender pursuant to clauses (i) through (ix) above, then no such amendment, waiver or modification shall be effective without the consent of each directly and adversely affected lender in such Class.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except to the extent the consent of such Lender would be required under clause (i) or (ii) in the proviso to the first sentence of this Section 10.02(b) and, solely to the extent that any such matter disproportionately affects such Defaulting Lender, clause (vii) of such proviso.

(c)
Collateral. Without the consent of any other person, the applicable Loan Party or Loan Parties and Collateral Agent may (in its sole discretion, or shall, to the extent required by any Loan

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Document) enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral (including amendments to the German Security Documents to include any increase in the Obligations in the definition of “Secured Claims” contained therein) or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law in the United States to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law.
SECTION 10.03
Expenses; Indemnity; Damage Waiver.
(a)
Costs and Expenses. The Borrower shall pay on the Closing Date and, thereafter, within 30 days after written demand therefor, (i) all reasonable documented out‑of‑pocket costs and expenses incurred by the Agents, the Lenders (including the reasonable and documented fees, costs and expenses of (A) one counsel for the Administrative Agent and Collateral Agent, (B) one counsel for the Revolving Administrative Agent, (C) one local counsel of the Agents and Blackstone in each applicable jurisdiction and, if reasonably necessary any special or regulatory counsel of the Agents and Blackstone, and (D) examiners, appraisers and third party consultants hired by any such party with the prior written consent of the Borrower (such consent not to be unreasonably withheld or delayed)) in connection with the preparation, due diligence, negotiation, execution, delivery, closing, and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, and (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) [reserved], (iv) all reasonable and documented out‑of‑pocket expenses incurred by the Agents, Blackstone, Issuing Bank or any Lender (including the reasonable and documented fees, costs or expenses of (A) one counsel for the Agents, (B) one counsel for the Required Lenders, (C) one local counsel of the Agents in each applicable jurisdiction and, if reasonably necessary any special or regulatory counsel of the Agents and the Required Lenders and (D) in the case of an actual conflict of interest among the Agents and the Lenders, one additional counsel for the affected Persons as a whole) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.03, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out‑of‑pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans or Letters of Credit; provided that, for the avoidance of doubt, expenses subject to indemnification or reimbursement under this Section 10.03(a) shall not include Taxes, other than Taxes that represent expenses arising from any non-Tax claim.
(b)
Indemnification by Borrower. The Borrower shall indemnify and hold harmless the Agents (and any sub-agent thereof), each Lender, each Issuing Bank, each of their respective successors and permitted assigns and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel to the Indemnitees (excluding allocated costs of internal counsel) (limited to one primary outside counsel for all Indemnitees and one special or local counsel in each relevant jurisdiction and, in the case of an actual conflict of interest of another firm of counsel for all such affected Indemnitees)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the

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use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release or threatened Release or disposal of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or the violation of any applicable Environmental Law, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith, fraud, or willful misconduct of such Indemnitee (or such Indemnitees’ Related Parties), (y) are attributable to a material breach of such Indemnitee (or such Indemnitee’s Related Parties) of its obligations under the Loan Documents or (z) relate to disputes solely among or between Lenders and/or Agents (other than any claims against any Agent in such capacity or in fulfilling its role as an Agent to the extent such disputes do not arise from any act or omission of the Borrower); provided, further, that, for the avoidance of doubt, losses, claims, damages, liabilities or related expenses subject to indemnification or reimbursement under this Section 10.03(b) shall not include Taxes, other than Taxes that represent losses, claims, damages, liabilities or related expenses arising from any non-Tax claim; provided, further, that, such indemnity for any Issuing Bank shall not include losses incurred by the Issuing Bank due to one or more Lenders defaulting in their obligations to purchase participations of LC Exposure under Section 2.02(d) or to make Revolving Credit Loans under Section 2.02(e) (it being understood that this proviso shall not affect such Issuing Bank’s rights against any Defaulting Lender).
(c)
Reimbursement by Lenders. To the extent that the Borrower for any reason fails to pay any amount required under paragraph (a) or (b) of this Section 10.03 to be paid by it to the Agents (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender and Issuing Bank severally agrees to pay to such Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that (i) the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent), or against any Related Party of any of the foregoing acting for such Administrative (or any such sub-agent). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total LC Exposure, outstanding Loans and unused Commitments at the time.
(d)
Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, (i) no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, and (ii) no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against any Loan Party or any Related Party of any Loan Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Except to the extent arising from an Indemnitee’s gross negligence or willful misconduct, no Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)
Payments. All amounts due under this Section shall be payable not later than 10 Business Days after demand therefor.

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(f)
No Personal Liability for Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, member, manager, partner or stockholder or other Related Party of any Loan Party, in each case, that is not a Loan Party, shall have any liability for any obligations of any Loan Party under the Loan Documents or for any claim based on, in respect of, or by reason of such obligations or their creation to the extent permitted by applicable law.
SECTION 10.04
Successors and Assigns.
(a)
Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender. Assignments by the Borrower or other transfers by the Borrower of any rights or obligations hereunder made in contravention with this Section 10.04(a) shall be null and void. Subject to the restrictions and limitations set forth in this Section 10.04, each Lender may assign (pursuant to an Assignment and Assumption and in minimum amounts of at least (x) in the case of any Term Loans and Term Loan Commitments, $1,000,000 and (y) in the case of any Revolving Credit Loans and Revolving Credit Commitments, $5,000,000 or, in each case, such Lender’s remaining Loans or Commitments (provided, that this minimum amount shall not apply to assignments between Lenders and their Affiliates and Approved Funds)) or otherwise transfer any of its rights or obligations hereunder to one or more Eligible Assignees; provided that, except in the case of any assignment pursuant to Section 10.04(g) below, (1) any assignment of Term Loans and Term Loan Commitments, to an Eligible Assignee that is not a Lender, an Affiliated Lender or an Approved Fund of a Lender shall require the consent of (x) the Administrative Agent (not to be unreasonably withheld, conditioned and delayed) and (y) so long as no Event of Default pursuant to Section 8.01(a), (b), (g) or (h) has occurred and is continuing, the Borrower (not to be unreasonably withheld, conditioned and delayed; it being agreed that (1) the investment objective or history of any prospective assignee or its Affiliates shall be a reasonable basis for the Borrower to withhold consent and (2) the Borrower may withhold its consent, in its sole discretion, to any assignment to any person that is not a Disqualified Lender but is known by the Borrower to be an Affiliate of a Disqualified Lender regardless of whether such person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name or otherwise), which consent of the Borrower, in connection with any assignment of Term Loans or Term Loan Commitments, shall be deemed given if the Borrower does not object in writing to the Administrative Agent to a request for consent within ten (10) Business Days after receipt of such consent request) and (2) any assignment of Revolving Credit Loans and Revolving Credit Commitments, to an Eligible Assignee that is not a Revolving Lender or an Affiliate of a Revolving Lender shall require the consent of (x) the Revolving Administrative Agent (not to be unreasonably withheld, conditioned and delayed) and (y) so long as no Event of Default pursuant to Section 8.01(a), (b), (g) or (h) has occurred and is continuing, the Borrower (not to be unreasonably withheld, conditioned and delayed; it being agreed that (1) the investment objective or history of any prospective assignee or its Affiliates shall be a reasonable basis for the Borrower to withhold consent and (2) the Borrower may withhold its consent, in its sole discretion, to any assignment to any person that is not a Disqualified Lender but is known by the Borrower to be an Affiliate of a Disqualified Lender regardless of whether such person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name or otherwise). Other than in the case of assignment pursuant to Section 10.04(g) below, each Eligible Assignee, if it shall not be a Lender, shall deliver to the applicable Agent an Administrative Questionnaire and, unless waived by such Agent in its sole discretion, a processing and recordation fee of $3,500; provided, however, that such processing and recordation fee shall not be payable in connection with any assignment among Blackstone and the Blackstone Designees. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 10.04 and, to the extent expressly

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contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation in book entry form of the names and addresses of the Term Lenders, and the Term Commitments of, and principal amounts (and interest amounts) of the Term Loans owing to, each Term Lender pursuant to the terms hereof from time to time (the “Term Loan Register”). The Revolving Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation in book entry form of the names and addresses of the Revolving Lenders, and the Revolving Credit Commitments of, and principal amounts (and interest amounts) of the Revolving Credit Loans owing to, each Revolving Lender pursuant to the terms hereof from time to time (the “Revolving Credit Register” and, together with the Term Loan Register, each a “Register”).The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, the Issuing Bank and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice. Notwithstanding anything to the contrary contained in this the Loan Documents, the Loans are intended to be treated as registered obligations for tax purposes and the right, title and interest of the Lenders in and to such Loans shall be transferable only in accordance with the terms hereof. This Section 10.04(b) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the Treasury Regulations.
(c)
Participations. Any Lender or the Issuing Bank may at any time, without the consent of, or notice to, the Borrower or the Agents sell participations to any Eligible Assignee (each, a “Participant”) in all or a portion of such Lender’s or the Issuing Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans or Letters of Credit owing to it); provided, that (i) such Lender’s or Issuing Bank’s obligations under this Agreement shall remain unchanged, (ii) such Lender or Issuing Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent or Revolving Administrative Agent, as applicable, the Collateral Agent and the Lenders and Issuing Banks, as applicable, shall continue to deal solely and directly with such Lender or Issuing Bank in connection with such Lender’s or Issuing Bank’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender or Issuing Bank sells such a participation shall provide that such Lender or Issuing Bank shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided, that such agreement or instrument may provide that such Lender or Issuing Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the first proviso of Section 10.02(b) that affects such Participant. Subject to clause (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.14 and 2.15 (subject to the requirements and limitations of such Sections) to the same extent as if it were a Lender or Issuing Bank and had acquired its interest by assignment pursuant to clause (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender or Issuing Bank; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender or Issuing Bank. Each Lender or Issuing Bank that sells a participation to a Participant pursuant to this Section 10.04(c) shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s

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interest in the Loans, Letters of Credit or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive and such Lender or Issuing Bank shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of the Loan Documents, notwithstanding any notice to the contrary. This Section 10.04(c) shall be construed so that the participations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and Section 5f.103-1(c) of the Treasury Regulations.

(d)
Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.14 and 2.15 than the applicable Lender or Issuing Bank would have been entitled to receive with respect to the participation sold to such Participant.
(e)
Certain Pledges. Any Lender or Issuing Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender or Issuing Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that no such pledge or assignment shall release such Lender or Issuing Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender or Issuing Bank as a party hereto. In the case of any Lender or Issuing Bank that is a fund that invests in bank loans, such Lender or Issuing Bank may, without the consent of the Borrower or any Agent, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans, Letters of Credit and Notes or any other instrument evidencing its rights as a Lender or Issuing Bank under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities.
(f)
Assignments to Affiliated Lenders. Notwithstanding anything to the contrary contained herein, any Affiliated Lender may purchase Term Loans hereunder from any Lender pursuant to an Auction or on a non-pro rata basis pursuant to open market or other purchases; provided that:
(i)
no Default or Event of Default has occurred or is continuing or would result therefrom;
(ii)
if such sale, assignment or transfer is pursuant to one or more Dutch auctions (each, an “Auction”), then (A) such Affiliated Lender must provide notice of, and the option to participate in, the Auction to all Lenders and (B) the Auction shall be conducted pursuant to such procedures as the Auction Manager may establish, consistent with this Section 10.04(f) and otherwise reasonably acceptable to such Affiliated Lender, the Auction Manager and the Administrative Agent;
(iii)
with respect to all assignments to an Affiliated Lender pursuant to this Section 10.04(f), the assigning Lender and the Affiliated Lender shall execute and deliver to the Administrative Agent and, in the case of an Auction, the Auction Manager, an Assignment and Assumption with respect to such assignment;
(iv)
no Term Loan may be assigned to an Affiliated Lender pursuant to this Section 10.04(f), if, at the time of such assignment, after giving effect to such assignment, Affiliated Lenders in the aggregate would own Term Loans with a principal amount in excess of 25% of the principal amount of all Term Loans then outstanding;
(v)
such Affiliated Lender, if it shall be a Lender, shall deliver to the Administrative Agent any tax forms required to be delivered pursuant to this Agreement; and

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(vi)
Affiliated Lenders and assignments to Affiliated Lenders will be subject to, and further governed by, the following provisions:
(A)
Subject to clause (B) below, each Affiliated Lender, in connection with any (1) consent (or decision not to consent) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document, (2) other action on any matter related to any Loan Document or (3) direction to the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, agrees that, except with respect to any amendment, modification, waiver, consent or other action described in clause (i) or (ii) or (vii) of the first proviso of Section 10.02(b) or that adversely affects such Affiliated Lender in any material respect as compared to other Lenders of the same Class of Loans, shall be deemed to have voted its interest as a Lender without discretion in such proportion as the allocation of voting with respect to such matter by Lenders of the same Class of Loans who are not Affiliated Lenders. Subject to clause (B) below, the Borrower and each Affiliated Lender hereby agrees that if a case under Title 11 of the United States Code is commenced against the Borrower, the Borrower, with respect to any plan of reorganization that does not adversely affect any Affiliated Lender in any material respect as compared to other Lenders of the same Class of Loans, shall seek (and each Affiliated Lender shall consent) to designate the vote of any Affiliated Lender, and the vote of any Affiliated Lender with respect to any such plan of reorganization of the Borrower or any Affiliate of the Borrower shall not be counted. Subject to clause (B) below, each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (A).
(B)
Notwithstanding anything to the contrary in this Agreement, no Affiliated Lender shall have any right to (1) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Borrower are not then present, (2) receive any information or material prepared by Administrative Agent, the Collateral Agent or any Lender or any communication by or among Administrative Agent, the Collateral Agent and/or one or more Lenders, except to the extent such information or materials have been made available to the Borrower or its representatives, or (3) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.
(C)
An Affiliated Lender may contribute the Loans purchased pursuant to this Section 10.04(f) to Holdings or any direct or indirect parent thereof as a contribution to the equity of Holdings or such parent in return for additional Equity Interests (other than Disqualified Capital Stock) in Holdings or such parent. Any Loans contributed to Holdings pursuant to the foregoing sentence shall immediately be deemed canceled and no longer outstanding (and may not be resold by such Affiliated Lender, by Holdings, such parent, the Borrower or any of its Subsidiaries) for all purposes of this Agreement and all other Loan Documents.
(g)
Assignments to Holdings and the Borrower. Notwithstanding Section 2.13 or any other provision herein to the contrary, Holdings and the Borrower may purchase Term Loans hereunder from any Lender pursuant to an Auction or on a non-pro rata basis pursuant to open market or other purchases (which purchases may be (x) documented in such written agreement or other document as such parties may agree and (y) conditioned upon such conditions as set forth in such written agreement or other document between such parties); provided that (i) no proceeds of any Revolving Credit Loans shall be used to acquire such Term Loans, (ii) the principal amount of

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the Term Loans so purchased by Holdings (it being understood and agreed that if Holdings has purchased such Term Loans, upon such purchase, Holdings, shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Borrower) and the Borrower shall immediately be deemed cancelled and no longer outstanding on the effective date of such purchase (and for the avoidance of doubt, may not be resold by Holdings, any direct or indirect parent thereof, the Borrower or any of its Subsidiaries) for all purposes of this Agreement and all other Loan Documents and (iii) the Borrower shall promptly provide notice to the Administrative Agent of such purchase of Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

The aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by, or contributed to (in each case, and subsequently cancelled hereunder), Holdings or the Borrower pursuant to this Section 10.04(g) and each principal repayment installment with respect to the Term Loans of such Class pursuant to Section 2.08(a), (b) and/or (d), as applicable, shall be reduced pro rata by the par value of the aggregate principal amount of Term Loans so purchased or contributed (and subsequently cancelled).

SECTION 10.05
Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Section 2.12, 2.14 and Article X (other than Section 10.12 which shall survive for a period of two years following the repayment of the Loans and the termination of this Agreement) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the payment of the Reimbursement Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06
Counterparts; Integration; Effectiveness; Electronic Execution.
(a)
Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, Revolving Administrative Agent, Issuing Bank or the Lenders from time to time party hereto, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or in an electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

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(b)
Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirement of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.07
Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08
Right of Setoff. If an Event of Default shall have occurred and be continuing and all Obligations hereunder have been accelerated as set forth in Section 8.02 hereof, each Lender, the Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other Obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank , irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement or any other Loan Document, to the extent then due and payable. The rights of each Lender and the Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or Issuing Bank may have. Each Lender and Issuing Bank agrees to notify the Borrower, the Revolving Administrative Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 10.09
Governing Law; Jurisdiction; Consent to Service of Process.
(a)
Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)
Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)
Waiver of Venue. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties

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hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)
Service of Process. Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.
SECTION 10.10
Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.
SECTION 10.11
Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12
Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Revolving Administrative Agent, the Collateral Agent, and the Lenders and Issuing Bank agrees to maintain the confidentiality of the Information (as defined below) and to use the Information solely for the purpose of providing the services which are the subject of this Agreement, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees, agents, advisors, sub-advisors, current and prospective funding sources and other representatives (collectively, “Representatives”), and existing and prospective investors in any Approved Fund (it being understood that the person to whom such disclosure is being made will be informed of the confidential nature of the Information and instructed to keep such information confidential) (provided that no such disclosure shall be made by Blackstone, any Blackstone Designee or any of its or their respective Representatives to any Affiliates that are engaged as principals primarily in private equity or venture capital (other than a limited number of employees who are required, in accordance with industry regulations or Blackstone’s or such Blackstone Designee’s internal policies and procedures to act in a supervisory capacity and the internal legal, compliance, risk management, credit or investment committee members of Blackstone or any Blackstone Designee); (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Requirements of Law or by any subpoena or similar legal process (in which case such Agent, Issuing Bank or Lender agrees to inform you promptly thereof so long as lawfully permitted to do so and except in connection with any order or request as part of a regulatory examination or audit); (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in (other than any Disqualified Lenders), any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors)

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to any swap or derivative transaction relating to the Borrower and its Obligations, (iii) any actual or prospective successor Agent (or its advisors) or (iv) any rating agency for the purpose of obtaining a credit rating applicable to any Lender or Issuing Bank; (f) with the consent of the Borrower or (g) to the extent such Information (x) is or becomes publicly available other than by reason of disclosure by such Agent, Issuing Bank or Lender in violation of this Section 10.12, (y) is received by such Agent, Issuing Bank or Lender from a third party that is not to such Agent’s, Issuing Bank’s or Lender’s knowledge subject to confidentiality obligations to Parent, Holdings, the Borrower or the Sponsor or (z) is independently developed by such Agent, Issuing Bank or Lender, in each case, so long as not based on Information obtained in a manner that would otherwise violate this Section 10.12. In addition, the Administrative Agent, the Collateral Agent, Issuing Bank and the Lenders may disclose the existence of this Agreement and customary information about this Agreement to loan syndication market data collectors and similar service providers to the lending industry and service providers to the Agents, Issuing Bank and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Loans. For purposes of this Section, “Information” means all information received from or on behalf of Sponsor, Holdings or any of its Subsidiaries relating to Holdings or any of its Subsidiaries or any of their respective businesses, finances, operations, personnel and affairs, other than any such information that is available to any Agent, Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or any of its Subsidiaries. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information. For purposes of this Section 10.12, Affiliates of Blackstone shall be deemed to mean Blackstone Holdings Finance Co. L.L.C. and any funds managed, advised or sub-advised by Blackstone or its affiliates.
SECTION 10.13
USA PATRIOT Act Notice and Customer Verification. Each Lender or Issuing Bank that is subject to the USA PATRIOT Act and each Agent (for itself and not on behalf of any Lender or Issuing Bank) hereby notify the Loan Parties that pursuant to the “know your customer” regulations and the requirements of the USA PATRIOT Act, they are required to obtain, verify and record information that identifies each Loan Party, which information includes the name, address and tax identification number (and other identifying information in the event this information is insufficient to complete verification) that will allow such Lender, Issuing Bank or such Agent, as applicable, to verify the identity of each Loan Party. This notice is effective to verifications to be made following the Closing Date.
SECTION 10.14
Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or Issuing Bank in respect of Letters of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender or Issuing Bank.
SECTION 10.15
Requirement for Further Actions. Notwithstanding anything to the contrary herein, for the period commencing after the Closing Date, the Required Lenders, in any of its capacities hereunder, shall not be required to take any actions in relation to any transaction contemplated

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or proposed to be effected herein if such transaction would result in a breach by the Required Lenders of applicable laws and regulations including applicable securities laws and regulations.
SECTION 10.16
Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
SECTION 10.17
Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, of Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing,

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it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 10.18, the following terms shall have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Intentionally Omitted]

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